UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATAMARAN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 8, 2015

Dear Fellow Shareholder:

A special meeting of shareholders of Catamaran Corporation, a corporation existing under the laws of Yukon, Canada (which we refer to as “Catamaran”), will be held on July 14, 2015, at 9:00 a.m. (Chicago, Illinois, USA time) at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603. You are cordially invited to attend. The purpose of the special meeting is to consider and vote on proposals relating to the proposed acquisition of Catamaran by UnitedHealth Group Incorporated, a corporation incorporated under the laws of the State of Minnesota, USA (which we refer to as “UnitedHealth Group”). Regardless of whether you plan to attend the special meeting in person, we encourage you to vote your shares by mail, by telephone or through the Internet per the procedures outlined below.

On March 29, 2015, Catamaran entered into an arrangement agreement (which we refer to as the “arrangement agreement”) with UnitedHealth Group and 1031387 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada and a wholly owned subsidiary of UnitedHealth Group (which we refer to as “Purchaser”), providing for, subject to the satisfaction or waiver of specified conditions, a statutory “arrangement” under Section 195 of the Business Corporations Act (Yukon), that would result in Catamaran becoming a wholly owned subsidiary of UnitedHealth Group (which we refer to as the “arrangement”). The arrangement will be effected by way of a plan of arrangement (which we refer to as the “plan of arrangement”). At the special meeting, Catamaran will ask you to approve a special resolution (which we refer to as the “arrangement resolution”) approving the arrangement agreement and the plan of arrangement.

If the arrangement is completed, each holder of common shares of Catamaran (we refer to such shares as “common shares” and to each such holder as a “common shareholder”) will have the right to receive in respect of each common share that is owned immediately prior to the effective time of the arrangement (other than any common shares in respect of which dissent rights are validly exercised) an amount in cash equal to US$61.50 per share, without interest and less applicable withholding taxes (which we refer to as the “arrangement consideration”).

The board of directors of Catamaran (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the arrangement agreement, the plan of arrangement, the arrangement, the arrangement resolution and the other transactions contemplated by the arrangement agreement. The Board also considered a number of factors in evaluating the arrangement and consulted with its outside legal and financial advisors. By a unanimous vote, the Board (i) approved the arrangement, (ii) determined that the arrangement consideration to be received by common shareholders is fair, from a financial point of view, to such holders, (iii) determined that the arrangement is in the best interests of Catamaran and (iv) directed that a proposal to approve the arrangement resolution set forth in the proxy circular and proxy statement be submitted to a vote at a meeting of common shareholders. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the arrangement resolution.

The obligations of Catamaran, UnitedHealth Group and Purchaser to complete the arrangement are subject to the satisfaction or waiver of certain conditions. The proxy circular and proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the arrangement agreement, the plan of arrangement, the arrangement, the arrangement resolution and the other transactions contemplated by the arrangement agreement and the plan of arrangement. We encourage you to carefully read the accompanying proxy circular and proxy statement, including any information incorporated by reference, and the copies of the arrangement agreement and plan of arrangement attached as Annexes A and B, respectively, to the proxy circular and proxy statement.

Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposals included in the accompanying proxy circular and proxy statement is important, and we encourage you to vote promptly. The arrangement cannot be completed unless the arrangement resolution is approved by at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting.

After reading the accompanying proxy circular and proxy statement, including any information incorporated by reference, please make sure to vote your shares promptly by properly completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card regardless of whether you plan to attend the special meeting in person. Instructions regarding voting by mail, by telephone or through the Internet are provided on the proxy card. If you hold common shares through an account with an intermediary (a bank, broker, trust or other nominee), please follow the instructions you receive from such intermediary to vote your shares. If you attend the special meeting in person, your vote by ballot will revoke any proxy previously submitted.

Thank you in advance for your continued support and your consideration of this matter.

Mark A. Thierer
Chairman and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency or securities regulatory authority in Canada has approved or disapproved the arrangement, passed upon the merits or fairness of the arrangement or passed upon the adequacy or accuracy of the disclosure in the proxy circular and proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy circular and proxy statement is dated June 8, 2015 and, together with the enclosed form of proxy, is first being mailed to common shareholders on or about June 11, 2015.

CATAMARAN CORPORATION

1600 McConnor Parkway

Schaumburg, Illinois 60173

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held On July 14, 2015

To the Shareholders of Catamaran Corporation:

A special meeting of shareholders of Catamaran Corporation (which we refer to as “Catamaran”) will be held on July 14, 2015, at 9:00 a.m. (Chicago, Illinois, USA time), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603, for the following purposes:

1.	To consider and vote upon a proposal to approve the special resolution set forth in the proxy circular and proxy statement (which we refer to as the “arrangement resolution”) approving an arrangement under Section 195 of the Business Corporations Act (Yukon) (which we refer to as the “arrangement”), contemplated by the arrangement agreement, dated as of March 29, 2015, by and among Catamaran, UnitedHealth Group Incorporated, a corporation incorporated under the laws of the State of Minnesota, USA (which we refer to as “UnitedHealth Group”), and 1031387 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada and a wholly owned subsidiary of UnitedHealth Group (which we refer to as “Purchaser”), as it may be amended or otherwise modified from time to time in accordance with its terms (which we refer to as the “arrangement agreement”) and the related plan of arrangement, as it may be amended or otherwise modified from time to time in accordance with its terms and the terms of the arrangement agreement (which we refer to as the “plan of arrangement”);

2.	To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement; and

3.	To consider and vote on a proposal to adjourn the special meeting to another place, date or time if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement agreement.

Only shareholders of Catamaran of record at the close of business on June 4, 2015 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

For more information concerning the special meeting, the arrangement agreement, the plan of arrangement, the arrangement, the arrangement resolution and the other transactions contemplated by the arrangement agreement, please review the accompanying proxy circular and proxy statement, including any information incorporated by reference, of which this notice forms a part, and the copy of the arrangement agreement and plan of arrangement attached as Annexes A and B, respectively, to the accompanying proxy circular and proxy statement.

The board of directors of Catamaran (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the arrangement agreement, the plan of arrangement, the arrangement, the arrangement resolution and the other transactions contemplated by the arrangement agreement and the plan of arrangement. The Board also considered a number of factors in evaluating the arrangement and consulted with its outside legal and financial advisors. By a unanimous vote, the Board (i) approved the arrangement, (ii) determined that the arrangement consideration to be received by common shareholders of Catamaran is fair, from a financial point of view, to such holders, (iii) determined that the arrangement is in the best interests of Catamaran and (iv) directed that a proposal to approve the arrangement resolution set forth in the proxy circular and proxy statement be submitted to a vote at a meeting of common shareholders of Catamaran.

The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to approve the arrangement resolution, “FOR” the approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies.

To ensure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please vote your shares promptly by properly completing, signing and dating the enclosed proxy card and mailing it in the enclosed prepaid envelope as soon as possible. Alternatively, you may vote by telephone or through the Internet. Instructions regarding voting by mail, by telephone or through the Internet are provided on the enclosed proxy card. To be effective, the proxies must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement thereof. If you are voting by telephone or through the Internet, then your voting instructions must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015. Your proxy is being solicited by or on behalf of the Board. Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy circular and proxy statement.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting and your vote by ballot will revoke any proxy previously submitted. If you hold your shares through an intermediary (your bank, broker or other nominee), you are a beneficial shareholder of Catamaran and should have received a voting instruction form from your intermediary. You will need to deliver your voting instructions to your intermediary and allow sufficient time for your intermediary to receive them and submit them to Catamaran’s transfer agent. Each intermediary has its own deadline. Accordingly, you will need to follow the instructions on the voting instruction form.

Pursuant to the Interim Order of the Supreme Court of Yukon, a copy of which is enclosed, shareholders of Catamaran have the right to dissent in respect of the arrangement resolution. The dissent rights are described in the accompanying proxy circular and proxy statement. Only registered shareholders of Catamaran are entitled to dissent. Failure to strictly comply with the requirements regarding the right to dissent may result in the loss or unavailability of any right of dissent.

If you have any questions about the arrangement or how to submit your proxy, or if you need additional copies of this proxy circular and proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (for shareholders) or (212) 750-5833 (for banks and brokers).

By Order of the Board

Clifford Berman, Senior Vice President,
General Counsel and Corporate Secretary

Schaumburg, Illinois

June 8, 2015

Please Vote—Your Vote Is Important

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ii

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SUMMARY TERM SHEET

This summary highlights certain information in this proxy circular and proxy statement, but may not contain all of the information that may be important to you with respect to the matters being considered at the special meeting. You should carefully read the entire proxy circular and proxy statement and the attached Annexes and the other documents to which this proxy circular and proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy circular and proxy statement incorporates by reference important business and financial information about Catamaran Corporation. You may obtain the information incorporated by reference in this proxy circular and proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to Catamaran Corporation as “Catamaran,” the “Company,” “we,” “us” or “our.”

The Parties (see page 24)

Catamaran, headquartered in Schaumburg, Illinois, is a corporation existing under the laws of Yukon, Canada. Catamaran’s principal executive offices are located at 1600 McConnor Parkway, Schaumburg, Illinois 60173, and our telephone number is (800) 282-3232.

UnitedHealth Group Incorporated (which we refer to as “UnitedHealth Group”) is a corporation incorporated under the laws of the State of Minnesota, USA. UnitedHealth Group is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. UnitedHealth Group’s principal executive offices are located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, and its telephone number is (952) 936-1300.

1031387 B.C. Unlimited Liability Company (which we refer to as “Purchaser”) is an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada that was formed solely for the purpose of engaging in the transactions contemplated by the arrangement agreement with Catamaran, and is a wholly owned subsidiary of UnitedHealth Group. The mailing address of Purchaser is UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, and its telephone number is (952) 936-1300.

The Arrangement (see page 34)

On March 29, 2015, Catamaran, UnitedHealth Group and Purchaser entered into the arrangement agreement (which we refer to as the “arrangement agreement”) providing for, subject to the satisfaction or waiver of specified conditions, a statutory “arrangement” under Section 195 of the Business Corporations Act (Yukon) (which we refer to as the “YBCA”), that will result in Catamaran becoming a wholly owned subsidiary of UnitedHealth Group (which we refer to as the “arrangement”). The arrangement will be effected by way of a plan of arrangement (which we refer to as the “plan of arrangement”). Under the terms of the arrangement agreement and the related plan of arrangement, subject to the satisfaction or waiver of specified conditions, Purchaser will acquire all of the outstanding shares of Catamaran. The board of directors of Catamaran (which we refer to as the “Board”) has approved the arrangement agreement and the plan of arrangement and unanimously recommends that each holder of common shares of Catamaran (we refer to such shares as “common shares” and to each such holder as a “common shareholder”) vote for the proposal to approve the arrangement resolution set forth on Annex C (which we refer to as the “arrangement resolution”).

If the arrangement is completed, pursuant to the arrangement agreement and the plan of arrangement, each common shareholder will have the right to receive in respect of each common share that is owned immediately prior to the effective time of the arrangement (other than any common shares in respect of which dissent rights are validly exercised) an amount in cash equal to $61.50 per share, without interest and less applicable withholding taxes (which we refer to as the “arrangement consideration”). Except as otherwise indicated, all references in this proxy circular and proxy statement to “$” or “dollars” refer to United States dollars.

The Special Meeting (see page 25)

The special meeting will be held on July 14, 2015, at 9:00 a.m. (Chicago, Illinois, USA time), at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603. At the special meeting, you will be asked to, among other things, vote for the proposal to approve the arrangement resolution. See the section entitled “The Special Meeting,” beginning on page 25, for additional information on the special meeting, including how to vote your common shares.

Shareholders Entitled to Vote; Vote Required to Approve the Arrangement Resolution (see pages 25 and 26)

You may vote at the special meeting if you were a holder of record of common shares as of the close of business on June 4, 2015, which is the record date for the special meeting (which we refer to as the “record date”). You will be entitled to one vote for each common share that you held on the record date. As of the close of business on the record date, there were 208,029,309 common shares issued and outstanding and entitled to vote at the special meeting. The approval of the arrangement resolution requires the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting.

How to Vote (see page 27)

Shareholders of record have a choice of voting in person at the special meeting, by proxy by properly completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee (which we refer to as an “intermediary”) to see which options are available to you. To be effective, proxies must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement thereof. The telephone and Internet voting facilities for shareholders of record will close at 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement of the special meeting.

If you wish to vote by proxy and your shares are held by an intermediary, you must follow the voting instructions provided to you by such intermediary. Unless you give your intermediary instructions on how to vote your common shares, your intermediary will not be able to vote your shares on the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of an intermediary, you must obtain a legal proxy, executed in your favor, from the intermediary authorizing you to vote at the special meeting.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates currently representing common shares will be mailed to common shareholders if the arrangement is completed.

For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting—How to Vote,” beginning on page 27 and “The Special Meeting—Solicitation of Proxies,” beginning on page 29. If you have more questions about the arrangement or how to submit your proxy, or if you need additional copies of this proxy circular and proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (for shareholders) or (212) 750-5833 (for banks and brokers).

Recommendation of the Board; Reasons for Recommending the Approval of the Arrangement Resolution (see page 25)

After careful review and consideration, by a unanimous vote, the Board (i) approved the arrangement, (ii) determined that the arrangement consideration to be received by holders of common shares is fair, from a financial point of view, to such holders, (iii) determined that the arrangement is in the best interests of Catamaran, (iv) directed that a proposal to approve the arrangement resolution set forth in this proxy circular and proxy statement be submitted to a vote at a meeting of common shareholders and (v) recommended that common shareholders vote for the arrangement resolution.

The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to approve the arrangement resolution, “FOR” the approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement and “FOR” the proposal to adjourn the special meeting if necessary or appropriate to the extent permitted by the arrangement agreement, including to solicit additional proxies.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Arrangement—Reasons for Recommending the Approval of the Arrangement Resolution,” beginning on page 47.

Opinion of Blackstone Advisory Partners L.P. (see page 55)

At the meeting of the Board on March 29, 2015, Catamaran’s financial advisor, Blackstone Advisory Partners L.P. (which we refer to as “Blackstone”), rendered to the Board its opinion to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, the arrangement consideration to be received by common shareholders in the arrangement was fair to such holders from a financial point of view.

The full text of the written opinion of Blackstone, dated March 29, 2015, which sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, is attached as Annex D to this proxy circular and proxy statement. Catamaran encourages its shareholders to read the opinion carefully and in its entirety. Blackstone’s opinion was limited to the fairness, from a financial point of view, of the arrangement consideration to be received by common shareholders in the manner provided for in the arrangement. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was addressed to the Board and does not constitute a recommendation to any common shareholder as to how such holder should vote with respect to the arrangement or any other matter. The summary of Blackstone’s opinion set forth in this proxy circular and proxy statement is qualified by reference to the full text of the opinion.

Market Price and Dividend Data (see page 114)

The common shares are traded on the Nasdaq Stock Market (which we refer to as “NASDAQ”) under the symbol “CTRX” and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “CCT.” On March 27, 2015, the last full trading day prior to the public announcement of the arrangement, the closing price for common shares on NASDAQ and the TSX was $48.32 per share and Cdn$60.84 per share, respectively. On June 5, 2015, the last full trading day prior to the date of this proxy circular and proxy statement, the closing price for common shares on NASDAQ and the TSX was $60.19 per share and Cdn$74.85 per share, respectively.

Certain Effects of the Arrangement (see page 71)

Upon completion of the arrangement, each holder of common shares will have the right to receive in respect of each common share that is owned immediately prior to the consummation of the arrangement (other than those for which dissent rights have been validly exercised) an amount in cash equal to the arrangement consideration. Following the completion of the arrangement, Catamaran will become a wholly owned subsidiary of UnitedHealth Group and it is expected that Catamaran will cease to be a publicly traded company. In addition, it is expected that the registration of common shares under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), will be terminated and Catamaran will apply to be deemed to have ceased to be a reporting issuer under applicable Canadian securities laws.

Consequences if the Arrangement Is Not Completed (see page 71)

If the proposal to approve the arrangement resolution does not receive the required approval from common shareholders, or if the arrangement is not completed for any other reason, your common shares will not be acquired, and you will not receive any consideration from UnitedHealth Group or Purchaser for your common shares. Instead, Catamaran will remain a public company, and the common shares will continue to be registered under the Exchange Act and listed and traded on NASDAQ and the TSX.

In addition, if the arrangement agreement is terminated under specified circumstances, Catamaran is required to pay UnitedHealth Group a termination fee. See the section entitled “The Arrangement Agreement and Plan of Arrangement—Termination Fees,” beginning on page 108.

Treatment of Stock Options, Restricted Stock Units and Performance-Based RSU Awards (see page 86)

Stock Options Granted Prior to January 1, 2014. Each option to acquire common shares (which we refer to as a “stock option”) granted prior to January 1, 2014 and outstanding immediately prior to the consummation of the arrangement will vest and be cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the number of common shares subject to such stock option, multiplied by the excess, if any, of the arrangement consideration over the exercise price per common share for such stock option, less any withholding taxes;

Stock Options Granted on or after January 1, 2014. Each stock option granted on or after January 1, 2014 and outstanding immediately prior to the consummation of the arrangement will be converted into an option to purchase a number of common shares of UnitedHealth Group (which we refer to as “Parent shares”) based on the equity award conversion ratio set forth in the arrangement agreement; provided, that (i) the exercise price of each such option will be adjusted based on the equity award conversion ratio, and (ii) each such converted option will remain subject to all other terms and conditions applicable to the stock option (including vesting and exercisability terms) immediately prior to the consummation of the arrangement;

RSU Awards Granted Prior to January 1, 2014. Each Catamaran restricted stock unit (which we refer to as an “RSU award”) granted prior to January 1, 2014 and outstanding immediately prior to the consummation of the arrangement will fully vest (with performance-based RSU awards (which we refer to as “PBRSU awards”) vesting at 200% of the target level applicable to such PBRSU awards), and each such RSU award will be cancelled in exchange for the right to receive (without interest) the arrangement consideration (less any withholding taxes) for each common share subject to such RSU award; and

RSU Awards Granted on or after January 1, 2014. Each RSU award granted on or after January 1, 2014 and outstanding immediately prior to the consummation of the arrangement, whether vested or unvested, will be converted into a restricted stock unit denominated in Parent shares based on the equity award conversion ratio set forth in the arrangement agreement; provided, that (i) the number of common shares subject to the PBRSU awards immediately prior to the consummation of the arrangement will be determined based on a level of performance for such PBRSU awards of 166.67% of the target level for any PBRSU awards granted in 2014 and 133.33% of the target level for any PBRSU awards granted in 2015, and (ii) such converted restricted stock units will remain subject to the terms and conditions applicable to the applicable RSU awards (including vesting terms) immediately prior to the consummation of the arrangement.

The foregoing equity award treatment is subject to the terms of any employment or individual award agreement providing for accelerated vesting upon a change in control of Catamaran or, for awards that will be converted into equity awards of UnitedHealth Group, accelerated vesting upon a qualifying termination of employment following a change in control. A “qualifying termination” means an involuntary termination of employment within 12 months after a change in control or, with respect to Messrs. Thierer and Park, a termination without “cause” or a resignation for “good reason” (each as defined in the executive’s respective employment agreement) within two years after a change in control.

Interests of Directors and Executive Officers in the Arrangement (see page 63)

In considering the recommendation of the Board that you vote “FOR” the proposal to approve the arrangement resolution, you should be aware that some of our executive officers and members of the Board have interests in the arrangement that may be different from, or in addition to, the interests of common shareholders generally. The Board was aware of these interests and considered them at the time it approved the arrangement agreement and made its recommendation to common shareholders.

Conditions to the Arrangement (see page 105)

Each party’s obligations to complete the arrangement are subject to the satisfaction or, to the extent permitted, waiver of the following conditions:

•	the expiration or early termination of the waiting period (and any extension thereof) applicable to the arrangement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), and the receipt of applicable approvals, waivers or no-action relief under the Competition Act (Canada) (which we refer to as the “Competition Act”) and the Investment Canada Act (which we refer to as the “ICA”), as well as the filing of the relevant form with the State of Ohio insurance regulators and approval thereof with respect to Catamaran’s wholly owned Ohio insurance subsidiary (which we refer to as the “required regulatory approvals”);

•	the approval by common shareholders of the arrangement resolution;

•	a final order from the Supreme Court of Yukon must have been obtained and not set aside or modified in a manner unacceptable to Catamaran or Purchaser, each acting reasonably; and

•	no court or other governmental entity or quasi-governmental organization of competent jurisdiction will have issued or entered any judgment, order, award, injunction or decree (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits consummation of the arrangement.

The obligations of UnitedHealth Group and Purchaser to effect the arrangement are also subject to the satisfaction or, to the extent permitted, waiver of the following additional conditions:

•	subject to, in certain cases, certain materiality qualifiers, the accuracy of each of Catamaran’s representations and warranties as of the date of closing (or if a representation and warranty is expressly made as of an earlier date, such earlier date);

•	Catamaran’s fulfillment of or compliance with, in all material respects, its covenants contained in the arrangement agreement that are to be fulfilled or complied with by it on or prior to the effective time of the arrangement;

•	UnitedHealth Group and Purchaser will have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of Catamaran, on behalf of Catamaran, that the conditions described in the two preceding bullet points have been satisfied; and

•	all the required regulatory approvals under antitrust laws will have been satisfied or obtained without any such required regulatory approval under antitrust laws having imposed a “burdensome condition” (as described below under the heading “The Arrangement Agreement and the Plan of Arrangement—Efforts to Complete the Arrangement”) other than one to which UnitedHealth Group has previously consented to in writing.

The obligations of Catamaran to effect the arrangement are also subject to the satisfaction or, to the extent permitted, waiver of the following additional conditions:

•	subject to, in certain cases, certain materiality qualifiers, the accuracy of each of UnitedHealth Group and Purchaser’s representations and warranties as of the date of closing (or if a representation and warranty is expressly made as of an earlier date, such earlier date);

•	UnitedHealth Group and Purchaser’s fulfillment of or compliance with, in all material respects, their respective covenants contained in the arrangement agreement that are to be fulfilled or complied with by them on or prior to the effective time of the arrangement; and

•	Catamaran will have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of UnitedHealth Group, on behalf of UnitedHealth Group and Purchaser, that the conditions described in the two preceding bullet points have been satisfied.

Regulatory Approvals Required for the Arrangement (see page 82)

Under the arrangement agreement, the respective obligations of Catamaran, UnitedHealth Group and Purchaser to complete the arrangement are subject to, among other things, the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the arrangement under the HSR Act (or the expiration or termination of any applicable waiting period thereunder), the receipt of approval under the Competition Act and the ICA, as well as the filing of the relevant form with the State of Ohio insurance regulators and the approval thereof with respect to Catamaran’s wholly owned Ohio insurance subsidiary required to consummate the arrangement. In the event that the arrangement has not closed by December 29, 2015 and the required regulatory approvals have not been obtained, then the deadline for completing the arrangement may be extended by either Catamaran or UnitedHealth Group by written notice to the other party from time to time by specified periods of not less than 15 business days (but not, except to the extent that the parties otherwise agree, to a date later than April 27, 2016); provided that a party may not extend the deadline for termination if the failure of the required regulatory approvals to be received was primarily the result of the failure by the party seeking the extension to comply with its obligations under the arrangement agreement. As of the time of this proxy circular and proxy statement, both UnitedHealth Group and Catamaran have made their respective filings pursuant to the HSR Act and UnitedHealth Group has submitted the filings required under the ICA (which were made with Canadian authorities on April 9, 2015), as well as submitted the relevant form with the State of Ohio insurance regulators with respect to Catamaran’s wholly owned Ohio insurance subsidiary (which was submitted on April 3, 2015). Approval under the Competition Act, in the form of an Advanced Ruling Certificate (as defined herein), was obtained on April 27, 2015. Approval under the ICA was obtained on May 26, 2015. For a description of Catamaran’s and UnitedHealth Group’s respective obligations under the arrangement agreement with respect to regulatory approvals, see the section entitled “The Arrangement Agreement and Plan of Arrangement—Efforts to Complete the Arrangement” beginning on page 99.

Court Approval of the Arrangement (see page 82)

An arrangement under the YBCA requires Yukon court approval. Prior to the mailing of this proxy circular and proxy statement, Catamaran obtained the interim order dated May 29, 2015, which provides for the calling, holding and conduct of the special meeting, dissent rights and procedural matters. A copy of the interim order is attached as Annex F to this proxy circular and proxy statement.

Subject to the approval of the arrangement resolution by the common shareholders at the special meeting, the hearing in respect of the final order is currently scheduled to take place on July 16, 2015 at 10:00 a.m. (Whitehorse, Yukon, Canada time) before the Supreme Court of Yukon. Any common shareholder who wishes to appear, or to be represented, and to present evidence or arguments at the hearing (or any adjournment or postponement thereof) must file an appearance (which we refer to as an “appearance”) and a response (which we refer to as a “response”) with the Supreme Court of Yukon, and may be required to file an affidavit with the Supreme Court of Yukon, serve those documents at the petitioner’s address for delivery, not less than three clear business days prior to the date of the final application, as required by the interim order and notice of application for final order (which we refer to as the “notice of application”) attached as Annexes F and G to this proxy circular and proxy statement, and satisfy any other requirements of the Supreme Court of Yukon.

At the hearing, the Supreme Court of Yukon will consider, among other things, the fairness of the arrangement. The Supreme Court of Yukon may approve the arrangement subject to compliance with any terms and conditions that the court deems fit.

Financing (see page 102)

UnitedHealth Group’s obligation to complete the arrangement is not conditioned on UnitedHealth Group’s receipt of any financing. UnitedHealth Group expects that it will fund amounts needed to acquire Catamaran under the arrangement through the use of existing cash resources and the proceeds of new indebtedness.

Restriction on Solicitation of Competing Proposals (see page 95)

The arrangement agreement generally restricts Catamaran’s ability to (i) solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing any non-public information) any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to, an acquisition proposal; (ii) engage or participate in any discussions or negotiations regarding any acquisition proposal with the person making the acquisition proposal (or any of the person’s representatives); (iii) withhold, withdraw or modify or qualify (in a way adverse to UnitedHealth Group), or publicly propose to withhold, withdraw or modify or qualify (in a way adverse to UnitedHealth Group), the Board’s recommendation in favor of the arrangement or accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, any acquisition proposal; or (iv) approve, endorse, recommend or enter into or publicly propose to approve, endorse, recommend or enter into, any agreement, any letter of intent, understanding, agreement or arrangement to effect an acquisition proposal with the person making an acquisition proposal. However, under certain circumstances, Catamaran is permitted to furnish information with respect to Catamaran and its subsidiaries to third parties and participate in discussions or negotiations with such third parties in response to unsolicited acquisition proposals if, prior to taking such action, the Board determines in good faith, after consultation with its financial advisor and its outside legal counsel, that the acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, and that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under law. Furthermore, under certain circumstances and in compliance with certain conditions and obligations, Catamaran is permitted to terminate the arrangement agreement in order to enter into an agreement to effect an acquisition proposal if the Board determines in good faith that the acquisition proposal constitutes a superior proposal and that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under law and Catamaran pays to UnitedHealth Group a termination fee of $450,000,000.

Termination of the Arrangement Agreement (see page 107)

The arrangement agreement may be terminated prior to the effective time of the arrangement by the mutual written agreement of the parties. The arrangement agreement may also be terminated prior to the effective time of the arrangement under certain circumstances by either UnitedHealth Group or Catamaran, including if:

•	the arrangement resolution is not approved at the special meeting called regarding the arrangement in accordance with the interim order;

•	any court or other governmental entity or quasi-governmental organization of competent jurisdiction has issued or entered any final and non-appealable judgment, order, award, injunction or decree that is in effect and that restrains, enjoins or otherwise prohibits consummation of the arrangement; provided that a party may not terminate the arrangement agreement as described in this bullet point if the judgment, order, award, injunction or decree was primarily caused by, or is a result of, a breach by the party of any of its obligations under the arrangement agreement, or if the party has not complied with its obligations pursuant to the arrangement agreement, including its obligations to prevent the issuance or entry of and to remove the judgment, order, award, injunction or decree; or

•

the effective time of the arrangement does not occur on or prior to December 29, 2015 (except that, in the event that the required regulatory approvals have not been obtained at that date, then the deadline for completing the arrangement may be extended by either Catamaran or UnitedHealth Group by written notice to the other party from time to time by specified periods of not less than 15 business days (but not, except to the extent that the parties otherwise agree, to a date later than April 27, 2016)) (which we refer to as the “outside date”); provided that a party may not terminate the arrangement agreement (or extend the deadline for termination) as described in this bullet point if the failure of the effective time to so occur (or, in the case of an extension of the deadline, the failure of the required regulatory approvals to be received) was primarily caused by the failure by such party to comply with its obligations under the arrangement agreement.

Catamaran may also terminate the arrangement agreement prior to the effective time if:

•	UnitedHealth Group or Purchaser has breached any representation or warranty or failed to perform any covenant or other agreement in the arrangement agreement, which breach or failure to perform is incapable of being cured by UnitedHealth Group or Purchaser prior to the outside date or otherwise is not cured by the earlier of 20 business days following written notice by Catamaran to UnitedHealth Group and Purchaser of such breach and the outside date and which breach or failure to perform would cause any condition set forth in the first two bullet points under “The Arrangement Agreement and the Plan of Arrangement—Conditions to the Arrangement—Conditions to Catamaran’s Obligations” not to be satisfied; or

•	prior to the approval of the arrangement resolution at the special meeting called with respect to the arrangement, in order to enter into an alternative transaction agreement with respect to a superior proposal in accordance with provisions of the arrangement agreement described under “The Arrangement Agreement and the Plan of Arrangement—Restriction on Solicitation of Acquisition Proposals and Obligations with Respect to the Board’s Recommendation—Adverse Recommendation Change; Alternative Transaction Agreement,” provided Catamaran has complied with such obligations with respect to that superior proposal and that prior to or concurrent with such termination, Catamaran pays to UnitedHealth Group a termination fee of $450,000,000.

UnitedHealth Group may also terminate the arrangement agreement if:

•	Catamaran has breached any representation or warranty or failed to perform any covenant or agreement in the arrangement agreement, which breach or failure to perform is incapable of being cured by Catamaran prior to the outside date or otherwise is not cured by the earlier of 20 business days following written notice by UnitedHealth Group and Purchaser to Catamaran of the breach and the outside date, and which breach or failure to perform would cause any condition set forth in the first two bullet points under “The Arrangement Agreement and the Plan of Arrangement—Conditions to the Arrangement—Conditions to UnitedHealth Group and Purchaser’s Obligations” not to be satisfied; or

•	prior to the approval of the arrangement resolution at the special meeting called with respect thereto, the Board has effected an adverse recommendation change.

Termination Fees (see page 108)

Catamaran would be required to pay UnitedHealth Group a termination fee of $450,000,000 upon termination of the arrangement agreement if:

•	UnitedHealth Group terminates the arrangement agreement if prior to the approval of the arrangement resolution at the special meeting called with respect to the arrangement, the Board has effected an adverse recommendation change (as defined herein);

•	Catamaran terminates the arrangement agreement if the arrangement resolution is not approved at the special meeting called with respect to the arrangement in accordance with the interim order, and prior to such special meeting, the Board has effected an adverse recommendation change;

•

Catamaran terminates the arrangement agreement prior to the approval of the arrangement resolution at the special meeting called with respect to the arrangement, in order to enter into an alternative transaction agreement (as defined herein) with respect to a superior proposal (as defined herein) in accordance with provisions of the arrangement agreement described under “The Arrangement Agreement and the Plan of Arrangement—Restriction on Solicitation of Acquisition Proposals and

Obligations with Respect to the Board’s Recommendation—Adverse Recommendation Change; Alternative Transaction Agreement,” provided Catamaran has complied with its obligations with respect to that superior proposal;

•	either Catamaran or UnitedHealth Group terminates the arrangement agreement if the arrangement resolution is not approved at the special meeting called with respect to the arrangement in accordance with the interim order and prior to the vote of common shareholders at the special meeting, an acquisition proposal received after the date of the arrangement agreement has been publicly announced prior to the date of the special meeting and has not been publicly withdrawn at least two business days prior to the date of the special meeting and within one year following the date of termination, a transaction to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in the clause above) is consummated or effected or Catamaran or any of its subsidiaries enters into a definitive agreement to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in the clause above) and such acquisition proposal is later consummated or effected (whether or not within such one year period) (for purposes of this bullet point, the term “acquisition proposal” has the meaning otherwise set forth in this proxy circular and proxy statement, except that references to “20%” or “80%” are references to “50%”); or

•	either Catamaran or UnitedHealth Group terminates the arrangement agreement if the effective time of the arrangement does not occur on or prior to the outside date (provided that a party may not terminate the arrangement agreement if the failure of the effective time to so occur was primarily the result of the failure by such party to comply with its obligations under the arrangement agreement) and the vote of common shareholders at the special meeting called with respect to the arrangement has not occurred, an acquisition proposal received after the date of the arrangement agreement has been publicly announced or otherwise communicated to Catamaran or the Board prior to the date of termination and has not been withdrawn prior to the date of termination and within one year following the date of termination, a transaction to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in the clause above) is consummated or effected or Catamaran or any of its subsidiaries enters into a definitive agreement to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in the clause above) and such acquisition proposal is later consummated or effected (whether or not within such one-year period) (for purposes of this bullet point, the term “acquisition proposal” has the meaning otherwise set forth in this proxy circular and proxy statement, except that references to “20%” or “80%” are references to “50%”).

Rights of Dissenting Shareholders (see page 111)

Registered holders of common shares (which we refer to as “registered shareholders”) have dissent rights with respect to the arrangement (which we refer to as “dissent rights”). Any registered shareholder who strictly complies with the provisions of Section 193 of the YBCA, as modified and supplemented by the interim order, final order and plan of arrangement, will be deemed to have transferred their common shares to Purchaser in exchange for the right to be paid the fair value of their common shares determined as of the close of business on the last business day before the date on which the arrangement resolution is approved.

To exercise such dissent rights, (a) a written notice of objection to the arrangement resolution (which we refer to as a “notice of objection”) must be received by Catamaran at its principal executive offices, 1600 McConnor Parkway, Schaumburg, Illinois 60173, Attention: Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary, or at its registered office in Yukon, Canada, c/o Lackowicz & Hoffman, 204 Black Street, Suite 300, Whitehorse, Yukon, Canada Y1A 2M9, Attention: Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary, in either case, not later than 5:00 p.m. (Chicago, Illinois, USA time) on July 10, 2015, or two business days prior to any adjournment of the special meeting, (b) the registered shareholder must not have voted, or instructed a proxyholder to vote, in favor of the arrangement resolution, and (c) the registered shareholder must have otherwise complied with the provisions of Section 193 of the YBCA, as modified and supplemented by the interim order, final order and plan of arrangement. Common shareholders who are not registered shareholders should contact the relevant registered shareholder in order to exercise dissent rights.

Failure to strictly comply with the requirements set forth in Section 193 of the YBCA, as modified and supplemented by the interim order, final order and plan of arrangement, may result in the loss of any dissent rights.

Litigation Related to the Arrangement (see page 83)

Catamaran, the Board, UnitedHealth Group and Purchaser have been named as defendants in lawsuits brought by purported common shareholders of Catamaran seeking, among other things, to enjoin the proposed arrangement. On April 6, April 13, April 16, and April 22, 2015, four purported common shareholders of Catamaran filed four putative class action complaints in the Circuit Court of Cook County, Illinois, each on behalf of a purported class of common shareholders. On April 6, 2015, purported common shareholder Barry Hintze filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against Catamaran, the Board, UnitedHealth Group and Purchaser, in an action styled Hintze v. Catamaran Corp. et al., No. 2015CH05676. On April 13, 2015, purported common shareholder Ronald Hardock filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against Catamaran, the Board, UnitedHealth Group and Purchaser, in an action styled Hardock v. Catamaran Corp. et al., No. 2015CH06159. On April 16, 2015, purported common shareholder Jose Almario filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against Catamaran, the Board, UnitedHealth Group and Purchaser, in an action styled Almario v. Catamaran Corp. et al., No. 2015CH06340. On April 22, 2015, purported common shareholder Bruce Fuelling filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against the Board, UnitedHealth Group and Purchaser, in an action styled Fuelling v. Thierer et al., No. 2015CH06776. The complaints include claims for breach of fiduciary duty against the individual directors of the Board, alleging that such directors violated the duties of loyalty, good faith and due care owed to the common shareholders of Catamaran. The complaints also include claims for aiding and abetting breaches of fiduciary duty against UnitedHealth Group and Purchaser. Subject to court approval, the parties in all four lawsuits have agreed to consolidate the lawsuits in their entirety in the Cook County Circuit Court in the State of Illinois under the caption, In Re Catamaran Corporation Stockholder Litigation, Lead Case No. 2015CH05676. Plaintiffs in all four lawsuits have also agreed among themselves on a lead counsel and lead plaintiff structure, subject to court approval.

Additionally, on May 21, 2015, purported common shareholder Leslie Katz filed a putative class action complaint in the Northern District of Illinois on behalf of a purported class of common shareholders against Catamaran and the Board, in an action styled Katz v. Catamaran Corp. et al., No. 15-cv-4513. On June 3, 2015, purported common shareholders Jennifer Silverstein, Ross Weintraub, and Booth Family Trust filed a putative class action complaint in the Northern District of Illinois on behalf of a purported class of common shareholders against the Board, UnitedHealth Group and Purchaser, in an action styled Silverstein et al. v. Thierer et al., No. 15-cv-4896. Both complaints filed in the Northern District of Illinois include claims for violations of the Exchange Act in connection with certain disclosures Catamaran made regarding the proposed arrangement, and both complaints seek, among other things, to enjoin the proposed arrangement.

Although these lawsuits are in a preliminary stage and it is not possible to predict the outcome of these litigation matters with certainty, Catamaran and the Board believe that the claims named in these complaints are without merit and intend to defend their position in these matters vigorously.

Structure of the Arrangement (see page 72)

Pursuant to the plan of arrangement, (i) Catamaran will undertake a reorganization of capital that will become effective in connection with the effectiveness of the arrangement pursuant to which the existing common shares (other than any common shares owned by Purchaser) will each be automatically exchanged for a newly created preferred share (which we refer to as a “preferred share”) and one-half of a newly-created common share of a new class (which we refer to as a “class X common share”); (ii) Catamaran will redeem the preferred shares for cash; and (iii) Purchaser will acquire the class X common shares for cash. Holders of common shares do not need to take any action in connection with the exchange of common shares for new preferred shares and class X common shares described above, which will occur automatically pursuant to the plan of arrangement.

The combined result of the redemption of the preferred shares by Catamaran and the acquisition of the class X common shares by Purchaser under the plan of arrangement is that each holder of common shares immediately prior to the effective time of the arrangement will be entitled to receive in respect of each such common share (other than any common shares in respect of which dissent rights are validly exercised, which will be transferred to Purchaser in exchange for the right to be paid fair value in accordance with the dissent process) an aggregate amount of cash equal to $61.50, without interest and less applicable withholding taxes.

Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement (see page 72)

For U.S. federal income tax purposes, the receipt of the arrangement consideration in respect of common shares will be a taxable transaction. In general, a U.S. holder (as such term is defined in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material U.S. Federal Income Tax Consequences of the Arrangement,” beginning on page 72) who receives the arrangement consideration in respect of common shares should recognize gain or loss equal to the difference, if any, between the arrangement consideration received and the U.S. holder’s adjusted tax basis in the common shares exchanged in the arrangement. Gain or loss will be determined separately for each block of common shares (that is, shares acquired for the same cost in a single transaction). Notwithstanding the foregoing, the U.S. Internal Revenue Service (which we refer to as the “IRS”) might successfully assert that for U.S. federal income tax purposes, a portion of the arrangement consideration should be treated as dividend income rather than the arrangement consideration received in exchange for common shares. Such an assertion, if successful, could have material adverse tax consequences to a U.S. holder. Any gain realized by a non-U.S. holder (as such term is defined below in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material U.S. Federal Income Tax Consequences of the Arrangement,” beginning on page 72) who receives the arrangement consideration in respect of common shares generally will not be subject to U.S. federal income tax, unless any resulting gain is effectively connected with the conduct of a trade or business in the United States, or unless the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the arrangement and certain other conditions are met. Beneficial owners of common shares should refer to the discussion in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material U.S. Federal Income Tax Consequences of the Arrangement,” beginning on page 72, and consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the arrangement.

For Canadian federal income tax purposes, the arrangement includes several transactions that must be analyzed separately. Specifically, each issued and outstanding common share will be exchanged for one-half of one class X common share and one preferred share (which we refer to as the “share exchange”), the preferred shares will be redeemed by Catamaran for a portion of the arrangement consideration (which we refer to as the “share redemption”), and the class X common shares will be acquired by Purchaser for the remainder of the arrangement consideration (which we refer to as the “class X common share disposition”). Holders of common shares who are residents of Canada (which we refer to as “Canadian holders”) for purposes of the Income Tax Act (Canada) (which we refer to as the “Canadian Tax Act”) should not realize a capital gain (or capital loss) under the share exchange. A Canadian holder who holds common shares as capital property will generally realize a capital gain (or a capital loss) in an amount equal to the excess (or shortfall) of the arrangement consideration received on the share redemption and the class X common share disposition over the Canadian holder’s aggregate adjusted cost base of the preferred shares and the class X common shares (which should be equal to the Canadian holder’s adjusted cost base in the common shares immediately before the effective time of the arrangement) and any reasonable costs of disposition. Canadian holders are not expected to realize a deemed dividend from Catamaran in respect of the share redemption (based on the assumptions discussed under the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material Canadian Federal Income Tax Consequences of the Arrangement,” beginning on page 77). Holders of common shares who are non-residents of Canada for the purposes of the Canadian Tax Act (which we refer to as “non-Canadian holders”) should not realize a capital gain (or capital loss) under the share exchange or be subject to Canadian withholding tax as a result of the share redemption. Any gain realized by a non-Canadian holder upon the share redemption and the class X common share disposition generally will not be subject to Canadian federal income taxation unless such preferred shares and class X common shares, respectively, represent “taxable Canadian property” (as described under the heading “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material Canadian Federal Income Tax Consequences of the Arrangement—Holders Not Resident in Canada”) to such holder and do not constitute treaty-protected property.

Additional Information (see page 30)

You can find more information about Catamaran in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) and the Canadian securities regulators in each of the provinces of Canada where Catamaran is a reporting issuer. The information is available at the SEC’s public reference facilities, at the website maintained by the SEC at www.sec.gov and at the website maintained by the Canadian securities administrators at www.sedar.com.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ARRANGEMENT

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the proposals being considered at the special meeting and the arrangement. These questions and answers do not address all questions that may be important to you as a shareholder of Catamaran. Please refer to the more detailed information contained elsewhere in this proxy circular and proxy statement, the Annexes to this proxy circular and proxy statement and the documents referred to or incorporated by reference in this proxy circular and proxy statement.

Q:	Why am I receiving this proxy circular and proxy statement?

A:	On March 29, 2015, Catamaran entered into the arrangement agreement with UnitedHealth Group and Purchaser. You are receiving this proxy circular and proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to approve the arrangement resolution and the other matters to be voted on at the special meeting.

Q:	Who is soliciting my proxy?

A:	Your proxy is being solicited by or on behalf of the Board and constitutes a “solicitation by or on behalf of the management” of Catamaran within the meaning of the YBCA.

Q:	As a shareholder, what will I receive in the arrangement?

A:	If the arrangement is completed, you will have the right to receive an amount in cash equal to $61.50 in respect of each common share that is owned immediately prior to the effective time of the arrangement (other than any common shares in respect of which dissent rights are validly exercised), without interest and less applicable withholding taxes.

The receipt of the arrangement consideration in respect of common shares pursuant to the arrangement generally will be a taxable transaction for U.S. and Canadian federal income tax purposes. Please see the discussion in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement,” beginning on page 72, for a more detailed description of the U.S. and Canadian federal income tax consequences of the arrangement. You should consult your own tax advisor for a full understanding of how the arrangement will affect your U.S. federal, state and local, Canadian federal and provincial, and other taxes.

Q:	What will happen to outstanding Catamaran equity compensation awards in the arrangement?

A:	Each stock option granted prior to January 1, 2014 and outstanding immediately prior to the effective time will vest and be cancelled in exchange for the right to receive an amount in cash. Each stock option granted on or after January 1, 2014 and outstanding immediately prior to the effective time will be converted into an option to purchase common shares of UnitedHealth Group. Each RSU award granted prior to January 1, 2014 and outstanding immediately prior to the effective time will fully vest (with PBRSU awards vesting at 200% of the target level applicable to such PBRSU awards) and be cancelled in exchange for the right to receive the arrangement consideration. Each RSU award granted on or after January 1, 2014 and outstanding immediately prior to the effective time will be converted into a restricted stock unit denominated in UnitedHealth Group shares. The foregoing equity award treatment is subject to the terms of any employment or individual award agreement providing for accelerated vesting upon a change in control of Catamaran or, for awards that will be converted into equity awards of UnitedHealth Group, accelerated vesting upon a qualifying termination of employment following a change in control. Please see the discussion in the section entitled “The Arrangement Agreement and Plan of Arrangement—Treatment of Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units,” beginning on page 86, for a more detailed description of the treatment of outstanding Catamaran equity awards.

Q:	When and where will the special meeting of shareholders be held?

A:	The special meeting of common shareholders will be held at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 on July 14, 2015, at 9:00 a.m. (Chicago, Illinois, USA time).

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of common shares as of the close of business on June 4, 2015, the record date for the special meeting, are entitled to vote at the special meeting. Each common share held as of the close of business on the record date will be entitled to one vote on each of the proposals that come before the meeting.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on:

•	a proposal to approve the arrangement resolution;

•	a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement, as discussed in the section entitled “The Arrangement—Interests of Directors and Executive Officers in the Arrangement,” beginning on page 63; and

•	a proposal to adjourn the special meeting to another place, date or time if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement resolution.

Q:	What vote is required to approve each of the proposals?

A:	The proposal to approve the arrangement resolution requires the affirmative vote of the holders of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, the result of the vote is not binding on, and will not require any action by, Catamaran or UnitedHealth Group or any of their respective subsidiaries and, if the arrangement resolution is approved by common shareholders and the arrangement is completed, the compensation that is based on or otherwise relates to the arrangement will be payable to our named executive officers even if this proposal is not approved.

The approval of the proposal to adjourn the special meeting if necessary or appropriate to the extent permitted by the arrangement agreement requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting.

Q:	What if I abstain from voting on any proposal?

A:	Abstentions will only be recorded with respect to the non-binding compensation advisory proposal. If you abstain from voting on the non-binding compensation advisory proposal, your abstention will be counted for determining whether or not there is a quorum at the special meeting, but will have the same effect as a vote “AGAINST” the proposal. Purported abstentions with respect to any other proposal will have no effect.

Q:	When will Catamaran announce the voting results after the special meeting and where can I find the voting results?

A:	Catamaran intends to announce the preliminary voting results at the special meeting and by press release promptly after the meeting, and will report the final voting results of the special meeting in a report filed with the SEC and the applicable Canadian securities regulatory authorities within four business days after the special meeting. All reports that Catamaran makes with the SEC and the applicable Canadian securities regulatory authorities are available without charge through the SEC’s website at www.sec.gov or the website maintained by the Canadian securities administrators at www.sedar.com.

Q:	Is the arrangement taxable to common shareholders?

A:	For U.S. federal income tax purposes, the receipt of the arrangement consideration in respect of common shares will be a taxable transaction to U.S. holders (as such term is defined in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material U.S. Federal Income Tax Consequences of the Arrangement,” beginning on page 72). Any gain realized by a non-U.S. holder (as such term is defined in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material U.S. Federal Income Tax Consequences of the Arrangement,” beginning on page 72) who receives the arrangement consideration in respect of common shares generally will not be subject to U.S. federal income tax unless any resulting gain is effectively connected with the conduct of a trade or business in the United States, or unless the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the arrangement and certain other conditions are met.

The receipt of the arrangement consideration in respect of common shares pursuant to the steps of the arrangement will ultimately result in a taxable transaction for Canadian federal income tax purposes for Canadian holders (as such term is defined in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material Canadian Federal Income Tax Consequences of the Arrangement,” beginning on page 77). The receipt of the arrangement consideration in respect of common shares pursuant to the steps of the arrangement generally will not result in a non-Canadian holder (as such term is defined in the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement—Material Canadian Federal Income Tax Consequences of the Arrangement,” beginning on page 77) being subject to Canadian federal income tax provided the common shares are not “taxable Canadian property” for purposes of the Canadian Tax Act.

The foregoing is qualified in its entirety by the more detailed descriptions of the tax consequences of the arrangement under the section entitled “The Arrangement—Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement.” Please consult with your tax advisor with respect to the U.S. and Canadian federal, state, provincial, local and other tax consequences of the arrangement.

Q:	How does the Board recommend that I vote on the proposals?

A:	Upon careful consideration, the Board has unanimously determined that the arrangement is in the best interests of Catamaran and unanimously recommends that you vote “FOR” the approval of the arrangement resolution, “FOR” the approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies.

For a discussion of the material factors that the Board considered in determining to recommend the approval of the arrangement resolution, please see the section entitled “The Arrangement—Reasons for Recommending the Approval of the Arrangement Resolution,” beginning on page 47. In addition, in considering the recommendation of the Board with respect to the arrangement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of common shareholders generally. See the section entitled “The Arrangement—Interests of Directors and Executive Officers in the Arrangement,” beginning on page 63.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement?

A:

In 2011, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the arrangement. In accordance with the rules promulgated under Section 14A of the Exchange Act, Catamaran is providing its shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Catamaran’s named executive officers in connection with the arrangement. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 32.

Q:	What will happen if common shareholders do not approve the non-binding compensation advisory proposal?

A:	The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to approve the arrangement resolution. Approval of the non-binding compensation advisory proposal is not a condition to completion of the arrangement, and it is advisory in nature only, meaning that it will not be binding on Catamaran or UnitedHealth Group or any of their respective subsidiaries. Accordingly, if the arrangement resolution is approved by common shareholders and the arrangement is completed, the compensation of our named executive officers that is based on or otherwise relates to the arrangement is not expected to be revised even if this proposal is not approved.

Q:	Do any directors or officers have interests in the arrangement that differ from, or are in addition to, my interests as a shareholder?

A:	Yes. Members of the Board and the executive officers of Catamaran have various interests in the arrangement that may be different from, or in addition to, your interests as a shareholder. The Board was aware of these interests and considered them at the time it approved the arrangement agreement and made its recommendation to common shareholders. For additional information, see the section entitled “The Arrangement—Interests of Directors and Executive Officers in the Arrangement,” beginning on page 63.

Q:	Do I need to attend the special meeting in person?

A:	No. It is not necessary for you to attend the special meeting in person in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:	Are there any requirements if I plan on attending the special meeting?

A:	If you wish to attend the special meeting, you may be asked to present valid photo identification. Please note that if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your common share ownership as of the record date and check in at the registration desk at the special meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the special meeting without the approval of Catamaran.

Q:	How many shares need to be represented at the special meeting?

A:	The presence at the special meeting of at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least one-third of the common shares outstanding as of the close of business on the record date constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were 208,029,309 common shares outstanding. If you are a shareholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or in person at the special meeting, you will be considered part of the quorum. If your shares are held by an intermediary, then you must provide your intermediary with voting instructions for your shares to be counted in determining the presence of a quorum. If you do not provide your intermediary with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All common shares held by shareholders that are present in person, or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy circular and proxy statement, including any information incorporated by reference, and the Annexes attached to this proxy circular and proxy statement, please vote your common shares in one of the ways described below as soon as possible. You will be entitled to one vote for each common share that you held and owned on the record date.

Q:	How do I vote if I am a shareholder of record?

A:	You may vote by:

•	submitting your proxy by properly completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•	submitting your proxy by using the telephone number printed on each proxy card you receive;

•	submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•	by appearing in person at the special meeting and voting by ballot.

To be effective, proxies must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement thereof.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement of the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting in person to ensure that your common shares are represented at the special meeting.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the proposal to approve the arrangement resolution, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting if necessary or appropriate.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your common shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. As a shareholder of record, you have the right to vote, to grant a proxy for your vote directly to Catamaran or to a third party to vote at the special meeting.

If your common shares are held by an intermediary, you are considered the beneficial owner of common shares held in “street name.” Your intermediary will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote these shares in person at the special meeting unless you obtain a legal proxy, executed in your favor, from your intermediary authorizing you to vote at the special meeting.

Q:	If my shares are held for me by an intermediary, will my intermediary vote those shares for me with respect to the proposals?

A:	Your intermediary will not have the power to vote your common shares at the special meeting unless you provide instructions to your intermediary on how to vote. You should instruct your intermediary on how to vote your shares with respect to the proposals, using the instructions provided by your intermediary. You may be able to vote by telephone or through the Internet if your intermediary offers these options.

Q:	What if I fail to instruct my intermediary how to vote?

A:	Your intermediary will NOT be able to vote your common shares unless you have properly instructed your intermediary on how to vote. In addition, your shares will not be counted in determining the presence of a quorum.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:	Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Catamaran’s Corporate Secretary at 1600 McConnor Parkway, Schaumburg, Illinois 60173. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same common shares. If you voted by properly completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy.

Q:	If I have instructed an intermediary to vote my shares, how do I change my vote?

A:	You must follow the instructions received from your intermediary to change your vote. All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold common shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:	What happens if I sell my common shares before the special meeting?

A:	The record date for the special meeting is earlier than the expected closing date of the arrangement. If you own common shares as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the arrangement consideration will pass to the person who holds your shares as of the effective time of the arrangement.

Q:	May I exercise dissent rights in connection with the arrangement?

A:

Registered shareholders are entitled to dissent rights in connection with the arrangement, provided that the applicable registered shareholder complies with all applicable requirements and procedures under Section 193 of the YBCA, as modified by the interim order, final order and plan of arrangement. To exercise dissent rights, (a) a notice of objection to the arrangement resolution must be received by Catamaran not later than 5:00 p.m. (Chicago, Illinois, USA time) on July 10, 2015, or the date that is two business days prior to any adjournment of the special meeting, (b) the registered shareholder must not have voted, or instructed a proxyholder to vote, in favor of the arrangement resolution, and (c) the registered shareholder must have otherwise complied with the provisions of Section 193 of the YBCA, as modified and supplemented by the interim order, final order and plan of arrangement.

For additional information, see the section entitled “Rights of Dissenting Shareholders,” along with the texts of the plan of arrangement, Section 193 of the YBCA and the interim order as set forth in Annexes B, E, and F, respectively, to this proxy circular and proxy statement.

Q:	If I hold my common shares in certificated form, should I send in my share certificates now?

A:	No. Shortly after the arrangement is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your share certificates. You must return your share certificates in accordance with such instructions in order to receive the arrangement consideration. PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATE(S) NOW.

Q:	Should I send in my stock options, RSU awards or PBRSU awards now?

A:	No. Shortly after the arrangement is completed, your stock options, RSU awards and PBRSU awards will either be automatically exchanged for the applicable consideration, or you will receive further instructions for such exchange. PLEASE DO NOT SEND IN YOUR STOCK OPTION(S), RSU AWARD(S) OR PBRSU AWARD(S) NOW.

Q:	When is the arrangement expected to be completed?

A:	We and UnitedHealth Group are working toward completing the arrangement as quickly as possible. We currently anticipate that the arrangement will be completed during the second half of 2015, but we cannot be certain when or if the conditions to the arrangement will be satisfied or, to the extent permitted, waived. The arrangement cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the approval of the arrangement resolution by common shareholders and the receipt of certain regulatory approvals. For additional information, see the section entitled “The Arrangement Agreement and Plan of Arrangement—Conditions to the Arrangement,” beginning on page 105.

Q:	What happens if the arrangement is not completed?

A:	If the proposal to approve the arrangement resolution is not approved by the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting or if the arrangement is not completed for any other reason, your common shares will not be acquired and you will not receive any consideration from UnitedHealth Group or Purchaser for your common shares. Instead, Catamaran will remain a public company, and common shares would continue to be registered under the Exchange Act and listed and traded on NASDAQ and the TSX. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that common shareholders will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of common shares. Under certain circumstances, if the arrangement is not completed, we may be obligated to pay UnitedHealth Group a termination fee. If the arrangement is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our common shares, including the risk that the market price of our common shares may decline to the extent that the current market price of our common shares reflects a market assumption that the arrangement will be completed. For additional information, see the section entitled “The Arrangement—Consequences if the Arrangement is Not Completed,” beginning on page 71.

Q:	Where can I find more information about Catamaran?

A:

Catamaran files periodic reports, proxy statements and other information with the SEC and the Canadian securities regulators in each Canadian province where Catamaran is a reporting issuer. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Our filings with the Canadian securities regulators are available to the public on the website maintained by the Canadian securities administrators at www.sedar.com. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 122.

Q:	Who can help answer my other questions?

A:	For additional questions about the arrangement, assistance in submitting proxies or voting common shares, or additional copies of the proxy circular and proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

info@innisfreeMA.com

Shareholders call: (888) 750-5834

Banks and brokers call: (212) 750-5833

If your shares are held for you by an intermediary, you should also call your intermediary for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy circular and proxy statement contains certain forward-looking statements, including, without limitation, statements concerning Catamaran’s operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are developed by combining currently available information with Catamaran’s beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements.

Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation:

•	risks or uncertainties associated with the failure to obtain shareholder approval in a timely manner or otherwise;

•	the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated;

•	the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement;

•	unanticipated difficulties or expenditures relating to the proposed transaction;

•	legal proceedings that may be instituted against Catamaran, UnitedHealth Group, Purchaser and others following announcement of the proposed transaction;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction;

•	Catamaran’s ability to hire and retain key personnel;

•	the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and

•	the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Actual results could differ materially from results referred to in the forward-looking statements. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in Catamaran’s business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy in general. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC and the applicable Canadian securities regulatory authorities, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov and at www.sedar.com. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS PROXY CIRCULAR AND PROXY STATEMENT REPRESENTS CATAMARAN’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, CATAMARAN EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.

CURRENCY AND EXCHANGE RATES

Except as otherwise indicated, all references in this proxy circular and proxy statement to “$” or “dollars” refer to United States dollars. The rate of exchange between the Canadian dollar and the United States dollar based on the daily noon exchange rate of the Bank of Canada on March 27, 2015, the business day prior to the announcement of the execution of the arrangement agreement, was approximately Cdn$1.2580 per $1.00, and as of June 5, 2015, the last business day prior to the date of this proxy circular and proxy statement, was approximately Cdn$1.2489 per $1.00.

PARTIES TO THE ARRANGEMENT

Catamaran

Catamaran Corporation, headquartered in Schaumburg, Illinois, is a leading provider of pharmacy benefit management services (which we refer to as “PBM services”) and healthcare information technology solutions to the healthcare benefit management industry. The Company’s product offerings and solutions combine a wide range of applications and PBM services designed to assist its customers in reducing the cost and managing the complexity of their prescription drug programs. The Company’s customers include many of the largest organizations in the pharmaceutical supply chain, such as pharmacy benefit managers, managed care organizations, self-insured employer groups, unions, third party health care plan administrators, and state and federal government entities.

Common shares are listed on NASDAQ under the symbol “CTRX” and on the TSX under the symbol “CCT.”

Catamaran’s principal executive offices are located at 1600 McConnor Parkway, Schaumburg, Illinois 60173, and our telephone number is (800) 282-3232. Our website address is www.catamaranrx.com. The information provided on or linked to our website is not part of this proxy circular and proxy statement and is not incorporated by reference in this proxy circular and proxy statement by this or any other reference to our website in this proxy circular and proxy statement.

Additional information about Catamaran is contained in our public filings, some of which are incorporated by reference in this proxy circular and proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 122, for more information.

UnitedHealth Group

UnitedHealth Group is a diversified health and well-being company dedicated to helping people live healthier lives and making health care work better. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. Common shares of UnitedHealth Group are listed on the New York Stock Exchange under the symbol “UNH.”

UnitedHealth Group’s principal executive offices are located at UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, and its telephone number is (952) 936-1300. UnitedHealth Group’s website address is www.unitedhealthgroup.com. The information provided on or linked to UnitedHealth Group’s website is not part of this proxy circular and proxy statement and is not incorporated by reference in this proxy circular and proxy statement by this or any other reference to its website in this proxy circular and proxy statement.

Purchaser

Purchaser is an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada that was formed solely for the purpose of engaging in the transactions contemplated by the arrangement agreement with Catamaran, and is a wholly owned subsidiary of UnitedHealth Group. The mailing address of Purchaser is UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, and its telephone number is (952) 936-1300.

THE SPECIAL MEETING

We are furnishing this proxy circular and proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on July 14, 2015 at 9:00 a.m. (Chicago, Illinois, USA time) at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603.

Common shareholders who wish to attend the special meeting may be asked to present valid photo identification. Please note that if your common shares are held in “street name” by an intermediary, you will need to bring a copy of your voting instruction card or brokerage statement reflecting your share ownership as of the record date and check in at the registration desk at the special meeting. Cameras, sound or video recording devices or any similar equipment, or the distribution of any printed materials, will not be permitted at the special meeting without the approval of Catamaran.

Purpose of the Special Meeting

At the special meeting, common shareholders will be asked to consider and vote on:

1.	A proposal to approve the arrangement resolution, which approves the arrangement, as each may be amended from time to time;

2.	A proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement, as discussed in the section entitled “The Arrangement—Interests of Directors and Executive Officers in the Arrangement,” beginning on page 63; and

3.	A proposal to adjourn the special meeting to another place, date or time if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement resolution.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the arrangement agreement, the plan of arrangement, the arrangement resolution, the arrangement and the other transactions contemplated by the arrangement agreement and the plan of arrangement. The Board also considered a number of factors in evaluating the arrangement and consulted with its outside legal and financial advisors. By a unanimous vote, the Board (i) approved the arrangement, (ii) determined that the arrangement consideration to be received by common shareholders is fair, from a financial point of view, to such holders, (iii) determined that the arrangement is in the best interests of Catamaran and (iv) directed that a proposal to approve the arrangement resolution set forth in the proxy circular and proxy statement be submitted to a vote at a meeting of common shareholders. Accordingly the Board unanimously recommends a vote “FOR” the proposal to approve the arrangement resolution.

The Board also unanimously recommends a vote “FOR” the non-binding compensation proposal and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement resolution.

Record Date and Quorum

Each holder of record of common shares as of the close of business on June 4, 2015, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each common share that you held and owned on the record date. As of the close of business on the record date, there were 208,029,309 common shares issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting of at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, and at least 69,343,103 common shares (being one-third of the common shares issued and outstanding as of the close of business on the record date) constitutes a quorum for the purpose of considering the proposals.

If you are a Catamaran shareholder of record and you vote by mail, by telephone or through the Internet or in person at the special meeting, then your common shares will be counted as part of the quorum. If you are a “street name” holder of common shares and you provide your intermediary with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your intermediary with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All common shares held by shareholders of record that are present in person, or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.

Vote Required for Approval

Arrangement Agreement Proposal. The proposal to approve the arrangement resolution requires the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting.

Non-Binding Compensation Advisory Proposal. The approval of the non-binding compensation advisory proposal requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. The vote is advisory only and, therefore, the result of the vote is not binding on, and will not require any action by, Catamaran or UnitedHealth Group or any of their respective subsidiaries and, if the arrangement resolution is approved by common shareholders and the arrangement is completed, the compensation that is based on or otherwise relates to the arrangement will be payable to our named executive officers even if this proposal is not approved.

Adjournment Proposal. The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting may adjourn the special meeting to another place, date or time.

Effect of Abstentions and Broker Non-Votes

The proposal to approve the arrangement resolution requires the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting. Consequently, a failure to vote will have no effect on the approval of the proposal if the quorum requirement is met.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. Consequently, a failure to vote will have no effect on the approval of the proposal.

The proposal to adjourn the special meeting if necessary or appropriate, to the extent permitted by the arrangement agreement, requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. Consequently, a failure to vote will have no effect on the approval of the proposal. In addition, even if a quorum is not present at the special meeting, either the chair or the affirmative vote of common shares representing a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting may adjourn the special meeting to another place, date or time.

Abstentions will only be recorded with respect to the non-binding compensation advisory proposal. If you abstain from voting on the non-binding compensation advisory proposal, your abstention will be counted for determining whether or not there is a quorum at the special meeting, but will have the same effect as a vote “AGAINST” the proposal. Purported abstentions with respect to any other proposal will have no effect.

If your shares are held by an intermediary, such intermediary will NOT be able to vote your common shares (referred to as a broker non-vote), and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your intermediary on how to vote. The failure to provide your intermediary with voting instructions will have no effect on the approval of any of the proposals described above.

How to Vote

Shareholders of record have a choice of voting in person at the special meeting, by proxy by properly completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please refer to your proxy card or the information forwarded by your intermediary to see which options are available to you. To be effective, the proxies must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement thereof. The telephone and Internet voting facilities for shareholders of record will close at 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement of the special meeting.

A shareholder has the right to appoint a person (who need not be a shareholder) as proxy holder to attend and act on his or her behalf at the special meeting other than the representatives of management and Board designated in the form of proxy. A shareholder may exercise this right by inserting the name of the nominee in the space provided in the form of proxy or may complete another appropriate form of proxy, and in each case delivering the completed proxy in the manner set forth above.

The form of proxy also confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the notice of meeting or other matters that may properly come before the special meeting. Catamaran knows of no other matters to come before the special meeting other than matters referred to in the notice of meeting. If any matters which are not now known should properly come before the special meeting or if any amendments or variations to the matters referred to in the notice of meeting are presented for consideration at the special meeting, the forms of proxy will be voted on such matters, amendments and variations in accordance with the best judgment of the person voting the proxy.

If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN,” as applicable, on a proposal to be voted, your common shares will be voted “FOR” that proposal. If you indicate “ABSTAIN” on the non-binding compensation advisory proposal, it will have the same effect as a vote “AGAINST” that proposal. If you wish to vote by proxy and your shares are held by an intermediary, you must follow the voting instructions provided to you by your intermediary. Unless you give your intermediary instructions on how to vote your common shares, your intermediary will not be able to vote your shares on the proposals.

If you wish to vote in person at the special meeting and your shares are held in the name of an intermediary, you must obtain a legal proxy, executed in your favor, from the intermediary authorizing you to vote at the special meeting.

If you do not submit a valid proxy, no votes will be cast on your behalf on any proposal voted on at the special meeting.

If you have any questions about how to vote or direct a vote in respect of your common shares, you may contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (for shareholders) or (212) 750-5833 (for banks and brokers).

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing common shares will be mailed to shareholders if the arrangement is completed.

Revocation of Proxies

Any proxy given by a Catamaran shareholder may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

•	by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Catamaran’s Corporate Secretary at 1600 McConnor Parkway, Schaumburg, Illinois 60173, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same common shares;

•	by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting); or

•	in any other manner permitted by law.

“Street name” common shareholders should contact their intermediary to obtain instructions as to how to revoke or change their proxies.

Beneficial Shareholders

If your common shares are held in an account with an intermediary, you are the beneficial owner of common shares held in “street name,” or in the general account of your nominee. Catamaran does not send proxy materials directly to its beneficial shareholders, regardless of whether they are objecting beneficial owners or non-objecting beneficial owners (as such terms are defined in National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer) (which we refer to as “NI 54-101”). Intermediaries generally forward proxy materials to beneficial holders. Catamaran intends to pay for the costs of any such mailings by the intermediaries to the beneficial holders (including, for greater certainty, any mailings to objecting beneficial owners (as such term is defined by NI 54-101)). Intermediaries are accountable for complying with shareholder requests to receive materials for shareholder meetings and to vote shares held on behalf of beneficial owners.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to another place, day or time if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution. Your common shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy.

If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, either the chair or the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting may adjourn the special meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 30 days or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the special meeting. Under the arrangement agreement, Catamaran may postpone or adjourn the special meeting with UnitedHealth Group’s consent. Under the arrangement agreement, Catamaran may also, in its reasonable discretion, postpone or adjourn the special meeting, (i) to the extent necessary under applicable law to ensure that any required supplement or amendment to this proxy circular and proxy statement is provided to common shareholders within a reasonable amount of time in advance of the special meeting, (ii) if, as of the time for which the special meeting is originally scheduled, there are insufficient common shares represented (in person and by proxy) to constitute a quorum necessary to conduct the business of the special meeting or to the extent that at such time Catamaran has not received proxies sufficient to approve the arrangement resolution at the special meeting, (iii) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Board has determined in good faith (after consultation with Catamaran’s outside legal counsel) is required to be filed and disseminated under applicable law or (iv) to the extent the Board determines (after consultation with Catamaran’s outside legal counsel) that such postponement or adjournment is otherwise required under applicable law.

Solicitation of Proxies

Catamaran is soliciting the enclosed proxy card on behalf of the Board, and Catamaran will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Catamaran and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

Catamaran has retained Innisfree M&A Incorporated to assist in the solicitation process. Catamaran will pay Innisfree M&A Incorporated a fee of up to approximately $25,000 plus reimbursement of certain specified out-of-pocket expenses. Catamaran also has agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses that relate to or arise out of its solicitation of proxies, subject to certain exceptions.

Catamaran has agreed to permit Purchaser and UnitedHealth Group to, at Purchaser and UnitedHealth Group’s expense, on behalf of the management of Catamaran, directly or through a proxy solicitation services firm, actively solicit proxies in favor of the arrangement on behalf of management of Catamaran, except in circumstances following the receipt by Catamaran of an “acquisition proposal” from a third party (as described herein) or following the change by the Board of its recommendation in favor of the arrangement resolution. If such solicitations are permitted, Catamaran has agreed to cooperate with any persons engaged by Purchaser or UnitedHealth Group to solicit proxies, on behalf of the management of Catamaran or otherwise, in favor of the approval of the arrangement resolution at the special meeting.

Catamaran will ask intermediaries to forward Catamaran’s proxy solicitation materials to the beneficial owners of common shares held of record by such intermediaries. Catamaran will reimburse these intermediaries in the ordinary course for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Purchaser and UnitedHealth Group have retained D.F. King & Co., Inc. (which we refer to as “D.F. King”) to assist them (should they elect to do so) in soliciting proxies on behalf of management of Catamaran. Purchaser and UnitedHealth Group will pay D.F. King a fee of up to approximately $25,000 plus reimbursement of certain specified out-of-pocket expenses. Purchaser and UnitedHealth Group have also agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies, subject to certain exceptions.

No director of Catamaran has informed management in writing that he or she intends to oppose any action intended to be taken at the special meeting.

Shareholder List

Subject to compliance with the applicable provisions of the YBCA, a list of common shareholders entitled to vote at the special meeting will be available for examination by any Catamaran shareholder at our corporate offices located at 1600 McConnor Parkway, Schaumburg, Illinois 60173, during ordinary business hours, and at the special meeting.

Questions and Additional Information

If you have more questions about the arrangement or how to submit your proxy, or if you need additional copies of this proxy circular and proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (for shareholders) or (212) 750-5833 (for banks and brokers).

PROPOSAL 1: APPROVAL OF THE ARRANGEMENT RESOLUTION

Common shareholders will be asked to consider and vote on a proposal to approve the arrangement resolution attached as Annex C, approving the arrangement. You should carefully read this proxy circular and proxy statement in its entirety for more detailed information concerning the arrangement agreement, the plan of arrangement and the arrangement. In particular, you should read in their entirety the arrangement agreement, the plan of arrangement and the interim order, which are enclosed as Annexes A, B and F to this proxy circular and proxy statement. In addition, see the sections of this proxy circular and proxy statement entitled “The Arrangement,” beginning on page 34, and “The Arrangement Agreement and Plan of Arrangement,” beginning on page 84.

The Board unanimously recommends that common shareholders vote “FOR” the proposal to approve the arrangement resolution.

If you return a properly executed proxy card, but do not indicate voting instructions on your proxy card, your common shares represented by such proxy card will be voted “FOR” the proposal to approve the arrangement resolution.

Pursuant to the interim order of the Yukon court authorizing the special meeting, the proposal to approve the arrangement resolution requires the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL

Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide shareholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement, as disclosed in the section entitled “The Arrangement—Interests of Directors and Executive Officers in the Arrangement—Golden Parachute Compensation,” beginning on page 68 and including the table entitled “Golden Parachute Compensation” and accompanying footnotes. Accordingly, common shareholders are being provided with the opportunity to cast an advisory vote on such payments.

As an advisory vote, this proposal is not binding upon Catamaran or the Board, and approval of this proposal is not a condition to completion of the arrangement. Because the arrangement-related executive compensation to be paid in connection with the arrangement is based on the terms of the arrangement agreement as well as the contractual arrangements with the named executive officers, the entitlement to such compensation will not be affected by the outcome of this advisory vote. However, Catamaran seeks your support and believes that your support is appropriate because Catamaran has a comprehensive executive compensation program designed to link the compensation of our executives with Catamaran’s performance and the interests of common shareholders. Accordingly, we ask that you vote on the following resolution:

“RESOLVED, that the shareholders of Catamaran Corporation approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the named executive officers of Catamaran Corporation that is based on or otherwise relates to the arrangement, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Arrangement—Interests of Directors and Executive Officers in the Arrangement—Golden Parachute Compensation,” beginning on page 68 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

The Board unanimously recommends that common shareholders vote “FOR” the non-binding compensation advisory proposal.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your common shares represented by such proxy card will be voted “FOR” the non-binding compensation advisory proposal.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. The vote is advisory only and, therefore, the result of the vote is not binding on, and will not require any action by, Catamaran or UnitedHealth Group or any of their respective subsidiaries and, if the arrangement resolution is approved by common shareholders and the arrangement is completed, the compensation that is based on or otherwise relates to the arrangement will be payable to our named executive officers even if this proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING

Common shareholders may be asked to adjourn the special meeting to another place, date or time in accordance with the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement resolution.

The Board unanimously recommends that common shareholders vote “FOR” the proposal to adjourn the special meeting to another place, date or time if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement resolution.

If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your common shares represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to another place, date or time if necessary or appropriate.

The approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a simple majority of the votes cast on such resolution by common shareholders present in person or represented by proxy at the special meeting may adjourn the special meeting to another place, date or time.

THE ARRANGEMENT

Overview

Catamaran is seeking the approval by common shareholders of an arrangement resolution, in the form set forth on Annex C, approving the arrangement agreement Catamaran entered into on March 29, 2015 with UnitedHealth Group and Purchaser and the related plan of arrangement, as each may be amended from time to time. Under the terms of the arrangement agreement and the related plan of arrangement, Purchaser will acquire all of the shares of Catamaran. The Board has approved the arrangement agreement and the plan of arrangement and unanimously recommends that common shareholders vote for the proposal to approve the arrangement resolution.

Upon completion of the arrangement, each holder of common shares will have the right to receive in respect of each such common share that is owned immediately prior to the effective time (other than any common shares in respect of which dissent rights are validly exercised) an amount in cash equal to $61.50 per share, without interest and less applicable withholding taxes.

Following the completion of the arrangement, Catamaran will be a wholly owned subsidiary of UnitedHealth Group and Catamaran expects to cease to be a publicly traded company and no longer be registered under the Exchange Act. In addition, Catamaran intends to seek to be deemed to have ceased to be a reporting issuer under the securities laws of each of the provinces of Canada where it is a reporting issuer.

Background of the Arrangement

From time to time, the Board and senior management of the Company, together with their legal and financial advisors, review and evaluate strategic options and alternatives with the goal of enhancing shareholder value, including potential acquisition transactions and business combinations, as well as a wide range of internal growth strategies, including the expansion of existing commercial relationships. From time to time, these reviews of strategic options and alternatives have led senior management of the Company to consider and discuss the possibility of an acquisition of, or business combination with, a number of different participants in the PBM industry, and in particular with existing customers of the Company, including UnitedHealth Group’s subsidiary, OptumRx, who use Catamaran’s RxClaim® adjudication platform for claims processing.

Catamaran has provided transaction processing and information technology professional services to OptumRx and its predecessor entities for more than 20 years. All of the prescriptions managed by OptumRx are processed through the RxClaim® claims adjudication platform provided and supported by Catamaran. Catamaran has licensed RxClaim® and provided related support services to OptumRx since 2005, when UnitedHealth Group acquired PacifiCare Health Systems, Inc., or PacifiCare, and to PacifiCare and its predecessor entities since the early 1990s. As a result, Mark Thierer, Catamaran’s Chairman and Chief Executive Officer, and other representatives of Catamaran, have met from time to time over the years with members of the senior management team of OptumRx and other UnitedHealth Group businesses operating under Optum, UnitedHealth Group’s health services business platform that includes, among other businesses, OptumRx (which, together with OptumRx, we refer to as “Optum”), to discuss industry and regulatory developments, Catamaran’s and OptumRx’s existing commercial relationship and other possible strategic alternatives.

In January 2014, Mr. Thierer telephoned Dirk McMahon, who at the time was Chief Executive Officer of OptumRx, to discuss possible ways in which the two companies’ existing relationship could be expanded in order to meet the developing business requirements of the PBM industry, including a possible perpetual non-exclusive license to OptumRx of the source code to Catamaran’s RxClaim® technology, outsourcing OptumRx’s cost of goods sold management services to Catamaran, and a potential combination of the OptumRx and Catamaran businesses (which we refer to as the “proposed combination transaction”).

On February 24, 2014, following internal discussion regarding the feasibility of the three potential options discussed during the January 2014 call, Mr. Thierer sent a letter to Mr. McMahon outlining preliminary details for each of the three potential options.

On March 5, 2014, the Board held a regularly scheduled meeting at which Mr. Thierer updated the Board regarding his discussions with Mr. McMahon, and it was the consensus of the Board that Mr. Thierer should continue to engage in such discussions.

In April 2014, Catamaran and Optum agreed to engage a third-party consultant to assist with their analysis of potential cost of goods sold synergy opportunities based on a review of a “clean room” containing certain competitively sensitive information of both Catamaran and OptumRx.

On June 4, 2014, the Board held a regularly scheduled meeting at which Mr. Thierer reported that the Company was still evaluating the proposed combination transaction with OptumRx, as well as other opportunities to expand the existing commercial relationship between the parties, including the possible source code license to OptumRx of Catamaran’s RxClaim® technology, and it was the consensus of the Board that Mr. Thierer should continue to engage in such discussions.

In June and July of 2014, representatives of Catamaran and Optum held conference calls from time to time to discuss the ongoing clean room review and prepare for an upcoming September 2014 meeting with representatives of the respective senior management teams of Catamaran, UnitedHealth Group and Optum.

In late July 2014, Mr. Thierer contacted representatives of Blackstone Advisory Partners L.P. (which we refer to as “Blackstone”) to assist Catamaran with evaluating the proposed combination transaction with OptumRx and preparing for the upcoming September 2014 meeting with UnitedHealth Group and Optum. Catamaran selected Blackstone because of Blackstone’s reputation, familiarity with Catamaran’s business and industry and experience with having advised a number of companies in significant business combination transactions, including in transactions with structures similar to the proposed combination transaction.

On September 3, 2014, the Board held a regularly scheduled meeting at which Mr. Thierer updated the Board that the Company was still evaluating the proposed combination transaction with OptumRx and a potential technology transfer arrangement with OptumRx involving an option to purchase a perpetual non-exclusive license to the source code to RxClaim® and related software. Mr. Thierer also updated the Board that the Company had been consulting with representatives from Blackstone, Sidley Austin LLP, Catamaran’s outside legal counsel (which we refer to as “Sidley”), and PricewaterhouseCoopers LLP, Catamaran’s outside tax advisors, regarding the feasibility of the proposed combination transaction with OptumRx. Following discussion, it was the consensus of the Board that the Company should continue to engage in such discussions with OptumRx.

On September 24, 2014, Mr. Thierer, Jeff Park, Executive Vice President, Operations of Catamaran, and Michael Shapiro, Senior Vice President and Chief Financial Officer of Catamaran, met in Minneapolis, Minnesota, with Steve Hemsley, Chief Executive Officer of UnitedHealth Group, David Wichmann, President and Chief Financial Officer of UnitedHealth Group, Larry Renfro, Vice Chairman of UnitedHealth Group and Chief Executive Officer of Optum, and Mr. McMahon, to discuss the commercial merits of combining the Catamaran and OptumRx businesses, the potential synergies relating to a business combination that were identified during the clean room review and the benefits of the proposed combination transaction.

From time to time during the fall of 2014, representatives of Catamaran and Optum engaged in discussions, both telephonically and in person, including meetings between Mr. Thierer and Mr. Hemsley, regarding the synergies analysis and the benefits of the proposed combination transaction involving Catamaran and OptumRx.

In anticipation of further discussions and the exchange of confidential information, on October 24, 2014, Catamaran and Optum entered into a mutual confidentiality agreement to facilitate the exchange of confidential information regarding a possible transaction between the parties.

On October 27, 2014, Messrs. Thierer, Park and Shapiro and other members of the Catamaran senior management team met in New York City with members of the respective senior management teams of UnitedHealth Group and Optum, including Messrs. Wichmann, Renfro and McMahon, to engage in discussions regarding a possible business combination transaction, including transaction structure and process and a review of the potential expected synergies from any such transaction. During the meeting, the representatives of Catamaran highlighted the benefits of the proposed combination transaction with OptumRx. A representative of Blackstone was also in attendance at the meeting.

In November 2014, Catamaran and Optum agreed to engage another third-party consultant to update and refine the scope of the previous synergies analysis through a “clean room” due diligence review of certain competitively sensitive information of both Catamaran and OptumRx. In connection with the “clean room” review, Catamaran, UnitedHealth Group and Optum entered into an amended and restated confidentiality agreement on November 17, 2014, which, among other things, detailed the terms, conditions and procedures for the clean room review process and extended the term of the confidentiality obligations.

On November 21, 2014, representatives of Catamaran’s and Optum’s respective senior management teams met in Chicago, Illinois. At the meeting, Catamaran management presented non-public information regarding Catamaran’s business, operations, financial summary and outlook, and the parties engaged in continued discussions regarding the proposed combination transaction with OptumRx.

On December 2, 2014, the Board held a telephonic meeting at which members of Catamaran management and representatives of Sidley were present. Messrs. Thierer and Shapiro updated the Board regarding discussions with Optum regarding the proposed combination transaction with OptumRx, as well as regarding a potential technology transfer arrangement with OptumRx involving an option to purchase a perpetual non-exclusive license to the source code to RxClaim® and related software.

On December 10, 2014, the Board held a regularly scheduled meeting in Phoenix, Arizona, at which members of management were in attendance. Messrs. Thierer and Shapiro provided a further update to the Board regarding the proposed combination transaction discussions with Optum. Mr. Shapiro described the terms of the Company’s financial advisory engagement letter dated October 15, 2014, with Blackstone to the Board and informed the Board that based on Blackstone’s response to a series of questions, Catamaran management did not believe that Blackstone had any relationships with, or interests in, UnitedHealth Group or Optum that would impair its ability to serve as independent financial advisor to the Company. In addition, the Board ratified the retention of Blackstone and the terms of the Blackstone engagement letter. Cliff Berman, Senior Vice President, General Counsel and Corporate Secretary of Catamaran, reviewed the proposed terms of the technology transfer arrangement with OptumRx, which involved the extension and expansion of the existing software license and related servicing agreements between OptumRx and Catamaran and the granting to OptumRx of an option to purchase a perpetual non-exclusive license to the source code to RxClaim® and related software. At the meeting, the Board authorized management to continue negotiating and to execute definitive agreements with OptumRx on terms consistent with those provided to the Board with respect to the technology transfer arrangement.

On December 11, 2014, Messrs. Thierer and Shapiro met with Messrs. Wichmann and Renfro in Orlando, Florida. During the meeting, Messrs. Thierer, Shapiro, Wichmann and Renfro briefly discussed the final terms of the definitive agreements with respect to the technology transfer arrangement between Catamaran and OptumRx involving the RxClaim® source code and software license and related servicing agreements. Also during the meeting, Messrs. Wichmann and Renfro indicated that UnitedHealth Group was considering making an offer to acquire Catamaran with a combination of cash and stock consideration. There was no discussion of valuation or other financial terms during the meeting.

On December 16, 2014, representatives of Catamaran and OptumRx executed and delivered definitive agreements with respect to the technology transfer arrangement involving the RxClaim® source code and software license and related servicing agreements on terms consistent with those discussed with the Board at its December 10 meeting.

On December 22, 2014, Messrs. Thierer and Shapiro met with Messrs. Wichmann and Renfro in Boston, Massachusetts. During the meeting, Messrs. Wichmann and Renfro orally communicated a proposal for OptumRx (or one of its affiliated entities) to acquire Catamaran for total nominal consideration of $54.50 per share, consisting of a majority in cash and the remainder in stock of a new subsidiary of UnitedHealth Group to be combined with Catamaran (which we refer to as “NewCo”). Under this proposed transaction structure, UnitedHealth Group and shareholders of Catamaran would hold 85% and 15% of the outstanding shares of NewCo, respectively.

On December 23, 2014, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. Mr. Thierer updated the Board on the oral proposal received from UnitedHealth Group and discussions with Messrs. Wichmann and Renfro over the last couple of weeks. Representatives of Sidley, in consultation with representatives of Baker & McKenzie LLP, the Company’s Canadian counsel (which we refer to as “Baker”) provided the Board with a legal briefing regarding their fiduciary duties in the context of a potential sale of the Company. Representatives of Blackstone reviewed with the Board an overview of UnitedHealth Group’s expression of interest and its preliminary valuation analysis of Catamaran. Following discussions with representatives of management, Blackstone and Sidley, the consensus of the Board was that there was no interest in proceeding with negotiations with UnitedHealth Group at the valuation suggested by UnitedHealth Group’s expression of interest.

On December 24, 2014, Mr. Shapiro telephoned Mr. Wichmann to communicate that the Board had rejected UnitedHealth Group’s expression of interest.

On January 13, 2015, Messrs. Thierer and Shapiro met with Messrs. Wichmann and Renfro while attending an industry conference in San Francisco, California, to continue discussions regarding a possible business combination transaction, including re-engaging on due diligence and refining the potential synergies analysis. Subsequent to the January 13 meeting, representatives of Catamaran’s and Optum’s respective senior management teams held multiple telephonic meetings to refine the potential synergies analysis relating to a possible business combination and to discuss Catamaran management’s expectations for achieving potential synergies.

On January 26, 2015, the Board held a telephonic meeting at which members of management were in attendance. At the meeting, Messrs. Thierer and Shapiro updated the Board on their discussions with UnitedHealth Group and Optum representatives regarding refining the potential synergies analysis and a possible business combination transaction.

On February 6, 2015, Mr. Wichmann met with Mr. Thierer in Chicago, Illinois to discuss the possibility of a 100% acquisition of Catamaran. Based on such discussion, Mr. Thierer believed that UnitedHealth Group would be willing to consider an all cash transaction at a price of $60 to $61 per share and that UnitedHealth Group would also be willing to consider a cash and NewCo stock transaction consistent with UnitedHealth Group’s previous expression of interest at a value reasonably below $61 per share. Mr. Wichmann also noted UnitedHealth Group’s desire to proceed in an expeditious manner.

On February 8, 2015, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. Representatives of Blackstone reviewed with the Board a summary of Mr. Thierer’s discussions with Mr. Wichmann and its preliminary valuation analysis of Catamaran. The Board engaged in extensive discussion regarding the preliminary valuation methodologies in the Blackstone materials and the Company’s stand-alone prospects, including a discussion of the overall dynamics of the PBM industry and increased competitive pressures. At the conclusion of the discussion, the Board directed Mr. Thierer to make a counteroffer to UnitedHealth Group on the terms discussed with the Board (and described below). The Board also discussed whether contacts should be made to other parties to see if they might be interested in a possible business combination transaction with Catamaran. Representatives of Blackstone and Company management reviewed with the Board the potential counterparties who they believed, based on their knowledge of the industry, would be most interested in engaging in a possible business combination with Catamaran. The Board considered the possible risks in contacting other parties, including the possible risk to the transaction being proposed by UnitedHealth Group if UnitedHealth Group were to learn that the Company was in discussions with other parties and the increased risk of a possible information leak. The Board also engaged in discussions with representatives of management, Sidley and Blackstone regarding the possible execution risk associated with the potential counterparties identified by Blackstone and Company management, as compared to a transaction with UnitedHealth Group. Upon the recommendation of management and Blackstone, the Board authorized Blackstone to contact the two strategic parties (whom we refer to as “Party 1” and “Party 2”) that were determined to be the most likely to be interested in a business combination transaction with Catamaran.

During the evening of February 8, 2015, Mr. Thierer telephoned Mr. Wichmann and orally communicated the counteroffer on the terms discussed with the Board, proposing an all-cash transaction at $65 per share or a cash and subsidiary stock transaction for total nominal consideration of $62.50 per share, consisting of $53.125 in cash and 10.5% ownership of NewCo. Mr. Wichmann immediately rejected the counteroffer.

On February 10, 2015, representatives of Blackstone contacted each of Party 1 and Party 2 to inquire whether they would be interested in a possible business combination transaction with Catamaran.

On February 11, 2015, the Board held a telephonic meeting at which members of management were in attendance. At the meeting, Mr. Thierer updated the Board regarding UnitedHealth Group’s rejection of the counteroffer discussed at the Board’s last meeting and Blackstone’s initial contacts with each of Party 1 and Party 2. The Board discussed with Company management whether contacts should be made to additional parties to see if they might be interested in a business combination transaction with Catamaran. Following discussion, the Board approved contacting two additional strategic parties (whom we refer to as “Party 3” and “Party 4”) that Board members and Company management believed, based on their knowledge of the industry and in consultation with representatives of Blackstone, would be interested in engaging in a possible business combination with Catamaran.

On February 13, 2015, representatives of Blackstone contacted each of Party 3 and Party 4 to inquire whether they would be interested in a possible business combination transaction with Catamaran.

On February 15, 2015, Catamaran entered into a confidentiality agreement with Party 1 to facilitate a management meeting between the parties. The confidentiality agreement contained a customary standstill covenant, which generally prohibited Party 1 from acquiring Catamaran securities or otherwise seeking to acquire control of the Company, and which by its terms would terminate upon Catamaran’s public announcement of its entry into a definitive agreement with a third party providing for a change of control transaction of Catamaran. The next day, representatives of Party 1 participated in a due diligence management presentation with members of Catamaran’s senior management team, with representatives of Blackstone in attendance.

On February 16, 2015, Mr. Wichmann telephoned Mr. Thierer and communicated that UnitedHealth Group would no longer pursue the cash and NewCo stock transaction. However, Mr. Wichmann also communicated that UnitedHealth Group would be willing to proceed with an acquisition of Catamaran for total consideration of $61 per share, consisting of a mix of cash and shares of UnitedHealth Group stock, and such offer represented UnitedHealth Group’s best and highest proposal. Mr. Thierer rejected the counteroffer, noting that the Board had previously considered the possibility of a $61 per share all cash proposal at its February 8 meeting and was not willing to complete a transaction at $61 per share.

On February 17, 2015, Mr. Thierer and Mr. Renfro met in Chicago, Illinois. During that meeting, Mr. Thierer requested that UnitedHealth Group increase its offer.

On February 18, 2015, Catamaran entered into confidentiality agreements with each of Party 2 and Party 3 on terms similar to the confidentiality agreement (including the standstill covenant) entered into with Party 1. The next day, representatives of each of Party 2 and Party 3 participated in separate due diligence management presentations with members of Catamaran’s senior management team, with representatives of Blackstone in attendance.

On February 19, 2015, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. Representatives of Sidley once again discussed the fiduciary duties of the Board (in consultation with Baker) and other legal matters, including the preliminary antitrust regulatory analysis and the additional work that would need to be undertaken with respect to each of the prospective bidders. Prior to representatives of Blackstone joining the meeting, Sidley representatives informed the Board that based on Blackstone’s response to a series of questions, Blackstone did not have any relationships with, or interests in, any of the prospective bidders that would impair its ability to serve as independent financial advisor to the Company, and reviewed with the Board a proposal to amend Blackstone’s engagement letter so Blackstone’s compensation would be payable in connection with any change of control transaction involving the Company, and not just one with UnitedHealth Group. Following discussion, the Board approved the amendment to the Blackstone engagement letter. Representatives of Blackstone then joined the meeting and provided an update to the Board regarding recent discussions with UnitedHealth Group and with each of the other prospective bidders. The Board also reviewed with its financial and legal advisors the preliminary timeline for receiving and evaluating proposals from the prospective bidders.

On February 20, 2015, Party 4 notified Blackstone that it had determined not to pursue a possible transaction and withdrew from the Company’s process. Both Mr. Thierer and representatives of Blackstone had contacted representatives of Party 4 during the prior week, but no diligence materials were provided and no confidentiality agreement was entered into with Party 4.

On February 23, 2015, Mr. Wichmann telephoned Mr. Thierer and informed him that he would be sending Mr. Thierer a letter, on behalf of UnitedHealth Group, with the details of a revised non-binding proposal to acquire Catamaran.

On the same date, Catamaran and Party 2 engaged a third-party consultant to conduct a due diligence review of a “clean room” containing certain competitively sensitive information of both Catamaran and Party 2 and entered into a “clean room” confidentiality agreement which, among other things, detailed the terms, conditions and procedures for the clean room review process.

Also on February 23, 2015, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. Representatives of Sidley reviewed the proposed material terms of a draft arrangement agreement to be distributed to each of Party 1, Party 2 and Party 3. The Board authorized the distribution of the draft arrangement agreement to these bidders consistent with the terms discussed at the meeting. Representatives of Blackstone reviewed with the Board the proposed process and timeline to signing a definitive agreement related to the proposed transaction.

On February 24, 2015, a draft arrangement agreement prepared by Sidley was distributed to each of Party 1, Party 2 and Party 3, and each of the parties was granted access to the Company’s online data room containing certain financial, business and legal due diligence related items. The draft arrangement agreement delivered to each of Party 1, Party 2 and Party 3 specified that (i) Catamaran would be required to pay a termination fee equal to 2.0% of the aggregate equity value of Catamaran under certain circumstances; (ii) the acquirer would be required to pay a reverse termination fee equal to 10.0% of the aggregate equity value of Catamaran under certain circumstances; (iii) the acquirer would generally be obligated to take all actions necessary in order to obtain certain antitrust regulatory approvals, including agreeing to the divestiture of existing operations and operational or other restrictions on the acquirer’s or Catamaran’s business; and (iv) Catamaran would generally be entitled to specifically enforce the terms of the agreement. The draft arrangement agreement also contemplated an all-cash transaction, with an additional “ticking fee” payable in cash if the closing occurs more than six months after the date of the definitive agreement due to the failure to obtain antitrust regulatory approvals. In connection with the distribution of the draft arrangement agreement, Blackstone (acting at the direction of the Board) instructed each of Party 1, Party 2 and Party 3 to provide an issues list in response to the Company’s draft arrangement agreement and preliminary non-binding proposals for any acquisition of Catamaran by March 5, 2015.

Later in the day on February 24, 2015, Mr. Wichmann delivered a letter to Mr. Thierer with a revised non-binding offer for OptumRx (or one of its affiliated entities) to acquire Catamaran, subject to the negotiation of a definitive agreement with Catamaran and completion of confirmatory due diligence. In the letter, UnitedHealth Group, among other things, (i) increased the financial terms of its proposal to $61.50 per share, with at least 80% of the consideration payable to Catamaran shareholders consisting of cash and up to 20% consisting of shares of UnitedHealth Group common stock at a fixed exchange ratio derived from the volume-weighted average share price (VWAP) of UnitedHealth Group common stock for the five trading days prior to, and ending one day before, the execution of a definitive agreement with Catamaran, with the final mix of cash and stock to be finalized at a later date prior to the execution of a definitive agreement based on UnitedHealth Group’s assessment of its capital demands; (ii) specified that the definitive agreement would require the parties to use their respective reasonable best efforts to take all appropriate action and do all things necessary to consummate the transaction; (iii) specified that the definitive agreement would include a standard no-shop provision that would permit the Board to terminate the definitive agreement and enter into an acquisition agreement with another party to satisfy its fiduciary duties in the event it received a superior proposal, provided that Catamaran paid UnitedHealth Group a termination fee in the amount of 3.5% of the aggregate equity value of Catamaran; (iv) stated that UnitedHealth Group would only be able to support the proposal if negotiations remained confidential and bilateral (meaning exclusive negotiations between Catamaran and UnitedHealth Group); and (v) requested a response from the Board by March 3, 2015. Mr. Wichmann also telephoned Mr. Thierer on the same date and noted that the revised proposal represented UnitedHealth Group’s best and final offer.

On February 25, 2015, Party 1 notified Blackstone that it had determined not to pursue a possible transaction and withdrew from the Company’s process.

On February 26, 2015, Catamaran and Party 3 engaged a third-party consultant to conduct a due diligence review of a “clean room” containing certain competitively sensitive information of both Catamaran and Party 3 and entered into a “clean room” confidentiality agreement which, among other things, detailed the terms, conditions and procedures for the clean room review process.

On February 27, 2015, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. Representatives of Blackstone reviewed with the Board a summary of the terms of UnitedHealth Group’s February 24, 2015 letter and its preliminary valuation analysis of Catamaran. Representatives of Blackstone also updated the Board on the status of discussions with each of the other prospective bidders, noting that both Party 1 and Party 4 had withdrawn from the Company’s process, and discussed the overall transaction timeline with the Board. The Board engaged in extensive discussions with representatives of management, Blackstone and Sidley regarding the terms of UnitedHealth Group’s revised proposal and authorized and directed management to respond to UnitedHealth Group with a counter-proposal that would provide a fixed value collar for a specified percentage of the stock portion of the consideration and a “break-up” fee in the amount of 2.5 to 3.0% of the aggregate equity value of Catamaran. The Board discussed the risk that UnitedHealth Group would withdraw its proposal if UnitedHealth Group were to discover it was not the only party engaging in negotiations with Catamaran, which was discussed at previous Board meetings and subsequently confirmed in UnitedHealth Group’s February 24 letter which indicated that UnitedHealth Group could only support the revised proposal if negotiations remained confidential and bilateral. While Catamaran did not disclose to any of Party 1, Party 2, Party 3 or Party 4 that it was engaged in discussions with UnitedHealth Group, at no time did it commit to UnitedHealth Group that Catamaran would commit to a bilateral negotiation. Following extensive discussion, it was the consensus of the Board that the Company continue discussions and negotiations with each of Party 2 and Party 3.

Following the February 27 meeting, representatives of Blackstone and Catamaran provided a counter-proposal to UnitedHealth Group (as authorized by the Board) of a fixed value collar for a specified percentage of the stock portion of the consideration and a “break-up” fee in the amount of 2.5 to 3.0% of the aggregate equity value of Catamaran. Over the weekend of February 28, 2015 to March 1, 2015, representatives of Blackstone and Catamaran management engaged in discussions with representatives of UnitedHealth Group regarding the form of consideration and amount of the proposed break-up fee. UnitedHealth Group’s representatives indicated that they would agree to a narrower fixed value collar provided that UnitedHealth Group would have the option, at its discretion, to elect to pay the consideration in all cash at any time prior to the closing of the acquisition. UnitedHealth Group’s representatives also indicated that UnitedHealth Group was insistent that the break-up fee remain at 3.5% of Catamaran’s aggregate equity value. Over the course of such discussions, representatives of Blackstone, Catamaran and UnitedHealth Group also discussed timing and process for the drafting and negotiation of the definitive arrangement agreement. Representatives of Blackstone recommended that Sidley, on behalf of Catamaran, take the lead on preparing the initial draft of the arrangement agreement, which UnitedHealth Group’s representatives rejected, insisting that Sullivan & Cromwell LLP, outside counsel to UnitedHealth Group (whom we refer to as “S&C”), would draft the arrangement agreement on behalf of UnitedHealth Group.

From late February 2015 until execution of the definitive arrangement agreement with UnitedHealth Group on March 29, 2015, each of UnitedHealth Group, Party 2 and Party 3 engaged in due diligence review of various materials, including those provided in the Company’s online data room, and Catamaran responded to due diligence questions from the various bidders.

On March 3, 2015, the Board held a special in-person meeting in Chicago, Illinois, at which members of management and representatives of Blackstone and Sidley were in attendance. Representatives of Blackstone reviewed the status of discussions with UnitedHealth Group regarding the form of the consideration and amount of the proposed break-up fee. Following discussion, representatives of Blackstone updated the Board on the status of the diligence efforts with each bidder and reviewed the proposed timeline to reach a definitive agreement regarding a possible transaction. Representatives of Sidley provided the Board with an update regarding the antitrust regulatory analysis for each of the bidders. The Board engaged in extensive discussions with representatives of management, Blackstone and Sidley regarding a variety of possible scenarios and the process for comparing and evaluating bids based on both value and certainty of closing and authorized management to continue discussions with each of UnitedHealth Group, Party 2 and Party 3.

On March 4, 2015, outside counsel to Party 3 sent Blackstone a list of material issues raised by the Company’s initial February 24 draft arrangement agreement. In the material issues list, Party 3, among other things, (i) rejected the “hell or high water” covenant to take all actions necessary to obtain required antitrust regulatory approvals, and suggested that it would be willing to consider certain unspecified potential divestitures and limitations; (ii) rejected the 10% reverse break-up fee for failure to obtain the required antitrust regulatory approvals, and suggested that it would be willing to consider an unspecified reverse break-up fee at a more reasonable level; (iii) rejected the “ticking fee” payable if the closing occurs more than six months after the date of the definitive agreement due to the failure to obtain antitrust regulatory approvals; (iv) proposed a 4.0 to 4.5% break-up fee; and (v) added additional closing conditions.

Also on March 4, 2015, UnitedHealth Group and Optum and their respective representatives and advisors were granted access to the Company’s online data room containing certain financial-, business- and legal due diligence-related items, including confirmatory due diligence items specifically requested by representatives and/or advisors of UnitedHealth Group and Optum.

In the evening on March 4, 2015, S&C distributed to Sidley an initial draft of the arrangement agreement on behalf of UnitedHealth Group.

Prior to the March 5 deadline for Party 2 and Party 3 to submit preliminary non-binding proposals, representatives of Party 2 informed Blackstone that, while they remained interested in pursuing a possible business combination with Catamaran, they would not be in a position to submit a preliminary non-binding proposal or issues list in response to the Company’s initial draft arrangement agreement by March 5, 2015.

On March 5, 2015, representatives of Sidley and outside counsel to Party 3 had a conference call to discuss the matters raised in the March 4 material issues list.

On the same date, representatives of Party 3 delivered a letter to Blackstone with a preliminary non-binding proposal to acquire Catamaran, subject to the negotiation of a definitive agreement with Catamaran and completion of confirmatory due diligence, in an all-cash transaction for a range between $64.50 to $67.50 per share. In the letter, Party 3 noted that it would require additional information from Catamaran with respect to, among other things, key contract terms, customer retention and potential transaction synergies in order to assess their valuation assumptions and provide a specified per share value.

On March 6, 2015, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. Representatives of Sidley reviewed the letter received from Party 3 and discussed with the Board the comparison of key arrangement agreement terms from each of UnitedHealth Group and Party 3, noting differences with respect to the proposed consideration, the deal protection and deal certainty provisions, and expected closing timing (based on preliminary assessments of timeline for regulatory reviews), among others. Representatives of Blackstone then updated the Board on discussions with each of the bidders, including the status of Party 2’s participation in the Company’s process. Representatives of Sidley briefed the Board on the current preliminary assessment of antitrust risks associated with each of UnitedHealth Group and Party 3. The Board considered the risk that a transaction with Party 3 would invite substantially more scrutiny from antitrust authorities than a transaction with UnitedHealth Group and the risk that a transaction with Party 3 would likely not be completed as quickly as a transaction with UnitedHealth Group or might not be completed at all. The Board engaged in extensive discussions with representatives of management, Blackstone and Sidley regarding the competing proposals and, following such discussion, the Board authorized management to continue negotiations with both UnitedHealth Group and Party 3 and to continue to explore whether Party 2 would be able to submit a written offer in the near future.

From February 28, 2015 through March 29, 2015, representatives of UnitedHealth Group and Optum (and/or their respective representatives and advisors) attended multiple management presentations and confirmatory due diligence sessions (both in-person and telephonic) with members of Catamaran’s senior management team (and/or their respective representatives and advisors). During the same period, representatives of Catamaran and Blackstone engaged with representatives of Party 3 to respond to Party 3’s due diligence questions and additional informational requests, including information with respect to certain customer losses experienced by the Company provided subsequent to Party 3’s initial March 5 indication, and requested that Party 3 provide an updated price proposal with an exact per share value.

On March 10, 2015, Sidley distributed a mark-up of the draft arrangement agreement to S&C. Later the same day, outside counsel to Party 3 sent a mark-up of Sidley’s bid draft arrangement agreement distributed on February 24 which included the items previewed in its material issues list delivered on March 4. On the same date, each of Catamaran, Party 3 and their respective legal advisors entered into a joint defense agreement to facilitate, among other things, the antitrust risk analysis and exchange of confidential and potentially competitive sensitive information between outside antitrust counsel to both Catamaran and Party 3.

On March 13, 2015, S&C distributed a revised draft arrangement agreement to Sidley.

On March 16 and March 17, 2015, Sidley antitrust counsel sent Catamaran’s antitrust-related data to assist Party 3 in refining its antitrust risk analysis with respect to a possible business combination between the two parties and pursuant to the terms of the parties’ existing joint defense agreement.

On March 20, 2015, Mr. Wichmann telephoned Mr. Thierer to inform him that UnitedHealth Group had substantially completed its confirmatory due diligence and reaffirmed its proposal to acquire all Catamaran common shares at a price of $61.50 per share, payable in cash and shares of UnitedHealth Group common stock, subject to UnitedHealth Group’s option, at its discretion, to elect to pay the consideration in all cash. Mr. Thierer requested $62 per share and Mr. Wichmann reiterated that $61.50 per share was UnitedHealth Group’s best and final offer.

Also on March 20, 2015, representatives of Blackstone, acting in accordance with the Board’s directives, requested that Party 2 provide a preliminary price proposal and mark-up of Sidley’s initial draft arrangement agreement by March 25.

On March 21, 2015, Sidley distributed mark-ups of the arrangement agreement to both S&C and outside counsel to Party 3. On the same date, each of Catamaran, UnitedHealth Group and their respective legal advisors also entered into a joint defense agreement to facilitate, among other things, the antitrust risk analysis and exchange of confidential and potentially competitive sensitive information between outside antitrust counsel to both Catamaran and UnitedHealth Group.

Also on March 21, 2015, representatives of Blackstone, acting in accordance with the Board’s directives, held a conference call with representatives of Party 3 and requested that Party 3 provide an updated price proposal with an exact per share value by March 24, together with its proposal regarding the reverse break-up fee and a mark-up of Sidley’s revised March 21 draft arrangement agreement. During the call, representatives of Party 3 indicated that they had substantial remaining due diligence to complete and would not be in a position to submit an updated price proposal or specify an exact per share value by March 24. Representatives of Party 3 also indicated that they would require significant additional information from Catamaran to refine their antitrust risk analysis before they would be in a position to provide a proposal regarding the reverse break-up fee or the efforts they would be willing to undertake contractually to obtain required antitrust approvals. The Blackstone representatives requested that Party 3 provide a list of the specific diligence items Party 3 required in order to update its price proposal, and also share its antitrust-related data and make available its outside antitrust counsel for a meeting early the following week with Sidley antitrust counsel to discuss the antitrust risk analysis and the additional antitrust-related data requested by Party 3.

On March 22, 2015, representatives of Catamaran and UnitedHealth Group, Sidley and S&C negotiated various provisions contained in Sidley’s draft of the arrangement agreement.

From March 23, 2015 until execution of the definitive arrangement agreement on March 29, 2015, Catamaran, UnitedHealth Group and their respective legal advisors exchanged numerous drafts of the arrangement agreement and engaged in negotiations and discussions regarding the terms and conditions of the arrangement agreement. Significant areas of negotiation included the risk-sharing provisions regarding antitrust approvals, the closing conditions, matters related to UnitedHealth Group’s transaction structuring and various employee benefit and other employee- and compensation-related provisions, including the accelerated vesting of outstanding Catamaran equity incentive awards upon closing and a retention plan for Catamaran employees.

On March 23, 2015, representatives of Party 3 sent Blackstone a list of additional diligence items Party 3 required in order to update its price proposal and provide an exact per share value. In the list, Party 3 indicated that it would need to review a number of additional contracts, including customer contracts comprising at least 80% of gross profit in the aggregate. In many cases, the additional information being requested by Party 3 (including with respect to customer contracts) substantially exceeded the information that had been made available to UnitedHealth Group and Party 2. In addition, Party 3 indicated that it was not in a position to provide a mark-up of the draft arrangement agreement, as its positions with respect to the open arrangement agreement issues remained the same as those noted in Party 3’s March 10 mark-up.

On March 24, 2015, outside antitrust counsel to both Catamaran and Party 3 discussed by telephone the antitrust risk analysis with respect to a business combination involving the two parties and the sharing of antitrust-related data. During the discussion, Sidley antitrust counsel was advised that Party 3 was unwilling to share its antitrust-related data with Catamaran or its outside antitrust counsel despite the parties’ existing joint defense agreement and despite the fact that Catamaran had previously provided its antitrust-related data to Party 3’s outside antitrust counsel. Party 3’s outside antitrust counsel indicated that they would require significant additional information from Catamaran to refine their antitrust risk analysis with respect to a possible transaction between the parties. In many cases, the additional information being requested by Party 3 had not been tracked internally by Catamaran, would require significant time and management attention to prepare and would necessitate interviewing a number of Catamaran customers and employees who were otherwise unaware of a possible business combination transaction. The next day, representatives of Party 3 also informed Blackstone that Party 3 was unwilling to share its antitrust-related data with Catamaran’s outside antitrust counsel.

On March 25, 2015, representatives of Party 2 informed Blackstone that it would not be in a position to submit an indication of interest or mark-up of the Company’s initial draft arrangement agreement by the March 25 end of business deadline, but intended to respond to Blackstone on March 26 (which Party 2 subsequently did not do).

Also on March 25, 2015, Sidley distributed to S&C a draft of the disclosure schedules relating to the draft arrangement agreement with UnitedHealth Group. From March 26, 2015 until execution of the definitive arrangement agreement on March 29, 2015, Catamaran, UnitedHealth Group and their respective legal advisors exchanged numerous drafts of Catamaran’s disclosure schedules and engaged in negotiations and discussions regarding the same.

On March 26, 2015, S&C distributed a revised draft arrangement agreement to Sidley, which, among other things, changed the consideration mix in UnitedHealth Group’s proposal to all cash.

During the evening of March 26, 2015, the Board held a special in-person meeting in Chicago, Illinois, at which members of management and representatives of Blackstone and Sidley were in attendance. At the meeting:

•	Representatives of Sidley, in consultation with Baker, provided a summary of the previous briefings regarding the fiduciary duties of the Board in the context of a potential sale of the Company and then led a review of the status of the proposals being reviewed by the Board. The review began with Sidley antitrust counsel describing his contacts with counsel for each of UnitedHealth Group and Party 3, the work performed regarding the substantive antitrust analysis and his assessment of the relative antitrust risk profile of each possible transaction. Sidley antitrust counsel noted that in his discussions with his counterpart at outside counsel to Party 3, he was advised that Party 3 was unwilling to share its antitrust-related data despite the parties’ joint defense agreement. The Board discussed the antitrust assessment for each of UnitedHealth Group and Party 3 and considered the risk that a transaction with Party 3 would likely not be completed as quickly as a transaction with UnitedHealth Group or might not be completed at all. The Board considered the likely extended closing time period involved with a Party 3 transaction and the effects such an extended closing time period would have on the relative time value of any offer price by Party 3 and the potential greater commercial disruption to the business and operations of the Company attendant to an extended closing time period. The Board also considered that Party 3 refused to share with the Company’s outside antitrust counsel Party 3’s own antitrust analysis, data to assist the Company’s advisors in refining their antitrust analysis with respect to a transaction with Party 3, or Party 3’s proposal of the efforts it would undertake to close a transaction, despite multiple previous requests from the Company and its advisors to share such information. In addition, the Board considered the additional antitrust-related data requested by Party 3 and the significant time and effort involved with preparing such data, including interviews to be conducted of Catamaran customers and employees otherwise unaware of a potential transaction, and also considered the increased risk of a possible information leak, the risk of possible competitive harm and the risk that UnitedHealth Group’s proposal might not still be available by the time such additional data had been prepared and interviews had been conducted, or that UnitedHealth Group would withdraw its proposal if UnitedHealth Group were to discover it was not the only party engaging in negotiations with Catamaran.

•	Representatives of Sidley then provided the Board with an update regarding recent negotiations of the material issues being negotiated in the arrangement agreement with UnitedHealth Group, particularly the level of efforts that UnitedHealth Group would contractually agree to undertake in connection with obtaining antitrust regulatory approvals and Catamaran’s requests for a cash retention plan for its employees and the acceleration of all outstanding Catamaran equity incentive awards in connection with the transaction. Following discussion, the Board directed management and its advisors to seek improved terms from UnitedHealth Group with respect to the risk-sharing antitrust provisions in the arrangement agreement, as well as a retention plan for Catamaran employees.

•	The Board, management and the Company’s advisors then discussed the low likelihood that Party 2 or Party 3 would be in a position to execute an arrangement agreement in the near future, including the low likelihood that Party 2 would submit any proposal based on its prior conduct. Representatives of Blackstone then summarized their recent contacts with each of Party 2 and Party 3 and the failure of each to make a proposal (or updated proposal in the case of Party 3) either on price or terms by the most recent bid deadlines. The Blackstone representatives noted that Party 3 continued to maintain they needed to conduct extensive additional due diligence to provide an updated price proposal and reported that Party 3’s outstanding informational requests were extremely burdensome and would require significant time and management attention to satisfy. The representatives also noted that, based on Blackstone’s prior interactions with Party 3 in connection with the Company’s process, there was a risk that, even if given additional time to conduct extensive additional due diligence, Party 3 might not submit a bid at all or might submit a bid that was lower than that indicated in its initial March 5 indication of interest or than that proposed by UnitedHealth Group. In addition, there was a risk that UnitedHealth Group’s proposal might not still be available by the time Party 3 had completed its additional due diligence.

•	The representatives of Blackstone then discussed with the Board the preliminary financial analysis of Blackstone, referring throughout the discussion to materials that had been provided to the Board in advance of the meeting. As part of the discussion, the Blackstone representatives discussed with the Board the stand-alone preliminary financial valuation for the Company, and described Blackstone’s fairness opinion process and the status thereof. Finally, the Blackstone representatives confirmed that there were no changes to Blackstone’s previous responses indicating that Blackstone did not have any relationships with, or interests in, any potential bidder that would impair its ability to serve as independent financial advisor to the Company.

•	Following the discussion of the preliminary financial analysis, the Board discussed next steps. The Board and its advisors discussed that, although the initial March 5 indication of interest from Party 3 was at a higher price than UnitedHealth Group’s offer, such indication was provided prior to Party 3 receiving information with respect to certain customer losses experienced by the Company, Party 3 had failed to update or reaffirm its initial March 5 indication despite multiple previous requests by the Company’s financial advisors to do so, and there was significant uncertainty regarding whether Party 3 would make a binding proposal following completion of its due diligence and what the terms of any binding proposal would be. The Board also discussed the lack of a written offer from Party 2 and the concerns regarding Party 2’s apparent level of interest given its course of conduct throughout the Company’s process. They also discussed concerns with delaying the pace of the negotiations with UnitedHealth Group given that the proposed offer price was attractive, that progress was being made on the legal terms of the arrangement agreement and that delay could result in UnitedHealth Group withdrawing its offer or losing interest.

•	Mr. Thierer informed the Board that representatives of UnitedHealth Group had requested that he serve as Chief Executive Officer of the combined OptumRx/Catamaran company. Mr. Thierer confirmed that, consistent with the Board’s direction, he had not had any discussions with UnitedHealth Group or Optum regarding possible post-closing compensation.

•	After discussion and deliberation, and after considering all of the factors that it deemed relevant, including the Company’s stand-alone prospects as an independent public company and the failure of each of Party 2 and Party 3 to make a proposal (or updated proposal in the case of Party 3) either on price or terms despite multiple previous requests by the Company and its financial advisors, the Board authorized management to continue its negotiations with UnitedHealth Group and proceed with finalizing the terms of a definitive arrangement agreement with UnitedHealth Group (subject to seeking improved terms with respect to the risk-sharing antitrust provisions in the arrangement agreement and a retention plan for Catamaran employees, as described above).

On March 27, 2015, Mr. Thierer communicated to Mr. Wichmann that the Board would not be in a position to approve a final form of arrangement agreement unless UnitedHealth Group agreed to (i) an increase in the level of risk that UnitedHealth Group would be required to accept in order to obtain antitrust regulatory approval and (ii) a cash retention program for Catamaran employees. Mr. Thierer also requested the accelerated vesting of all outstanding Catamaran equity incentive awards upon closing of the transaction.

From March 27, 2015 until execution of the definitive arrangement agreement on March 29, 2015, Catamaran, UnitedHealth Group and their respective advisors continued to negotiate and finalize the transaction documents, and the parties resolved the remaining items, notably by (i) UnitedHealth Group agreeing to an increase in the level of risk that UnitedHealth Group would be required to accept in order to obtain antitrust regulatory approval, (ii) the parties agreeing on the terms of a cash retention program for Catamaran employees who are not executive officers and (iii) Catamaran agreeing that the vesting of outstanding equity compensation awards would be consistent with the existing plan documents governing such awards.

On March 28, 2015, Party 2 notified Blackstone that it had determined not to pursue a possible transaction and withdrew from the Company’s process.

During the evening of March 29, the Board held a telephonic meeting at which members of management and representatives of Blackstone and Sidley were in attendance. At the meeting:

•	Representatives of Blackstone updated the Board with respect to negotiations with UnitedHealth Group and communications with each of Party 2 and Party 3, noting that Party 2 had withdrawn from the Company’s process and there had been no update from Party 3 since the March 26 Board meeting.

•	Representatives of Sidley then provided the Board with a summary of the material terms of the arrangement agreement with UnitedHealth Group, and Mr. Shapiro updated the Board regarding the tax structure being proposed by UnitedHealth Group and reviewed the anticipated tax treatment to Catamaran shareholders.

•	Representatives of Blackstone then reviewed with the Board Blackstone’s financial analyses of the consideration to be received by the holders of Catamaran’s common shares in the arrangement, referring throughout the discussion to materials that had been provided to the Board in advance of the meeting. Representatives of Blackstone then rendered to the Board its oral opinion, confirmed by delivery of a written opinion dated March 29, 2015, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, the arrangement consideration of $61.50 in cash per common share to be received by the holders of Catamaran’s common shares in the arrangement was fair to such holders from a financial point of view, as further described under “—Opinion of Blackstone Advisory Partners L.P.” below.

•	Mr. Thierer informed the Board that representatives of UnitedHealth Group had requested that Jeff Park serve as Chief Operating Officer of the combined OptumRx/Catamaran company. Mr. Thierer confirmed that, consistent with the Board’s direction, there had not been any discussions with UnitedHealth Group or Optum regarding possible post-closing compensation for either Mr. Thierer or Mr. Park.

•	After discussion and deliberation, and after considering all of the factors that it deemed relevant, including the factors specified under “—Reasons for Recommending the Approval of the Arrangement

Resolution” below, the Board unanimously approved and declared advisable the arrangement agreement, the arrangement and the transactions contemplated thereby and recommended that Catamaran shareholders vote in favor of the approval of the arrangement resolution, following which Catamaran and UnitedHealth Group executed and delivered the arrangement agreement.

On March 30, 2015, Catamaran and UnitedHealth Group issued a joint press release announcing the transaction, and Catamaran filed a Current Report on Form 8-K with the SEC and the applicable Canadian securities regulatory authorities summarizing the material terms of the arrangement agreement and filing the arrangement agreement and press release as exhibits.

Recommendation of the Board

At a special meeting of the Board on March 29, 2015, after careful consideration, including detailed discussions with Catamaran’s management and its legal and financial advisors, by a unanimous vote, the Board:

•	approved the arrangement;

•	determined that the arrangement consideration to be received by common shareholders is fair, from a financial point of view, to such holders;

•	determined that the arrangement is in the best interests of Catamaran;

•	directed that a proposal to approve the arrangement resolution set forth in this proxy circular and proxy statement be submitted to a vote at a meeting of common shareholders; and

•	recommended that common shareholders vote for the approval of the arrangement resolution.

Reasons for Recommending the Approval of the Arrangement Resolution

In evaluating the arrangement agreement and the transactions contemplated thereby, including the arrangement, and recommending that the Company shareholders approve the arrangement agreement, the Board consulted with the Company’s senior management team and outside legal and financial advisors. The Board also considered and evaluated a variety of factors over the course of 11 meetings of the Board since the Board received UnitedHealth Group’s initial proposal to acquire the Company on December 22, 2014, including the following factors (not necessarily in order of relative importance), each of which the Board believed supported its unanimous determination to approve the terms of the arrangement and its unanimous recommendation that the Company shareholders vote in favor of the approval of the arrangement resolution:

Arrangement Consideration

•	The Board considered the fact that the arrangement consideration represents:

•	a premium of 27.3% and 27.1% over the closing prices of Catamaran common shares on NASDAQ and the TSX, respectively, on March 27, 2015 (the last full trading day prior to the public announcement of the arrangement agreement);

•	a premium of 23.0% and 23.3% over the volume weighted average prices of Catamaran common shares on NASDAQ and the TSX, respectively, over the 30 trading days ending on March 27, 2015 (the last full trading day prior to the public announcement of the arrangement agreement);

•	a premium of 21.9% and 21.8% over the volume weighted average prices of Catamaran common shares on NASDAQ and the TSX, respectively, over the 60 trading days ending on March 27, 2015 (the last full trading day prior to the public announcement of the arrangement agreement);

•	a premium of 27.4% and 26.4% over the volume weighted average prices of Catamaran common shares on NASDAQ and the TSX, respectively, over the six-month period ending on March 27, 2015 (the last full trading day prior to the public announcement of the arrangement agreement);

•	a premium of 35.1% and 33.1% over the volume weighted average prices of Catamaran common shares on NASDAQ and the TSX, respectively, of the 12-month period ending March 27, 2015 (the last full trading day prior to the public announcement of the arrangement agreement); and

•	an implied enterprise value (as of March 27, 2015, the last full trading day prior to the public announcement of the arrangement agreement) of $13.6 billion, which represents a multiple of 16.8 times the Company’s EBITDA for the year ended December 31, 2014, which is higher than the comparable trading multiples of other companies in the sector, and higher than the mean and medium multiples for precedent transactions in the PBM industry selected by Blackstone.

Challenges the Company Faces as an Independent Company

•	The Board considered the possibility of continuing to operate the Company as an independent public company, including the related risks and uncertainties and the prospects for the Company going forward as an independent entity. In doing so, the Board considered the following:

•	the current industry, economic and market conditions and the risks for the Company on a stand-alone basis in a consolidating, competitive industry;

•	in the context of the overall dynamics of the PBM industry, the Board considered the Company’s ability to compete with its current and potential future competitors, including the Company’s ability to compete with larger companies that may have significantly greater scale, resources or operating efficiencies;

•	the current and historical financial condition, results of operations and business of the Company, the Company’s financial plan and prospects if it were to remain an independent company, the risks associated with achieving and executing upon the Company’s financial plan and the other risks disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K;

•	the financial projections prepared by senior management of the Company and the risks associated with the ability to meet such projections if it were to continue to operate as an independent company, taking into account known and potential future customer losses and increased competitive pressures in the industry;

•	the interests of shareholders and other relevant constituencies of the Company, including holders of the Company’s outstanding senior notes and equity incentive awards and Company employees; and

•	the range of strategic alternatives available to the Company, including continuing to grow its business organically and/or through acquisitions.

•	The Board considered its belief that the value offered to shareholders in the arrangement was more favorable to shareholders than the potential value of remaining an independent public company, particularly in light of the Board’s assessment that the stand-alone Company was not reasonably likely to create greater value for the Company’s shareholders after taking into account risk and timing of execution as well as business, competitive, industry and market risk.

•	The Board considered other items potentially enhancing and diminishing the value of the Company and management’s discussion of those items, individually and in the aggregate.

Strategic Sale Process

•	The Board considered the strategic sale process it undertook with the assistance of Blackstone, including the following:

•	The Board considered that it had invited into its sale process each of the parties the Board considered most likely to be most interested in pursuing an acquisition of the Company and reasonably capable of financing such an acquisition. The Board also considered the fact that, while there were preliminary discussions with four potentially interested third parties in addition to UnitedHealth Group, no party other than Party 3 had submitted a preliminary proposal to acquire the Company as part of the process.

•	The Board considered that: (i) although Party 3 provided an initial indication at $64.50 to $67.50 per Catamaran common share on March 5, 2015, this indication was provided prior to Party 3 receiving information regarding certain customer losses experienced by the Company and that, despite a number of requests by Blackstone, Party 3 did not update its indication after March 5, 2015; (ii) despite having access to due diligence materials, Party 3 did not provide by the March 24, 2015 submission deadline (a) an updated price proposal, and indicated as of such date that it had substantial due diligence to complete in order to provide an updated price, or (b) a mark-up of the arrangement agreement in response to the Company’s revised draft delivered to Party 3 on March 21, 2015; (iii) there was no assurance that following the completion of such diligence Party 3 would be willing to agree to a transaction at the $64.50 to $67.50 per share price it initially indicated (or at any acceptable price); and (iv) there was no assurance that UnitedHealth Group’s proposal would still be available once Party 3 completed its due diligence if the Company were to afford Party 3 additional time to complete its due diligence and the risk, based on communications with UnitedHealth Group, that UnitedHealth Group would withdraw its proposal if UnitedHealth Group were to discover it was not the only party engaging in negotiations with the Company.

•	The Board considered the regulatory risk with respect to a transaction with Party 3 as compared to a transaction with UnitedHealth Group and the risk that a transaction with Party 3 would likely not be completed as quickly as a transaction with UnitedHealth Group or may not be completed at all. The Board considered the likely extended closing time period involved with a Party 3 transaction and the effects such an extended closing time period would have on the relative time value of any offer price by Party 3 and the potential greater commercial disruption to the business and operations of the Company attendant to an extended closing time period. The Board also considered that Party 3 refused to share with the Company Party 3’s own antitrust analysis, data to assist the Company’s advisors in refining their antitrust analysis with respect to a transaction with Party 3, or Party 3’s proposal of the efforts it would undertake to close a transaction, despite multiple previous requests from the Company and its advisors to share such information. In addition, the Board considered the additional antirust-related data requested by Party 3 and the significant time and effort involved with preparing such data, including interviews to be conducted of Catamaran customers and employees otherwise unaware of a potential transaction, as well as the increased risk of a possible information leak, the risk of possible competitive harm and the risk that UnitedHealth Group’s proposal might not still be available by the time such additional data had been prepared and interviews had been conducted.

•	The Board also considered its belief that the Company, with the assistance of its advisors, negotiated the highest price per share that UnitedHealth Group was willing to pay following arm’s-length negotiations and two price increases by UnitedHealth Group, and that, as of the date of the arrangement agreement, the arrangement consideration represented the highest per-share consideration reasonably obtainable taking into account potential execution risk and timing of closing.

Arrangement Consideration; Certainty of Value; Liquidity

The Board also considered the following, with respect to the arrangement consideration:

•

Blackstone’s financial analyses reviewed and discussed with the Board by representatives of Blackstone, including Blackstone’s opinion to the effect that, as of March 29, 2015, and based on and subject to the various assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, the arrangement consideration of $61.50 in cash per common share to be received by the holders of Catamaran’s common shares in the arrangement was fair to such holders from a financial point of view, as further described under “—Opinion of Blackstone Advisory Partners L.P.” below;

•	the fact that the form of consideration to be paid to shareholders in the arrangement was all cash, providing the Company’s shareholders with certainty of value and liquidity upon payment of such cash consideration; and

•	the historic trading ranges of Catamaran common shares and the potential trading range of Catamaran common shares.

Arrangement Agreement and the Plan of Arrangement

•	General Terms. The Board considered the general terms and conditions of the arrangement agreement and the plan of arrangement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the arrangement, the proposed transaction structure, the termination provisions of the arrangement agreement and the Board’s evaluation of the likely time period necessary to close the transactions contemplated by the arrangement agreement and the plan of arrangement.

•	Ability to Consider Alternative Transactions and to Terminate the Arrangement Agreement. The Board considered that, prior to shareholders approving the arrangement agreement, the Company would be permitted to furnish information and engage in discussions and negotiations with any third party that provided to the Company an unsolicited proposal that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes, or could reasonably be expected to lead to, a superior proposal if the Board determined that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The Board also considered that, prior to shareholders approving the arrangement agreement, it would be able to cause the Company to terminate the arrangement agreement to enter into an acquisition agreement to effect a superior proposal if the Board determined that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to the payment to UnitedHealth Group of a termination fee of $450.0 million in connection with the termination of the arrangement agreement.

•	Ability to Change Recommendation to Shareholders. The Board considered that it retained the ability to fail to make or withdraw, amend or modify its recommendation to shareholders of the Company if it determines in good faith (after consultation with its outside legal counsel) that a failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law in response to a superior proposal. The Board also noted that the exercise of this right would give UnitedHealth Group the right to terminate the arrangement agreement, which would result in the payment to UnitedHealth Group of a termination fee of $450.0 million in connection with the termination of the arrangement agreement. The Board also considered that it retained the ability to fail to make or withdraw, amend or modify its recommendation to shareholders of the Company in response to a material fact, event, change, development or set of circumstances that was neither known to the Company Board nor reasonably foreseeable by the Company Board as of the date of the arrangement agreement if it determined that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

•	Termination Fee. The Board considered the fact that the Board believed that the termination fee of $450.0 million payable to UnitedHealth Group under the arrangement agreement in certain circumstances, or approximately 3.5% of the aggregate equity value of the transaction, is reasonable and would not preclude other offers.

•	Speed and Likelihood of Consummation

•	No Financing Condition. The Board considered that the arrangement is not subject to a financing condition and the financial resources and size of UnitedHealth Group and its strong investment grade rating.

•	Limited Closing Conditions. The Board considered that, other than regulatory approvals that would be legally required in connection with any acquirer of the Company, the arrangement agreement contains limited closing conditions.

•	Specific Performance Right. The Board considered the fact that if UnitedHealth Group or Purchaser fails, or threatens to fail, to satisfy its obligations under the arrangement agreement, the Company is entitled to specifically enforce the arrangement agreement, in addition to any other remedies to which the Company may be entitled.

•	Availability of Dissenter Rights. The Board considered the availability of dissenter rights under the plan of arrangement to be provided to the Company’s shareholders who object to the arrangement and who otherwise comply with all of the required procedures under the plan of arrangement, Yukon law and the interim order and the final order.

Negative Factors

The Board also considered certain risks and other potentially negative factors concerning the transactions contemplated by the arrangement agreement, including:

•	Risk of Non-Consummation. The Board considered the risk that the proposed arrangement might not be consummated and the effect of the resulting public announcement of termination of the arrangement agreement on:

•	the market price of Catamaran common shares, which the Board noted could be affected by many factors, including (i) the reason or reasons for which the arrangement agreement was terminated and whether such termination resulted from factors adversely affecting the Company, (ii) the possibility that, as a result of the termination of the arrangement agreement, the marketplace would consider the Company to be an unattractive acquisition candidate, and (iii) the possible sale of Catamaran common shares by short-term investors following an announcement of termination of the arrangement agreement;

•	the Company’s operating results, particularly in light of the costs incurred in connection with the arrangement and related transactions;

•	the potential diversion of management and employee attention and the potential effect on business and customer, supplier and other business partner relationships; and

•	the Company’s ability to attract and retain key personnel and maintain its existing relationships with customers, suppliers and other business partners.

•	Termination Fee. The Board considered the possibility that the Company’s obligation to pay UnitedHealth Group a termination fee of $450.0 million if the arrangement agreement is terminated under certain circumstances and UnitedHealth Group’s matching rights could discourage other potential acquirers from making an alternative proposal to acquire the Company. The Board, however, believed that the termination fee is reasonable and would not preclude other offers.

•	Regulatory Risk. The Board considered the fact that the arrangement might not be consummated in a timely manner or at all due to (i) a failure by the Company and UnitedHealth Group to obtain the required regulatory approvals or (ii) imposition of conditions that constitute a burdensome condition, in which case the Company would have incurred significant transaction and opportunity costs without the possibility of a reverse termination fee.

•	Possible Disruption of Business. The Board considered the possible disruption to the Company’s business that may result from the announcement of the arrangement and the resulting distraction of the attention of the Company’s management and employees. The Board also considered the fact that the arrangement agreement contains limitations regarding the operation of the Company during the period between the signing of the arrangement agreement and the consummation of the proposed arrangement.

•	Future Growth. The Board considered the fact that if the proposed arrangement is consummated, the Company would no longer exist as an independent company, and the Company’s shareholders would no longer participate in the potential future growth and profits of the Company. The Board concluded that providing the Company’s shareholders the opportunity to sell their Catamaran common shares for cash at an attractive price currently was preferable to remaining as an independent public company in which the holders of such common shares would have an uncertain potential for future gain.

•	Arrangement Consideration Taxable. The Board considered that the cash consideration to be received by the Company’s shareholders in the arrangement generally would be taxable to the shareholders. The Board believed that this was mitigated by the fact that the entire consideration payable in the transaction would be cash, providing adequate cash for the payment of any taxes due. The Board considered that the Company’s shareholders should receive long-term capital gains treatment for their shares if held for the applicable holding period, but that there is a risk that a portion of the consideration could be taxable as a dividend which, under certain circumstances, could result in a shareholder paying more taxes.

•	Interests of Directors and Officers that are Distinct from the Interest of the Company’s Shareholders. The Board considered the interests of certain members of senior management and the members of the Board, in the arrangement, which interests may be different from, or in addition to, those of the Company’s shareholders, which could impact such person’s recommendation with respect to the transactions contemplated by the arrangement agreement, including the fact that Mr. Thierer is currently expected to become Chief Executive Officer of the combined PBM business of OptumRx and the Company, and Mr. Park is currently expected to become Chief Operating Officer. As of the date of the approval of the arrangement agreement by the Board, Messrs. Thierer and Park advised the Board that there had been no discussions of their compensation or similar arrangements with UnitedHealth Group.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the arrangement and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented, including the factors described above.

The Board unanimously recommends a vote “FOR” the proposal to approve the arrangement resolution.

Certain Prospective Financial Information

Due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, Catamaran does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results and operational metrics in its regular earnings press releases and other investor material.

In connection with the evaluation of a possible transaction, Catamaran’s management prepared and provided to the Board forward-looking financial information for years 2015 through 2019 based upon projections developed by Catamaran’s management (which we refer to as the “management case projections”), which are summarized below. The management case projections were also provided to Blackstone for use in connection with its financial analyses and opinion. At the request of the Board and for illustrative purposes only, Catamaran’s management also provided to the Board and its advisors sensitivity forecasts, which assumed flat 2016 EBITDA (as defined herein) compared to 2015 and mirrored the growth and margin trends assumed in the management case projections thereafter, referred to as the “sensitivity case projections,” and, together with the management case projections, the “financial projections”. The management case projections set forth below include an estimate of unlevered free cash flow, which was calculated by Blackstone based on information included in the management case projections.

None of the financial projections were intended for public disclosure, and are not being included in this proxy circular and proxy statement to influence your decision whether to vote for the arrangement resolution. Nonetheless, a summary of the financial projections is included in this proxy circular and proxy statement only because certain of the financial projections were made available to the Board, Catamaran’s financial advisor and, solely with respect to the management case projections, for years 2015 through 2017, UnitedHealth Group. The financial projections should not be construed as forward-looking financial information for purposes of applicable Canadian securities laws and their inclusion in this proxy circular and proxy statement does not constitute an admission or representation by Catamaran that the information is material.

The financial projections are unaudited and were not prepared with a view toward public disclosure or compliance with the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or United States generally accepted accounting principles (which we refer to as “GAAP”) or the published guidelines of the SEC or applicable Canadian securities regulatory authorities regarding projections and the use of non-GAAP financial measures. Neither Catamaran’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections.

In the view of Catamaran’s management, the management case projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding Catamaran’s future financial performance. The financial projections have not been updated since the time of their preparation, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of Catamaran, UnitedHealth Group or any of their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. Neither Catamaran nor any of its affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become, are or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The management case projections reflect various estimates, assumptions and methodologies of Catamaran, all of which are difficult to predict and many of which are beyond Catamaran’s control, including, among others, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions, interest on investments and matters specific to Catamaran’s business, including gross profit margins, net new client wins and the acquisition of Salveo Specialty Pharmacy, Inc. (which we refer to as “Salveo”) (which closed on January 2, 2015), but excluding the acquisition of Healthcare Solutions, Inc. (which closed on April 8, 2015).

The management case projections were prepared prior to Catamaran becoming aware of the loss of two large customers with a resulting projected negative impact to EBITDA. Catamaran management advised the Board it believed such negative impact could be ameliorated from new potential sources of EBITDA.

The financial projections do not necessarily reflect revised prospects for Catamaran’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial forecasts will be achieved.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” in Catamaran’s Annual Report on Form 10-K for the year ended December 31, 2014 and in Catamaran’s other filings with the SEC and the applicable Canadian securities regulatory authorities. For additional information on factors that may cause Catamaran’s future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 21. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Catamaran contained in Catamaran’s public filings with the SEC and the applicable Canadian securities regulatory authorities. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the arrangement. Further, the financial projections do not take into account the effect of any failure of the arrangement to be consummated and should not be viewed as accurate or continuing in that context.

Management Case Projections

The following table summarizes the management case projections that were provided to the Board and Catamaran’s financial advisor, as well as, for years 2015 through 2017, to UnitedHealth Group (other than with respect to the estimate of unlevered free cash flow, which was calculated by Blackstone based on information included in the management case projections), in connection with the evaluation of a possible transaction.

	Summary of Management Case Projections
	Fiscal Years Ending December 31, (US$ in millions, except percentages and per share data)
	2015E	2016E	2017E	2018E	2019E
Revenue	$22,915	$24,997	$27,225	$29,403	$31,167
Revenue Growth Rate	6.2%	9.0%	9.0%	8.0%	6.0%
Gross Profit	$1,523	$1,669	$1,819	$1,965	$2,082
EBITDA (1)	919	1,045	1,172	1,301	1,417
Unlevered Free Cash Flow (2)	556	619	694	779	862

(1)	EBITDA consists of earnings prior to amortization, depreciation, interest and other expense (net) and income taxes (including a reduction for stock-based compensation expense and excluding the portion of earnings attributable to non-controlling interests not owned by Catamaran).
(2)	Unlevered free cash flow is defined as EBITDA (as defined in the preceding footnote) less the estimated cash impact of taxes, less estimated increases in working capital, less estimated capital expenditures, as calculated by Blackstone based on information provided by management of Catamaran.

Sensitivity Case Projections

The following table summarizes the sensitivity case projections that were prepared at the request of the Board and provided to the Board and Catamaran’s financial advisor in connection with the evaluation of a possible transaction. These projections were prepared solely for illustrative purposes to demonstrate the impact on the management case forecast of flat 2016 EBITDA compared to 2015. For purposes of this illustrative analysis, growth and margin trends were otherwise assumed to mirror those assumed in the management case projections.

	Summary of Sensitivity Case Projections
	Fiscal Years Ending December 31, (US$ in millions, except percentages and per share data)
	2015E	2016E	2017E	2018E	2019E
EBITDA (1)	$919	$919	$1,033	$1,149	$1,254

(1)	EBITDA is defined as set forth in footnote 1 to the table under the heading “Management Case Projections” above.

CATAMARAN DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinion of Blackstone Advisory Partners L.P.

Pursuant to an engagement letter dated as of October 15, 2014, as amended, Catamaran requested that Blackstone render to the Board an opinion as to the fairness, from a financial point of view, to common shareholders of the arrangement consideration to be received by such holders in the arrangement. At the meeting of the Board on March 29, 2015, Blackstone rendered its opinion to the Board to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, the arrangement consideration to be received by common shareholders in the arrangement was fair to such holders from a financial point of view.

The full text of the written opinion of Blackstone, dated March 29, 2015, which sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Blackstone in rendering its opinion, is attached as Annex D to this proxy circular and proxy statement. Catamaran encourages its shareholders to read the opinion carefully and in its entirety. Blackstone’s opinion was limited to the fairness, from a financial point of view, of the arrangement consideration to be received by common shareholders in the manner provided for in the arrangement. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was addressed to the Board and does not constitute a recommendation to any holder of Catamaran’s common shares as to how such holder should vote with respect to the arrangement or any other matter. The summary of Blackstone’s opinion set forth in this proxy circular and proxy statement is qualified by reference to the full text of the opinion.

In arriving at its opinion, Blackstone, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition, and operations of Catamaran that Blackstone believed to be relevant to its inquiry;

•	Reviewed certain internal information concerning the business, financial condition, and operations of Catamaran prepared and furnished to Blackstone by the management of Catamaran that Blackstone believed to be relevant to its inquiry;

•	Reviewed certain internal financial analyses, estimates and forecasts relating to Catamaran, including Catamaran’s financial forecasts for fiscal years 2015 through 2019, prepared and furnished to Blackstone by the management of Catamaran;

•	Reviewed the publicly available audited financial statements of Catamaran for fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014;

•	Held discussions with members of senior management of Catamaran concerning their evaluations of the arrangement and Catamaran’s businesses, operating and regulatory environment, financial condition, prospects, and strategic objectives, as well as such other matters as Blackstone deemed necessary or appropriate for purposes of rendering its opinion;

•	Reviewed the historical market prices and trading activity for common shares;

•	Compared certain publicly available financial and stock market data for Catamaran with similar information for certain other publicly traded companies that Blackstone deemed to be relevant;

•	Reviewed the publicly available financial terms of certain other business combinations in industries similar to those in which Catamaran participates and the consideration received for such companies that Blackstone deemed to be relevant;

•	Performed a discounted cash flow analysis for Catamaran utilizing financial information prepared and furnished to Blackstone by the management of Catamaran;

•	Reviewed the draft arrangement agreement, dated March 29, 2015; and

•	Performed such other financial studies, analyses and investigations, and considered such other matters as Blackstone deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, at Catamaran’s direction, Blackstone relied without assuming responsibility or liability for independent verification upon the accuracy and completeness of all financial and other information that was available from public sources and all projections and other information provided to Blackstone by Catamaran, or otherwise discussed with or reviewed by or for Blackstone. Blackstone assumed with Catamaran’s consent that the financial projections and other financial information prepared by Catamaran’s management and the assumptions underlying those projections and other financial information, including the amounts and timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent the management of Catamaran’s best estimates and judgments as of the date of their preparation. Blackstone assumed at Catamaran’s direction no responsibility for and expressed no opinion as to such analyses or forecasts or the assumptions on which they are based. Blackstone further relied with Catamaran’s consent upon the assurances of the management of Catamaran that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

Blackstone was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Blackstone, nor was Blackstone furnished with any such verification and Blackstone did not assume any responsibility or liability for the accuracy or completeness thereof. Blackstone did not conduct a physical inspection of any of the properties or assets of Catamaran. Blackstone did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Catamaran, nor was Blackstone furnished with any such evaluations or appraisals, nor did Blackstone evaluate the solvency of Catamaran, UnitedHealth Group or Purchaser under any state, federal or provincial laws.

Blackstone assumed with Catamaran’s consent that the final executed form of the arrangement agreement would not differ in any material respects from the latest draft provided to Blackstone and the consummation of the arrangement will be effected in accordance with the terms and conditions of the arrangement agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the arrangement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on

Catamaran or UnitedHealth Group or the contemplated benefits of the arrangement. Blackstone is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of Catamaran and its legal, tax and regulatory advisors with respect to such matters.

Blackstone’s opinion did not take into account the relative merits of the arrangement as compared to any other business plan or opportunity that might be available to Catamaran or the effect of any other arrangement in which Catamaran might engage. Blackstone’s opinion was limited to the fairness, from a financial point of view, to common shareholders of the arrangement consideration to be received by such holders in the arrangement, and Blackstone expressed no opinion as to the fairness of the arrangement to the holders of any other class of securities, creditors or other constituencies of Catamaran or as to the underlying decision by Catamaran to engage in the arrangement. Blackstone’s opinion does not address any other aspect or implication of the arrangement, the arrangement agreement, or any other agreement or understanding entered into in connection with the arrangement or otherwise. Blackstone also expressed no opinion as to the fairness of the amount or nature of the compensation to any of Catamaran’s officers, directors or employees, or any class of such persons, relative to the arrangement consideration to be received by common shareholders in the arrangement or otherwise. Blackstone’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Blackstone, as of the date of its opinion. Blackstone did not express any opinion as to the prices or trading ranges at which common shares will trade at any time. Furthermore, Blackstone did not express any opinion as to the impact of the arrangement on the solvency or viability of UnitedHealth Group or the ability of UnitedHealth Group to pay its obligations when they become due.

Blackstone’s opinion does not constitute a recommendation to any holder of Catamaran’s common shares as to how such holder should vote with respect to the arrangement or any other matter. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was approved by a fairness committee in accordance with established procedures.

The arrangement consideration payable pursuant to the arrangement agreement was determined through negotiations between Catamaran and UnitedHealth Group and was approved by the Board. Blackstone provided advice to the Board during these negotiations, but did not recommend any specific arrangement consideration to Catamaran or the Board or suggest that any specific arrangement consideration constituted the only appropriate arrangement consideration for the arrangement. In addition, Blackstone’s opinion and its presentation to the Board were one of many factors taken into consideration by the Board in deciding to approve the arrangement. Consequently, the analyses as described below should not be viewed as determinative of the opinion of the Board with respect to the arrangement consideration to be received by the holders of common shares or of whether the Board would have been willing to agree to a different amount of per share consideration.

In performing its financial analyses summarized below and in arriving at its opinion, Blackstone utilized and relied upon the management case projections. For further information regarding the management case projections, see the section entitled “The Arrangement—Certain Prospective Financial Information.”

Summary of Financial Analyses

In accordance with customary investment banking practice, Blackstone employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Blackstone to the Board on March 29, 2015 and that were utilized by Blackstone in connection with providing its opinion. The financial analyses summarized below were based on financial forecasts and other information prepared and furnished to Blackstone by the management of Catamaran for Catamaran’s standalone operating business. The following summary, however, does not purport to be a complete description of the financial analyses performed by Blackstone, nor does the order of analyses described represent relative importance or weight given to those analyses by Blackstone. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Blackstone’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 29, 2015, and is not necessarily indicative of current or future market conditions.

Discounted Cash Flow Analysis

Blackstone performed a discounted cash flow (which we refer to as “DCF”) analysis for Catamaran on a standalone basis. A DCF analysis is designed to estimate an implied value of a company by calculating the present value of the estimated unlevered future free cash flows as well as the terminal value of the company in order to arrive at the value of that business.

The DCF analysis performed by Blackstone for Catamaran was based upon the management case projections prepared and furnished to Blackstone by Catamaran’s management for the fiscal years 2015 through 2019. Blackstone calculated the terminal value for Catamaran by applying a range of terminal value multiples of 10.5x to 11.5x, which range was selected based on Blackstone’s professional judgment, to the projected estimated earnings before amortization, depreciation, interest and other expense (net), and income taxes (which included a reduction for stock-based compensation expense and which excluded, in the case of Catamaran, the portion of earnings attributable to non-controlling interests not owned by Catamaran) (which we refer to as “EBITDA”) for Catamaran in the terminal year, 2019, as reflected in the management case projections. The unlevered free cash flows and terminal value were then discounted to present value as of December 31, 2014 using a range of discount rates from 8.5% to 9.5%, which range was selected based on Blackstone’s professional judgment and derived from an analysis of Catamaran’s estimated weighted average cost of capital. Taking into account (i) net debt that is pro forma for Catamaran’s acquisition of Salveo and (ii) the number of common shares outstanding as of January 31, 2015 on a fully diluted basis (calculated using the treasury stock method), this analysis resulted in a range of implied equity values per common share of approximately $54.99 to $61.87, compared to the arrangement consideration to be received by common shareholders in the arrangement.

Selected Companies Analysis

Blackstone performed a selected companies analysis, which is designed to estimate an implied value for a company based on financial information, ratios and public market multiples for selected companies that, based on Blackstone’s professional judgment and experience, share certain operating and financial characteristics with Catamaran. Blackstone reviewed and compared certain financial information for Catamaran to corresponding financial information, ratios and public market multiples for the following publicly traded companies using trading prices as of March 27, 2015: a pharmacy benefits management company (which we refer to as the “Selected PBM Company”), three retail pharmacy companies (which we refer to as the “Selected Retail Pharmacy Companies”), three pharmaceutical distribution companies (which we refer to as the “Selected Pharmaceutical Distribution Companies”) and two group purchasing organization companies (which we refer to as the “Selected GPO Companies” and, together with the Selected PBM Company, the Selected Retail Pharmacy Companies and the Selected Pharmaceutical Distribution Companies, the “Selected Companies”), which, in the exercise of its professional judgment, Blackstone deemed to be relevant to its analysis:

Selected PBM Company

•	Express Scripts Holding Company

Selected Retail Pharmacy Companies

•	Walgreens Boots Alliance, Inc.

•	CVS Health Corporation

•	Rite Aid Corporation

Selected Pharmaceutical Distribution Companies

•	AmerisourceBergen Corporation

•	McKesson Corporation

•	Cardinal Health, Inc.

Selected GPO Companies

•	Premier, Inc.

•	MedAssets, Inc.

Blackstone obtained financial metrics and projections for the Selected Companies from public company filings and Wall Street equity research. In its analysis, Blackstone derived and compared multiples for Catamaran and the Selected Companies, calculated as follows:

•	total enterprise value (which we refer to as “TEV”) as a multiple of estimated EBITDA for calendar year 2015, which is referred to below as “TEV/2015E EBITDA”; and

•	TEV as a multiple of EBITDA for calendar year 2014 (which is pro forma for Catamaran’s acquisition of Salveo as if it had occurred on January 1, 2014), which is referred to below as “TEV/2014 EBITDA”.

Blackstone adjusted the EBITDA of the Comparable Companies used in its analysis in light of certain non-recurring and other items. TEV means market capitalization plus net debt plus liquidation preference of preferred stock and minority interest, and market capitalization means the number of fully diluted shares outstanding (calculated using the treasury stock method) multiplied by the closing share price as of the relevant date.

The results of this analysis are summarized in the following table:

	Low	High	Mean	Median
TEV/2015E EBITDA
Selected PBM Company	10.2x
Selected Retail Pharmacy Companies	10.9x	13.6x	11.8x	10.9x
Selected Pharmaceutical Distribution Companies	11.0x	13.4x	12.2x	12.3x
Selected GPO Companies	9.5x	13.4x	11.4x	11.4x
TEV/2014 EBITDA
Selected PBM Company	10.6x
Selected Retail Pharmacy Companies	10.8x	11.8x	11.3x	11.3x
Selected Pharmaceutical Distribution Companies	12.6x	13.7x	13.2x	13.4x
Selected GPO Companies	9.4x	14.6x	12.0x	12.0x

In performing this analysis, Blackstone, based on its professional judgment and experience, considered, among other things, the relative comparability of the Selected Companies to Catamaran. Based upon the foregoing and applying its professional judgment, Blackstone then selected representative ranges of TEV/2015E EBITDA and TEV/2014 EBITDA and applied the selected ranges to the respective metrics for Catamaran, as provided by the management of Catamaran and reflected in the management case projections, where 2014 EBITDA is pro forma for Catamaran’s acquisition of Salveo as if it had occurred on January 1, 2014. Taking into account (i) net debt that is pro forma for Catamaran’s acquisition of Salveo and (ii) the number of common shares outstanding as of January 31, 2015 on a fully diluted basis (calculated using the treasury stock method), this analysis resulted in the following ranges of implied equity values per common share, compared to the arrangement consideration to be received by the holders of common shares in the arrangement.

Financial Multiple	Representative Range	Implied Equity Value per Common Share
TEV/2015E EBITDA	10.5x-12.0x	$42.81 - $49.36
TEV/2014 EBITDA	11.0x-13.0x	$39.12 - $46.80

Although Blackstone, based on its professional judgment and experience, selected the Selected Companies because, among other things, their businesses are reasonably similar to that of Catamaran, no Selected Company is identical to Catamaran. Blackstone’s comparison of the Selected Companies to Catamaran and analysis of the results of such comparisons were not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the Selected Companies and those of Catamaran. In evaluating the financial multiples for the Selected Companies, Blackstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Catamaran.

Selected Precedent Transactions Analysis

Blackstone performed a selected precedent transactions analysis, which is designed to estimate an implied value for a company based on publicly available financial terms of selected transactions that, based on Blackstone’s professional judgment and experience, share some characteristics with the arrangement. Blackstone reviewed the following transactions involving pharmacy benefit management companies, which included transactions involving pharmacy benefit management companies that Blackstone deemed to be relevant for comparative purposes using its professional judgment and experience, since and including the acquisition of Caremark Rx, Inc. by CVS Corporation. The transactions considered and the month and year each transaction was announced were as follows:

Month and Year Announced	Target	Acquiror
February 2015	Healthcare Solutions, Inc.	Catamaran Corporation
February 2015	Envision Pharmaceutical Services	Rite Aid Corporation
October 2014	Salveo	Catamaran Corporation
August 2013	Restat, LLC	Catamaran Corporation
April 2012	Catalyst Health Solutions, Inc.	SXC Health Solutions Corp. (n/k/a Catamaran Corporation)
November 2011	HealthTran LLC	SXC Health Solutions Corp. (n/k/a Catamaran Corporation)
July 2011	Medco Health Solutions, Inc.	Express Scripts, Inc.
April 2009	Next-Rx, Inc. (Wellpoint, Inc. PBM subsidiary)	Express Scripts, Inc.
November 2006	Caremark Rx, Inc.	CVS Corporation

Blackstone obtained financial information for the target companies from public company filings, Wall Street equity research, and, in the case of Catamaran’s acquisition of Healthcare Solutions, Inc., management of Catamaran. In its analysis, Blackstone reviewed the transaction TEV as a multiple of the target company’s EBITDA for the latest 12 months (which we refer to as “LTM”) immediately preceding the announcement of the transaction, as adjusted by Blackstone in light of certain non-recurring charges and other items. Blackstone then derived the low, high, mean and median multiples for the selected precedent transactions, and this analysis indicated the following:

Financial Multiple	Low	High	Mean	Median
TEV/LTM EBITDA	9.1x	20.2x	13.4x	12.8x

In performing this analysis, Blackstone, based on its professional judgment and experience, considered, among other things, the relative comparability of the selected precedent transactions and target companies to the arrangement and Catamaran. Based upon the foregoing and applying its professional judgment, Blackstone then selected a representative range of TEV/LTM EBITDA of 11.0x to 15.0x and applied the selected range to the metrics for Catamaran, as provided by the management of Catamaran and reflected in the management case projections. Taking into account (i) net debt that is pro forma for Catamaran’s acquisition of Salveo and (ii) the number of common shares outstanding as of January 31, 2015 on a fully diluted basis (calculated using the treasury stock method), this analysis resulted in a range of implied equity values per common share of approximately $39.12 to $54.47, compared to the arrangement consideration to be received by the holders of common shares in the arrangement.

It should be noted that no company utilized in the selected precedent transactions analysis above is identical to Catamaran, and no transaction utilized in the analysis above is identical to the arrangement. In addition, in connection with its review, Blackstone considered the dates on which these transactions were announced and the market conditions existing at such time. Accordingly, Blackstone’s comparison of the selected transactions to the arrangement and analysis of the results of such comparison was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the companies involved in such transactions and those of Catamaran and were based on Blackstone’s experience working with corporations on various merger and acquisition transactions. In evaluating the selected precedent transactions, Blackstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Catamaran.

Other Factors

For information purposes only, Blackstone also reviewed and considered other factors, including the following additional analyses.

Illustrative Analysis of Implied Premiums

Blackstone analyzed the implied premiums based on the arrangement consideration to be received by the holders of common shares in the arrangement as compared to the following:

•	the closing price of common shares on March 27, 2015, the last full trading day prior to the announcement of the arrangement agreement;

•	the volume-weighted average price, or VWAP, of common shares for the 30-day period ending March 27, 2015, the last full trading day prior to the announcement of the arrangement agreement, which is referred to below as 30-Day VWAP;

•	the VWAP of common shares for the 60-day period ending March 27, 2015, the last full trading day prior to the announcement of the arrangement agreement, which is referred to below as 60-Day VWAP;

•	the VWAP of common shares for the 6-month period ending March 27, 2015, the last full trading day prior to the announcement of the arrangement agreement, which is referred to below as 6-Month VWAP; and

•	the VWAP of common shares for the 12-month period ending March 27, 2015, the last full trading day prior to the announcement of the arrangement agreement, which is referred to below as 12-Month VWAP.

The results of this analysis are summarized in the following table:

Time Period	Price	Implied Premium
March 27, 2015	$48.32	27.3%
30-Day VWAP	$49.99	23.0%
60-Day VWAP	$50.44	21.9%
6-Month VWAP	$48.28	27.4%
12-Month VWAP	$45.51	35.1%

Equity Analyst Price Targets Analysis

Blackstone reviewed the publicly available forward price targets for Catamaran’s common shares published by independent equity research analysts associated with various Wall Street firms. Blackstone noted that the median forward price target for Catamaran’s common shares was $57.00, based on the most recently available forward price targets, and that the high and low forward price targets for Catamaran’s common shares were $66.00 and $50.00, respectively, based on the most recently available forward price targets, compared to the arrangement consideration to be received by common shareholders in the arrangement.

Miscellaneous

The foregoing summary does not purport to be a complete description of the analyses or data presented by Blackstone. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Blackstone believes that the foregoing summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Blackstone’s fairness determination. Rather, Blackstone considered the totality of the factors and analyses performed in arriving at its opinion. Blackstone based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Blackstone based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Blackstone are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Blackstone analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

Blackstone and its affiliates are a leading global alternative asset manager and provider of financial advisory services. As part of their financial advisory business, Blackstone and its affiliates provide financial and strategic advisory, restructuring and reorganization advisory, capital markets and fund placement services. Blackstone was selected as Catamaran’s financial advisor with respect to the arrangement on the basis of Blackstone’s experience and its familiarity with Catamaran and the industry in which Catamaran operates.

Pursuant to the engagement letter dated as of October 15, 2014, as amended, Catamaran agreed to pay Blackstone a transaction fee for its services in connection with the arrangement of $35 million in the aggregate, of which $5 million became payable upon the delivery of Blackstone’s opinion, and the remainder of which is contingent upon consummation of the arrangement. In addition, at the sole discretion of Catamaran, an additional fee of up to $5 million may be payable to Blackstone. In addition, Catamaran has agreed to reimburse Blackstone for out-of-pocket expenses and to indemnify Blackstone for certain liabilities arising out of the performance of such services (including the rendering of Blackstone’s opinion). In the two years prior to the date of Blackstone’s opinion, Blackstone has not received any fees from Catamaran or UnitedHealth Group. In the ordinary course of the business of Blackstone and its affiliates, Blackstone and its affiliates may actively trade or hold the securities of Catamaran or UnitedHealth Group or any of their respective affiliates for Blackstone, Catamaran or UnitedHealth Group’s account or for others and, accordingly, may at any time hold a long or short position in such securities.

Blackstone’s analyses were prepared solely as part of Blackstone’s analysis of the fairness, from a financial point of view, to the holders of common shares of the arrangement consideration to be received by such holders in the arrangement and were provided to the Board in that connection. The opinion of Blackstone was only one of the factors taken into consideration by the Board in making its determination to approve the arrangement agreement and the arrangement.

Interests of Directors and Executive Officers in the Arrangement

Members of the Board and our executive officers have various interests in the arrangement described in this section that may be different from, or in addition to, the interests of common shareholders generally. You should keep this in mind when considering the recommendation of the Board for the approval of the arrangement resolution. The members of the Board were aware of these interests and considered them at the time they approved the arrangement agreement and in making their recommendation that common shareholders adopt the arrangement resolution. These interests are described below.

Treatment of Outstanding Equity Awards

Catamaran equity awards outstanding immediately prior to the consummation of the arrangement will generally be subject to the following treatment:

•	each outstanding stock option granted prior to January 1, 2014 will vest and will be cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the number of common shares subject to such stock option, multiplied by the excess, if any, of the arrangement consideration over the exercise price per common share for such stock option (less any withholding taxes), and any such stock option which has an exercise price per common share that is greater than or equal to the arrangement consideration will be cancelled for no consideration or payment;

•	each outstanding stock option granted on or after January 1, 2014 will be converted into an option to purchase Parent shares equal to the product (rounded down to the nearest whole number) of (i) the number of common shares subject to such stock option immediately prior to such time and (ii) an equity award conversion ratio (which we refer to as the “equity award conversion ratio”) equal to the quotient of the arrangement consideration divided by the five-day VWAP of Parent shares on the New York Stock Exchange for the five consecutive trading days ending on and including the trading day that is three trading days prior to the closing date of the arrangement, as more fully described in the arrangement agreement, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per common share of such stock option immediately prior to such time divided by (b) the equity award conversion ratio; provided that each option will remain subject to all other terms and conditions applicable to such option (including vesting and exercisability terms) immediately prior to the consummation of the arrangement;

•	each outstanding RSU award granted prior to January 1, 2014 will fully vest (with PBRSU awards vesting at 200% of the target level applicable to such PBRSU awards), and each such RSU award will be cancelled in exchange for the right to receive (without interest) the arrangement consideration (less any withholding taxes) for each common share subject to such RSU award; and

•	each outstanding RSU award granted on or after January 1, 2014, will be converted into a restricted stock unit denominated in Parent shares based on the equity award conversion ratio; provided, that (i) the number of common shares subject to the PBRSU awards immediately prior to the consummation of the arrangement will be determined based on a level of performance for such PBRSU awards of 166.67% of the target level for any PBRSU awards granted in 2014 and 133.33% of the target level for any PBRSU awards granted in 2015, and (ii) such restricted stock units will remain subject to the terms and conditions applicable to the applicable RSU awards (including vesting terms) immediately prior to the consummation of the arrangement.

The foregoing equity award treatment is subject to the terms of any employment or individual award agreement providing for accelerated vesting upon a change in control of Catamaran or, for awards that will be converted into equity awards of UnitedHealth Group, accelerated vesting upon a qualifying termination of employment following a change in control. For further information regarding the terms of the arrangement agreement regarding outstanding equity awards, see “The Arrangement Agreement and the Plan of Arrangement—Treatment of Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units” on page 86.

Summary Tables

The following table sets forth the cash proceeds at $61.50 per common share that each of our non-employee directors would receive at the closing of the arrangement in respect of outstanding equity awards, whether vested or unvested, held by such director as of June 5, 2015. Accordingly, the table describes payments in respect of equity awards that may vest prior to the completion of the arrangement based upon the completion of continued service with Catamaran and independent of the occurrence of the arrangement. None of Catamaran’s non-employee directors held outstanding PBRSU awards as of June 5, 2015. All share and unit numbers have been rounded to the nearest whole number.

Director Equity Summary Table

Non-Employee Directors	RSU Awards (#) (1)	RSU Awards ($) (1)	Stock Options (#) (2)	Stock Options ($) (2)	Estimated Total Cash Consideration for Equity Awards ($)
Peter J. Bensen	5,931	364,757	—	—	364,757
Steven D. Cosler	8,037	494,276	5,000	174,550	668,826
William J. Davis	8,037	494,276	—	—	494,276
Steven B. Epstein	8,037	494,276	—	—	494,276
Betsy D. Holden	8,037	494,276	—	—	494,276
Karen L. Katen	8,037	494,276	—	—	494,276
Harry M. Kraemer	10,663	655,775	—	—	655,775
Anthony R. Masso	8,037	494,276	—	—	494,276

(1)	Pursuant to the terms of the underlying award agreements, each RSU award held by a non-employee director will vest and the holder will be entitled to receive an amount in cash equal to the product of (i) the arrangement consideration and (ii) the number of common shares subject to such RSU award.
(2)	Mr. Cosler is the only non-employee director with outstanding stock options, 2,500 of which are vested as of June 5, 2015. Each of Mr. Cosler’s outstanding stock options will be converted into the right to receive a cash payment in an amount equal to the product of (i) the total number of common shares subject to such stock option and (ii) the excess, if any, of the arrangement consideration over the per share exercise price of such stock option.

The following table sets forth the cash proceeds at $61.50 per common share that each of our executive officers would receive at the closing of the arrangement in respect of vested stock options held by such executive officer as of June 5, 2015. No executive officer held any other vested equity awards as of June 5, 2015. All share numbers have been rounded to the nearest whole number.

Executive Officer Vested Equity Awards Summary Table

Executive Officers	Vested Stock Options (#) (1)	Vested Stock Options ($) (1)
Mark Thierer *	182,385	4,454,455
Michael Shapiro	17,674	317,606
Jeffrey Park	83,744	2,316,755
John Romza	113,266	5,127,551
Joel Saban	119,347	4,124,869
Clifford Berman	11,179	227,463

*	Also a director.

(1)	Each outstanding stock option that is vested as of the effective time of the arrangement will be converted into the right to receive a cash payment in an amount equal to the product of (i) the total number of common shares subject to such stock option and (ii) the excess, if any, of the arrangement consideration over the per share exercise price of such stock option (less any withholding taxes).
(2)	The values set forth in this column do not include the arrangement consideration to be paid for equity awards that are unvested as of June 5, 2015, including certain awards which may vest pursuant to the terms of the equity awards based upon the completion of continued service with Catamaran or the prior achievement of performance goals, in either case, independent of the occurrence of the arrangement.

Assuming completion of the arrangement as of June 5, 2015 and a qualifying termination of employment immediately thereafter, the following table sets forth the cash proceeds or value of common shares that each of Catamaran’s executive officers would receive in respect of their outstanding stock option awards, RSU awards, and PBRSU awards, including cash proceeds for awards that may vest prior to the completion of the arrangement based upon the completion of continued service and/or the prior achievement of the applicable performance goals, in either case, independent of the occurrence of the arrangement. No executive officer held any other unvested equity awards as of June 5, 2015. All share and unit numbers have been rounded to the nearest whole number.

Executive Officer Unvested Equity Awards Summary Table

Executive Officers	PBRSU Awards (#) (1)	PBRSU Awards ($) (1)	RSU Awards (#) (2)	RSU Awards ($) (2)	Unvested Stock Options (#) (3)	Unvested Stock Options ($) (3)	Estimated Total Cash Consideration for Unvested Equity Awards ($) (4)
Mark Thierer *	402,407	24,748,006	179,017	11,009,546	269,659	3,691,054	39,448,606
Michael Shapiro (5)	55,001	3,382,582	17,814	1,095,561	45,026	581,238	5,059,381
Jeffrey Park	90,588	5,571,150	57,781	3,553,532	74,769	1,010,660	10,135,342
John Romza	19,626	1,206,987	7,324	450,426	16,475	253,149	1,910,562
Joel Saban	67,571	4,155,624	27,277	1,677,536	54,830	729,633	6,562,793
Clifford Berman	30,066	1,849,072	9,919	610,019	25,296	350,889	2,809,980

*	Also a director.
(1)	Holders of PBRSU awards granted prior to January 1, 2014 will be entitled to receive an amount of cash equal to the product of (i) the arrangement consideration and (ii) the number of PBRSU awards that become vested as a result of the arrangement, with the applicable performance goals deemed to have been satisfied at 200% of the target level of performance. PBRSU awards granted on or after January 1, 2014 will be converted into a restricted stock unit denominated in Parent shares based on the equity award conversion ratio; provided, that (i) the number of common shares subject to the PBRSU awards immediately prior to the consummation of the arrangement will be determined based on a level of performance for such PBRSU awards of 166.67% of the target level for any PBRSU awards granted in 2014 and 133.33% of the target level for any PBRSU awards granted in 2015, and (ii) such restricted stock units will remain subject to the terms and conditions applicable to the applicable RSU awards (including vesting terms) immediately prior to the consummation of the arrangement. The amounts reported in this column include the pre-2014 PBRSU grants that will vest upon consummation of the arrangement as well as the 2014 and 2015 grants that would vest upon the consummation of the arrangement and a qualifying termination of employment thereafter.
(2)

Holders of RSU awards granted prior to January 1, 2014 will be entitled to receive an amount in cash equal to the product of (i) the arrangement consideration and (ii) the number of common shares subject to such RSU awards. RSU awards granted on or after January 1, 2014 will be converted into restricted stock units denominated in Parent shares based on the equity award conversion ratio. Such restricted stock units will remain subject to the terms and conditions applicable to the applicable RSU awards (including vesting terms) immediately prior to the consummation of the arrangement. The amounts reported in this column include the pre-2014 RSU award grants that will vest upon consummation of the arrangement as well as the 2014 and 2015 grants that would vest upon the consummation of the arrangement and a qualifying termination of employment thereafter.
(3)	Each of the outstanding stock options granted prior to January 1, 2014 will be converted into the right to receive a cash payment in an amount equal to the product of (i) the total number of common shares subject to such stock option and (ii) the excess, if any, of the arrangement consideration over the per share exercise price of such stock option. Stock options granted on or after January 1, 2014 will be converted into stock options denominated in Parent shares based on the equity award conversion ratio. The amounts reported in this column include the pre-2014 stock option grants that will vest upon consummation of the arrangement as well as the 2014 and 2015 grants that would vest upon the consummation of the arrangement and a qualifying termination of employment thereafter.
(4)	Depending on when the arrangement occurs, certain equity awards that are unvested as of June 5, 2015 may vest pursuant to the terms of the equity awards based upon the completion of continued service with Catamaran or the prior achievement of performance goals, in either case, independent of the occurrence of the arrangement.
(5)	Under the terms of Mr. Shapiro’s employment agreement, all outstanding equity awards held by Mr. Shapiro accelerate upon the consummation of the arrangement.

Change in Control Benefits in Employment Agreements with Executive Officers

Catamaran and its subsidiaries previously entered into employment agreements (each of which we refer to as an “employment agreement” and, collectively, the “employment agreements”) with each of their executive officers specifying certain compensation and benefits payable to such executive officers in the event of a qualifying termination of employment following a change in control.

Under their employment agreements, each of Mark Thierer and Jeffrey Park will become entitled to the following termination payments and benefits if within six months prior to or two years after a change in control of Catamaran, (a) his employment is terminated by Catamaran without “cause” or (b) he terminates his employment for “good reason” (each as defined in the executive’s respective employment agreement):

•	all unvested equity awards granted after January 1, 2014 will fully vest;

•	the executive’s incentive compensation bonus for the year in which the termination occurs, if any, based on target performance and pro-rated to the executive’s date of termination (payable at the same time other members of the senior executive team are paid their respective incentive compensation bonuses which will be in no event later than March 15 following the close of the relevant fiscal year);

•	a lump sum cash severance payment equal to (i) three times (or, with respect to Mr. Park, two times) the executive officer’s annual base salary as of the date of termination and (ii) three times (or, with respect to Mr. Park, two times) the executive officer’s incentive compensation bonus target for the year in which the executive officer is terminated;

•	payment of COBRA insurance benefits for the executive, his spouse and eligible dependents for 36 months (or, with respect to Mr. Park, 24 months); and

•	outplacement services for up to 12 months following termination.

The change in control benefits payable to Mr. Thierer and Mr. Park are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), in the event such reduction would result in a better after-tax result for the executive officer. In exchange for the right to receive the change in control termination payments described in the second through fifth bullet points above, the executive officer is required to execute a release of claims in favor of Catamaran. The employment agreements also require the executive officer to maintain in confidence at all times the confidential information of Catamaran, and abide by non-compete, non-interference and non-solicitation restrictive covenants for two years following the executive officer’s termination of employment.

Michael Shapiro, John Romza, Clifford Berman and Joel Saban are also entitled to certain benefits in connection with a change in control of Catamaran. Under their employment agreements, each of Messrs. Shapiro, Romza, Berman and Saban will become entitled to the following termination payments and benefits if the executive is not offered or retained in his current or a comparable position (as set forth in each of the employment agreements and, with respect to Messrs. Shapiro and Saban, with comparable compensation and, with respect to Mr. Berman, within 70 miles of his home) following a change in control of Catamaran:

•	the executive’s incentive compensation bonus, if any, for the year in which the termination occurs, pro-rated to the executive’s date of termination (payable at the same time other members of the senior executive team are paid their respective incentive compensation bonuses, which will be in no event later than March 15 following the close of the relevant fiscal year); and

•	a lump sum cash severance payment equal to (i) two times (or, with respect to Messrs. Shapiro and Berman, one and one-half times) the executive officer’s annual base salary as of the date of termination and (ii) the executive officer’s target incentive compensation bonus for the year in which the executive officer is terminated.

In addition, in the case of Mr. Shapiro, under his employment agreement, Mr. Shapiro’s outstanding equity awards will vest in full upon a change in control of Catamaran (without regard to whether he is offered or retained in his current or a comparable position).

The change in control benefits for Messrs. Shapiro, Romza, Berman and Saban are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Code. In exchange for the right to receive the change in control termination payments described in the bullet points above, the executive officer is required to execute a release of claims in favor of Catamaran. The employment agreements also require the executive officer to maintain in confidence at all times the confidential information of Catamaran and abide by non-compete, non-interference and non-solicitation restrictive covenants for one year (or, with respect to Mr. Berman, two years) following the executive officer’s termination of employment. In addition, pursuant to the terms of the underlying equity award agreements, upon an involuntary termination of employment within 12 months following a change in control, the equity awards granted on or after January 1, 2014 will vest in full for all employees (including each executive officer).

Please see the “Golden Parachute Compensation” section below for a quantification of the amounts each executive officer would be eligible to receive under his respective employment agreement.

New Employment Arrangements

Upon closing of the arrangement, it is expected that Mark Thierer, Catamaran’s Chairman and Chief Executive Officer, will become the Chief Executive Officer of OptumRx, and Jeff Park, who currently serves as Catamaran’s Executive Vice President, Operations, will become the Chief Operating Officer of OptumRx.

As of the date of this proxy circular and proxy statement, none of our other executive officers has entered into any agreement, arrangement or understanding with UnitedHealth Group or any of its subsidiaries regarding employment with, or the right to purchase or participate in the equity of, UnitedHealth Group or Catamaran. Although no such agreement, arrangement or understanding exists as of the date of this proxy circular and proxy statement, certain of our other executive officers may, prior to the completion of the arrangement, enter into new arrangements with UnitedHealth Group or its subsidiaries regarding employment following the consummation of the arrangement.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the tables below present the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the arrangement. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the arrangement-related compensation which will or may become payable to Catamaran’s named executive officers. This arrangement-related compensation is subject to a non-binding advisory vote of common shareholders, as set forth in Proposal 2 in this proxy circular and statement. See the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 32.

The amounts set forth below have been calculated assuming the arrangement is consummated on June 5, 2015 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K) and assuming each named executive officer experiences a qualifying termination of employment as of the same date, immediately following completion of the arrangement. The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy circular and proxy statement. Some of the assumptions are based on information not currently available and, as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Compensation (1)

Named Executive Officer	Cash (2)	Equity (3)	Pension / NQDC (4)	Perquisites / Benefits (5)	Tax Reimbursement (6)	Other	Total (7)
Mark Thierer Chairman and Chief Executive Officer	9,775,000	39,448,606	—	70,000	—	—	49,293,606

Michael Shapiro Senior Vice President and CFO	1,505,156	5,059,381	—	—	—	—	6,564,537

Jeffrey Park Executive Vice President, Operations	3,101,389	10,135,342	—	35,000	—	—	13,271,731

John Romza Executive Vice President, Quality and Innovation	965,682	1,910,562	—	—	—	—	2,876,244

Joel Saban Executive Vice President, Pharmacy Operations	1,425,660	6,562,794	—	—	—	—	7,988,454

Clifford Berman Senior Vice President, General Counsel and Corporate Secretary	830,729	2,809,980	—	—	—	—	3,640,709

(1)	All amounts reflected in the table are attributable to double-trigger arrangements (i.e., the amounts are triggered by the change in control that will occur upon completion of the arrangement and payment is conditioned upon the officer’s qualifying termination of employment), except for the accelerated vesting of (i) outstanding equity awards granted prior to January 1, 2014 and (ii) outstanding equity awards held by Mr. Shapiro that vest pursuant to the terms of Mr. Shapiro’s Employment Agreement upon consummation of the arrangement.
(2)

Amounts reflect the cash severance benefits that would be payable upon a change in control in a lump-sum under the employment agreements entered into with each of the named executive officers, assuming (i) in the case of Messrs. Thierer and Park, an involuntary termination by Catamaran without cause or a resignation by the named executive officer for good reason within six months prior to or two years after the consummation of the arrangement or (ii) with respect to Messrs. Shapiro, Romza, Berman and Saban, the named executive officer is not offered, or retained in, his current or a comparable position as set forth in each of the employment agreements and, with respect to Messrs. Shapiro and Saban, with comparable compensation and, with respect to Mr. Berman, within 70 miles of his home). These amounts are subject to the execution of a release of claims in favor of Catamaran. In addition, the named executive officer is required to comply with non-competition, non-solicitation and non-interference restrictive covenants (two years in the case of Messrs. Thierer, Park and Berman and one year in the case of Messrs. Shapiro, Romza and Saban). The cash severance benefits equal (a) with respect to Mr. Thierer and Mr. Park, the sum of (i) an incentive compensation bonus for the year in which the termination occurs, based on target performance and pro-rated to the executive’s date of termination, and (ii) a lump sum cash severance payment equal to (x) three times (or, with respect to Mr. Park, two times) the named executive officer’s annual base salary as of the date of termination; and (y) three times (or, with respect to Mr. Park, two times) the named executive officer’s target incentive compensation bonus for the year in which the executive officer is terminated, and (b) with respect to Messrs. Shapiro, Romza, Saban and Berman, the sum of (i) an incentive compensation bonus for the year in which the termination occurs pro-rated to the executive’s date of termination, and (ii) a lump sum cash severance payment equal to (x) two times (or, with respect to Mr. Shapiro and Mr. Berman, one and one-half times) the named executive officer’s annual base salary as of the date of termination, and (y) the named executive officer’s target incentive compensation bonus for the year in which the named executive officer is terminated. For purposes of this table, any pro-rated bonuses have been pro-rated through June 5, 2015.
(3)	Amounts reflect the cash consideration to be received by each named executive officer in connection with the completion of the arrangement and the accelerated vesting and cancellation of certain stock options, RSU awards and PBRSU awards held by each named executive officer as of June 5, 2015. These amounts include cash proceeds for awards that may vest prior to the completion of the arrangement based upon the completion of continued service with Catamaran and/or the prior achievement of performance goals, in either case independent of the occurrence of the arrangement. No named executive officer holds any other equity awards:

	SINGLE TRIGGER EQUITY ACCELERATION (A)
	Unvested Stock Options (#)	Unvested Stock Options ($)	Unvested RSU Awards (#)	Unvested RSU Awards ($)	Unvested PBRSU Awards(#)	Unvested PBRSU Awards ($)
Mark Thierer	60,696	803,334	95,430	5,868,945	120,400	7,404,600
Michael Shapiro	45,026	581,238	17,814	1,095,561	55,001	3,382,582
Jeffrey Park	21,678	307,682	36,544	2,247,456	19,920	1,225,080
John Romza	8,240	127,260	4,028	247,722	6,780	416,970
Joel Saban	15,526	197,012	11,553	710,510	16,040	986,460
Clifford Berman	6,476	96,999	2,390	146,985	5,560	341,940

	DOUBLE TRIGGER EQUITY ACCELERATION (B)
	Unvested Stock Options (#)	Unvested Stock Options ($)	Unvested RSU Awards (#)	Unvested RSU Awards ($)	Unvested PBRSU Awards(#)	Unvested PBRSU Awards ($)
Mark Thierer	208,963	2,887,720	83,587	5,140,601	282,007	17,343,406
Michael Shapiro	—	—	—	—	—	—
Jeffrey Park	53,091	702,978	21,237	1,306,076	70,668	4,346,070
John Romza	8,235	125,889	3,296	202,704	12,846	790,017
Joel Saban	39,304	532,622	15,724	967,026	51,531	3,169,164
Clifford Berman	18,820	253,890	7,529	463,034	24,506	1,507,132

(A) Pursuant to the terms of the arrangement agreement, each outstanding equity award granted prior to January 1, 2014 will fully vest and entitle the holder thereof to receive (without interest) the following: (1) with respect to PBRSU awards, an amount of cash equal to the product of (i) the arrangement consideration and (ii) the number of common shares subject to such PBRSU award that become vested as a result of the arrangement, with the applicable performance goals deemed to have been satisfied at 200% of the target level of performance; (2) with respect to RSU awards an amount in cash equal to the product of (i) the arrangement consideration and (ii) the number of common shares subject to such RSU award; and (3) with respect to stock options, an amount in cash equal to the product of (i) the total number of common shares subject to such stock options and (ii) the excess, if any, of the arrangement consideration over the per share exercise price of such stock options, in each case, less any withholding taxes. Pursuant to the terms of Mr. Shapiro’s employment agreement, all equity awards held by Mr. Shapiro will vest in full upon a change in control of Catamaran and, pursuant to the terms of the arrangement agreement, the level of performance for Mr. Shapiro’s 2014 PBRSU awards will be determined based on a level of performance of 166.67% of the target level and the level of performance for Mr. Shapiro’s 2015 PBRSU awards will be determined based on a level of performance of 133.33% of the target level.

(B) Pursuant to the terms of the arrangement agreement, each outstanding equity award granted on or after January 1, 2014 will be converted into an option or restricted stock unit award, as applicable, denominated in Parent shares based on the equity award conversion ratio; provided, that (i) the number of common shares subject to the PBRSU awards immediately prior to the consummation of the arrangement will be determined based on a level of performance for such PBRSU awards of 166.67% of the target level for any PBRSU awards granted in 2014 and 133.33% of the target level for any PBRSU awards granted in 2015, and (ii) such awards will remain subject to the terms and conditions applicable to such awards (including vesting and exercisability terms) immediately prior to the consummation of the arrangement. Pursuant to the terms of the employment agreements entered into with Mark Thierer and Jeffrey Park, equity awards granted to such named executive officers after January 1, 2014 will become fully vested if within six months prior to or two years after a change in control of Catamaran, (a) Mr. Thierer’s or Mr. Park’s employment is terminated by Catamaran without cause or (b) the executive officer terminates his employment for good reason. In addition, pursuant to the terms of the underlying equity award agreements, upon an involuntary termination of employment within 12 months following a change in control, the equity awards granted on and after January 1, 2014 to Messrs. Romza, Berman and Saban will vest in full.

(4)	None of the named executive officers are eligible to receive any nonqualified deferred compensation plan enhancements upon a change in control or termination following a change in control. Catamaran does not maintain any pension benefit plans for its employees.
(5)	Under the terms of Mr. Thierer’s and Mr. Park’s employment agreements, each is eligible to receive COBRA insurance benefits for the executive, his spouse and eligible dependents for 36 months in the case of Mr. Thierer and 24 months in the case of Mr. Park. In addition, Mr. Thierer and Mr. Park are each eligible to receive outplacement services for up to 12 months.
(6)	None of the named executive officers are eligible to receive an excise tax gross up.
(7)	The employment agreements provide that the change in control benefits payable to Mr. Thierer and Mr. Park are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Code in the event of such reduction would result in a better after-tax result for the executive officer, and that the change in control benefits payable to the other executives are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Code (regardless of the after-tax result). The amounts above do not reflect any possible reductions under those provisions.

Director and Officer Indemnification and Insurance

Each of UnitedHealth Group and Catamaran have agreed to provide for indemnification and insurance to Catamaran’s directors and officers. For additional information, see the section entitled “The Arrangement Agreement and Plan of Arrangement—Director and Officer Indemnification and Insurance,” beginning on page 102.

Certain Effects of the Arrangement

If the proposal to approve the arrangement resolution receives the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting and the other conditions to the closing of the arrangement are either satisfied or (to the extent permitted by applicable law) waived, Catamaran will become a wholly owned subsidiary of UnitedHealth Group upon the terms set forth in the arrangement agreement and the plan of arrangement.

Following the completion of the arrangement, all of Catamaran’s equity interests will be beneficially owned by Purchaser, a subsidiary of UnitedHealth Group, and none of Catamaran’s current shareholders will, by virtue of the arrangement, have any ownership interest in, or be a shareholder of, Catamaran or UnitedHealth Group after the completion of the arrangement. As a result, Catamaran’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of common shares. Following the completion of the arrangement, UnitedHealth Group will benefit from any increase in Catamaran’s value and also will bear the risk of any decrease in Catamaran’s value.

Upon completion of the arrangement, each holder of common shares prior to the consummation of the arrangement will receive in respect of each such common share (other than any common shares in respect of which dissent rights are validly exercised) an amount in cash equal to $61.50 per share, without interest and less applicable withholding taxes. See the section entitled “The Arrangement Agreement and Plan of Arrangement—Arrangement Consideration,” beginning on page 86.

For information regarding the effects of the arrangement on Catamaran’s outstanding equity awards, please see the section entitled “—Interests of Directors and Executive Officers in the Arrangement,” beginning on page 63, and the section entitled “The Arrangement Agreement and Plan of Arrangement—Treatment of Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units,” beginning on page 86.

Catamaran common stock is currently registered under the Exchange Act and trades on NASDAQ under the symbol “CTRX” and on the TSX under the symbol “CCT.” Following the completion of the arrangement, it is expected that common shares will no longer be traded on NASDAQ, the TSX or any other public market. In addition, it is expected that the registration of common shares under the Exchange Act will be terminated and Catamaran will apply to be deemed to have ceased to be a reporting issuer under securities laws of each of the provinces of Canada where it is a reporting issuer. If such steps are completed and the applicable Canadian securities regulators grant Catamaran’s request to cease to be a reporting issuer, Catamaran will no longer be required to file periodic and other reports with the SEC and the Canadian securities regulators with respect to common shares. Termination of registration of common shares under the Exchange Act and ceasing to be a reporting issuer under applicable Canadian securities laws will reduce the information required to be furnished by Catamaran to common shareholders, the SEC and the Canadian securities regulators, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy circular and proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to Catamaran.

Consequences if the Arrangement is Not Completed

If the proposal to approve the arrangement resolution is not approved by the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting or if the arrangement is not completed for any other reason, your common shares will not be acquired and you will not receive any consideration from UnitedHealth Group or Purchaser for your common shares. Instead, Catamaran will remain a public company, and common shares will continue to be registered under the Exchange Act and listed and traded on NASDAQ and the TSX. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that common shareholders will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of common shares. If the arrangement is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of common shares, including the risk that the market price of Catamaran common shares may decline to the extent that the current market price of common shares reflects a market assumption that the arrangement will be completed. If the proposal to approve the arrangement resolution is not approved by the affirmative vote of at least two-thirds of the votes cast on such special resolution by common shareholders present in person or represented by proxy at the special meeting or if the arrangement is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, if the arrangement agreement is terminated under specified circumstances, Catamaran is required to pay UnitedHealth Group a termination fee of $450,000,000. See the section entitled “The Arrangement Agreement and Plan of Arrangement—Termination Fees,” beginning on page 108.

Financing of the Arrangement

UnitedHealth Group’s obligation to complete the arrangement is not conditioned on UnitedHealth Group’s receipt of any financing. UnitedHealth Group expects that it will fund amounts needed to acquire Catamaran under the arrangement through the use of existing cash resources and the proceeds of new indebtedness.

Structure of the Arrangement

Pursuant to the plan of arrangement, Catamaran will undertake a reorganization of capital pursuant to which each outstanding common share of Catamaran (other than any common shares owned by Purchaser) will be automatically exchanged for a preferred share and one-half of a class X common share. The redemption price of each preferred share will be an amount (which we refer to as the “redemption consideration”) which will not exceed the “paid-up capital” for purposes of the Canadian Tax Act of each common share immediately before the share exchange. The paid-up capital of each preferred share will be equal to the redemption consideration and the remainder of the paid-up capital of the common shares immediately before the share exchange will be allocated to the paid-up capital of the class X common shares. Holders of common shares do not need to take any action in connection with the share exchange, as it will occur automatically pursuant to the plan of arrangement.

Following the share exchange, each preferred share will be redeemed by Catamaran for a cash redemption price equal to the redemption consideration and, subsequently, each class X common share will be transferred to Purchaser for cash.

The combined result of the redemption of the preferred shares by Catamaran and the acquisition of the class X common shares by Purchaser under the plan of arrangement is that each holder of common shares immediately prior to the effective time of the arrangement will be entitled to receive in respect of each such common share (other than any common shares in respect of which dissent rights are validly exercised, which will be transferred to Purchaser in exchange for the right to be paid fair value in accordance with the dissent process) an aggregate amount of cash equal to $61.50, without interest and less applicable withholding taxes.

Material U.S. Federal Income Tax Consequences and Material Canadian Federal Income Tax Consequences of the Arrangement

Material U.S. Federal Income Tax Consequences of the Arrangement

The following is a general summary of certain material U.S. federal income tax consequences of the arrangement to beneficial owners of common shares who receive the arrangement consideration in respect of their common shares in the arrangement. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of common shares in light of the beneficial owner’s particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This summary deals only with common shares held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the U.S. federal income tax consequences to holders of shares who exercise dissent rights. This summary also does not address tax considerations applicable to any holder of shares that may be subject to special treatment under U.S. federal income tax laws, including:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

•	a mutual fund;

•	a real estate investment trust or regulated investment company;

•	a personal holding company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

•	a holder that owns or has owned, actually or constructively, 10% or more of the total combined voting power of all classes of Catamaran shares entitled to vote; or

•	a U.S. expatriate.

This summary is based on the Code, the U.S. Treasury regulations promulgated under the Code and rulings and judicial decisions, all as in effect as of the date of this proxy circular and proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO A BENEFICIAL OWNER OF COMMON SHARES. WE URGE BENEFICIAL OWNERS OF COMMON SHARES TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ARRANGEMENT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of common shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” means a beneficial owner of common shares (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes beneficially owns common shares, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding common shares should consult such partner’s tax advisor with respect to the tax consequences of the arrangement to the partner and the partnership.

U.S. Holders

General

A U.S. holder’s receipt of the arrangement consideration in respect of common shares pursuant to the arrangement will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion below under “—Possible Recharacterization of the Arrangement Consideration,” a U.S. holder should recognize gain or loss equal to the difference, if any, between the amount of the arrangement consideration received and the U.S. holder’s adjusted tax basis in the common shares exchanged in the arrangement. Gain or loss will be determined separately for each block of common shares (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, generally U.S.-source, and will be long-term capital gain or loss if the U.S. holder’s holding period for the shares is more than one year at the effective time of the arrangement. Long-term capital gain recognized by a non-corporate U.S. holder generally is subject to tax at a reduced rate. There are limitations on the deductibility of capital losses.

A 3.8% tax generally is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include any income or gain recognized on the receipt of the arrangement consideration.

Possible Recharacterization of the Arrangement Consideration

As described more fully below under the section entitled “The Arrangement Agreement and the Plan of Arrangement—The Arrangement and the Plan of Arrangement,” the plan of arrangement provides in general that a subsidiary of UnitedHealth Group will indirectly provide to Catamaran a portion of the funds necessary to pay the aggregate arrangement consideration, and that thereafter Catamaran will undertake a reorganization of capital pursuant to which each existing common share (other than any common shares owned by Purchaser) will be automatically exchanged for a newly created preferred share and one-half of a newly created class X common share, each preferred share will be redeemed by Catamaran for a portion of the aggregate arrangement consideration, and the class X common shares will be transferred to Purchaser for the remainder of the aggregate arrangement consideration. For purposes of the discussion below, references to common shares include reference to class X common shares, unless the context otherwise requires.

For U.S. federal income tax purposes, the foregoing should be treated as an integrated transaction pursuant to which each holder of common shares immediately prior to the consummation of the arrangement should be treated as receiving the arrangement consideration in exchange for common shares, with the consequences described above under “—General.”

However, the IRS might successfully assert that for U.S. federal income tax purposes the portion of the arrangement consideration paid by Catamaran in redemption of the preferred shares should instead be treated as a distribution by Catamaran with respect to common shares, followed by a purchase of common shares by Purchaser. The portion of the arrangement consideration to be paid by Catamaran in redemption of the preferred shares has not been determined, but is expected by UnitedHealth Group to be between approximately $18 to $24 per common share.

If the transaction were so characterized, a U.S. holder would recognize dividend income equal to the lesser of the portion of the arrangement consideration paid in redemption of the preferred shares and the portion of the arrangement consideration that would be treated as paid out of Catamaran’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles (without offset by any portion of the U.S. holder’s tax basis in its common shares). A U.S. holder would recognize gain or loss equal to the difference, if any, between the remaining arrangement consideration and the U.S. holder’s tax basis in its common shares. The portion of the arrangement consideration that would be treated as paid out of Catamaran’s current or accumulated earnings and profits is expected by Catamaran to be materially less than the portion paid in redemption of the preferred shares, but is dependent on circumstances and events that have not yet occurred, and therefore cannot presently be determined, and accordingly there can be no assurance in this regard.

With respect to the arrangement consideration treated as dividend income under the foregoing rules, corporate U.S. holders would not be entitled to claim the dividends-received deduction. With respect to non-corporate U.S. holders, including individual U.S. holders, if the dividend income constituted “qualified dividend income,” it would generally be taxed at the lower income tax rate applicable to long-term capital gains, provided that, (i) the non-corporate U.S. holder’s holding period for the exchanged common shares includes the 61-day period ending on the date of the deemed dividend and the non-U.S. holder meets certain other requirements and (ii) Catamaran is not a PFIC (discussed below) for Catamaran’s taxable year in which the arrangement occurs and was not a PFIC for the preceding taxable year. Any dividend income and gain recognized under the foregoing rules generally would be included in “net investment income” for purposes of the 3.8% tax described above under the subheading “—General.”

A successful assertion by the IRS that a portion of the arrangement consideration should be treated as dividend income could have material adverse tax consequences to a U.S. holder. For example, a U.S. holder might be required to recognize dividend income in excess of any gain inherent in the U.S. holder’s common shares. Although in such a case the holder might have an associated capital loss, the use of the loss would be subject to limitations. Furthermore, if a non-corporate U.S. holder were not eligible to treat any resulting dividend income as “qualified dividend income,” the U.S. holder would be subject to tax on the dividend income at regular ordinary income tax rates, rather than the lower rate applicable to long-term capital gains. Other adverse consequences might arise depending on a U.S. holder’s particular circumstances. Beneficial owners of common shares are strongly urged to consult their tax advisors as to the particular tax consequences to them of a recharacterization of a portion of the arrangement consideration as a distribution from Catamaran with respect to common shares.

The parties have agreed in the plan of arrangement, and by acceptance of the arrangement consideration each holder of common shares will be deemed to have agreed, to treat the exchange of common shares for class X common shares and preferred shares, the redemption of the preferred shares, and the purchase of the class X common shares pursuant to the plan of arrangement as a sale or exchange of all of the common shares held by common shareholders (other than any common shares owned by Purchaser) for the arrangement consideration.

Except to the extent noted otherwise, the discussion under “—Material U.S. Federal Income Tax Consequences” assumes that each holder of common shares immediately prior to the consummation of the arrangement will be treated as receiving the arrangement consideration in exchange for common shares.

Passive Foreign Investment Company

Special, generally unfavorable, U.S. federal income tax rules apply to U.S. persons disposing of, or receiving distributions with respect to, stock of a “passive foreign investment company” (which we refer to as a “PFIC”). A foreign corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is passive income (as defined in the Code), or (ii) the average percentage of its assets (measured by value) that produce, or are held for the production of, passive income is at least 50%. Catamaran believes that it currently is not a PFIC for U.S. federal income tax purposes and that it has not been a PFIC in prior taxable years. However, this is a factual determination based on guidance the interpretation of which is not entirely clear. Accordingly, there can be no assurance that Catamaran is not or has not been a PFIC.

Information Reporting and Backup Withholding

Payments to a U.S. holder of the arrangement consideration may be subject to information reporting and backup withholding at the statutory rate. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number (which we refer to as a “TIN”) and makes any other required certifications or who is otherwise exempt from backup withholding. A U.S. holder that does not otherwise establish an exemption should complete and sign an IRS Form W-9 to provide the information and certifications necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN and make any other required certifications, the U.S. holder may be subject to backup withholding and penalties imposed by the IRS.

Any amount withheld as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is provided to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. U.S. holders are urged to consult their tax advisors as to the qualifications for an exemption from backup withholding and the procedure for obtaining the exemption.

Non-U.S. Holders

General

Any gain realized on a non-U.S. holder’s receipt of the arrangement consideration in respect of common shares pursuant to the arrangement generally will not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the arrangement and certain other conditions are met; or

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

An individual non-U.S. holder described in the first bullet point above generally will be subject to tax at a flat rate of 30% on the gain, net of applicable U.S.-source losses from sales or exchanges of other capital assets recognized by such non-U.S. holder during the taxable year. Gain described in the second bullet point above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to an additional 30% branch profits tax.

As described above under the subheading “U.S. Holders—Possible Recharacterization of the Arrangement Consideration,” the IRS might successfully assert that a portion of the arrangement consideration should be treated as dividend income. In that case, a non-U.S. holder generally would not be subject to U.S. federal income tax on the portion, if any, treated as dividend income, unless such income were effectively connected with a United States trade or business of such non-U.S. holder. If the dividend income were effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder generally would be subject to U.S. federal income tax on the dividend income on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to an additional 30% branch profits tax.

The parties have agreed in the plan of arrangement, and by acceptance of the arrangement consideration each holder of common shares will be deemed to have agreed, to treat the exchange of common shares for class X common shares and preferred shares, the redemption of the preferred shares, and the purchase of the class X common shares pursuant to the plan of arrangement as a sale or exchange of all of the common shares held by common shareholders (other than any common shares held by Purchaser) for the arrangement consideration. Except to the extent noted otherwise, the discussion under “—Material U.S. Federal Income Tax Consequences” assumes that each holder of common shares immediately prior to the consummation of the arrangement will be treated as receiving the arrangement consideration in exchange for common shares.

Non-U.S. holders are urged to consult their tax advisors as to any applicable tax treaties that might provide for rules different from those described above.

Information Reporting and Backup Withholding

Non-U.S. holders generally will be exempt from information reporting requirements and backup withholding tax with respect to their receipt of the arrangement consideration, but they may be required to comply with certain certification and identification procedures in order to establish their eligibility for an exemption.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR BENEFICIAL OWNERS OF COMMON SHARES. BENEFICIAL OWNERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF THE ARRANGEMENT CONSIDERATION IN RESPECT OF THEIR SHARES PURSUANT TO THE ARRANGEMENT UNDER ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS.

Material Canadian Federal Income Tax Consequences of the Arrangement

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a holder of common shares who disposes of common shares under the arrangement and who, at all relevant times, for purposes of the Canadian Tax Act, (i) deals at arm’s length with Catamaran and Purchaser; (ii) is not affiliated with Catamaran or Purchaser; (iii) holds the common shares as capital property; and (iv) has not entered into and will not enter into, with respect to their common shares, a “derivative forward agreement” as that term is defined in the Canadian Tax Act (we refer to such a holder of common shares in this Canadian federal income tax summary as a “holder”). Generally common shares will be considered capital property of a person for purposes of the Canadian Tax Act provided that the person does not hold such common shares in the course of carrying on a business and has not acquired the common shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a “specified financial institution,” (ii) an interest in which is a “tax shelter investment,” (iii) that is, for purposes of certain rules (referred to as the mark-to-market rules) applicable to securities held by financial institutions, a “financial institution,” (iv) that reports its

“Canadian tax results” in a currency other than Canadian currency, or (v) with respect to which any subsidiary of Catamaran is or has been a “foreign affiliate”, in each case within the meaning of the Canadian Tax Act. Such holders should consult their own tax advisors. This summary is not applicable to a holder that acquired common shares on the exercise of a stock option, and does not discuss the Canadian federal tax consequences to a holder of stock options, RSU awards or PBRSU awards with respect to the treatment of such stock options, RSU awards and PBRSU awards pursuant to the arrangement.

This summary is based on the current provisions of the Canadian Tax Act in force on the date hereof and Catamaran’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (which we refer to as the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (which we refer to as the “proposed amendments”) and assumes that all proposed amendments will be enacted in the form proposed. However, no assurances can be given that the proposed amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative, regulatory, governmental or judicial decision or action nor does it take into account any other Canadian federal tax legislation or considerations or the tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.

All non-Canadian dollar amounts relevant in computing a holder’s liability under the Canadian Tax Act relating to the acquisition, holding or disposition of common shares, preferred shares or class X common shares must generally be converted into Canadian dollars using the daily noon rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the CRA. Accordingly, the amount of capital gains or capital losses realized by a holder may be affected by changes in the value of the U.S. dollar relative to the Canadian dollar.

Holders Resident in Canada

This portion of the summary is generally applicable to a holder who, at all relevant times, for purposes of the Canadian Tax Act, is, or is deemed to be, resident in Canada (which we refer to as a “Canadian holder”). Certain Canadian holders may be entitled to make or may have already made the irrevocable election permitted by subsection 39(4) of the Canadian Tax Act the effect of which is to deem any common shares (and all other “Canadian securities,” as defined in the Canadian Tax Act) owned by such Canadian holder in the taxation year in which the election is made and in all subsequent taxation years to be capital property. Canadian holders whose common shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election.

Dissenting Canadian Holders

A Canadian holder who validly exercises dissent rights (which we refer to as a “Canadian dissenting holder”) will be deemed to have transferred such Canadian dissenting holder’s common shares to Purchaser and will be entitled to be paid the fair value of such common shares by Purchaser in cash. A Canadian dissenting holder will realize a capital gain (or capital loss) equal to the amount by which the cash received in respect of the fair value of such common shares less any amount in respect of interest, if any, awarded by the court, exceeds (or is less than) the total of the adjusted cost base of such common shares and any reasonable costs of disposition. The taxation of capital gains and capital losses is discussed below under “Taxation of Capital Gains and Capital Losses”. Any interest awarded by the court to a Canadian dissenting holder will be included in such Canadian dissenting holder’s income for the purposes of the Canadian Tax Act.

Share Exchange

As described below under the section entitled “The Arrangement Agreement and the Plan of Arrangement—The Arrangement and the Plan of Arrangement,” under the plan of arrangement Catamaran will undertake a reorganization of capital within the meaning of section 86 of the Canadian Tax Act, pursuant to which each issued and outstanding common share will be exchanged for one-half of one class X common share and one preferred share (which we refer to as the “share exchange”).

The share exchange should not result in the realization of a capital gain (or capital loss) to a Canadian holder under the Canadian Tax Act. On the share exchange, the Canadian holder will be deemed to dispose of the Canadian holder’s common shares for proceeds of disposition equal to his, her or its adjusted cost base of such shares, and will acquire the class X common shares and preferred shares at an aggregate cost equal to such amount.

The Canadian holder must apportion such cost between the class X common shares and preferred shares in accordance with their proportionate fair market values immediately after the share exchange.

Redemption of Preferred Shares

As described below under the section entitled “The Arrangement Agreement and the Plan of Arrangement—The Arrangement and the Plan of Arrangement,” under the plan of arrangement each preferred share received on the share exchange will be redeemed by Catamaran for the redemption consideration.

Under the Canadian Tax Act, the share redemption could potentially trigger a deemed dividend to a Canadian holder, a capital gain (or capital loss) to a Canadian holder, or both. However, for the reasons described below, and based on the “paid-up capital allocation”, as defined below, a deemed dividend will not arise as a result of the share redemption.

The share redemption constitutes a disposition by a Canadian holder of preferred shares for the purposes of the Canadian Tax Act. On the share redemption, and provided that no deemed dividend arises, each Canadian holder will realize a capital gain (or capital loss) equal to the amount by which the redemption consideration exceeds the Canadian holder’s adjusted cost base of the preferred shares. For this purpose, the adjusted cost base of the preferred shares to a Canadian holder will be equal to the portion of the adjusted cost base of the common shares exchanged for such preferred shares and class X common shares based on the proportionate fair market value of such preferred shares relative to the total fair market value of such preferred shares and class X common shares immediately after the share exchange. The taxation of capital gains and capital losses is discussed below under the heading “Taxation of Capital Gains and Capital Losses”.

Paid-Up Capital Allocation

A deemed dividend to a Canadian holder would only arise if the portion of the arrangement consideration received on the redemption of preferred shares under the plan of arrangement exceeded the “paid-up capital” of the preferred shares so redeemed. Under the plan of arrangement, the redemption consideration will not exceed the paid-up capital of the common shares. The amount, if any, by which the paid-up capital of the common shares immediately before the share exchange exceeds the redemption consideration will be allocated to the class X common shares. As a result of the foregoing paid-up capital allocation (which we refer to as the “paid-up capital allocation”), the paid-up capital of the preferred shares will be equal to the portion of the arrangement consideration to be paid on the redemption of the preferred shares. Accordingly and in these circumstances, a deemed dividend will not arise to Canadian holders on the share redemption. If a deemed dividend did arise on the share redemption, in general terms, it would be subject to the rules generally applicable to the taxation of dividends under the Canadian Tax Act and would be excluded from the Canadian holder’s proceeds of disposition of the preferred shares.

Disposition of Class X Common Shares

As described below under the section entitled “The Arrangement Agreement and the Plan of Arrangement—The Arrangement and the Plan of Arrangement,” under the plan of arrangement class X common shares received on the share exchange will be acquired by Purchaser for the arrangement consideration less the portion of the arrangement consideration payable on the share redemption (which we refer to as the “class X common share consideration”).

Generally, on a disposition of class X common shares, a Canadian holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the class X common share consideration received by such Canadian holder net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to the Canadian holder of the class X common shares immediately before the disposition. For this purpose, the adjusted cost base of the class X common shares to a Canadian holder will be equal to the portion of the adjusted cost base of the common shares exchanged for such class X common shares and preferred shares under the share exchange based on the proportionate fair market value of such class X common shares relative to the total fair market value of such class X common shares and preferred shares immediately after the share exchange.

The taxation of capital gains and capital losses is discussed below under the heading “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, a Canadian holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (which we refer to as a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian holder may deduct one-half of the amount of any capital loss (which we refer to as an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Canadian holder in the year and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years to the extent and under the circumstances permitted in the Canadian Tax Act.

The amount of any capital loss realized by a Canadian holder that is a corporation on the disposition of a common share, a class X common share or a preferred share (including on the redemption of a preferred share under the share redemption) may be reduced by the amount of any dividends received (or deemed to be received) by the Canadian holder on such shares or (or, in the case of class X common shares or preferred shares, on the common shares for which such shares were exchanged under the share exchange) to the extent and under the circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a common share, class X common share or preferred share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Canadian holders should consult their own advisors.

A Resident Holder that is throughout the taxation year a “Canadian-controlled private corporation,” as defined in the Canadian Tax Act, is liable for tax, a portion of which may be refundable, on investment income, including taxable capital gains realized. Canadian holders who are individuals (including certain trusts) may be subject to alternative minimum tax in respect of realized capital gains.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a holder who, at all relevant times, for purposes of the Canadian Tax Act, (i) is not, and is not deemed to be, resident in Canada and (ii) does not use or hold, and is not deemed to use or hold, the common shares in a business carried on in Canada (which we refer to as a “non-Canadian holder”).

Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere. Such non-Canadian holders should consult their own tax advisors.

Dissenting Non-Canadian Holders

A non-Canadian holder who validly exercises dissent rights (which we refer to as a “non-Canadian dissenting holder”) will be deemed to have transferred such non-Canadian holder’s common shares to Purchaser and will be entitled to be paid the fair value of the common shares by Purchaser in cash. A non-Canadian dissenting holder will be considered to have disposed of common shares for proceeds of disposition equal to the amount paid to such non-Canadian dissenting holder less an amount in respect of interest, if any, awarded by the court, and will only be subject to tax under the Canadian Tax Act on any gain realized as a result if the common shares constitute “taxable Canadian property”, subject to any relief provided under any applicable income tax treaty or convention between Canada and the non-Canadian holder’s country of residence.

Generally, the common shares will not constitute “taxable Canadian property” to a non-Canadian holder at a particular time provided that the common shares are listed at that time on a designated stock exchange (which includes NASDAQ and the TSX), unless at any particular time during the 60-month period that ends at that time (i) one or any combination of (A) the non-Canadian holder, (B) persons with whom the non-Canadian holder does not deal at arm’s length, and (C) partnerships in which the non-Canadian holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of Catamaran, and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: (A) real or immovable properties situated in Canada, (B) “Canadian resource properties” (as defined in the Canadian Tax Act), (C) “timber resource properties” (as defined in the Canadian Tax Act), and (D) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, the common shares could be deemed to be taxable Canadian property.

Generally, where interest is paid or credited to a non-Canadian dissenting holder in connection with the exercise of dissent rights, the non-Canadian dissenting holder will not be subject to Canadian income or withholding tax under the Canadian Tax Act in respect of such interest.

Share Exchange

On the share exchange, a non-Canadian holder will in general terms be subject to the same considerations under the Canadian Tax Act as are described above under “—Holders Resident in Canada—Share Exchange”.

Redemption of Preferred Shares

On the share redemption, a non-Canadian holder will in general terms realize a capital gain (or capital loss) and based on the paid-up capital allocation, will not realize a deemed dividend as described above under “—Holders Resident in Canada—Redemption of Preferred Shares”.

Where a capital gain would arise for a non-Canadian holder on the share redemption, a non-Canadian holder would be subject to tax under the Canadian Tax Act on any such gain only if the preferred shares constitute “taxable Canadian property” as described below under “Disposition of Class X Common Shares”, subject to any relief provided under any applicable income tax treaty or convention between Canada and the non-Canadian holder’s country of residence.

Any deemed dividend that did arise on the share redemption would be subject to Canadian withholding tax of 25% (subject to reduction under the terms of any applicable income tax treaty or convention).

Disposition of Class X Common Shares

In general terms, a non-Canadian holder will be subject to tax under the Canadian Tax Act on any gain realized as a result of the disposition of class X common shares only if such shares constitute “taxable Canadian property” as described below, subject to any relief provided under any applicable income tax treaty or convention between Canada and the non-Canadian holder’s country of residence.

Generally, the class X common shares and the preferred shares will not constitute “taxable Canadian property” to a non-Canadian holder at a particular time unless at any particular time during the 60-month period that ends at that time more than 50% of the fair market value of the class X common shares or the preferred shares was derived directly or indirectly from one or any combination of: (A) real or immovable properties situated in Canada, (B) “Canadian resource properties” (as defined in the Canadian Tax Act), (C) “timber resource properties” (as defined in the Canadian Tax Act), and (D) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Non-Canadian holders whose common shares, class X common shares and/or preferred shares may constitute taxable Canadian property should consult their own tax advisors.

Regulatory Approvals Required for the Arrangement

Completion of the arrangement is conditioned on the expiration of the waiting period (and any extension thereof) or the granting of early termination applicable to the completion of the arrangement under the HSR Act. On April 14 and 15, 2015, respectively, Catamaran and UnitedHealth Group filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the United States Federal Trade Commission (which we refer to as the “FTC”), which triggered the start of the HSR Act waiting period. With Catamaran’s consent, UnitedHealth Group notified the FTC and DOJ that UnitedHealth Group was withdrawing its HSR Act notification effective May 15, 2015, and UnitedHealth Group refiled its HSR Act notification on May 18, 2015. Unless Catamaran or UnitedHealth Group voluntarily withdraws its notification and report form or the DOJ or FTC grants early termination of the HSR Act review period or formally requests additional information concerning the arrangement, the waiting period will expire on June 17, 2015.

Completion of the arrangement is also conditioned on the receipt of applicable approvals, waivers or no-action relief under the Competition Act (approval, in the form of an Advanced Ruling Certificate, was obtained on April 27, 2015) and the ICA (approval, in the form of a letter from the Minister of Industry (as defined below) was obtained on May 26, 2015), as well as the filing of the relevant form with the State of Ohio insurance regulators and the approval thereof with respect to Catamaran’s wholly owned Ohio insurance subsidiary (which filing was submitted on April 3, 2015).

At any time before or after the effective time of the arrangement, the DOJ, the FTC, antitrust authorities outside the United States, or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the arrangement, conditionally approving the arrangement upon the divestiture of Catamaran or UnitedHealth Group’s assets, subjecting the completion of the arrangement to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

We currently expect to have obtained all antitrust and other regulatory approvals that are required for the completion of the arrangement during the second half of 2015; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Court Approval of the Arrangement

An arrangement under the YBCA requires Yukon court approval. Prior to the mailing of this proxy circular and proxy statement, Catamaran obtained the interim order dated May 29, 2015, which provides for the calling, holding and conduct of the special meeting, dissent rights and procedural matters. A copy of the interim order is attached as Annex F to this proxy circular and proxy statement.

Subject to the approval of the arrangement resolution by the common shareholders at the special meeting, the hearing in respect of the final order is currently scheduled to take place on July 16, 2015 at 10:00 a.m. (Whitehorse, Yukon, Canada time) before a Justice of the Supreme Court of Yukon at The Law Courts,

2134 Second Avenue, in the City of Whitehorse, Yukon, Canada. Any common shareholder who wishes to appear, or to be represented, and to present evidence or arguments must file an appearance and a response with the Supreme Court of Yukon, and may be required to file an affidavit with the Supreme Court of Yukon, serve those documents at the petitioner’s address for delivery, not less than three clear business days prior to the date of the final application, as required by the interim order and notice of application attached as Annexes F and G to this proxy circular and proxy statement, and satisfy any other requirements of the Supreme Court of Yukon.

At the hearing, the Supreme Court of Yukon will consider, among other things, the fairness of the arrangement. The Supreme Court of Yukon may approve the arrangement subject to compliance with any terms and conditions that the court deems fit. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further order of the Supreme Court of Yukon, only those persons having previously served an appearance and response in compliance with the notice of application and the interim order will be given notice of the postponement, adjournment or rescheduled date.

Common shareholders who wish to participate in or be represented at the Supreme Court of Yukon hearing should consult their legal advisors as to the necessary requirements.

Litigation Related to the Arrangement

Catamaran, the Board, UnitedHealth Group and Purchaser have been named as defendants in lawsuits brought by purported common shareholders of Catamaran seeking, among other things, to enjoin the proposed arrangement. On April 6, April 13, April 16, and April 22, 2015, four purported common shareholders of Catamaran filed four putative class action complaints in the Circuit Court of Cook County, Illinois, each on behalf of a purported class of common shareholders. On April 6, 2015, purported common shareholder Barry Hintze filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against Catamaran, the Board, UnitedHealth Group and Purchaser, in an action styled Hintze v. Catamaran Corp. et al., No. 2015CH05676. On April 13, 2015, purported common shareholder Ronald Hardock filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against Catamaran, the Board, UnitedHealth Group and Purchaser, in an action styled Hardock v. Catamaran Corp. et al., No. 2015CH06159. On April 16, 2015, purported common shareholder Jose Almario filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against Catamaran, the Board, UnitedHealth Group and Purchaser, in an action styled Almario v. Catamaran Corp. et al., No. 2015CH06340. On April 22, 2015, purported common shareholder Bruce Fuelling filed a putative class action petition in the Cook County Circuit Court in the State of Illinois against the Board, UnitedHealth Group and Purchaser, in an action styled Fuelling v. Thierer et al., No. 2015CH06776. The complaints include claims for breach of fiduciary duty against the individual directors of the Board, alleging that such directors violated the duties of loyalty, good faith and due care owed to the common shareholders of Catamaran. The complaints also include claims for aiding and abetting breaches of fiduciary duty against UnitedHealth Group and Purchaser. Subject to court approval, the parties in all four lawsuits have agreed to consolidate the lawsuits in their entirety in the Cook County Circuit Court in the State of Illinois under the caption, In Re Catamaran Corporation Stockholder Litigation, Lead Case No. 2015CH05676. Plaintiffs in all four lawsuits have also agreed among themselves on a lead counsel and lead plaintiff structure, subject to court approval.

Additionally, on May 21, 2015, purported common shareholder Leslie Katz filed a putative class action complaint in the Northern District of Illinois on behalf of a purported class of common shareholders against Catamaran and the Board, in an action styled Katz v. Catamaran Corp. et al., No. 15-cv-4513. On June 3, 2015, purported common shareholders Jennifer Silverstein, Ross Weintraub, and Booth Family Trust filed a putative class action complaint in the Northern District of Illinois on behalf of a purported class of common shareholders against the Board, UnitedHealth Group and Purchaser, in an action styled Silverstein et al. v. Thierer et al., No. 15-cv-4896. Both complaints filed in the Northern District of Illinois include claims for violations of the Exchange Act in connection with certain disclosures Catamaran made regarding the proposed arrangement, and both complaints seek, among other things, to enjoin the proposed arrangement.

Although these lawsuits are in a preliminary stage and it is not possible to predict the outcome of these litigation matters with certainty, Catamaran and the Board believe that the claims named in these complaints are without merit and intend to defend their position in these matters vigorously.

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT

Explanatory Note Regarding the Arrangement Agreement and the Plan of Arrangement

The summary of the material provisions of the arrangement agreement set forth below and elsewhere in this proxy circular and proxy statement is qualified in its entirety by reference to the arrangement agreement and the plan of arrangement, copies of which are attached to this proxy circular and proxy statement as Annexes A and B, respectively, and which are incorporated by reference in this proxy circular and proxy statement. This summary does not purport to be complete and may not contain all of the information about the arrangement agreement and the plan of arrangement that is important to you. We encourage you to read the arrangement agreement and the plan of arrangement carefully in their entirety.

The arrangement agreement and the plan of arrangement are described in this proxy circular and proxy statement and included as Annexes A and B only to provide you with information regarding their terms and conditions and not to provide any other factual information regarding Catamaran or UnitedHealth Group or their respective businesses. Such information can be found elsewhere in this proxy circular and proxy statement and in the public filings that Catamaran makes with the SEC and the applicable Canadian securities regulatory authorities, which are available without charge through the SEC’s website at www.sec.gov or the website maintained by the Canadian securities administrators at www.sedar.com. See the section entitled “Where You Can Find More Information,” beginning on page 122.

The representations, warranties and covenants made in the arrangement agreement (including accompanying Schedule C setting forth Catamaran’s representations and warranties) by Catamaran, UnitedHealth Group and Purchaser are qualified and subject to important limitations agreed to by Catamaran, UnitedHealth Group and Purchaser in connection with negotiating the terms of the arrangement agreement. In particular, in your review of the representations and warranties contained in the arrangement agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the arrangement agreement may have the right not to close the arrangement if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the arrangement agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the arrangement agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy circular and proxy statement, may have changed since the date of the arrangement agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy circular and proxy statement.

Date of the Arrangement Agreement

The arrangement agreement was executed by Catamaran, UnitedHealth Group and Purchaser on March 29, 2015 (which we refer to as the “date of the arrangement agreement”).

The Arrangement and the Plan of Arrangement

The arrangement agreement provides that the arrangement will be effected by way of a plan of arrangement.

The plan of arrangement provides that, upon the filing of the articles of arrangement by Catamaran and the issuance by the Yukon registrar of corporations of a certificate of arrangement, the plan of arrangement and the arrangement will become effective and will be binding on UnitedHealth Group, Purchaser and their subsidiaries, Catamaran and its subsidiaries, all common shareholders, all holders of stock options, RSU awards and PBRSU awards of Catamaran, the registrar and transfer agent of Catamaran, the depositary and all other persons at and after the effective time. Pursuant to and as contemplated by the plan of arrangement, the following steps will occur in the order specified below in connection with the effectiveness of the arrangement:

(i)	Purchaser will subscribe for one common share from Catamaran for a subscription price in cash equal to $61.50;

(ii)	a subsidiary of UnitedHealth Group will loan to a subsidiary of Catamaran a portion of the funds that will be necessary to pay the aggregate arrangement consideration and, through a series of distributions, repayments, loans and other intercompany transactions, all or a portion of such funds will be paid to Catamaran, net of applicable withholding taxes;

(iii)	each outstanding stock option, RSU award and PBRSU award granted prior to January 1, 2014 will be cancelled for the cash consideration as described in more detail under “The Arrangement Agreement and the Plan of Arrangement—Treatment of Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units”;

(iv)	each of the common shares held by dissenting holders will be transferred to Purchaser in exchange for a right to be paid the fair value of such shares in cash, as described in more detail under “Rights of Dissenting Shareholders”;

(v)	Catamaran will undertake a reorganization of capital within the meaning of section 86 of the Canadian Tax Act pursuant to which: (A) the authorized share capital of Catamaran will be amended to create two new classes of shares consisting of an unlimited number of common shares designated “class X common shares” without nominal or par value and an unlimited number of preferred shares without nominal or par value which will be redeemable and retractable for a redemption price which will not exceed the “paid-up capital” for purposes of the Canadian Tax Act of each common share immediately before the share exchange, each such new class having the terms and conditions specified in the plan of arrangement; and (B) each existing common share of Catamaran (other than any common shares owned by Purchaser) will be automatically exchanged for a newly created preferred share and one-half of a newly-created class X common share, with the stated capital of each preferred share being equal to the redemption consideration and the remainder of the paid-up capital of the common shares immediately before the share exchange being allocated to the stated capital of the class X common shares;

(vi)	each preferred share will be redeemed by Catamaran for a cash redemption price equal to the redemption consideration;

(vii)	each class X common share will be transferred to Purchaser for a cash purchase price equal to the product of (i) $61.50 minus the redemption consideration and (ii) two;

(viii)	each outstanding stock option, RSU award and PBRSU award granted on or after January 1, 2014 will be converted into a UnitedHealth Group share-based option, RSU or PBRSU, as the case may be, as described in more detail under “The Arrangement Agreement and the Plan of Arrangement—Treatment of Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units” and Catamaran’s incentive plans will either be assumed by UnitedHealth Group or terminated, as applicable; and

(ix)	Catamaran’s employee share purchase plan will be terminated.

Holders of common shares will not need to take any action in connection with the share exchange, as it will occur automatically pursuant to the plan of arrangement.

The combined result of the redemption of the preferred shares by Catamaran and the acquisition of the class X common shares by Purchaser under the plan of arrangement is that each holder of common shares immediately prior to the effective time of the arrangement will be entitled to receive in respect of each such common share (other than any common shares in respect of which dissent rights are validly exercised, which will be transferred to Purchaser in exchange for the right to be paid fair value in accordance with the dissent process) an aggregate amount of cash equal to $61.50, without interest and less applicable withholding taxes.

From and after the effective time of the arrangement: (a) the plan of arrangement will take precedence and priority over any and all common shares, stock options, RSU awards and PBRSU awards issued or outstanding prior to the effective time, (b) the rights and obligations of Catamaran securityholders (other than with respect to any stock options converted into options to purchase Parent shares and RSU awards and PBRSU awards converted into awards with respect to Parent shares, which will also be subject to the terms of such securities), Catamaran and its subsidiaries, UnitedHealth Group and its subsidiaries, the depositary and any transfer agent or other depositary therefor in relation to the plan of arrangement, will be solely as provided for in the plan of arrangement, the arrangement agreement and (except with respect to common shareholders and holders of stock options, RSU awards and PBRSU awards) the other agreements contemplated by the plan of arrangement and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any common shares, stock options, RSU awards or PBRSU awards (other than with respect to any stock options converted into options to purchase Parent shares and RSU awards and PBRSU awards converted into awards with respect to Parent shares, which will also be subject to the terms of such securities) will be deemed to have been settled, compromised, released and determined without liability except as set forth in the plan of arrangement and the arrangement agreement.

Closing; Effective Time of the Arrangement

The plan of arrangement will be implemented by the filing with the Yukon registrar of corporations of articles of arrangement, which will include the plan of arrangement, and the Yukon registrar of corporations issuing a certificate of arrangement. Catamaran will file the articles of arrangement with the Yukon registrar of corporations no later than the third business day after the satisfaction or, where not prohibited, the waiver by the applicable party or parties of the applicable conditions to closing set forth in the arrangement agreement, unless another time or date is agreed by the parties. Unless another time is agreed by the parties, the effective time of the arrangement (which we refer to as the “effective time”) will be 12:01 a.m., Whitehorse, Yukon, Canada time, on the date of the issuance by the Yukon registrar of corporations of a certificate of arrangement following the filing of the articles of arrangement.

Arrangement Consideration

Outstanding Common Shares

Each holder of common shares prior to the consummation of the arrangement will receive in respect of each such common share (other than any common shares in respect of which dissent rights are validly exercised) an amount in cash equal to $61.50 per share, without interest and less applicable withholding taxes.

Dissent Rights

Registered shareholders are entitled to dissent rights in connection with the arrangement, provided that such holders meet all of the conditions set forth in Section 193 of the YBCA, the interim order and final order. For additional information, see the section entitled “Rights of Dissenting Shareholders,” beginning on page 111.

Treatment of Stock Options, Restricted Stock Units and Performance-Based Restricted Stock Units

Stock Options Granted Prior to January 1, 2014. Each Catamaran stock option granted prior to January 1, 2014 and outstanding immediately prior to the consummation of the arrangement will vest and be cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the number of common shares subject to such stock option, multiplied by the excess, if any, of the arrangement consideration over the exercise price per common share for such stock option, less any withholding taxes. For the avoidance of doubt, any stock option which has an exercise price per common share that is greater than or equal to the arrangement consideration will be cancelled for no consideration or payment.

Stock Options Granted on or after January 1, 2014. Each Catamaran stock option granted on or after January 1, 2014 and outstanding immediately prior to the consummation of the arrangement will be converted into an option to purchase UnitedHealth Group shares equal to the product (rounded down to the nearest whole number) of (i) the number of common shares subject to such stock option immediately prior to such time and (ii) the equity award conversion ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per common share of such stock option immediately prior to such time divided by (b) the equity award conversion ratio; provided that each option will remain subject to all other terms and conditions applicable to such stock option (including vesting and exercisability terms) immediately prior to the consummation of the arrangement.

RSU Awards Granted Prior to January 1, 2014. Each Catamaran RSU award granted prior to January 1, 2014 and outstanding immediately prior to the consummation of the arrangement will fully vest (with PBRSU awards vesting at 200% of the target level applicable to such PBRSU awards), and each such RSU award will be cancelled in exchange for the right to receive (without interest) the arrangement consideration (less any withholding taxes) for each common share subject to such award.

RSU Awards Granted on or after January 1, 2014. Each Catamaran RSU award granted on or after January 1, 2014 and outstanding immediately prior to the consummation of the arrangement whether vested or unvested will be converted into a restricted stock unit denominated in Parent shares based on the equity award conversion ratio; provided, that (i) the number of common shares subject to the PBRSU awards immediately prior to the consummation of the arrangement will be determined based on a level of performance for such PBRSU awards of 166.67% of the target level for any PBRSU awards granted in 2014 and 133.33% of the target level for any PBRSU awards granted in 2015, and (ii) such restricted stock units will remain subject to the terms and conditions applicable to the applicable RSU awards (including vesting terms) immediately prior to the consummation of the arrangement.

The foregoing equity award treatment is subject to the terms of any employment or individual award agreement providing for accelerated vesting upon a change in control of Catamaran or, for awards that will be converted into equity awards of UnitedHealth Group, accelerated vesting upon a qualifying termination of employment following a change in control.

No deduction will be claimed by Catamaran in respect of any payment made to a holder of stock options in respect of the stock options pursuant to the plan of arrangement who is a resident of Canada or who is employed in Canada (both within the meaning of the Canadian Tax Act) in computing the parties’ taxable income under the Canadian Tax Act. Catamaran will, where applicable, make an election pursuant to subsection 110(1.1) of the Canadian Tax Act in respect of the cash payments made in exchange for the surrender of stock options, and provide evidence in writing of the election to holders of stock options.

Exchange Procedures

Not later than the third business day following receipt of the final order and satisfaction or waiver of the applicable closing conditions set forth in the arrangement agreement, UnitedHealth Group will designate a depositary for the arrangement consideration (which we refer to as the “depositary”) and will provide or cause to be provided to the depositary sufficient cash to satisfy the aggregate consideration that common shareholders are entitled to receive in connection with the arrangement.

As promptly as practicable after the effective time, but in any event within two business days thereafter (or at such other time as the parties may agree), UnitedHealth Group will cause the depositary to mail to each registered holder of a common share immediately prior to the effective time a letter of transmittal and instructions for use in surrendering common shares for the arrangement consideration. Upon surrender of shares (or an affidavit of loss in lieu thereof) and upon delivery of a duly completed and executed letter of transmittal and such other additional documents and instruments as the depositary may reasonably require, common shareholders providing such documentation will be entitled to receive, and the depositary will deliver, the arrangement consideration in respect of each common share so surrendered. Until so surrendered, each certificate or other evidence of ownership that prior to the effective time represented ownership of a common share will be deemed only to represent the right to receive the arrangement consideration.

No interest will be paid or will accrue on the cash payable upon surrender of any certificate representing any common shares or any book-entry share.

You should not return your share certificates with the enclosed proxy card, and you should not send in your share certificates to the depositary until you receive a letter of transmittal from the depositary with instructions for the surrender of your share certificates.

Lost, Stolen and Destroyed Certificates

If a Catamaran share certificate is lost, stolen or destroyed, prior to receiving the arrangement consideration, the holder of such certificate must deliver an affidavit (in form and substance reasonably acceptable to UnitedHealth Group) of the claimed loss, theft or destruction of such certificate and a bond or surety satisfactory to UnitedHealth Group and the depositary (each acting reasonably) in such reasonable and customary sum as Purchaser may direct, or otherwise indemnify UnitedHealth Group, Purchaser, Catamaran and the depositary in a manner satisfactory to UnitedHealth Group and the depositary, each acting reasonably, against any claim with respect to the certificate alleged to have been lost, stolen or destroyed.

Representations and Warranties

Catamaran, on the one hand, and UnitedHealth Group and Purchaser, on the other hand, have each made representations and warranties to each other in the arrangement agreement.

Representations and Warranties of Catamaran

Catamaran has made customary representations and warranties to UnitedHealth Group and Purchaser in the arrangement agreement regarding aspects of its business and various other matters. The topics covered by Catamaran’s representations and warranties include the following:

•	the organization, good standing and qualification of Catamaran and its subsidiaries;

•	the capital structure of Catamaran and its subsidiaries;

•	Catamaran’s authority to enter into and, subject to the receipt of the interim order, approval of common shareholders and the final order, consummate the arrangement;

•	the completion of all approvals, filings and notices necessary to consummate the arrangement, and the absence of conflicts with certain laws, order and contracts to which Catamaran is subject;

•	Catamaran’s filings with the U.S. and Canadian securities regulatory authorities, its status thereunder, its financial statements and internal control over financial reporting and disclosure controls and procedures;

•	the absence of certain changes with respect to the business of Catamaran and its subsidiaries;

•	the absence of certain actions, suits and proceedings, undisclosed liabilities and orders;

•	matters relating to Catamaran’s employees and employee benefit plans;

•	matters relating to employee relations and labor laws;

•	compliance with laws and possession of governmental licenses;

•	regulatory compliance matters;

•	matters related to Catamaran’s insurance subsidiary;

•	the status of certain material contracts and government contracts;

•	the status of owned and leased real property;

•	the inapplicability of certain anti-takeover statutes;

•	matters related to environmental contamination and environmental laws;

•	tax matters;

•	intellectual property matters;

•	insurance policy matters;

•	the absence of certain “collateral benefits” and related matters under Canadian law;

•	relations with certain significant customers; and

•	the absence of arrangements with brokers and finders, other than Catamaran’s financial advisor in connection with the transaction.

Many of Catamaran’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the arrangement agreement, a material adverse effect on Catamaran means any change, event, occurrence, effect, state of facts, development, condition or circumstance (each of the foregoing we refer to as an “effect”) that, individually or in the aggregate with other such effects, would reasonably be expected to be materially adverse to the business, operations, results of operations or financial condition of Catamaran and its subsidiaries, taken as a whole, except to the extent resulting from or arising out of:

•	any effect generally affecting the industries in which Catamaran and its subsidiaries carry on their business;

•	any effect in general economic, financial, political, regulatory or credit market conditions in the United States, Canada or other countries in which Catamaran or its subsidiaries conduct material operations;

•	any change in law or GAAP or the statutory accounting practices prescribed or permitted by the U.S. state insurance regulators of the jurisdiction in which Catamaran’s insurance subsidiary is domiciled;

•	any act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or the existence, occurrence or continuation of any natural disasters or any national or international calamity or crisis;

•	(A) any effect (including any actual loss, or threatened loss of, or adverse change or threatened adverse change in, the relationship of Catamaran or any of its subsidiaries with its customers, employees, financing sources, suppliers or business partners) to the extent it results from or is attributable to the entry into, announcement or pendency of the arrangement agreement or the transactions contemplated by the arrangement agreement or the consummation of the transactions contemplated by the arrangement agreement or the performance by Catamaran or UnitedHealth Group of the arrangement agreement or (B) any action taken in accordance with the arrangement agreement to obtain any consent under the antitrust laws or other laws that may be required by any governmental entity in connection with the transactions contemplated by the arrangement agreement;

•	the taking of any specific action expressly required by, or the failure to take any specific action expressly prohibited by, the arrangement agreement (excluding actions, or the failure to take any actions, in the ordinary course);

•

any effect in the market price or trading volume of any securities of Catamaran, ratings or ratings outlook (credit or otherwise) for Catamaran or any of its subsidiaries by any applicable rating agency or any failure, in and of itself, by Catamaran to meet any internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the arrangement agreement (it being understood that the causes underlying such effect may be taken into account in determining whether a material adverse effect has occurred to the extent not otherwise excluded by any of the foregoing bullet points or the following two bullet points);

•	any actions, suits or proceedings made or brought by any of the current or former Catamaran securityholders (or on their behalf or on behalf of Catamaran, but in any event only in their capacities as such) arising out of the arrangement agreement or the transactions contemplated by the arrangement agreement;

•	the suspension of trading in securities generally on the TSX, NYSE or NASDAQ or any other stock exchange; or

•	changes resulting or arising from any actions taken by or on behalf of UnitedHealth Group or any of its subsidiaries.

However, with respect to the first four bullet points above, such an effect will be taken into account in determining a material adverse effect to the extent it disproportionately adversely affects Catamaran and its subsidiaries (taken as a whole) compared to other companies operating in the industries in which Catamaran and its subsidiaries carry on their business. References in certain sections of the arrangement agreement to dollar amounts are not intended to be, and will not be deemed to be, illustrative for purposes of determining whether a “material adverse effect” has occurred.

Representations and Warranties of UnitedHealth Group and Purchaser

UnitedHealth Group and Purchaser made customary representations and warranties to Catamaran in the arrangement agreement, including representations and warranties relating to the following:

•	the organization, good standing and qualification of UnitedHealth Group and Purchaser;

•	UnitedHealth Group and Purchaser’s authority to enter into and, subject to the receipt of the interim order, approval of common shareholders and the final order, consummate the arrangement;

•	the absence of conflicts with certain laws, orders and contracts to which UnitedHealth Group and Purchaser are subject;

•	the completion of all approvals, filings and notices necessary to consummate the arrangement, and the absence of certain actions, suits and proceedings;

•	UnitedHealth Group and Purchaser’s possession of sufficient funds at the closing of the arrangement;

•	the capital structure, purpose and activities of Purchaser;

•	UnitedHealth Group and Purchaser’s non-ownership of common shares;

•	the absence of certain “collateral benefits” and related matters under Canadian law; and

•	the absence of arrangements with brokers and finders, other than UnitedHealth Group’s financial advisors in connection with the transaction.

Covenants Regarding Conduct of Business by Catamaran Prior to the Arrangement

Under the arrangement agreement, until the earlier of the effective time and the time that the arrangement agreement is terminated in accordance with its terms, except with Purchaser’s express prior written consent (which may not be unreasonably withheld, conditioned or delayed), as expressly required, contemplated or permitted by the arrangement agreement, as required by law or as otherwise agreed by the parties, Catamaran has agreed to use its commercially reasonable efforts to, and to cause each of its subsidiaries to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course and, to the extent consistent therewith, use commercially reasonable efforts to maintain and preserve its business organization, relationships with current employees, goodwill and business relationships with customers, suppliers, creditors, lessor, distributors, licensors, partners, business associates, governmental entities and other persons with which Catamaran or any of its subsidiaries have business relations.

In addition, under the arrangement agreement, until the earlier of the effective time and the time that the arrangement agreement is terminated in accordance with its terms, except with Purchaser’s express prior written consent (which may not be unreasonably withheld, conditioned or delayed), as expressly required, contemplated or permitted by the arrangement agreement, as required by any contract to which Catamaran or any of its subsidiaries was a party as of the date of the arrangement agreement, as required by law, the rules or requirements of NASDAQ or the TSX, or as otherwise agreed by the parties, subject to certain exceptions, Catamaran has agreed not to, and not to permit any of its subsidiaries to, directly or indirectly:

•	amend any of its organizational documents (except, in the case of the organizational documents of a subsidiary of Catamaran, in any material respect);

•	reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any of Catamaran’s voting or equity securities or securities convertible or exchangeable into or exercisable for any of its voting or equity securities, subject to certain exceptions;

•	issue, grant, deliver, sell, pledge or otherwise dispose or encumber, or authorize the issuance, grant, delivery, sale, pledge or other encumbrance of any voting or equity securities of Catamaran or any of its subsidiaries or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, subject to certain exceptions;

•	declare, set aside, pay or make any dividends or other distributions (whether in cash, stock, property or otherwise) on or in respect of any of its capital stock, other than dividends or distributions by a subsidiary of Catamaran to Catamaran or to another subsidiary of Catamaran;

•	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, any division, business or equity interest of any person other than such action between or among Catamaran and its subsidiaries;

•	merge or consolidate Catamaran or any of its subsidiaries with any other person, except for any such transactions among wholly owned subsidiaries of Catamaran or in connection with a transaction permitted by the bullet point above;

•	enter into any contract that would, after giving effect to the transaction, expressly purport to limit in any material respect the type of business in which UnitedHealth Group and its subsidiaries (other than Catamaran and its subsidiaries) may engage, the type of goods or services that UnitedHealth Group and its subsidiaries (other than Catamaran and its subsidiaries) may purchase, manufacture, produce, import, export, offer for sale, sell or distribute or the manner or location in which any of them may so engage in any business;

•	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Catamaran or any of its subsidiaries;

•	transfer, sell, lease, encumber, divest, or otherwise dispose of any assets, operations, product lines, businesses or interests in any of the foregoing of Catamaran or certain of its subsidiaries, including capital stock of any of Catamaran’s subsidiaries, that, in each case, are material to Catamaran and its subsidiaries (taken as a whole), except in connection with products or services offered or provided in the ordinary course of business and sales of obsolete assets or as otherwise done in the ordinary course of business;

•

transfer, sell, lease, license, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any intellectual property rights owned by Catamaran or any of its subsidiaries that, in each case, are material to Catamaran and its subsidiaries, except in connection with products or services offered or provided in the ordinary course of business or as otherwise done in the ordinary course of business;

•	make or authorize any capital expenditure, other than (I) capital expenditures in 2015 not in excess of the aggregate amount set forth in Catamaran’s capital expenditure plan for 2015 or capital expenditures in 2016 in an amount not in excess of 120% of the aggregate amount set forth in Catamaran’s 2015 capital expenditure plan and (II) subject to prior consultation with UnitedHealth Group, any additional capital expenditures not described in clause (I) so long as the aggregate amount of such capital expenditures made pursuant to this clause (II) does not exceed $20 million, subject to certain exceptions;

•	make any material tax election or designation, where the making of such election or designation is inconsistent with past practice, settle or compromise any material tax claim, assessment, reassessment or liability for an amount of more than $4 million individually or $8 million in the aggregate, file any material amendment to a tax return, enter into any written agreement with a governmental entity with respect to taxes (other than in connection with making a permitted settlement or compromise of a tax claim, assessment, reassessment or liability), surrender any right to claim a material tax credit or refund, consent to the extension or waiver of the limitation period applicable to any tax matter outside the ordinary course of business or materially amend or change any of its methods for reporting income, deductions or accounting for income tax purposes;

•	make, in one transaction or in a series of related transactions, any loans, advances or capital contributions to, or investments in, any other person, subject to certain exceptions including with respect to an amount not in excess of $10 million in the aggregate, in the case of capital contributions and investments, or $10 million in the aggregate, in the case of loans;

•	prepay any long-term indebtedness before its scheduled maturity (except as required by the terms of such indebtedness) or create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof, subject to certain exceptions;

•	except in connection with indebtedness permitted by the bullet point above, create, incur or assume any material lien (other than certain permitted liens) on any asset that is material to Catamaran and its subsidiaries (taken as a whole);

•	subject to certain exceptions, enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

•	make any material change in Catamaran’s policies or methods of accounting, except as required by changes in GAAP, the statutory accounting practices prescribed by the U.S. state insurance regulators of the jurisdiction in which Catamaran’s insurance subsidiary is domiciled, by law or by Catamaran’s public accountants;

•

subject to certain exceptions: (i) increase in any manner the compensation or consulting fees, bonus levels, pension, welfare or other benefits or severance, change of control or termination pay payable to any employee or contractor who is a natural person or any director of Catamaran, (ii) adopt, establish, or become a party to any new benefit or compensation plan or arrangement or make any material amendment, termination or material modification of an existing plan or arrangement, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any benefit or compensation plan or arrangement, (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any benefit or compensation plan or arrangement, (v) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit or compensation plan or arrangement that is required by law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by

GAAP, or (vi) hire any employee or contractor who is a natural person with an annual salary or wage rate or consulting fees in excess of $200,000; provided, however, that the foregoing will not restrict Catamaran or any of its subsidiaries from entering into or making available to newly hired or retained employees or contractors who are natural persons in the context of new hires or promotions or elevations based on job performance or workplace requirements, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements (including incentive grants but excluding grants of Catamaran equity awards) that have a value that is consistent with Catamaran’s past practice of making compensation and benefits available to newly hired or promoted employees or contractors who are natural persons in similar positions;

•	except as required by applicable law, become a party to, establish, adopt, amend, modify, commence participation in or terminate any union recognition agreement, collective bargaining agreement or other similar agreement with a labor union, works council or similar organization or body;

•	waive, release, assign, settle or compromise any action for an amount in excess of $10 million individually or $20 million in the aggregate, which would reasonably be expected to materially impede, prevent or materially delay the consummation of the transaction or which would impose any material obligations or restrictions on the business or operations of Catamaran and its subsidiaries (taken as a whole) following the closing of the transaction;

•	enter into, amend, modify or terminate certain material contracts, or cancel, modify or waive any material claims held by it or waive any material rights, which if so entered into, amended, modified, terminated, canceled or waived would reasonably be expected to (i) prevent or materially delay or impair the ability of Catamaran and its subsidiaries to consummate the transaction or (ii) materially impair the ability of Catamaran and its subsidiaries, taken as a whole, to conduct their business in the ordinary course of business;

•	other than in the ordinary course of business, enter into any contract that includes a material right of first refusal or right of first offer or similar right or contains a put, call or similar right with a purchase price of more than $10 million individually;

•	terminate, cancel or take or fail to take any action that Catamaran knows, or, if acting reasonably, should know, in the ordinary course of managing its insurance coverages, will result in the lapse of any material insurance (or re-insurance) policy of Catamaran or any subsidiary to the extent such amendment, modification, termination, cancellation or lapse would reasonably be expected to materially reduce, in the aggregate, the insurance coverage currently maintained for the benefit of Catamaran and its subsidiaries, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

•	take any action, or enter into any transaction other than a transaction required, contemplated or permitted by the arrangement or the arrangement agreement or a transaction carried out in the ordinary course of business, that would have the effect of materially reducing or eliminating the amount of the tax cost “bump” otherwise available pursuant to certain provisions of the Canadian Tax Act; or

•	authorize, agree, resolve or otherwise commit to do any of the foregoing.

Obligations with Respect to the Special Meeting, Final Order and Court Proceedings

Subject to the terms of the arrangement agreement and the interim order, Catamaran has agreed to convene and conduct the special meeting as promptly as reasonably practicable and not adjourn, postpone or cancel the special meeting without the prior written consent of Purchaser and UnitedHealth Group, acting reasonably. However, in the event that an “acquisition proposal” (as described below under “Restriction on Solicitation of Acquisition Proposals and Obligations with Respect to the Board’s Recommendation”) is publicly disclosed or Catamaran provides a “superior proposal notice” (as described below under “Restriction on Solicitation of

Acquisition Proposals and Obligations with Respect to the Board’s Recommendation”) to Purchaser or UnitedHealth Group, in each case, on a date that is less than 15 business days before the special meeting, Catamaran is permitted to postpone the special meeting at its election, or if directed by UnitedHealth Group in its sole discretion, Catamaran will postpone the special meeting, in each case to a date that is not more than 15 business days after the originally scheduled date of the special meeting (or, if later, in the event the material terms of an acquisition proposal are changed and Catamaran has complied in all material respects with its non-solicitation obligations described below, a date that is not more than ten business days following the most recent such change) and that, in any event, is no later than 15 business days prior to the outside date at which the arrangement agreement could otherwise be terminated. In addition, Catamaran may, in its reasonable discretion, postpone or adjourn the special meeting to the extent necessary under applicable law to ensure that any required supplement or amendment to this proxy circular and proxy statement is provided to Catamaran securityholders within a reasonable amount of time in advance of the special meeting, if as of the time for which the special meeting is originally scheduled there are insufficient persons represented (in person and by proxy) to constitute a quorum necessary to conduct the business of the special meeting or to the extent that at such time Catamaran has not received proxies sufficient to allow the receipt of the approval of the arrangement resolution at the special meeting, to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Board has determined in good faith (after consultation with Catamaran’s outside legal counsel) is required to be filed and disseminated under applicable laws or to the extent the Board determines (after consultation with Catamaran’s outside legal counsel) that such postponement or adjournment is otherwise required under applicable law. Catamaran has also agreed that the proxy circular and proxy statement would, unless an adverse recommendation change has occurred, state that the Board has unanimously, after receiving legal and financial advice, determined that the arrangement is in the best interests of Catamaran and recommends that common shareholders vote in favor of the arrangement resolution (which recommendation we refer to as the “board recommendation”).

Catamaran has also agreed to use reasonable best efforts to solicit proxies in favor of the approval of the arrangement resolution and against any resolution submitted by any person that is inconsistent with the arrangement resolution and the completion of the transactions contemplated by the arrangement agreement, including cooperating with any persons engaged by Purchaser or UnitedHealth Group to solicit proxies, on behalf of the management of Catamaran or otherwise, in favor of the approval of the arrangement resolution at the special meeting so long as no acquisition proposal received by Catamaran or any of its subsidiaries or any of its or their respective representatives after the date of the arrangement agreement remains pending and no adverse recommendation change has occurred. Catamaran has also agreed to promptly advise Purchaser and UnitedHealth Group, at such times as Purchaser and UnitedHealth Group may reasonably request as to the aggregate tally of the proxies received by Catamaran in respect of the arrangement resolutions so long as no acquisition proposal received by Catamaran or any of its subsidiaries or any of its or their respective representatives after the date of the arrangement resolution remains pending. Catamaran has further agreed that so long as no acquisition proposal received by Catamaran or any of its subsidiaries or any of its or their respective representatives after the date of the arrangement agreement remains pending and no adverse recommendation change has occurred, permit Purchaser and UnitedHealth Group to, at Purchaser and UnitedHealth Group’s expense, on behalf of the management of Catamaran, directly or through a proxy solicitation services firm, actively solicit proxies in favor of the arrangement on behalf of management of Catamaran in compliance with law.

Catamaran has also agreed to consult with Purchaser and UnitedHealth Group in fixing the date of the special meeting and the record date of the special meeting and not to change the record date for common shareholders entitled to vote at the special meeting in connection with any adjournment or postponement of the special meeting unless required by law or if Purchaser and UnitedHealth Group’s prior written consent is provided (such consent not to be unreasonably withheld, conditioned or delayed).

Catamaran has agreed to reasonably promptly advise Purchaser and UnitedHealth Group of any written exercise by shareholders of dissent rights served on or received by Catamaran, attempted withdrawals of such demands received by Catamaran or its representatives and any other instruments served on or received by Catamaran or its representatives pursuant to applicable law with respect thereto, and Catamaran has agreed to provide Purchaser and UnitedHealth Group with an opportunity to review and comment on any written communications sent by or on behalf of Catamaran to any such person with respect thereto and to participate in any discussions, negotiations or proceedings with or including any such Persons with respect thereto, and not settle or compromise or agree to settle or compromise any such claims for dissent rights without the prior written consent of Purchaser and UnitedHealth Group.

If the arrangement resolution is passed at the special meeting as provided for in the interim order, Catamaran has agreed to, as soon as reasonably practicable thereafter, take all steps necessary or desirable to submit the arrangement to a Yukon court and use its reasonable best efforts to pursue an application for the final order pursuant to Yukon law.

The parties have also agreed that in connection with all Yukon court proceedings relating to obtaining the final order, Catamaran will diligently pursue, and Purchaser and UnitedHealth Group will cooperate with Catamaran in diligently pursuing, the final order and Catamaran will provide Purchaser, UnitedHealth Group and their legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Yukon court in connection with the arrangement (including by providing, on a timely basis and prior to the service and filing of such material, a description of any information required to be supplied by Purchaser and UnitedHealth Group for inclusion in such material) and Catamaran will give reasonable consideration to the comments of Purchaser, UnitedHealth Group and their legal counsel on such material. Catamaran has agreed to use reasonable best efforts to ensure that all material filed by it with the Yukon court in connection with the arrangement is consistent in all material respects with the terms of the arrangement agreement and the plan of arrangement. In addition, Catamaran will not object to legal counsel to Purchaser and UnitedHealth Group making such submissions on the application for the final order as such counsel considers appropriate, acting reasonably, so long as UnitedHealth Group and Purchaser provide Catamaran and its legal counsel with a reasonable opportunity to review and comment upon drafts of any such submissions and Purchaser and UnitedHealth Group will give reasonable consideration to the comments of Catamaran and its legal counsel on such submissions. Catamaran will also provide legal counsel to Purchaser and UnitedHealth Group on a reasonably timely basis with copies of any notice, evidence or other documents served on Catamaran or its legal counsel in respect of the application for the final order or any appeal therefrom. Subject to law and other than in connection with an acquisition proposal or an intervening event (as defined below), Catamaran will not file any material with, or make any submissions to, the Yukon court in connection with the arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by the arrangement agreement or with Purchaser and UnitedHealth Group’s prior written consent, acting reasonably. However, nothing in the arrangement agreement requires any party to agree or consent to any change in the purchase price or other consideration contemplated by the arrangement agreement or other modification or amendment to such filed or served materials that expands or increases in any material respect its obligations, or diminishes or limits in any material respect its rights, set forth in any such filed or served materials or under the arrangement agreement. If at any time after the issuance of the final order and prior to the effective date of the arrangement, Catamaran is required by the terms of the final order or by law to return to Yukon court with respect to the final order, it will, whenever reasonably practicable, do so after written notice to Purchaser and UnitedHealth Group.

Restriction on Solicitation of Acquisition Proposals and Obligations with Respect to the Board’s Recommendation

Pursuant to the arrangement agreement, Catamaran has agreed that it will immediately cease and cause to be terminated any discussions or negotiations that may be ongoing with any person with respect to an acquisition proposal made by or on behalf of such person and promptly request each person that executed a confidentiality agreement in connection with its consideration of acquiring Catamaran or any of its subsidiaries to return or destroy all non-public information furnished to such person by or on behalf of it or any of its subsidiaries. Except as expressly permitted by the arrangement agreement, Catamaran and its subsidiaries may not, and Catamaran must instruct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, accountants, legal counsel, financial advisors, consultants, financing sources and other advisors and representatives (which we refer to collectively as “representatives”) not to:

•	solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing any non-public information) any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•	engage or participate in any discussions or negotiations regarding any acquisition proposal with the person making such acquisition proposal (or any of such person’s representatives), provided that Catamaran and its representatives may ascertain facts from the person making such acquisition proposal (and such person’s subsidiaries and its and their respective representatives) for the sole purpose of the Board informing itself about such acquisition proposal and the person that made it (and such person’s subsidiaries and its and their respective representatives);

•	withhold, withdraw or modify or qualify (in a way adverse to UnitedHealth Group), or publicly propose to withhold, withdraw or modify or qualify (in a way adverse to UnitedHealth Group), the board recommendation or accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, any acquisition proposal (the actions in this bullet point, we refer to as an “adverse recommendation change”); or

•	approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into, any agreement, any letter of intent, understanding, agreement or arrangement (other than a confidentiality agreement entered into in compliance with the provisions described below and any customary engagement, joint defense, clean team or similar agreements) to effect an acquisition proposal (which we refer to as an “alternative transaction agreement”) with the person making such acquisition proposal (or any of its subsidiaries).

An “acquisition proposal” is, other than the transactions contemplated by this Agreement, any bona fide offer or proposal (whether written or oral) from any person or group of persons to effect:

•	the direct or indirect acquisition or purchase by any person or group of persons from Catamaran or any of its subsidiaries of 20% or more of the consolidated assets of Catamaran and its subsidiaries determined by the Board in its good faith judgment on a book-value or fair-market-value basis; or the issuance by Catamaran to any person or group of persons of voting securities of Catamaran that immediately following such issuance equal 20% or more of the issued and outstanding voting power of Catamaran (including securities convertible into or exercisable or exchangeable for such securities or equity interests);

•	any direct or indirect takeover bid, tender offer, exchange offer or other transaction that, if consummated, would result in a person or group of persons beneficially owning 20% or more of voting securities of Catamaran (including securities convertible into or exercisable or exchangeable for such voting securities of Catamaran); or

•	any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or winding up of Catamaran and its subsidiaries which results in common shareholders immediately prior to such transaction owning 80% or less of the issued and outstanding common shares (or the voting securities of the successor to Catamaran or ultimate parent company of Catamaran or its successor, as applicable).

Catamaran has also agreed that, except as expressly permitted by the arrangement agreement, Catamaran and its subsidiaries will not, and Catamaran will instruct and use its reasonable best efforts to cause its and its subsidiaries’ representatives not to:

•	in the event that any anti-takeover statute is applicable to any transactions contemplated by an acquisition proposal, take any action to make the provisions of such anti-takeover statute inapplicable to such transactions except in connection with an adverse recommendation change; or

•	terminate, amend, release or modify or knowingly and intentionally fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the applicable party in respect of or in contemplation of an acquisition proposal, provided that Catamaran and its subsidiaries and their respective representatives may amend, release or fail to enforce or grant any such permission, waiver or request if the Board determines in its good faith judgment after consultation with outside legal counsel that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Responding to an Acquisition Proposal

If at any time prior to obtaining the approval of the arrangement resolution at the special meeting, Catamaran or any of its subsidiaries or any of its or their respective representatives receives from a person a written acquisition proposal that was not solicited, initiated, knowingly encouraged or otherwise knowingly facilitated in violation of the restriction described above, Catamaran may, in response to such acquisition proposal, furnish information with respect to Catamaran or its subsidiaries or relating to such acquisition proposal in response to a request by any such person and engage in or participate in discussions or negotiations with any such person regarding such acquisition proposal, if and only if:

•	prior to the taking of any such action, the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to lead to a “superior proposal,” and that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under law; and

•	prior to providing any such non-public information, Catamaran enters into a confidentiality agreement with such person that is on terms and conditions no less onerous or more beneficial in the aggregate to such person than those set forth in the confidentiality agreement between Catamaran and a subsidiary of UnitedHealth Group, provided that such agreement need not prohibit the making or amendment of any acquisition proposal and may not include any provision granting any person an exclusive right to negotiate with Catamaran.

A “superior proposal” is, other than the transactions contemplated by the arrangement agreement, a bona fide written acquisition proposal (except that references in the definition of “acquisition proposal” to “20%” or “80%” shall for purposes of this definition be to “50%”) from any person or group of persons that the Board determines, in its good faith judgment, after receiving the advice of its outside legal counsel and its financial advisors and after taking into account all the terms and conditions of the acquisition proposal, including all legal, financial, regulatory, timing and other aspects of such acquisition proposal, including the likelihood of consummation, the financing terms thereof and the person making such acquisition proposal, if consummated, would result in a transaction which is more favorable to common shareholders than the transactions contemplated by the arrangement agreement (after giving effect to any amendments or modifications to the terms of the transactions contemplated by the arrangement agreement that UnitedHealth Group agrees in writing to make pursuant to the “matching rights” provisions described below).

Adverse Recommendation Change; Alternative Transaction Agreement

At any time prior to obtaining the approval of the arrangement resolution at the special meeting, the Board may, in response to a bona fide written acquisition proposal that was not directly or indirectly solicited, initiated, knowingly encouraged or otherwise knowingly facilitated in violation of the solicitation restriction described above, effect an adverse recommendation change and/or enter into an alternative transaction agreement, if and only if:

•	the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such acquisition proposal constitutes a superior proposal;

•	Catamaran provides UnitedHealth Group four business days’ written notice of its intention to take such action (which notice we refer to as a “superior proposal notice”), which will include a copy of such acquisition proposal;

•	during the four business day period following Purchaser’s receipt of the superior proposal notice (which we refer to as the “matching period”), the Board and, if requested by UnitedHealth Group, Catamaran’s representatives have negotiated in good faith with UnitedHealth Group (to the extent UnitedHealth Group desires to negotiate) regarding any revisions to the terms of the transactions contemplated by the arrangement agreement proposed by UnitedHealth Group in response to such acquisition proposal;

•	at the end of the matching period, the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel (and taking into account any amendment or modification to the terms of the arrangement agreement or the transactions contemplated thereby that UnitedHealth Group has agreed in writing to make), that such acquisition proposal constitutes a superior proposal, and that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under law; and

•	prior to or concurrently with taking any such action, Catamaran terminates the arrangement agreement and pays the termination fee.

Any material amendment or modification to any such acquisition proposal requires a new superior proposal notice and UnitedHealth Group will be afforded a new matching period (except that the four business day period referred to above will instead be a two business day period; no new matching period will in any event shorten the original matching period).

Separately, at any time prior to obtaining the approval of the arrangement resolution at the special meeting, the Board may, in response to an “intervening event,” effect an adverse recommendation change (but may not terminate the arrangement agreement by virtue of such adverse recommendation change) if and only if:

•	Catamaran provides UnitedHealth Group four business days’ written notice of its intention to take such action (which notice we refer to as an “intervening event notice”), which describes in reasonable detail such intervening event and specifies with reasonable detail the reasons of the Board for proposing to effect an adverse recommendation change;

•	during the four business day period following Purchaser’s receipt of the intervening event notice (which we refer to as the “intervening event matching period”), the Board and, if requested by UnitedHealth Group, Catamaran’s representatives have negotiated in good faith with UnitedHealth Group (to the extent UnitedHealth Group desires to negotiate) regarding any revisions to the terms of the transactions contemplated by the arrangement agreement proposed by UnitedHealth Group in response to such intervening event; and

•	at the end of the intervening event matching period, the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel (and taking into account any amendment or modification to the terms of the arrangement agreement or the transactions contemplated by the arrangement agreement that UnitedHealth Group has agreed in writing to make), that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under law.

An “intervening event” is an event or circumstance material to Catamaran and its subsidiaries, taken as a whole, that was not known or reasonably foreseeable (or the impact of which was not known or reasonably foreseeable) to the Board as of the execution of the arrangement agreement, which event or circumstance (or the impact of any such event or circumstance) becomes known to the Board prior to the approval of the arrangement resolution at the special meeting. In no event may the receipt, existence or terms of an acquisition proposal, or any inquiry relating thereto, constitute an intervening event.

Notification of Acquisition Proposals; Certain Disclosure; Subsidiaries and Representatives

Catamaran has agreed that if Catamaran or any of its subsidiaries or any of their respective representatives receives any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal or any request for non-public information relating to Catamaran or any subsidiary (other than requests for information unrelated to an acquisition proposal) or any request for discussions or negotiations regarding any acquisition proposal, Catamaran will promptly (and in any event within 24 hours) notify Purchaser orally and in writing of such acquisition proposal, inquiry, proposal, offer or request, and the identity of all persons making the acquisition proposal, inquiry, proposal, offer or request, and will provide to UnitedHealth Group copies of any such acquisition proposal, inquiry, proposal, offer or request (or where no such copies are available, a reasonably detailed written description thereof). Catamaran will keep UnitedHealth Group reasonably informed (orally or in writing) on a reasonably current basis of the status of any such acquisition proposal, inquiry, proposal, offer or request (including the material terms and conditions thereof and any modification thereto), and any material developments, discussions and negotiations with respect thereto, including furnishing copies of all offer letters, term sheets, written proposals or similar documents, in each case, offering or proposing to effect an acquisition proposal, and any draft agreements to effect the applicable acquisition proposal. Without limiting the foregoing, Catamaran will promptly (and in any event within 24 hours) notify UnitedHealth Group orally and in writing if it determines to begin providing information or to begin engaging in discussions or negotiations relating to an acquisition proposal in the manner permitted by the arrangement agreement. Catamaran will, subject to applicable restrictions under law, prior to or substantially concurrent with the time it is provided to any persons, provide to UnitedHealth Group any non-public information concerning Catamaran or any of its subsidiaries that Catamaran provided to any person in connection with any acquisition proposal which was not previously provided to UnitedHealth Group.

The arrangement agreement also provides that nothing contained in the arrangement agreement will prevent the Board from:

•	complying with Section 2.17 of Multilateral Instrument 62-104 – Takeover Bids and Issuer Bids and similar provisions under securities laws relating to the provision of a directors’ circular in respect of an acquisition proposal;

•	taking and disclosing to common shareholders, as applicable, a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act;

•	making any disclosure to any Catamaran securityholders, if the Board determines in good faith, after consultation with its outside counsel, that the failure to make such disclosure would be inconsistent with its duties to such Catamaran securityholders or would violate securities laws; or

•	making accurate disclosure to Catamaran securityholders of factual information regarding the business, financial condition or results of operations of Catamaran or the fact that an acquisition proposal has been made, the identity of the person making such acquisition proposal or the material terms of such acquisition proposal (and such disclosure will not be deemed to be an adverse recommendation change), so long as any such disclosure does not contain an adverse recommendation change.

Efforts to Complete the Arrangement

Pursuant to the terms and conditions of the arrangement agreement, the parties have agreed to cooperate with each other and use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective transactions contemplated by the arrangement agreement as soon as reasonably practicable, including, subject to the exceptions described below, preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental entity in order to consummate transactions contemplated by the arrangement agreement, including the required regulatory approvals. To the extent requested by UnitedHealth Group, Catamaran has agreed to use its reasonable best efforts, and to cause each of its subsidiaries to use its reasonable best efforts, to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the arrangement agreement and law to obtain as promptly as reasonably practicable all third party consents under contracts of Catamaran and its subsidiaries that are necessary or advisable to be obtained in order to consummate transactions contemplated by the arrangement agreement; provided that UnitedHealth Group will cooperate with Catamaran in identifying, and to the extent reasonably requested by Catamaran, obtaining such third party consents.

Subject to law relating to the exchange of information and its compliance with the terms of the arrangement agreement, UnitedHealth Group has the right to direct all matters with any governmental entity with respect to the required regulatory approvals consistent with its obligations under the arrangement agreement and, where reasonably requested by UnitedHealth Group, Catamaran will use its reasonable best efforts to make available its personnel and representatives at reasonable times for meetings or telephone calls pertaining to such matters. Except for communications, submissions, filings and meetings with governmental entities in relation to the ICA each of UnitedHealth Group and Catamaran has the right to review in advance and, to the extent practicable, consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to UnitedHealth Group or Catamaran, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with transactions contemplated by the arrangement agreement, and to the extent permitted by such governmental entity, has the right to attend any meetings or telephone calls with any governmental entities regarding such matters. In exercising these rights, each of Catamaran and UnitedHealth Group have agreed to act reasonably and as promptly as practicable. Except for the payment of fees and expenses as set forth in the arrangement agreement, in no event is Catamaran, UnitedHealth Group or any of their respective subsidiaries required to make any payments to any third parties if such payment is not contingent upon the occurrence of the effective time (other than payments to Catamaran’s or UnitedHealth Group’s representatives for services rendered in connection with transactions contemplated by the arrangement agreement) or concede anything of value if such concession is not contingent upon the occurrence of the effective time, in order to obtain any consent, approval or waiver under contracts of Catamaran and its subsidiaries or of UnitedHealth Group and its subsidiaries from any person.

Each of the Parties agreed that as promptly as practicable, and in any event within 15 business days after the date of the arrangement agreement in the case of the filings under the HSR Act, the Competition Act and the ICA (provided that UnitedHealth Group has received all information that it has requested from Catamaran and its subsidiaries that is reasonably necessary or appropriate to prepare a filing), make all registrations and filings, and thereafter make any other required submissions with any governmental entity or other persons necessary in connection with the consummation of transactions contemplated by the arrangement agreement, including the filings required of them or their “ultimate parent entities” under antitrust laws. No party may voluntarily extend any waiting period under the antitrust laws or enter into any agreement with any governmental entity to delay or not to consummate transactions contemplated by the arrangement agreement except with the prior written consent of the other parties.

The parties have further agreed to furnish each other with information regarding the statements, filings, notices and applications described above, and to keep each other appraised of the status of matters relating to completion of transactions contemplated by the arrangement agreement, subject to certain exceptions.

Subject to the terms and conditions of the arrangement agreement, each of Catamaran and UnitedHealth Group have agreed to take or cause to be taken the following actions:

•	the prompt provision to each and every federal, state, local or foreign court or governmental entity with jurisdiction over enforcement of any applicable antitrust or competition laws of non-privileged information and documents requested by any such governmental entity or that are necessary, proper or advisable to permit consummation of transactions contemplated by the arrangement agreement;

•	the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of transactions contemplated by the arrangement agreement; and

•	the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the arrangement in accordance with the terms of the arrangement agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of transactions contemplated by the arrangement agreement, any and all steps necessary to modify, reverse, suspend or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation.

UnitedHealth Group has also agreed to use its reasonable best efforts to take (and to cause its subsidiaries to take) as promptly as practicable:

•	any and all steps necessary or advisable to avoid or eliminate each and every impediment and obtain all consents under the antitrust laws that may be required by any governmental entity so as to enable the consummation of transactions contemplated by the arrangement agreement as promptly as practicable (and in any event no later than the outside date), including, as promptly as practicable, proposing, negotiating, accepting, committing to and effecting, by consent decrees, hold separate orders, trusts, or otherwise (and the entry into agreements with, and submission to orders of, the relevant governmental entity):

•	the sale, divestiture, license or grant of a right of use, disposition of, or holding separate of assets, businesses, rights, licenses or products or product lines of Catamaran, UnitedHealth Group and/or their respective subsidiaries; and

•	operational or other restrictions or limitations with respect to Catamaran, UnitedHealth Group and their respective affiliates (which steps referred to in this bullet point and the preceding bullet point we refer to as “regulatory efforts steps”), in each case as may be required in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any order (including any preliminary or permanent injunction), that would otherwise have the effect of preventing or materially delaying the consummation of transactions contemplated by the arrangement agreement; and

•	any and all actions necessary or advisable in order to ensure that:

•	no requirement for any non-action by or consent or approval of any governmental entity with respect to any antitrust law,

•	no order in any suit or proceeding with respect to any antitrust laws, and

•	no other matter relating to any antitrust laws,

in each case, would prevent or materially delay the consummation of transactions contemplated by the arrangement agreement.

However, the arrangement agreement does not require UnitedHealth Group or Catamaran or any of their respective subsidiaries or other affiliates, in order to obtain any required regulatory approvals under antitrust laws, to agree to, accept or implement any regulatory efforts steps or other actions of the type described in the foregoing bullet points to the extent that those regulatory efforts steps or other actions would constitute a “burdensome condition.”

A “burdensome condition” is, in order to obtain any required regulatory approval under antitrust laws, a requirement imposed by the applicable governmental entity on UnitedHealth Group, Catamaran or any of their respective subsidiaries or other affiliates to take any regulatory efforts steps with respect to the assets, businesses, rights, licenses, products or product lines of the OptumRx segment of UnitedHealth Group (including OptumRx, Inc.), Catamaran or any of their respective subsidiaries if those regulatory efforts steps, individually or in the aggregate, would or would reasonably be expected to be materially adverse to Catamaran and its subsidiaries (taken as a whole) or OptumRx and its subsidiaries (taken as a whole, after giving effect to transactions contemplated by the arrangement agreement); it being understood that the determination as to whether any regulatory efforts steps would or would reasonably be expected to be so materially adverse will at all times be measured by reference to the business, financial condition and results of operations of Catamaran and its subsidiaries (taken as a whole) and will take into account any loss of cost synergies reasonably forecasted by the management of UnitedHealth Group to result from transactions contemplated by the arrangement agreement.

Financing

UnitedHealth Group and Catamaran have agreed to customary provisions regarding the pay-off of Catamaran’s existing credit facility and, if requested by UnitedHealth Group, the satisfaction and discharge of Catamaran’s outstanding senior notes. In addition, Catamaran has agreed to, and to cause each of its subsidiaries and their representatives to, use their respective reasonable best efforts to provide all customary cooperation as may be reasonably requested by UnitedHealth Group to assist it in the arrangement of any bank debt financing or any capital markets debt financing for the purposes of financing amounts required to be paid in connection with the arrangement agreement and the consummation of the arrangement. However, no such cooperation is required to the extent it would:

•	require Catamaran or any of its subsidiaries to pay any fees, incur or reimburse any costs or expenses, or make any payment, prior to the occurrence of the closing of the arrangement or otherwise incur any liability relating to any such debt financing, repayment or refinancing that is effective prior to the occurrence of the closing of the arrangement, in each case, to the extent UnitedHealth Group does not have a reimbursement or indemnity obligation to Catamaran or its subsidiaries under the arrangement agreement;

•	require Catamaran or any of its subsidiaries or their respective representatives to enter into any instrument or contract, or agree to any change or modification to any instrument or contract that is effective prior to the occurrence of the closing of the arrangement or that would be effective if the closing of the arrangement does not occur or adopt any resolution or otherwise take any corporate or similar action;

•	would unreasonably interfere with the ongoing operations of Catamaran or its subsidiaries; or

•	require Catamaran or any of its subsidiaries or their respective representatives to furnish any financial statements, audit reports, comfort letters or legal opinions.

The consummation of the arrangement is not conditioned upon UnitedHealth Group’s receipt of financing.

Director and Officer Indemnification and Insurance

From and after the effective time, each of UnitedHealth Group and Catamaran will indemnify and hold harmless each present and former director and officer of Catamaran (acting in such capacity), determined as of the effective time, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, suit or proceeding, arising out of such person’s service as a director or officer of Catamaran or any of its subsidiaries or services performed by such persons (in their capacity as a director or officer of Catamaran or any of its subsidiaries) at the request of Catamaran or any of its subsidiaries at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that Catamaran would have been permitted under Yukon law and its organizational documents in effect on the date of the arrangement agreement to indemnify such person. UnitedHealth Group or Catamaran will also advance expenses as incurred to the fullest extent permitted under law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Yukon law and Catamaran’s organizational documents will be made by independent counsel mutually acceptable to Catamaran and the indemnified person, each acting reasonably.

For not less than six years from and after the effective time, the organizational documents of Catamaran and its subsidiaries (or any of their respective successors) will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors and officers of Catamaran and its subsidiaries than such provisions set forth in such organizational documents in effect as of the date of the arrangement agreement. UnitedHealth Group will cause Catamaran and its subsidiaries (or any of their respective successors) to honor and fulfill the contractual indemnification rights in existence as of the date of the arrangement agreement with any of the directors and officers of Catamaran or any of its subsidiaries in accordance with their terms following the effective time.

Prior to the effective time, Catamaran will, and if Catamaran is unable to, UnitedHealth Group will cause Catamaran as of the effective time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the effective time from an insurance carrier with the same or better credit rating as Catamaran’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (which we refer to as “D&O insurance”) with benefits and levels of coverage at least as favorable as Catamaran’s existing policies with respect to matters existing or occurring at or prior to the effective time (including in connection with the arrangement and transactions contemplated by the arrangement agreement). However, in no event will Catamaran expend for such policies a premium amount in excess of an amount agreed by the parties. If Catamaran and UnitedHealth Group for any reason fail to obtain such “tail” insurance policies as of the effective time, Catamaran will, and UnitedHealth Group will cause Catamaran to, continue to maintain in effect for a period of at least six years from and after the effective time the D&O insurance in place as of the date of the arrangement agreement with benefits and levels of coverage at least as favorable as provided in Catamaran’s existing policies as of the date of the arrangement agreement, or Catamaran will, and UnitedHealth Group will cause Catamaran to, use reasonable best efforts to purchase comparable D&O insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in Catamaran’s existing policies as of the date of the arrangement agreement; provided, however, that in no event will UnitedHealth Group or Catamaran be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by Catamaran for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Catamaran will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

The rights of the indemnified persons described above are in addition to any rights the indemnified persons may have under the organizational documents of Catamaran, or under any applicable contracts or laws.

Employee Benefits

If the arrangement is completed, unless otherwise agreed in writing between the Parties, employees who remain employed with Catamaran or its subsidiaries (whom we refer to as the “continuing employees”) will, for one year after the effective time (which we refer to as the “continuation period”), be provided with base salary or base wage, bonus and incentive opportunities (excluding any equity based compensation awards) and employee benefits including retirement and welfare benefits (excluding discretionary payments and Catamaran’s employee stock purchase plan) that are, in the aggregate, no less favorable than those provided to those employees immediately prior to the effective time or, in UnitedHealth Group’s discretion, are substantially comparable to those generally made available to similarly situated employees of UnitedHealth Group and its subsidiaries. Continuing employees will remain eligible for an annual bonus for the bonus year in which the effective time occurs, which will be based on terms determined by UnitedHealth Group and paid at the same time and in a manner as the annual bonuses for its similarly situated employees. In determining such bonuses for continuing employees, UnitedHealth Group will consider in good faith the actual performance achieved by Catamaran for the bonus year in which the effective time occurs through the closing date, with adjustments as determined in UnitedHealth Group’s discretion for individual performance and Catamaran and UnitedHealth Group’s actual performance following the closing date.

From and after the effective time, UnitedHealth Group or Purchaser will or will cause Catamaran (and any successors to Catamaran) to assume, honor and continue during the continuation period or, if later, until all obligations thereunder have been satisfied, all of Catamaran’s individual employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements (including any change in control severance agreement or other benefit or compensation plan or arrangement between Catamaran and any employee) maintained by Catamaran or any of its subsidiaries, in each case, immediately prior to the effective time, including with respect to any payments, benefits or rights arising as a result of transactions contemplated by the arrangement agreement (either alone or in combination with any other event). However, subject to the provisions of the arrangement agreement, the foregoing does not limit the right of UnitedHealth Group, Purchaser or any of their respective Affiliates to amend or terminate any such plans, policies, programs, agreements or arrangements, to the extent permitted by the terms of such plans, policies, programs, agreements or arrangements.

During the six-month period following the effective time, if UnitedHealth Group, Purchaser or Catamaran (following the closing) terminates the employment of any continuing employee, UnitedHealth Group or Purchaser will or will cause one of their affiliates to, provide to such continuing employee severance benefits that are no less favorable than those provided to such continuing employee immediately prior to the effective time, except for such greater benefits that may be required by law or contract.

In connection with the potential transaction, Catamaran has also established a retention bonus arrangement for the benefit of certain of its employees (none of whom are directors or executive officers of Catamaran). As of the date of this proxy circular and proxy statement, a total of 31 employees entitled to participate in such retention bonus arrangement may be classified as related parties of Catamaran pursuant to Multilateral Instrument 61-101 (as each carries the formal title of vice president). As of the date of this proxy circular and proxy statement, no such individual owns or exercises control or direction over one percent or more of the outstanding common shares. It is currently anticipated that the amounts payable to these 31 individuals in the aggregate pursuant to the retention bonus arrangement will not be in excess of $2 million.

Other Covenants and Agreements

We and UnitedHealth Group have made certain other covenants to and agreements with each other regarding various other matters, including:

•	preparation of this proxy circular and proxy statement;

•	access to information prior to closing;

•	delisting of common shares from NASDAQ and the TSX and the deregistration of the shares under the Exchange Act as promptly as reasonably practicable after the effective time of the arrangement;

•	Catamaran taking actions as may be necessary to ensure that the disposition of Catamaran equity securities (including derivative securities) by Catamaran officers and directors who are covered persons for purposes of Section 16 of the Exchange Act in connection with the transactions contemplated by the arrangement agreement is exempt under Rule 16b-3 promulgated under the Exchange Act;

•	effecting certain pre-closing reorganizations of Catamaran’s business, if requested by UnitedHealth Group;

•	publicity and other third-party communications and employee communications;

•	shareholder litigation related to the transactions contemplated by the arrangement agreement;

•	ensuring the arrangement can be consummated in light of any takeover statutes;

•	to the extent permitted by applicable law, UnitedHealth Group’s ability, in its sole discretion, to cause the election provided under Section 338(g) of the Code to be made with respect to Catamaran and any of its subsidiaries in connection with the acquisition of the common shares pursuant to the arrangement agreement; and

•	each party being responsible for its costs and expenses incurred by it in connection with the arrangement agreement and the transactions contemplated by the arrangement agreement, subject to specific provisions in the arrangement agreement.

Conditions to the Arrangement

Conditions to Each Party’s Obligations

Each party’s obligations to effect the arrangement are subject to the satisfaction or, to the extent permitted, waiver of the following conditions:

•	the waiting period (and any extension thereof) applicable to the consummation of the arrangement under the HSR Act must have expired or been terminated (which we refer to as “HSR approval”);

•	with respect to the arrangement (which we refer to in either of the two bullet points immediately below as “Competition Act approval”):

•	Purchaser must have received an advance ruling certificate by the Commissioner of Competition under Subsection 102(1) of the Competition Act to the effect that the Commissioner of Competition is satisfied that he or she would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act (which we refer to as an “Advanced Ruling Certificate”); or

•	the expiry of the waiting period under Subsection 123(1) of the Competition Act, the termination of the waiting period under Subsection 123(2) of the Competition Act or a waiver of the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act under paragraph 113(c) of the Competition Act and the Commissioner of Competition must have issued a written confirmation that he or she does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the arrangement which must be in full force and effect;

•	the responsible Minister under the ICA (which we refer to as the “Minister of Industry”) has sent a notice to UnitedHealth Group or Purchaser stating that the Minister of Industry is satisfied that the arrangement is likely to be of net benefit to Canada, or the Minister of Industry has been deemed in accordance with the ICA to be satisfied that the arrangement is likely to be of net benefit to Canada (which we refer to as “ICA Approval”);

•	an applicable filing must have been made with and approved by the State of Ohio Insurance Department with respect to Catamaran’s Ohio insurance subsidiary (which, together with the HSR approval, Competition Act approval and ICA Approval, we refer to as the “required regulatory approvals” and, the conditions related thereto, the “required regulatory approval condition”);

•	the arrangement resolution must have been approved and adopted by common shareholders entitled to vote thereon at the special meeting in accordance with the interim order;

•	the final order must have been obtained and not been set aside or modified in a manner unacceptable to either Catamaran or Purchaser, each acting reasonably, on appeal or otherwise; and

•	no court or other governmental entity or quasi-governmental organization of competent jurisdiction has issued or entered any judgment, order, award, injunction or decree (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits consummation of the arrangement (collectively, an “order”) (the “no injunction condition”).

Conditions to UnitedHealth Group and Purchaser’s Obligations

The obligations of Purchaser to effect the arrangement are also subject to the satisfaction or, to the extent permitted, waiver by UnitedHealth Group of the following additional conditions:

•

(A) the representations and warranties of Catamaran regarding the absence of a material adverse effect since December 31, 2014 must be true and correct as of the closing date as though made on and as of such date; (B) certain representations and warranties of Catamaran regarding its capitalization must be true and correct as of the closing date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this clause (B) expressly speaks as of an earlier date, in which case the accuracy of such representations and warranties is measured as of such earlier date), in each case except for any failures to be so true and correct that, individually and in the aggregate, are immaterial; (C) certain representations and warranties of Catamaran regarding legal organization, existence and good standing and power and authority; regarding authority to enter into the arrangement agreement and, subject to the receipt of shareholder approval and the approval of the Yukon court, consummate the arrangement; regarding the approval and recommendation by the Board of the arrangement; and regarding the absence of certain arrangements by Catamaran with brokers and finders; must be true and correct in all material respects as of the closing date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this clause (C) expressly speaks as of an earlier date, in which case the accuracy of such representations and warranties is measured as of such earlier date); and (D) the representations and warranties of Catamaran (other than those referred to in the foregoing clauses (A), (B) and (C)) must be true and correct as of the closing date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this clause (D) expressly speaks as of an earlier date, in which case such representation and warranty is measured as of the earlier date); however, the condition described in clause (D) is satisfied unless the failure of such representations and warranties of Catamaran to be so true and correct has had or would reasonably be expected to have a material adverse effect (without giving effect to any “material adverse effect,” “materiality” or similar qualifications contained in such representations and warranties);

•	Catamaran must have fulfilled or complied in all material respects with the covenants of Catamaran contained in the arrangement agreement to be fulfilled or complied with by it on or prior to the effective time;

•	UnitedHealth Group and Purchaser must have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of Catamaran, on behalf of Catamaran, to the effect that the conditions described in the preceding two bullet points have been satisfied; and

•	all the required regulatory approvals under antitrust laws must have been satisfied or obtained without any such required regulatory approval under antitrust laws having imposed a burdensome condition other than one to which UnitedHealth Group has previously consented to in writing.

Conditions to Catamaran’s Obligations

Catamaran’s obligations to effect the arrangement are also subject to the satisfaction or, to the extent permitted, waiver by Catamaran of the following additional conditions:

•	(A) the representations and warranties of UnitedHealth Group and Purchaser regarding authority to enter into the arrangement agreement and, subject to the receipt of approval of common shareholders and the approval of the Yukon court, consummate the arrangement must be true and correct in all material respects as of the closing date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this clause (A) expressly speaks as of an earlier date, in which case the accuracy of such representations and warranties is measured as of such earlier date), and (B) the representations and warranties of UnitedHealth Group and Purchaser (other than those referred to in clause (A)), must be true and correct in all material respects as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is measured as of such earlier date); however, the condition described in clause (B) is satisfied unless the failure of such representations and warranties of UnitedHealth Group to be so true and correct, individually or in the aggregate, would prevent, materially delay or materially impair the ability of UnitedHealth Group and Purchaser to consummate transactions contemplated by the arrangement agreement (without giving effect to any “materiality” or similar qualifications contained therein);

•	UnitedHealth Group and Purchaser must have fulfilled or complied in all material respects with their respective covenants contained in the arrangement agreement to be fulfilled or complied with by them on or prior to the effective time; and

•	Catamaran must have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of UnitedHealth Group, on behalf of UnitedHealth Group and Purchaser, to the effect that the conditions described in the preceding two bullet points have been satisfied.

None of Catamaran, UnitedHealth Group or Purchaser may rely, either as a basis for not consummating the transactions contemplated by the arrangement agreement or terminating the arrangement agreement and abandoning the transactions contemplated by the arrangement agreement, on the failure of any condition described above to be satisfied if such party’s breach in any respect of any provision of the arrangement agreement was the primary cause of such failure.

Termination of the Arrangement Agreement

Mutual Termination Right

The arrangement agreement may be terminated prior to the effective time of the arrangement by the mutual written agreement of the parties.

Termination Rights Exercisable by either UnitedHealth Group or Catamaran

The arrangement agreement may also be terminated prior to the effective time of the arrangement by either UnitedHealth Group or Catamaran if:

•	the arrangement resolution is not approved by common shareholders entitled to vote thereon at the special meeting called with respect thereto in accordance with the interim order;

•	any court or other governmental entity or quasi-governmental organization of competent jurisdiction has issued or entered any final and non-appealable judgment, order, award, injunction or decree that is in effect and that restrains, enjoins or otherwise prohibits consummation of the arrangement; provided that a party may not terminate the arrangement agreement pursuant to this paragraph if such judgment, order, award, injunction or decree was primarily caused by, or is a result of, a breach by such party of any of its obligations under the arrangement agreement, or if such party has not complied with its obligations pursuant to the arrangement agreement, including its obligations to prevent the issuance or entry of and to remove such judgment, order, award, injunction or decree (with UnitedHealth Group and Purchaser deemed to be a single party for purposes of the foregoing proviso); or

•	the effective time of the arrangement does not occur on or prior to the outside date, provided that a party may not terminate the arrangement agreement pursuant to this bullet point if the failure of the effective time to so occur was primarily caused by, or is a result of, a breach by such party of any of its obligations under the arrangement agreement (with UnitedHealth Group and Purchaser deemed to be a single party for purposes of the foregoing proviso).

The “outside date” of the arrangement at which the arrangement agreement may be terminated by either party as described in the preceding paragraph is December 29, 2015 or such later date as may be agreed to in writing by the parties. However, if on such date the required regulatory approval condition or the no injunction condition (as a result of a judgment, order, award, injunction or decree relating to an antitrust law) has not been satisfied or, to the extent permitted by law, waived by the party entitled to waive such condition, then either UnitedHealth Group or Catamaran may elect, by notice in writing given to the other parties prior to the outside date (as it may be amended), to extend the outside date from time to time by a specified period of not less than 15 business days; provided that in the aggregate such extensions will not exceed 120 days from December 29, 2015 (i.e., April 27, 2016); provided further that, notwithstanding the foregoing, no party will be permitted to extend the outside date if the failure of the required regulatory approvals to be received was primarily the result of the failure by the party seeking the extension to comply with its obligations under the arrangement agreement.

Catamaran Termination Rights

Catamaran may also terminate the arrangement agreement prior to the effective time if:

•	UnitedHealth Group or Purchaser has breached any representation or warranty or failed to perform any covenant or other agreement in the arrangement agreement, which breach or failure to perform is incapable of being cured by UnitedHealth Group or Purchaser prior to the outside date or otherwise is not cured by the earlier of 20 business days following written notice by Catamaran to UnitedHealth Group and Purchaser of such breach and the outside date and which breach or failure to perform would cause any condition set forth in the first two bullet points above under “—Conditions to the Arrangement—Conditions to Catamaran’s Obligations” not to be satisfied; or

•	prior to the approval of the arrangement resolution at the special meeting called with respect thereto, in order to enter into an alternative transaction agreement with respect to a superior proposal in accordance with provisions of the arrangement agreement described above under “Restriction on Solicitation of Acquisition Proposals and Obligations with Respect to the Board’s Recommendation—Adverse Recommendation Change; Alternative Transaction Agreement,” provided Catamaran has complied with such obligations with respect to that superior proposal and that prior to or concurrent with such termination Catamaran pays the termination fee as described below under “Termination Fees.”

UnitedHealth Group Termination Rights

UnitedHealth Group may also terminate the arrangement agreement if:

•	Catamaran has breached any representation or warranty or failed to perform any covenant or agreement in the arrangement agreement, which breach or failure to perform is incapable of being cured by Catamaran prior to the outside date or otherwise is not cured by the earlier of 20 business days following written notice by UnitedHealth Group and Purchaser to Catamaran of such breach and the outside date, and which breach or failure to perform would cause any condition set forth in the first two bullet points above under “—Conditions to the Arrangement—Conditions to UnitedHealth Group and Purchaser’s Obligations” not to be satisfied; or

•	prior to the approval of the arrangement resolution at the special meeting called with respect thereto, the Board has effected an adverse recommendation change.

Effect of Termination

If the arrangement agreement is terminated by either UnitedHealth Group or Catamaran, the arrangement agreement will become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to the arrangement agreement, except for certain provisions relating to the confidentiality agreement between Catamaran and a subsidiary of UnitedHealth Group, indemnification regarding any pre-acquisition reorganization undertaken by Catamaran at the request of UnitedHealth Group, cost reimbursement and indemnification by UnitedHealth Group to Catamaran resulting from Catamaran’s financing-related cooperation efforts, and each party’s responsibility for its costs, expenses and fees and sharing of transaction-related fees and taxes in connection with obtaining required regulatory approvals. Furthermore, termination will not relieve any party from any liability for any wilful breach of the arrangement agreement.

Termination Fees

Catamaran would be required to pay UnitedHealth Group (or its designee) a termination fee of $450,000,000 (which we refer to as the “termination fee”) upon termination of the arrangement agreement if:

•	the arrangement agreement is terminated pursuant to the second bullet point under “—Termination of the Arrangement Agreement—UnitedHealth Group Termination Rights”;

•

the arrangement agreement is terminated by Catamaran pursuant to the first bullet point under “—Termination of the Arrangement Agreement—Termination Rights Exercisable by either UnitedHealth Group or Catamaran” at a time when UnitedHealth Group was entitled to terminate the arrangement agreement pursuant to the second bullet point under “—Termination of the Arrangement Agreement— UnitedHealth Group Termination Rights” by virtue of an adverse recommendation change by the

Board in response to an intervening event as described above under “Restriction on Solicitation of Acquisition Proposals and Obligations with Respect to the Board’s Recommendation—Adverse Recommendation Change; Alternative Transaction Agreement”;

•	the arrangement agreement is terminated pursuant to the second bullet point under “—Termination of the Arrangement Agreement—Catamaran Termination Rights”;

•	(i) the arrangement agreement is terminated pursuant to the first bullet point under “—Termination of the Arrangement Agreement—Termination Rights Exercisable by either UnitedHealth Group or Catamaran,” (ii) an acquisition proposal received after the date of the arrangement agreement has been publicly announced prior to the date of the special meeting of common shareholders called with respect to the approval of the arrangement resolution and has not been publicly withdrawn at least two business days prior to the date of the special meeting and (iii) within one year following the date of the termination of the arrangement agreement, (x) a transaction to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in clause (ii) of this paragraph) is consummated or effected, or (y) Catamaran or any of its subsidiaries enters into a definitive agreement to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in clause (ii) above) and such acquisition proposal is later consummated or effected (whether or not within one year following the termination of the arrangement agreement); for purposes of this bullet point, the term “acquisition proposal” has the meaning otherwise set forth in this proxy circular and proxy statement, except that references to “20%” or “80%” are references to “50%”; or

•	(i) the arrangement agreement is terminated pursuant to the third bullet point under “—Termination of the Arrangement Agreement—Termination Rights Exercisable by either UnitedHealth Group or Catamaran” without the vote of common shareholders contemplated by the arrangement agreement to occur at a special meeting with respect to the arrangement agreement having occurred, (ii) an acquisition proposal received after the date of the arrangement agreement has been publicly announced or otherwise communicated to Catamaran or the Board prior to the date of termination and has not been withdrawn prior to the date of termination and (iii) within one year following the date of the termination of the arrangement agreement, (x) a transaction to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in clause (ii) of this paragraph) is consummated or effected, or (y) Catamaran or any of its subsidiaries enters into a definitive agreement to effect any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to in clause (ii) above) and such acquisition proposal is later consummated or effected (whether or not within one year following the termination of the arrangement agreement); for purposes of this bullet point, the term “acquisition proposal” has the meaning otherwise set forth in this proxy circular and proxy statement, except that references to “20%” or “80%” are references to “50%”.

In the event the termination fee is paid, payment of the termination fee will be the sole and exclusive remedy, from and after the termination of the arrangement agreement, of UnitedHealth Group, Purchaser and its and their representatives against Catamaran, its subsidiaries and its and their representatives, except with respect to any wilful breach of the arrangement agreement.

Miscellaneous

Specific Performance

The parties have agreed that the rights of each party to consummate the transactions contemplated by the arrangement agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of the arrangement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Each party has agreed that, in addition to any other available remedies the parties may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the arrangement agreement or to an injunction restraining any breach or violation or threatened breach or violation of the provisions of the arrangement agreement in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding is brought in equity to enforce the provisions of the arrangement agreement, the parties have agreed that no party will allege, and each has waived the defense, that there is an adequate remedy at law. If on the outside date, there is a pending action, suit or proceeding that has been brought by a party to the arrangement agreement before a court of competent jurisdiction seeking the remedies described in this paragraph, then, without further action, the outside date will be automatically extended until the date that is five business days after the dismissal, settlement or entry of a final and non-appealable order with respect to such action, suit or proceeding.

Modification or Amendment of the Arrangement Agreement and the Plan of Arrangement

The arrangement agreement provides that the arrangement agreement and the plan of arrangement may, at any time and from time to time before or after the holding of the special meeting but not later than the effective time, be modified or amended by mutual written agreement, executed and delivered by duly authorized officers of the respective parties, without further notice to or authorization on the part of common shareholders, and any such modification or amendment may, subject to the interim order and final order and law, (i) change the time for performance of any of the obligations or acts of the parties, (ii) modify any representation or warranty contained in the arrangement agreement or in any document delivered pursuant to the arrangement agreement, (iii) modify any of the covenants contained in the arrangement agreement and modify performance of any of the obligations of the parties, and/or (iv) modify any mutual conditions contained in the arrangement agreement.

The plan of arrangement provides that the parties may amend, modify and/or supplement the plan of arrangement at any time and from time to time prior to the effective time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the parties, each acting reasonably, (iii) filed with the Yukon court and, if made following the special meeting, approved by the Yukon court, and (iv) communicated to Catamaran securityholders if and as required by the Yukon court. Any amendment, modification or supplement to the plan of arrangement may be proposed by any of the parties at any time prior to the special meeting (provided that the other parties have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the special meeting (other than as may be required under the interim order), will become part of the plan of arrangement for all purposes. Any amendment, modification or supplement to the plan of arrangement that is approved or directed by the Yukon court following the special meeting will be effective only if (i) it is consented to in writing by each of the parties (in each case, acting reasonably), and (ii) if required by the Yukon court, it is consented to by some or all of common shareholders voting in the manner directed by the Yukon court. Any amendment, modification or supplement to the plan of arrangement may be made following the effective date unilaterally by Purchaser, provided that it concerns a matter which, in the reasonable opinion of Purchaser, is of an administrative nature required to better give effect to the implementation of the plan of arrangement and is not adverse to the interest of any former Catamaran securityholder (including any former holder of stock options and RSU awards that become options to purchase Parent shares or RSU Awards or PBSRU awards in respect of Parent shares). The plan of arrangement may be withdrawn prior to the effective time in accordance with the terms of the arrangement agreement.

Governing Law

The arrangement agreement is governed by, construed and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws, rules or principles thereof (or any other jurisdiction to the extent such laws, rules or principles would direct a matter to another jurisdiction), except that matters relating to the fiduciary duties of the Board and matters related to the effectuation of the arrangement are governed by Yukon law.

RIGHTS OF DISSENTING SHAREHOLDERS

Registered shareholders who wish to dissent in respect of the arrangement resolution should take note that strict compliance with the dissent rights in Section 193 of the YBCA, as modified and supplemented by the interim order, final order and plan of arrangement, is required.

The following description of the dissent rights is not a comprehensive statement of the procedures to be followed by a dissenting registered shareholder who seeks payment of the fair value of its common shares and is qualified in its entirety by reference to the full text of the plan of arrangement, Section 193 of the YBCA and the interim order (each of which is attached to this proxy circular and proxy statement as Annexes B, E and F, respectively) and final order (which we refer to as a “dissenting shareholder”). A dissenting shareholder who intends to exercise dissent rights is required to carefully consider and comply with the provisions of Section 193 of the YBCA, as modified and supplemented by the interim order, final order and plan of arrangement. Failure to comply strictly with such provisions and to adhere to the procedures established therein may result in the loss of all rights thereunder. A dissenting shareholder should obtain independent legal advice with respect to the exercise of dissent rights to ensure strict compliance with the dissent rights procedures.

Pursuant to the interim order, each registered shareholder may exercise dissent rights under section 193 of the YBCA, as modified by the interim order, final order and plan of arrangement, in respect of the arrangement. Registered shareholders who duly exercise such dissent rights and who:

(a)	are ultimately entitled to be paid fair value for their common shares, which fair value will be determined as of the close of business on the last business day before the date on which the arrangement resolution is adopted, will be deemed to have transferred their common shares to Purchaser in exchange for the right to be paid fair value for such common shares, and Purchaser will thereupon be obligated to pay the amount determined to be the fair value of such common shares; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for their common shares, will be deemed to have participated in the arrangement on the same basis as a non-dissenting common shareholder and will be entitled to receive only the consideration contemplated in the arrangement agreement that such holder would have received pursuant to the arrangement if such holder had not exercised dissent rights.

In no case will Purchaser, UnitedHealth Group, Catamaran or any other person be required to recognize a person exercising dissent rights unless such person is a registered holder of those common shares in respect of which such rights are sought to be exercised and, for greater certainty, in no case will Catamaran, Purchaser, UnitedHealth Group or any other person be required to recognize dissenting shareholders as common shareholders after the transfer or deemed transfer of common shares to Purchaser referred to in paragraph (a) above, and the names of such dissenting shareholders will be deleted from the register of common shareholders at the same time as such transfer or deemed transfer. In addition to any other restrictions under Section 193 of the YBCA, none of the following will be entitled to exercise dissent rights: (i) holders of stock options and RSU awards; and (ii) common shareholders who vote, or who have instructed a proxyholder to vote, in favor of the arrangement resolution.

A registered shareholder who wishes to dissent must send a notice of objection objecting to the arrangement resolution to Catamaran at its principal executive offices, 1600 McConnor Parkway, Schaumburg, Illinois 60173, Attention: Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary, or at its registered office in Yukon, Canada, c/o Lackowicz & Hoffman, 204 Black Street, Suite 300, Whitehorse, Yukon, Canada Y1A 2M9, Attention: Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary, in either case, not later than 5:00 p.m. (Chicago, Illinois, USA time) on July 10, 2015, or two business days prior to any adjournment of the special meeting. The notice of objection must set out the number of common shares held by the dissenting registered shareholder and must be in respect of all of the common shares owned by such dissenting registered shareholder.

Persons who are beneficial shareholders (i.e., who hold their shares through an intermediary) who wish to dissent with respect to their common shares should be aware that only registered shareholders are entitled to dissent. A registered shareholder such as an intermediary who holds common shares as nominee for beneficial shareholders, some of whom wish to dissent, must exercise dissent rights on behalf of such beneficial shareholders with respect to the common shares held for such beneficial shareholders. In such case, the notice of objection should set forth the number of common shares it covers and must be in respect of all of the common shares owned by each such dissenting beneficial shareholder.

The delivery of a notice of objection does not deprive a dissenting shareholder of its right to vote at the special meeting, however, a vote in favor of the arrangement resolution will result in a loss of dissent rights. A vote against the arrangement resolution, whether in person or by proxy, does not constitute a notice of objection, but a common shareholder need not vote its common shares against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the arrangement resolution does not constitute a notice of objection in respect of the arrangement resolution, but any such proxy granted by a common shareholder who intends to dissent should be validly revoked (see “The Special Meeting—Revocation of Proxies”) in order to prevent the proxy holder from voting such common shares in favor of the arrangement resolution. A vote in favor of the arrangement resolution, whether in person or by proxy, will constitute a loss of a common shareholder’s right to dissent; however, a common shareholder may vote as a proxy holder for another shareholder whose proxy required an affirmative vote, without affecting the right of the proxy holder to exercise dissent rights in respect of the proxy holder’s own common shares.

If the arrangement resolution is adopted, a dissenting shareholder who sent a notice of objection, or Purchaser, may apply to a Yukon court to fix the fair value of the dissenting shareholder’s common shares (which we refer to as “dissenting shares”) and the Yukon court will make an order fixing the fair value of such dissenting shares, giving judgment in that amount against Purchaser in favor of the dissenting shareholder and fixing the time by which Purchaser must pay that amount to the dissenting shareholder. If such an application is made by a dissenting shareholder, Purchaser will, unless the Yukon court otherwise orders, send to each dissenting shareholder a written offer (which we refer to as the “offer to purchase”) to pay to the dissenting shareholder, an amount considered by the directors of Purchaser to be the fair value of the dissenting shares, together with a statement showing how the fair value of the subject dissenting shares was determined. Every offer to purchase will be on the same terms. At any time before the Yukon court pronounces an order fixing the fair value of the dissenting shares, a dissenting shareholder may make an agreement with Purchaser for the purchase of such dissenting shares, in the amount of the offer to purchase or otherwise. The offer to purchase will be sent to each dissenting shareholder within 10 days of Purchaser being served with a copy of the originating notice. Any order of the Yukon court may also contain directions in relation to the payment to the dissenting shareholder of all or part of the sum offered by Purchaser for the common shares, joining as parties all dissenting shareholders whose dissenting shares have not been purchased by Purchaser, trial issues and interlocutory matters, the deposit of the share certificates representing the dissenting shares, and other matters. If a dissenting shareholder strictly complies with the foregoing requirements of the dissent rights, but the arrangement is not completed, Purchaser will return to the dissenting shareholder the certificates delivered to Purchaser by the dissenting shareholder, if any. A dissenting shareholder is not required to give security for the costs of an application, and is not required to pay the costs of an application except in special circumstances.

On the earliest to occur of the (i) the effective time, (ii) the making of an agreement between Purchaser and the dissenting shareholder as to the payment to be made for such holder’s dissenting shares, or (iii) the pronouncement of an order by the Yukon court, the dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of its dissenting shares in an amount agreed to by Purchaser and such dissenting shareholder or in the amount set forth in an order by the Yukon court, as the case may be, which fair value will be determined as of the close of business on the last business day before the day on which the arrangement resolution was adopted. Until any one of such events occurs, the dissenting shareholder may withdraw its dissent or Catamaran may (if permitted under the arrangement agreement) rescind the arrangement resolution and, in either event, the dissent proceedings will be discontinued. If a dissenting shareholder fails to strictly comply with the requirements of the dissent rights set out in the interim order, it will lose its dissent rights, any certificates representing the dissenting shares that were delivered to Purchaser or its agent will be returned and, if the arrangement is completed, that dissenting shareholder will be deemed to have participated in the arrangement on the same terms as a non-dissenting common shareholder.

If Purchaser is not permitted to make a payment to a dissenting shareholder due to there being reasonable grounds for believing that Purchaser is or would after the payment be unable to pay its liabilities as they become due, or the realizable value of Purchaser’s assets would thereby be less than the aggregate of its liabilities, then Purchaser will, within 10 days after the pronouncement of an order, or the making of an agreement between the dissenting shareholder and Purchaser as to the payment to be made for its common shares, notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their dissenting shares.

Notwithstanding that a judgment has been given in favor of a dissenting shareholder by the Yukon court, if Purchaser is not permitted to make a payment to a dissenting shareholder for the reasons set out above, the dissenting shareholder by written notice delivered to Purchaser within 30 days after receiving the notice, as set forth in the previous paragraph, may withdraw its notice of objection, in which case Purchaser is deemed to consent to the withdrawal and the dissenting shareholder is reinstated to its full rights as a common shareholder, failing which it retains its status as a claimant against Purchaser to be paid as soon as it is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of Purchaser but in priority to its shareholders.

Common shareholders wishing to exercise their dissent rights should consult their legal advisers with respect to the legal rights available to them in relation to the arrangement and the dissent rights. Common shareholders should note that the exercise of dissent rights can be a complex, time-consuming and expensive procedure.

MARKET PRICE AND DIVIDEND DATA

The common shares are traded on the TSX and NASDAQ under the ticker symbols “CCT” and “CTRX,” respectively. Share prices quoted on the TSX are denominated in Canadian dollars. The following table sets forth for each period indicated the high and low sales prices for the common shares on the TSX:

	High		Low
2015
First quarter	Cdn	$76.35	Cdn	$56.69
Second quarter(1)	Cdn	$75.67	Cdn	$71.03
2014
First quarter	Cdn	$58.82	Cdn	$48.68
Second quarter	Cdn	$50.57	Cdn	$40.52
Third quarter	Cdn	$54.19	Cdn	$45.43
Fourth quarter	Cdn	$60.72	Cdn	$44.17
2013
First quarter	Cdn	$59.00	Cdn	$47.23
Second quarter	Cdn	$58.62	Cdn	$47.78
Third quarter	Cdn	$60.93	Cdn	$47.10
Fourth quarter	Cdn	$55.00	Cdn	$45.86

(1)	Through June 5, 2015.

The common shares began trading on the NASDAQ on June 13, 2006. The following table sets forth for each period indicated the high and low sales prices for the common shares on NASDAQ:

	High	Low
2015
First quarter	$60.24	$47.50
Second quarter(1)	$60.44	$59.08
2014
First quarter	$52.98	$44.13
Second quarter	$45.91	$36.98
Third quarter	$49.40	$41.95
Fourth quarter	$52.34	$39.40
2013
First quarter	$57.40	$47.91
Second quarter	$58.18	$46.29
Third quarter	$58.73	$45.76
Fourth quarter	$52.75	$43.49

(1)	Through June 5, 2015.

On June 5, 2015, the closing sale price of the common shares, as reported by the TSX and NASDAQ, was Cdn$74.85 and $60.19 per share, respectively. As of the close of business on the record date, there were approximately 275 registered common shareholders.

The following table presents the closing per share sales price of common shares, as reported on the TSX and NASDAQ on March 27, 2015, the last full trading day before the public announcement of the arrangement, and on June 5, 2015, the latest practicable trading day before the filing of this proxy circular and proxy statement:

Date	Closing per Share Price (TSX)		Closing per Share Price (NASDAQ)
March 27, 2015	Cdn$	60.84	$48.32
June 5, 2015	Cdn$	74.85	$60.19

You are encouraged to obtain current market prices of common shares in connection with voting your shares. Following the completion of the arrangement, there will be no further market for common shares, and it is expected that Catamaran’s common shares will be delisted from the TSX and NASDAQ and deregistered under the Exchange Act.

Dividend Policy

We have never paid a cash dividend on our common shares and have no present intention to commence the payment of cash dividends. It is possible that the Board of Directors could determine in the future, based on Catamaran’s financial and other relevant circumstances at that time, to pay cash dividends. We currently intend to retain earnings to finance the growth and development of our business and for working capital and general corporate purposes. Any payment of dividends will be at the discretion of our Board and will depend upon earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law and other factors. In particular, the terms of the Credit Agreement limit our ability to pay dividends. See Note 9 — Long-Term Liabilities in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for more information on our credit agreement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the close of business on June 4, 2015, Catamaran had 208,029,309 common shares outstanding. Each holder of common shares is entitled to one vote for each common share registered in such holder’s name as at the close of business on the record date.

The following tables set forth certain information, as of June 4, 2015, concerning the persons or entities known to us to be beneficial owners of or to exercise control or direction, directly or indirectly, over more than 5% of the common shares, as well as the number of common shares that our directors and executive officers directly or indirectly own. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common shares beneficially owned as set forth opposite its name. Percentage ownership is based on an aggregate of 208,029,309 common shares outstanding as of the close of business on June 4, 2015. Unless otherwise indicated, the business address of each shareholder listed below is Catamaran Corporation, 1600 McConnor Parkway, Schaumburg, Illinois 60173.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned, Controlled or Directed	Percentage of Class Beneficially Owned, Controlled or Directed
Principal Shareholders:
BlackRock Inc.(1)	Common Shares	16,284,981	7.8%
55 E. 52nd Street, New York, NY, 10022
The Vanguard Group Inc.(2)	Common Shares	11,798,103	5.7%
100 Vanguard Boulevard, Malvern, PA, 19355

(1)	This information is based upon the Schedule 13G/A filed by BlackRock Inc. with the SEC on January 23, 2015. BlackRock Inc. has reported therein that it has sole voting power over 13,968,208 common shares, which are included in its 16,284,981 common shares over which it retains sole dispositive power.
(2)	This information is based upon the Schedule 13G filed by The Vanguard Group Inc. with the SEC on March 23, 2015. The Vanguard Group Inc. has reported therein that it has beneficial ownership of an aggregate 11,798,103 common shares, including sole voting power over 106,071 common shares, sole dispositive power over 11,714,363 common shares and shared dispositive power with certain affiliated entities over 83,740 common shares.

Name of Beneficial Owner	Title of Class	Shares	Aggregate Stock Option Grants Exercisable within 60 Days of June 4, 2015	Aggregate Restricted Stock Units that Vest within 60 Days of June 4, 2015	Total Shares Beneficially Owned	Total Percentage of Class
Peter J. Bensen	Common Shares	20,596	—	—	20,596	*
Steven D. Cosler	Common Shares	41,975	2,500	—	44,475	*
William J. Davis	Common Shares	50,940	—	—	50,940	*
Steven B. Epstein	Common Shares	8,490	—	—	8,490	*
Betsy Holden	Common Shares	4,177	—	—	4,177	*
Karen Katen	Common Shares	6,177	—	—	6,177	*
Harry M. Kraemer	Common Shares	25,864	—	—	25,864	*
Anthony R. Masso	Common Shares	51,488	—	—	51,488	*
Mark Thierer	Common Shares	310,553	182,385	—	492,938	*
Jeffrey Park	Common Shares	66,530	83,744	—	150,274	*
John Romza	Common Shares	196,603	113,266	—	309,869	*
Joel Saban	Common Shares	54,437	119,347	—	173,784	*
Cliff Berman	Common Shares	25,733	11,179	—	36,912	*
Michael Shapiro	Common Shares	9,173	17,674	—	26,847	*

All executive officers and directors as a group as of June 4, 2015 (14 persons)	Common Shares	872,736	530,095	—	1,402,831	*

*	Less than 1% owned.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy circular and proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy circular and proxy statement.

SHAREHOLDER PROPOSALS FOR FUTURE ANNUAL MEETINGS

Catamaran held its 2015 Annual Meeting of Shareholders on May 12, 2015. If the arrangement is consummated, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. However, if the arrangement is not completed, we expect to hold a 2016 Annual Meeting of Shareholders of Catamaran. If you wish to propose a matter for a vote by common shareholders at Catamaran’s 2016 Annual Meeting of Shareholders, you must send your proposal to Catamaran’s Secretary at the following address: 1600 McConnor Parkway, Schaumburg, Illinois 60173. For proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, Catamaran may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by Catamaran’s Secretary at the address noted above by December 3, 2015. For shareholder proposals submitted pursuant to section 138 of the Business Corporations Act (Yukon), Catamaran may omit your proposal from next year’s proxy circular and proxy statement under applicable Yukon corporate law if, among other things, it is not received by Catamaran’s Corporate Secretary at the address noted above by January 11, 2016.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common shares in “street name,” your intermediary may have sent you a notice that your household will receive only one annual report and proxy circular and proxy statement or notice of internet availability of proxy materials for each company in which you hold stock through that intermediary. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the intermediary will assume that you have consented and will send only one copy of our annual report and proxy circular and proxy statement or notice of internet availability of proxy materials to your address. If you wish to revoke your consent to householding, you should contact your intermediary. In any event, if you did not receive an individual copy of this proxy circular and proxy statement or if you wish to receive individual copies of our proxy circular and proxy statements, annual reports or notices of internet availability of proxy materials, as applicable, for future meetings, we will send a copy to you without charge upon written request to Catamaran Corporation, 1600 McConnor Parkway, Schaumburg, Illinois 60173, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232.

If you and other residents at your mailing address are registered stockholders and you received more than one copy of this proxy circular and proxy statement, but you wish to receive only one copy of our annual report and proxy circular and proxy statement or notice of internet availability of proxy materials, you may request, in writing, that Catamaran eliminate these duplicate mailings. To request the elimination of duplicate copies, please contact your intermediary.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at the date of this proxy circular and proxy statement, no directors, executive officers or employees of Catamaran or any subsidiary thereof, or any associates of the foregoing, and no former directors, executive officers or employees of Catamaran or any subsidiary thereof, were indebted to Catamaran or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of Catamaran nor any associate or affiliate thereof has any material interest, direct or indirect, in any transaction since the commencement of our last fiscal year or in any proposed transaction, which, in either case, has materially affected or will materially affect Catamaran or any of its subsidiaries. An “informed person” means: (a) a director or executive officer of Catamaran; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of Catamaran; (c) any person or company who beneficially owns, directly or indirectly, voting securities of Catamaran or who exercises control or direction over voting securities of Catamaran or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Catamaran other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) Catamaran if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy circulars and proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also publicly available free of charge at the SEC’s website at http://www.sec.gov. In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically at the website maintained by the Canadian securities administrators at http://www.sedar.com. Financial information about Catamaran is provided in Catamaran’s audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2014, as well as in Catamaran’s unaudited consolidated interim financial statements and management’s discussion and analysis, all of which can be found on the SEC’s website at http://www.sec.gov and the website maintained by the Canadian securities administrators at http://www.sedar.com.

We make available free of charge most of our SEC filings through our website at http://www.catamaranrx.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. You may also find additional information about Catamaran Corporation and its subsidiaries on our website. None of the information on or linked to our website or any other website identified herein is part of this proxy circular and proxy statement and should not be considered to be part of proxy circular and proxy statement. You may also request a copy of our filings with the SEC and the applicable Canadian securities regulatory authorities at no cost, by writing to or telephoning us at the following:

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173

Attention: Investor Relations

Telephone: (800) 282-3232

The SEC and the applicable Canadian securities regulatory authorities allow us to “incorporate by reference” into this proxy circular and proxy statement the information we file with the SEC and the applicable Canadian securities regulatory authorities, which means that we can disclose important information to you by referring you to those documents. Any information incorporated this way is considered to be part of this proxy circular and proxy statement, and any information that we file later with the SEC and the applicable Canadian securities regulatory authorities will automatically update and supersede this information. SEC rules and regulations also allow us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this proxy circular and proxy statement, regardless of when furnished to the SEC. We incorporate by reference the following documents that we have filed with the SEC and the applicable Canadian securities regulatory authorities and any future filings that we make with the applicable Canadian securities regulatory authorities and the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this proxy circular and proxy statement and prior to the date of the special meeting (other than information in such filings that was furnished, under applicable SEC rules, rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Definitive Proxy Circular and Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Shareholders filed with the SEC on March 27, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

•	Current Reports on Form 8-K filed with the SEC on March 30, 2015 and May 15, 2015.

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

THIS PROXY CIRCULAR AND PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY CIRCULAR AND PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY CIRCULAR AND PROXY STATEMENT. THIS PROXY CIRCULAR AND PROXY STATEMENT IS DATED JUNE 8, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY CIRCULAR AND PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR SUCH OTHER DATE SPECIFIED IN THIS PROXY CIRCULAR), AND THE MAILING OF THIS PROXY CIRCULAR AND PROXY STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BOARD APPROVAL

The contents (excluding information pertaining to UnitedHealth Group and Purchaser) and the distribution of this proxy circular and proxy statement have been approved by the Board.

June 8, 2015

By Order of the Board of Directors

Clifford Berman,
Senior Vice President, General Counsel and Corporate Secretary

Annex A

UNITEDHEALTH GROUP INCORPORATED

and

1031387 B.C. UNLIMITED LIABILITY COMPANY

and

CATAMARAN CORPORATION

ARRANGEMENT AGREEMENT

March 29, 2015

A-i

A-ii

SCHEDULES

SCHEDULES

Schedule A	PLAN OF ARRANGEMENT
Schedule B	ARRANGEMENT RESOLUTION
Schedule C	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Schedule D	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER

A-iii

ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of March 29, 2015,

AMONG:

UNITEDHEALTH GROUP INCORPORATED, a corporation incorporated under the laws of the State of Minnesota, USA

(the “Parent”)

- and -

1031387 B.C. UNLIMITED LIABILITY COMPANY, an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada

(the “Purchaser”)

- and -

CATAMARAN CORPORATION, a corporation incorporated under the laws of Yukon, Canada

(the “Company”).

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1	Defined Terms

As used in this Agreement, the following terms have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any bona fide offer or proposal (whether written or oral) from any Person or group of Persons to effect: (i) the direct or indirect acquisition or purchase by any Person or group of Persons from the Company or any of its Subsidiaries of 20% or more of the consolidated assets of the Company and its Subsidiaries determined by the Board in its good faith judgment on a book-value or fair-market-value basis; (ii) the issuance by the Company to any Person or group of Persons of voting securities of the Company that immediately following such issuance equal 20% or more of the issued and outstanding voting power of the Company (including securities convertible into or exercisable or exchangeable for such securities or equity interests); (iii) any direct or indirect takeover bid, tender offer, exchange offer or other transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of voting securities of the Company (including securities convertible into or exercisable or exchangeable for such voting securities) of the Company; or (iv) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or winding up of the Company and its Subsidiaries which results in the Common Shareholders immediately prior to such transaction owning 80% or less of the issued and outstanding Common Shares (or the voting securities of the successor to the Company or ultimate parent company of the Company or its successor, as applicable).

“Action” means any action, cause of action, demand, litigation, suit, investigation, citation, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding whether civil, criminal, regulatory or otherwise, in law or in equity.

“Adverse Recommendation Change” has the meaning ascribed thereto in Section 5.1(1)(c).

“Affiliate” with respect to any Person, means any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person (for purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise).

“Agreement” means this Arrangement Agreement.

“Alternative Transaction Agreement” has the meaning ascribed thereto in Section 5.1(1)(d).

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Competition Act and all other United States or non-United States (including any state or provincial) antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the Corruption of Foreign Public Officials Act, S.C. 2002, c. 8 (Canada) and (iii) any other similar Law that prohibits corruption or bribery applicable to the Company, its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries, including any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries.

“Applicable Date” has the meaning ascribed thereto in Section (5)(a) of Schedule C.

“Arrangement” means an arrangement under Section 195 of the YBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement or made at the direction of the Court in the Interim Order or Final Order with the consent of the Company and the Purchaser, each acting reasonably.

“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Company Meeting by the Common Shareholders, substantially in the form set out in Schedule B, with such amendments or variations as the Court may direct in the Interim Order with the consent of the Company and the Purchaser, each acting reasonably.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the YBCA to be sent to the Registrar after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in form and content satisfactory to the Company and the Purchaser, each acting reasonably.

“Assumed Plan” means the Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan, as amended.

“Bankruptcy and Equity Exception” has the meaning ascribed thereto in Section (3)(a) of Schedule C.

“Board” means the board of directors of the Company, as constituted from time to time.

“Board Recommendation” has the meaning ascribed thereto in Section 2.4(2).

“Bump Transactions” has the meaning ascribed thereto in Section 4.6(2).

“Burdensome Condition” means, in order to obtain any Required Regulatory Approval under Antitrust Laws, a requirement imposed by the applicable Governmental Entity on the Parent, the Company or any of their respective Subsidiaries or other Affiliates to take any Regulatory Efforts Steps with respect to the assets, businesses, rights, licenses, products or product lines of ORx, the Company or any of their respective Subsidiaries if such Regulatory Efforts Steps, individually or in the aggregate, would or would reasonably be expected to be materially adverse to the Company and its Subsidiaries (taken as a whole) or ORx and its Subsidiaries (taken as a whole, after giving effect to the Transactions); it being understood that the determination as to whether any Regulatory Efforts Steps would or would reasonably be expected to be so materially adverse shall at all times be measured by reference to the business, financial condition and results of operations of the Company and its Subsidiaries (taken as a whole) and shall take into account any loss of cost synergies reasonably forecasted by the management of the Parent to result from the Transactions.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close for business in New York, New York, Whitehorse, Yukon, or Toronto, Ontario.

“Capitalization Date” has the meaning ascribed thereto in Section (2)(a) of Schedule C.

“Certificate of Arrangement” means the certificate of amendment (by arrangement) giving effect to the Arrangement, issued by the Registrar pursuant to Subsection 195(11) of the YBCA after the Articles of Arrangement have been filed.

“Closing” has the meaning ascribed thereto in Section 2.9(3).

“Closing Date” has the meaning ascribed thereto in Section 2.9(3).

“Closing Date VWAP” means the average of the volume weighted averages of the trading prices of Parent Shares on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties, acting reasonably), on each of the five consecutive Trading Days ending on (and including) the Trading Day that is three Trading Days prior to the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986.

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to Subsection 7(1) of the Competition Act or his designee.

“Common Shareholders” means the registered and/or beneficial holders of the Common Shares, as the context requires.

“Common Shares” means the common shares in the capital of the Company.

“Company” means Catamaran Corporation, a corporation continued under the laws of Yukon, Canada.

“Company 401(k) Plan” has the meaning ascribed thereto in Section 2.7(5).

“Company Assets” means all of the assets, properties (real or personal), permits, rights, licenses, waivers, consents or other privileges (whether contractual or otherwise) of the Company and its Subsidiaries.

“Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to Company Securityholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Company Contractors” means the independent contractors contracted by the Company and its Subsidiaries.

“Company Disclosure Letter” has the meaning ascribed thereto in Section 3.1(1).

“Company Employees” means the officers and employees of the Company and its Subsidiaries.

“Company Equity Award” means the Company Options and Company RSUs.

“Company Insurance Subsidiary” has the meaning ascribed thereto in Section (11)(f) of Schedule C.

“Company IP” has the meaning ascribed thereto in Section (18)(b) of Schedule C.

“Company Meeting” means the special meeting of Common Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“Company Options” means the outstanding options to purchase Common Shares issued pursuant to the Equity Incentive Plans.

“Company Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its Subsidiaries and includes, but is not limited to, ERISA Plans, employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Company Reports” has the meaning ascribed thereto in Section (5)(a) of Schedule C.

“Company RSUs” means the outstanding restricted stock units (including, but not limited to, performance-based restricted stock units) granted under the Equity Incentive Plans.

“Company Securityholders” means, collectively, the Common Shareholders, the holders of Company Options and the holders of Company RSUs.

“Company Subsidiary Insurance Policies” has the meaning ascribed thereto in Section (11)(g) of Schedule C.

“Company’s Knowledge” means the actual knowledge of the individuals set forth on Section 1.1 of the Company Disclosure Letter.

“Competition Act” means the Competition Act (Canada).

“Competition Act Approval” means, with respect to the Arrangement, the following: (i) receipt by the Purchaser of an advance ruling certificate by the Commissioner of Competition under Subsection 102(1) of the Competition Act to the effect that the Commissioner of Competition is satisfied that he or she would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act; or (ii)(a) the expiry of the waiting period under Subsection 123(1) of the Competition Act, the termination of the waiting period under Subsection 123(2) of the Competition Act or a waiver of the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act under paragraph 113(c) of the Competition Act and (b) the Commissioner of Competition shall have issued a No Action Letter which shall be in full force and effect.

“Competition Approvals” has the meaning ascribed thereto in Section (4)(a) of Schedule C.

“Competition Tribunal” means the Competition Tribunal established under Subsection 3(1) of the Competition Tribunal Act (Canada).

“Confidentiality Agreement” means the non-disclosure/confidentiality agreement dated November 17, 2014 between the Company, the Parent and Optum Global Solutions, Inc.

“Consideration” means an amount in cash per Common Share equal to $61.50.

“Continuation Period” has the meaning ascribed thereto in Section 2.7(1).

“Continuing Employees” has the meaning ascribed thereto in Section 2.7(1).

“Contract” means any binding agreement, arrangement, commitment, engagement, contract, franchise, license, lease, obligation, note, bond, mortgage, indenture, undertaking, joint venture or other similar legally binding obligation (written or oral).

“Copyrights” means rights in works of authorship (including such rights in Software, databases and other compilations of information), whether copyrightable or not, copyrights therein and thereto, and other similar exclusive exploitation rights and moral rights, and any registrations and applications for registration thereof, and all renewals, extensions, restorations and reversions thereof.

“Court” means the Supreme Court of Yukon, or other court as applicable.

“Covered Persons” has the meaning ascribed thereto in Section 8.6(1).

“D&O Insurance” has the meaning ascribed thereto in Section 4.8(3).

“Delisting Period” has the meaning ascribed thereto in Section 4.4.

“Depositary” means such Person as the Purchaser may appoint to act as depositary for the Common Shares in relation to the Arrangement, with the approval of the Company, acting reasonably.

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System maintained by the SEC.

“Effect” has the meaning ascribed thereto in the definition of “Material Adverse Effect”.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement.

“Encumbrance” has the meaning ascribed thereto in Section (14)(d) of Schedule C.

“Environmental Law” means any Law relating to: (i) the protection, investigation or restoration of the environment, health, safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor, indoor air, wetlands, pollution, contamination or any injury to persons or property relating to any Hazardous Substance.

“Equity Award Conversion Ratio” has the meaning ascribed thereto in Section 2.8(1)(a)(ii).

“Equity Incentive Plans” means the LTIP and the Assumed Plan.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“ESPP” means the Catamaran Corporation 2007 Employee Stock Purchase Plan, effective June 1, 2007, as amended.

“Existing Credit Facility” means the senior secured credit facility under that certain Credit Agreement, dated as of July 2, 2012 (as it may have been amended, restated, supplemented or otherwise modified from time to time), among the Company, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Fairness Opinion” means the opinion of the Financial Advisor to the effect that, as of the date of the approval of the entry by the Company into this Agreement by the Board, and subject to the assumptions and limitations set forth therein, the Consideration to be received by the Common Shareholders is fair, to such holders from a financial point of view.

“Final Offering” has the meaning ascribed thereto in Section 2.8(2).

“Final Order” means the final order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.

“Financial Advisor” means Blackstone Advisory Partners L.P.

“GAAP” means generally accepted accounting principles in the United States, as applicable, at the relevant time, applied on a consistent basis.

“Government Contract” means any Contract to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract).

“Government Official” includes (i) any employee, official or agent of any Governmental Entity; (ii) any person who holds a legislative, administrative or judicial position with any Governmental Entity; or (iii) any official of a political party or candidate for public office.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public body, authority or department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, ministry, governor-in-counsel, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi-governmental, administrative or private body, including any tribunal, commission, committee, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange.

“Hazardous Substance” means any hazardous substances, hazardous wastes, hazardous materials, extremely hazardous substances, toxic substances, pollutants, contaminants or similar substances listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, greenhouse gas, radioactive material or radon.

“Health Care Laws” has the meaning ascribed thereto in Section (11)(a) of Schedule C.

“Health Care Regulatory Approvals” has the meaning ascribed thereto in Section (4)(a) of Schedule C.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“ICA” means the Investment Canada Act.

“ICA Approval” means the responsible Minister under the ICA (the “Minister of Industry”) having sent a notice to the Parent or the Purchaser stating that the Minister of Industry is satisfied that the Arrangement is likely to be of net benefit to Canada, or the Minister of Industry having been deemed in accordance with the ICA to be satisfied that the Arrangement is likely to be of net benefit to Canada.

“Indemnified Persons” has the meaning ascribed thereto in Section 4.8(1).

“Information Technology” means computers, Software, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“Insurance Policies” has the meaning ascribed thereto in Section (19) of Schedule C.

“Intellectual Property Contract” means any material Contract: (i) under which the Company or any of its Subsidiaries, as applicable, receives a license for any Intellectual Property Right of any third Person, other than any Contract granting a license or access to Software or services that are generally commercially available; or (ii) under which the Company or any of its Subsidiaries, as applicable, has licensed to any third Person any Intellectual Property Right (except for non-exclusive licenses granted to any customer, vendor, subcontractor or service provider in the Ordinary Course).

“Intellectual Property Rights” means: (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) Trade Secrets; and (v) all other intellectual property rights.

“Interim Order” means the interim order of the Court pursuant to Section 195(4) of the YBCA in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of the Company and the Purchaser, each acting reasonably.

“Intervening Event” means an event or circumstance material to the Company and its Subsidiaries, taken as a whole that was not known or reasonably foreseeable (or the impact of which was not known or reasonably foreseeable) to the Board as of the execution of this Agreement, which event or circumstance (or the impact of any such event or circumstance) becomes known to the Board prior to the approval of the Arrangement Resolution at the Company Meeting; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal, or any inquiry relating thereto, constitute an Intervening Event.

“Intervening Event Matching Period” has the meaning ascribed thereto in Section 5.3(2)(b).

“Intervening Event Notice” has the meaning ascribed thereto in Section 5.3(2)(a).

“IRS” means the United States Internal Revenue Service.

“Law” means, with respect to any Person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, by-law, code, rule, regulation, order, injunction, judgment, award, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities.

“Licenses” has the meaning ascribed thereto in Section (10)(b) of Schedule C.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, assignment, lien (statutory or otherwise), or other similar encumbrance of any kind, in each case, whether contingent or absolute.

“LTIP” means the Catamaran Corporation Third Amended and Restated Long-Term Incentive Plan, effective March 5, 2014, as amended.

“Matching Period” has the meaning ascribed thereto in Section 5.3(1)(c).

“Material Adverse Effect” means any change, event, occurrence, effect, state of facts, development, condition or circumstance (each of the foregoing, an “Effect”) that, individually or in the aggregate with other such Effects, would reasonably be expected to be materially adverse to the business, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, except to the extent resulting from or arising out of:

(i)	any Effect generally affecting the industries in which the Company and its Subsidiaries carry on their business;

(ii)	any Effect in general economic, financial, political, regulatory or credit market conditions in the United States, Canada or other countries in which the Company or its Subsidiaries conduct material operations;

(iii)	any change in Law or GAAP or the statutory accounting practices prescribed or permitted by the U.S. state insurance regulators of the jurisdiction in which the Company Insurance Subsidiary is domiciled;

(iv)	any act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or the existence, occurrence or continuation of any natural disasters or any national or international calamity or crisis;

(v)	(A) any Effect (including any actual loss, or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, employees, financing sources, suppliers or business partners) to the extent it results from or is attributable to the entry into, announcement or pendency of this Agreement or the transactions contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement or the performance by the Company or the Parent of this Agreement or (B) any action taken in accordance with this Agreement to obtain any consent under the Antitrust Laws or other Laws that may be required by any Governmental Entity in connection with the transactions contemplated by this Agreement;

(vi)	the taking of any specific action expressly required by, or the failure to take any specific action expressly prohibited by, this Agreement (excluding actions, or the failure to take any actions, in the Ordinary Course);

(vii)	any Effect in the market price or trading volume of any securities of the Company, ratings or ratings outlook (credit or otherwise) for the Company or any of its Subsidiaries by any applicable rating agency or any failure, in and of itself, by the Company to meet any internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement (it being understood that the causes underlying such Effect may be taken into account in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by any of clauses (i) through (vi) or clauses (viii) through (ix));

(viii)	any Actions made or brought by any of the current or former Company Securityholders (or on their behalf or on behalf of the Company, but in any event only in their capacities as such) arising out of this Agreement or the transactions contemplated by this Agreement;

(ix)	the suspension of trading in securities generally on the TSX, NYSE or NASDAQ or any other stock exchange; or

(x)	changes resulting or arising from any actions taken by or on behalf of the Parent or any of its Subsidiaries;

provided, however, that (A) with respect to the foregoing clauses (i) through (iv), such Effect shall be taken into account in determining a Material Adverse Effect to the extent it disproportionately adversely affects the Company and its Subsidiaries (taken as a whole) compared to other companies operating in the industries in which the Company and its Subsidiaries carry on their business; and (B) references in certain Sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative for purposes of determining whether a “Material Adverse Effect” has occurred.

“Material Contract” has the meaning ascribed thereto in Section (13)(a) of Schedule C.

“MI 61-101” has the meaning ascribed thereto in Section (20) of Schedule C.

“Minister of Industry” has the meaning ascribed thereto in the definition of “ICA Approval”.

“Misrepresentation” means, with respect to a document or instrument, an untrue statement of a material fact or an omission to state a material fact required to be stated or that is necessary to make a statement made therein, in light of the circumstances in which it was made, not misleading.

“NASDAQ” means the NASDAQ Stock Market.

“No Action Letter” means written confirmation from the Commissioner of Competition that he or she does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the Arrangement.

“NYSE” means the New York Stock Exchange.

“ORx” means the OptumRx segment of the Parent, including OptumRx, Inc. a corporation incorporated under the laws of the State of California, USA.

“Order” has the meaning ascribed thereto in Section 6.1(4).

“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent with the past practices of such Person.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and by-laws; (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; (c) with respect to any Person that is a limited liability company, its certificate of formation or articles of formation, as the case may be, and limited liability company or operating agreement; (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document; and (e) with respect to any such Person or other Person, its comparable organizational documents (including a declaration of trust, partnership agreement, or articles of continuance, arrangement or amalgamation).

“Outside Date” means December 29, 2015 or such later date as may be agreed to in writing by the Parties; provided that if on such date the condition set forth in Section 6.1(1) or Section 6.1(4) (as a result of an Order relating to an Antitrust Law) has not been satisfied or, to the extent permitted by Law, waived by the Party entitled to waive such condition, then either the Parent or the Company may elect, by notice in writing given to the other Parties prior to the Outside Date (as it may be amended), to extend the Outside Date from time to time by a specified period of not less than 15 Business Days; provided that in aggregate such extensions shall not exceed 120 days from December 29, 2015; provided further that, notwithstanding the foregoing, no Party shall be permitted to extend the Outside Date if the failure to satisfy the condition set forth in Section 6.1(1) is primarily the result of such Party’s failure to comply with its covenants herein.

“Owned Real Property” has the meaning ascribed thereto in Section (14)(a) of Schedule C.

“Parent” means UnitedHealth Group Incorporated, a corporation incorporated under the laws of the State of Minnesota, USA.

“Parent Shares” means the shares of the Parent common stock, par value $0.01 per share.

“Parent Stock Plans” means collectively, the UnitedHealth Group Incorporated 1993 Employee Stock Purchase Plan, as amended, and the UnitedHealth Group Incorporated 2011 Stock Incentive Plan.

“Parent Stock-Based RSU” has the meaning ascribed thereto in Section 2.8(1)(b)(ii).

“Parties” means, collectively, the Company, the Parent and the Purchaser and “Party” means any one of them (and where applicable in the context, “Party” shall be construed to include both the Parent and the Purchaser).

“Patents” means patents, including design patents, and applications relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, re-examinations, extensions, continuations, continuations-in-part, continuing prosecution applications, provisionals, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patents and patent applications that are counterparts to such patents and patent applications.

“Permitted Liens” means, in respect of the Company or any of its Subsidiaries, any one or more of the following:

(a)	Liens for Taxes which are not due or delinquent or which are being contested in good faith by appropriate proceedings;

(b)	easements, rights of way, servitudes and similar rights in land including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables that do not materially adversely affect the Company Assets;

(c)	inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of the Company Assets; provided that such Liens are related to obligations not due or delinquent, are not registered against title to any Company Assets and in respect of which adequate holdbacks are being maintained as required by Law or which are being contested in good faith by appropriate proceedings;

(d)	zoning restrictions and other limitations imposed by any Governmental Entity having jurisdiction over real property;

(e)	customary rights of general application reserved to or vested in any Governmental Entity to control or regulate any interest in the facilities in which the Company or any of its Subsidiaries conducts its business; provided that such Liens, encumbrances, exceptions, agreements, restrictions, limitations, Contracts and rights (i) were not incurred in connection with any indebtedness and (ii) do not, individually or in the aggregate, have a material adverse effect on the value or materially impair or add material cost to the use of the subject property;

(f)	Liens incurred, created and granted in the Ordinary Course to a public utility, municipality or Governmental Entity in connection with operations conducted with respect to the Company Assets, but only to the extent those Liens relate to costs and expenses for which payment is not due or delinquent;

(g)	pledges or deposits in connection with workers’ compensation, unemployment insurance or other social security legislation made in the Ordinary Course;

(h)	Liens in favor of the Company or a Subsidiary of the Company in respect of obligations of one wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company or of the Company to a wholly owned Subsidiary of the Company;

(i)	Liens securing indebtedness or liabilities that are reflected in the Company Reports filed on or prior to the date hereof, but after January 1, 2015, or that the Company or any Subsidiary of the Company is permitted to incur under Section 4.1; or

(j)	such other Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the existing use of the Company Asset; provided that such Liens shall not (i) secure any debt for borrowed money or (ii) for the avoidance of doubt, impair or encumber equity securities of any Subsidiary of the Company.

“Person” includes any individual, partnership, limited partnership, association, body corporate, organization, joint venture, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement, substantially in the form set out in Schedule A, subject to any amendments or variations to such plan made in accordance with this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Company and the Purchaser, each acting reasonably.

“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 4.6(1), provided that, for the avoidance of doubt, the steps described in the Plan of Arrangement as occurring on or after the Effective Time do not constitute a Pre-Acquisition Reorganization.

“PSAO” has the meaning ascribed thereto in Section (13)(a)(xi) of Schedule C.

“Purchaser” means 1031387 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of British Columbia, Canada.

“Registered IP” means all Company IP that is owned by the Company or any of its Subsidiaries and registered with any Governmental Entity, including all Patents, registered Copyrights, registered Trademarks, all applications for any of the foregoing, and Internet domain names.

“Registrar” means the Registrar of Corporations or a Deputy Registrar of Corporations appointed under Section 263 of the YBCA.

“Regulatory Efforts Steps” has the meaning ascribed thereto in Section 4.2(6).

“Representatives” has the meaning ascribed thereto in Section 5.1(1).

“Required Regulatory Approvals” has the meaning ascribed thereto in Section 6.1(1).

“Rollover PTO” has the meaning ascribed thereto in Section 2.7(2).

“Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“SEC Approval” means that the SEC staff has advised that it has no further comments on the Company Circular or that it will not review the Company Circular.

“Securities Authority” means the applicable securities commissions or securities regulatory authority of a province or territory of Canada and the SEC.

“Securities Laws” means any applicable Canadian provincial and territorial and United States federal and state securities laws, rules and regulations and published policies thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval maintained on behalf of the Securities Authorities.

“Senior Notes” has the meaning ascribed thereto in Section 4.10(2).

“Significant Customers” has the meaning ascribed thereto in Section (13)(a)(x) of Schedule C.

“Significant Subsidiary” has the meaning set forth in Rule 12b-2 under the U.S. Exchange Act.

“Software” means computer programs, including operating systems, applications, firmware, middleware or other software code, in any form or format.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (if applicable) (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Superior Proposal” means, other than the transactions contemplated by this Agreement, a bona fide written Acquisition Proposal (provided that all references therein to “20%” or “80%” shall for purposes of this definition be to “50%”) from any Person or group of Persons that the Board determines, in its good faith judgment, after receiving the advice of its outside legal counsel and its financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory, timing and other aspects of such Acquisition Proposal, including the likelihood of consummation, the financing terms thereof and the Person making such Acquisition Proposal, if consummated, would result in a transaction which is more favorable to Common Shareholders than the transactions contemplated by this Agreement (after giving effect to any amendments or modifications to the terms of the transactions contemplated by this Agreement that the Parent agrees in writing to make pursuant to Section 5.3(1)(c)).

“Superior Proposal Notice” has the meaning ascribed thereto in Section 5.3(1)(b).

“Takeover Statute” has the meaning ascribed thereto in Section (15) of Schedule C.

“Tax” (including, with correlative meaning, the term “Taxes”) means all supranational, national, federal, state, provincial, local and foreign taxes, including income, profits, branch profits, franchise, gross receipts, environmental, customs duty, capital, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, goods and services, harmonized sales, occupancy and other taxes, Canadian employment insurance premiums, Canadian Pension Plan contributions, and all other taxes, duties or assessments of any nature whatsoever, including any installments in respect thereof, imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Act” means the Income Tax Act (Canada).

“Tax Returns” means all returns and reports (including elections, declarations, notices, disclosures, schedules, estimates and information returns) filed with or supplied to, or required to be filed with or supplied to, a Governmental Entity, including all amendments, attachments or supplements thereto and whether in tangible or electronic form.

“Termination Fee” has the meaning ascribed thereto in Section 8.2(2).

“Termination Fee Event” has the meaning ascribed thereto in Section 8.2(2).

“Trade Secrets” means trade secret rights and other rights in know-how and confidential or proprietary information, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists, that are protected as a “trade secret” by applicable Law.

“Trademarks” means trademarks, trade names, service marks, service names, trade dress, logos, slogans, certification marks, collective marks, d/b/a’s, Internet domain names, URLs, corporate names, brand names and other indicia of origin, together with any registrations and applications for registration thereof, including all renewals of the same, and any goodwill associated therewith.

“Trading Day” means a day on which Parent Shares are traded on the NYSE.

“Transaction Litigation” has the meaning ascribed thereto in Section 4.9.

“Transactions” means the Arrangement and all other transactions contemplated in this Agreement (other than any financing arrangements or, to the extent not contemplated by the Plan of Arrangement as of the date hereof, any Pre-Acquisition Reorganization); provided, however, that for purposes of Section 3.1, Schedule C and any defined terms to the extent used in Section 3.1 or Schedule C, “Transactions” shall not include the transactions contemplated by Section 2.3(a) through Section 2.3(i) and Section 2.3(l) through Section 2.3(m) of the Plan of Arrangement.

“TSX” means the Toronto Stock Exchange.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934.

“U.S. Securities Act” means the United States Securities Act of 1933.

“YBCA” means the Business Corporations Act (Yukon).

“Yukon Law” means the Law of Yukon, Canada and the federal laws of Canada applicable therein.

Section 1.2	Certain Rules of Interpretation

In this Agreement, unless otherwise specified:

(1)	Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(2)	Currency. All references to dollars or to “$” are references to United States dollars.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (ii) “or” is not exclusive, (iii) “day” means “calendar day”, (iv) “hereof”, “herein”, “hereunder” and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, (vi) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”, and (vii) “Article”, “Section”, “Subsection” and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement.

(5)	Capitalized Terms. All capitalized terms used but not otherwise defined in any Schedule or in the Company Disclosure Letter have the meanings ascribed to them in this Agreement.

(6)	Accounting Terms. All accounting terms are to be interpreted in accordance with GAAP and all determinations of an accounting nature in respect of the Company required to be made shall be made in a manner consistent with GAAP.

(7)	Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(8)	Subsidiaries. To the extent any covenants or agreements relate, directly or indirectly, to a Subsidiary of the Company or the Parent (including, with respect to the Parent, the Purchaser), each such provision shall be construed as a covenant by the Company or the Parent, as applicable, to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

(9)	Schedules. The schedules attached to this Agreement form an integral part of this Agreement.

(10)	Agreements. All references in this Agreement to any agreement, Contract, document or instrument means such agreement, Contract, document or instrument, as amended, restated or supplemented in accordance with the terms thereof, and includes all schedules, exhibits and other attachments, in each case as of the date hereof.

ARTICLE 2

THE ARRANGEMENT

Section 2.1	Arrangement

The Company, the Parent and the Purchaser agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement.

Section 2.2	Interim Order

As soon as reasonably practicable after SEC Approval is obtained, the Company shall apply in a manner acceptable to the Purchaser and the Parent, acting reasonably, pursuant to Section 195(2) of the YBCA, and, in cooperation with the Purchaser and the Parent, prepare, file and diligently pursue an application for the Interim Order, which application must request that the Interim Order provide, unless the Parties otherwise agree, acting reasonably, among other things:

(i)	for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(ii)	that the required level of approval for the Arrangement Resolution shall be two-thirds of the votes cast on such resolution by Common Shareholders present in person or represented by proxy at the Company Meeting;

(iii)	that, in all other respects, the terms, restrictions and conditions of the YBCA and the Company’s Organizational Documents, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(iv)	for the grant of the Dissent Rights to those Common Shareholders who are registered Common Shareholders as contemplated in the Plan of Arrangement;

(v)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(vi)	that the Company Meeting may be adjourned or postponed from time to time by the Company in accordance with the terms of this Agreement without the need for additional approval of the Court; and

(vii)	that the record date for the Common Shareholders entitled to notice of and to vote at the Company Meeting will not change in respect of or as a consequence of any adjournment(s) or postponement(s) of the Company Meeting, unless required by Law.

Notwithstanding anything to the contrary in this Agreement, if approval of the Arrangement Resolution by any class of Persons other than the Common Shareholders is definitively required by the Court in connection with the transactions contemplated by this Agreement, the Parties will abide by such Court decision. In such event, any references in this Agreement to the vote regarding, or the approval of, the Arrangement Resolution by the Common Shareholders at the Company Meeting (including, for the avoidance of doubt all matters contemplated by Article 5 and Article 7), any notice to Common Shareholders or the record date with respect to Common Shareholders in connection therewith, and any related matters, shall be deemed to refer also to such other classes of Persons whose approval is required by the Court.

Section 2.3	The Company Meeting

(1)	Subject to the terms of this Agreement and the Interim Order, the Company shall:

(a)	convene and conduct the Company Meeting in accordance with the Interim Order, the Company’s Organizational Documents and Law as promptly as reasonably practicable after the date hereof for the purpose of considering the Arrangement Resolution and for any other proper purpose as may be set out in the Company Circular and agreed to by the Purchaser and the Parent, acting reasonably; set the record date for the Common Shareholders entitled to vote at the Company Meeting as promptly as reasonably practicable and not adjourn, postpone or cancel the Company Meeting without the prior written consent of the Purchaser and the Parent, acting reasonably; provided that: (i) in the event that (x) an Acquisition Proposal is publicly disclosed or (y) the Company provides a Superior Proposal Notice to the Purchaser or the Parent, in each case, on a date that is less than 15 Business Days before the Company Meeting, the Company shall be permitted to postpone the Company Meeting at its election, or if directed by the Parent in the Parent’s sole discretion, the Company shall postpone the Company Meeting, in each case to a date that is not more than 15 Business Days after the originally scheduled date of the Company Meeting (as set forth in the Company Circular) (or, if later, in the event the material terms of an Acquisition Proposal are changed and the Company has complied in all material respects with its obligations under Article 5, a date that is not more than 10 Business Days following the most recent such change) and that, in any event, is no later than 15 Business Days prior to the Outside Date; or (ii) the Company may, in its reasonable discretion, postpone or adjourn the Company Meeting, (A) to the extent necessary under applicable Law to ensure that any required supplement or amendment to the Company Circular is provided to the Company Securityholders within a reasonable amount of time in advance of the Company Meeting, (B) if as of the time for which the Company Meeting is originally scheduled (as set forth in the Company Circular) there are insufficient Persons represented (in person and by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the approval of the Arrangement Resolution at the Company Meeting, (C) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Board has determined in good faith (after consultation with the Company’s outside legal counsel) is required to be filed and disseminated under applicable Laws or (D) to the extent the Board determines (after consultation with the Company’s outside legal counsel) that such postponement or adjournment is otherwise required under applicable Law. In connection with the Company Meeting, the Company shall not utilize the notice-and-access process for purposes of sending the Company Circular and related materials to Company Securityholders and shall instead use reasonable best efforts to print and mail physical copies of the Company Circular and related materials and directly or indirectly send such materials to all registered and beneficial Company Securityholders in accordance with Law, irrespective of standing instructions regarding the receipt of proxy-related materials;

(b)	use reasonable best efforts to solicit proxies in favor of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the Transactions, including cooperating with any Persons engaged by the Purchaser or the Parent to solicit proxies, on behalf of the management of the Company or otherwise, in favor of the approval of the Arrangement Resolution at the Company Meeting so long as no Acquisition Proposal received by the Company or any of its Subsidiaries or any of its or their respective Representatives after the date of this Agreement remains pending and no Adverse Recommendation Change has occurred;

(c)	so long as no Acquisition Proposal received by the Company or any of its Subsidiaries or any of its or their respective Representatives after the date of this Agreement remains pending and no Adverse Recommendation Change has occurred, permit the Purchaser and the Parent to, at the Purchaser’s and the Parent’s expense, on behalf of the management of the Company, directly or through a proxy solicitation services firm, actively solicit proxies in favor of the Arrangement on behalf of management of the Company in compliance with Law and disclose in the Company Circular that the Purchaser and the Parent may make such solicitations;

(d)	promptly advise the Purchaser and the Parent, at such times as the Purchaser and the Parent may reasonably request as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolutions so long as no Acquisition Proposal received by the Company or any of its Subsidiaries or any of its or their respective Representatives after the date of this Agreement remains pending;

(e)	consult with the Purchaser and the Parent in fixing the date of the Company Meeting and the record date of the Company Meeting;

(f)	reasonably promptly advise the Purchaser and the Parent of any written exercise of Dissent Rights served on or received by the Company, attempted withdrawals of such demands received by the Company or its Representatives and any other instruments served on or received by the Company or its Representatives pursuant to applicable Law with respect thereto, and the Company shall (i) provide the Purchaser and the Parent with an opportunity to review and comment on any written communications sent by or on behalf of the Company to any such Person with respect thereto and to participate in any discussions, negotiations or proceedings with or including any such Persons with respect thereto, and (ii) not settle or compromise or agree to settle or compromise any such claims for Dissent Rights without the prior written consent of the Purchaser and the Parent; and

(g)	not change the record date for the Common Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law or if the Purchaser’s and the Parent’s prior written consent is provided (such consent not to be unreasonably withheld, conditioned or delayed).

Section 2.4	The Company Circular

(1)	The Company shall, so as to permit the Company Meeting to be held as promptly as reasonably practicable after the date hereof: (i) subject to the Purchaser’s and the Parent’s compliance with Section 2.4(4), reasonably promptly prepare and complete, in consultation with the Purchaser and the Parent, the Company Circular, together with any other documents required by Law in connection with the Company Meeting, and file with the SEC the Company Circular in preliminary form; (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and provide copies of such comments to the Purchaser and the Parent reasonably promptly upon receipt and copies of proposed responses to SEC comments a reasonable time in advance of filing; (iii) as promptly as reasonably practicable prepare and file (after the Purchaser and the Parent have had a reasonable opportunity to review and comment thereon) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law; (iv) use its reasonable best efforts to obtain SEC Approval; (v) reasonably promptly after obtaining SEC Approval and the Interim Order, use reasonable best efforts to cause the Company Circular and such other documents to be filed and disseminated to each Company Securityholder and other Person as required by the Interim Order and Law; and (vi) to the extent required by Law, as promptly as reasonably practicable, use reasonable best efforts to prepare, file and disseminate to the Company Securityholders and other Persons as required by the Interim Order and Law any supplement or amendment to the Company Circular (after the Purchaser and the Parent have had a reasonable opportunity to review and comment thereon) if the Company shall become aware of any event which requires such action at any time prior to the Company Meeting.

(2)	The Company shall use its reasonable best efforts to ensure that the Company Circular (excluding any Company Report that is expressly incorporated by reference therein) complies in all material respects with the Interim Order and Law and does not contain any Misrepresentation (other than with respect to any information relating to and furnished by the Purchaser or the Parent for inclusion in the Company Circular). Without limiting the generality of the foregoing, except to the extent the Board has effected an Adverse Recommendation Change in accordance with Section 5.3, the Company Circular shall include a statement that the Board has unanimously, after receiving legal and financial advice, determined that the Arrangement is in the best interests of the Company and recommends that the Common Shareholders vote in favor of the Arrangement Resolution (such recommendation, the “Board Recommendation”).

(3)	The Company shall allow the Purchaser, the Parent and their legal counsel a reasonable opportunity to review and comment on drafts of the Company Circular and other related documents, and shall give reasonable consideration to any comments made by the Purchaser, the Parent and their legal counsel, and agrees that all information relating primarily to the Purchaser or the Parent included in the Company Circular must be in form and content satisfactory to the Purchaser and the Parent, acting reasonably.

(4)	The Parent and the Purchaser shall (i) provide all necessary information concerning the Parent and the Purchaser that is required by Law to be included by the Company in the Company Circular or other related documents to the Company in writing, (ii) use reasonable best efforts to ensure that such information does not contain any Misrepresentation, (iii) provide reasonable cooperation to the Company in connection with the Company’s efforts to satisfy its obligations hereunder, and (iv) in the event either the Parent or the Purchaser becomes aware that the Company Circular contains a Misrepresentation or otherwise requires an amendment or supplement under applicable Laws in connection with the information provided pursuant to clause (i) of this Section 2.4(4), promptly notify the Company thereof and in such case the provisions of Section 2.4(5) shall apply.

(5)	The Company shall promptly notify the Purchaser and the Parent if it becomes aware that the Company Circular contains a Misrepresentation or otherwise requires an amendment or supplement under applicable Laws. The Parties shall cooperate in the preparation of any such amendment or supplement as the Company determines after prior consultation with the Parent is required or appropriate and the Company shall promptly use its reasonable best efforts to mail, file or otherwise publicly disseminate any such amendment or supplement to those Persons to whom the Company Circular was sent pursuant to Section 2.4(1) and, if required by the Court or by Law, file the same with the Securities Authorities or any other Governmental Entity as required.

Section 2.5	Final Order

If the Interim Order is obtained and the Arrangement Resolution is passed at the Company Meeting as provided for in the Interim Order, the Company shall, as soon as reasonably practicable thereafter, take all steps necessary or desirable to submit the Arrangement to the Court and use its reasonable best efforts to pursue an application for the Final Order pursuant to Section 195 of the YBCA.

Section 2.6	Court Proceedings

In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Company shall diligently pursue, and the Purchaser and the Parent will cooperate with the Company in diligently pursuing, the Interim Order and the Final Order and the Company will provide the Purchaser, the Parent and their legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement (including by providing, on a timely basis and prior to the service and filing of such material, a description of any information required to be supplied by the Purchaser and the Parent for inclusion in such material) and the Company will give reasonable consideration to the comments of the Purchaser, the Parent and their legal counsel on such material. The Company will use reasonable best efforts to ensure that all material filed by it with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company will not object to legal counsel to the Purchaser and the Parent making such submissions on the application for the Interim Order and the application for the Final Order as such counsel considers appropriate, acting reasonably; provided that the Parent and the Purchaser will provide the Company and its legal counsel with a reasonable opportunity to review and comment upon drafts of any such submissions and the Purchaser and the Parent will give reasonable consideration to the comments of the Company and its legal counsel on such submissions. The Company will also provide legal counsel to the Purchaser and the Parent on a reasonably timely basis with copies of any notice, evidence or other documents served on the Company or its legal counsel in respect of the application for the Final Order or any appeal therefrom. Subject to Law and other than in connection with an Acquisition Proposal or an Intervening Event, the Company will not file any material with, or make any submissions to, the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated hereby or with the Purchaser’s and the Parent’s prior written consent, acting reasonably; provided that nothing herein shall require any Party to agree or consent to any change in the purchase price or other consideration contemplated hereby or other modification or amendment to such filed or served materials that expands or increases in any material respect its obligations, or diminishes or limits in any material respect its rights, set forth in any such filed or served materials or under this Agreement. If at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it will, whenever reasonably practicable, do so after written notice to the Purchaser and the Parent.

Section 2.7	Employment Matters

Subject to the completion of the Arrangement (except as required by Law between the date hereof and the Closing Date):

(1)	Unless otherwise agreed in writing between the Parties, each of the Parent and the Purchaser covenants and agrees, and after the Effective Time will cause the Company and any successor to the Company to covenant and agree that, the Company Employees who remain employed with the Company or its Subsidiaries (the “Continuing Employees”) shall, for one year after the Effective Time (the “Continuation Period”), be provided with (i) base salary or base wage, bonus and incentive opportunities (excluding any equity based compensation awards) and (ii) employee benefits including retirement and welfare benefits (excluding discretionary payments and the ESPP) that are, in the aggregate, no less favorable than those provided to such Continuing Employees immediately prior to the Effective Time or, in the Parent’s discretion, are substantially comparable to those generally made available to similarly situated employees of the Parent and its Subsidiaries. Continuing Employees shall remain eligible for an annual bonus for the bonus year in which the Effective Time occurs, which shall be based on terms determined by the Parent and paid at the same time and in a manner as the annual bonuses for the Parent’s similarly-situated employees. In determining such bonuses for Continuing Employees, the Parent shall consider in good faith the actual performance achieved by the Company for the bonus year in which the Effective Time occurs through the Closing Date, with adjustments as determined in the Parent’s discretion for individual performance and the Company’s and the Parent’s actual performance following the Closing Date.

(2)

Without limiting the generality of Section 2.7(1), from and after the Effective Time, the Parent or the Purchaser shall or shall cause the Company (and any successors to the Company) to assume, honor and continue during the Continuation Period or, if later, until all obligations thereunder have been satisfied, all of the Company’s individual employment, severance, retention, termination and change in control plans, policies, programs, agreements and arrangements (including any change in control severance agreement or other Company Plan between the Company and any Company Employee) maintained by the Company or any of its Subsidiaries, in each case, immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event), it being understood that, subject to the provisions of this

Section 2.7, the foregoing shall not be construed to limit the right of the Parent, the Purchaser or any of their respective Affiliates to amend or terminate any such plans, policies, programs, agreements or arrangements, to the extent permitted by the terms of such plans, policies, programs, agreements or arrangements. With respect to each Continuing Employee’s earned but unused vacation or paid time off (“Rollover PTO”) balance as of the Effective Time, the Parent shall honor such amount, which shall remain available to each Continuing Employee after the Effective Time to use in accordance with the applicable policy of the Parent; provided that, to the extent any Continuing Employee has accrued more than 40 hours of Rollover PTO at the Effective Time, such excess Rollover PTO shall be paid to the Continuing Employee in cash (less applicable taxes and withholdings), no later than 10 Business Days after the Effective Time.

(3)	Without limiting the generality of Section 2.7(1), during the six-month period following the Effective Time, if the Parent, the Purchaser or the Company (following the Closing) terminates the employment of any Continuing Employee, the Parent or the Purchaser shall or shall cause one of their Affiliates to, provide to such Continuing Employee severance benefits that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time (including pursuant to any individual agreement between the Company and such Continuing Employee); provided that for Continuing Employees in Canada, such severance benefits shall not be less than the severance benefits required under applicable common law, subject to any enforceable individual contract of employment.

(4)	The Parent shall (1) cause any pre-existing conditions or limitations, actively-at-work requirements and eligibility waiting periods under any welfare plans of the Parent or its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents (except, that such waiver shall not apply to the Parent’s employee supplemental life insurance election options, with or without accidental Death and Dismemberment, of (i) one times or two times salary for coverage greater than $500,000 or (ii) three times or four times salary, to the extent such evidence of insurability is required under Contract by the Parent’s Employee Supplemental Life Insurance); (2) give each Continuing Employee and each former employee participating in, or eligible for, coverage under COBRA as of the Closing Date dollar-for-dollar credit for all co-payments, deductibles and annual out-of-pocket limits incurred by each Continuing Employee and each former employee participating in, or eligible for, coverage under COBRA as of the Closing Date and in each case, his or her eligible dependents during the plan year in which the Effective Time occurs towards applicable co-payments, deductibles and annual out-of-pocket limits under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time; and (3) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Subsidiary) prior to the Effective Time for all purposes including level of benefits (including severance benefits), vesting, benefit accrual, and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with the Parent, except for any employee benefit plans that are frozen or grandfathered as of the Effective Time, for purposes of qualifying for subsidized early retirement benefits (including retirement treatment under the Parent Stock Plans) or for benefit accrual under defined benefit pension plans, or to the extent it would result in a duplication of benefits.

(5)	Prior to the Effective Time, if requested by the Parent in writing no later than 10 Business Days prior to the Effective Time, to the extent permitted by Law and the terms of the applicable plan or arrangement, the Company shall use its reasonable best efforts to cause the Company’s 401(k) Plan (the “Company 401(k) Plan”) to be terminated effective immediately prior to the Effective Time. In the event that the Parent requests that the Company 401(k) Plan be terminated, the Company shall provide the Parent with evidence that such Company 401(k) Plan has been terminated (the form and substance of which shall be subject to review and approval by the Parent) not later than the day immediately preceding the Effective Time.

(6)	Except as may be required by Law, prior to making any widely distributed written or orally binding communications to the Company Employees pertaining to material compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall use commercially reasonable efforts to provide the Parent with a copy of the intended communication and a reasonable period of time to review and comment on the communication, consider any such comments in good faith and shall cooperate with the Parent in providing any such mutually agreeable communication (the Parent’s agreement not to be unreasonably withheld or delayed). Any subsequent communications consistent in all substantive respects with previously approved communications shall not require the Parent’s consent.

(7)	Nothing contained in this Agreement is intended to (1) be treated as an amendment of any particular Company Plan; (2) prevent the Parent, Purchaser, the Company or any of their successors or Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Plan in accordance with their terms; (3) prevent the Parent, Purchaser, the Company or any of their successors or Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee; or (4) create any third party beneficiary rights in any employee of the Company or any of its Subsidiaries, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by the Parent, Purchaser, the Company or any of their successors or Affiliates or under any benefit plan which the Parent, the Purchaser, the Company or any of their successors or Affiliates may maintain.

Section 2.8	Company Options and Company RSUs; ESPP

(1)	At or prior to the Effective Time, the Company, the Board and the compensation committee of the Board, as applicable, shall adopt any resolutions to take all steps necessary to effectuate the treatment of the Company Equity Awards in accordance with the applicable Equity Incentive Plan and award agreements, as follows:

(a)	Company Options.

(i)	At the applicable time specified in Section 2.3 of the Plan of Arrangement, each Company Option that is outstanding immediately prior to such time and granted prior to January 1, 2014 shall be fully vested, and, at such time, shall be cancelled and shall only entitle the holder of such Company Option to receive (without interest), as soon as reasonably practicable after such time, an amount in cash equal to the product of (x) the number of Common Shares subject to such Company Option immediately prior to such time multiplied by (y) the excess, if any, of (A) the Consideration over (B) the exercise price per Common Share of such Company Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Option which has an exercise price per Common Share that is greater than or equal to the Consideration shall be cancelled at the applicable time specified in Section 2.3 of the Plan of Arrangement for no consideration or payment.

(ii)

At the applicable time specified in Section 2.3 of the Plan of Arrangement, each Company Option that is outstanding immediately prior to such time and granted on or after January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase Common Shares and shall be converted into an option to purchase a number of Parent Shares equal to the product (rounded down to the nearest whole number) of (x) the number of Common Shares subject to such Company Option immediately prior to such time and (y) the Equity Award Conversion Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Common Share of such Company Option immediately prior to such time divided by (B) the Equity Award Conversion Ratio; provided, however, that the exercise price and the number of Parent Shares purchasable pursuant to the Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of Parent Shares purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. Except as specifically provided above, following the time of the conversion contemplated above, each Company Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to such Company Option immediately prior to such time. For purposes of this Agreement, the term “Equity Award Conversion Ratio” means the quotient of (1) the Consideration divided by (2) the Closing Date VWAP.

(iii)	Notwithstanding anything in this Agreement or the Plan of Arrangement to the contrary, if a Company Option is subject to an employment agreement with an individual holder in effect as of the date hereof that provides that such Company Option shall vest solely upon a change of control involving the Company (without the required occurrence of termination or any other event), such Company Option shall be treated as set forth in Section 2.8(1)(a)(i) above.

(b)	Company RSUs.

(i)	At the applicable time specified in Section 2.3 of the Plan of Arrangement, (A) any vesting conditions applicable to each Company RSU that was granted prior to January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, accelerate in full (with performance-based Company RSUs vesting at 200% of the target level applicable to such performance-based Company RSU), and (B) each such Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after such time, an amount in cash equal to the Consideration, less applicable Taxes required to be withheld with respect to such payment; provided that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at such time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Equity Incentive Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(ii)	At the applicable time specified in Section 2.3 of the Plan of Arrangement, each Company RSU, whether vested or unvested, that was granted on or after January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit denominated in Common Shares and shall be converted into a restricted stock unit denominated in Parent Shares (a “Parent Stock-Based RSU”). The number of Parent Shares subject to each such Parent Stock-Based RSU shall be equal to the product (rounded down to the nearest whole number) of (x) the number of Common Shares subject to such Company RSU immediately prior to the applicable time specified in Section 2.3 of the Plan of Arrangement (based on a level of performance, for performance-based Company RSUs of (1) 166.67% of the target level for any such performance-based Company RSU granted in 2014 and (2) 133.33% of the target level for any such performance-based Company RSU granted in 2015) multiplied by (y) the Equity Award Conversion Ratio. Except as specifically provided above, following the time of conversion contemplated above, each such Parent Stock-Based RSU shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company RSU immediately prior to such time; provided that the level of performance for performance-based Company RSUs will be permanently fixed at the levels set forth above.

(iii)

Notwithstanding anything in this Agreement or the Plan of Arrangement to the contrary, if a Company RSU is subject to an employment agreement with an individual holder in effect as of the date hereof that provides that such Company RSU shall vest solely upon a change of control involving the Company (without the required occurrence of termination or any other event), such Company RSU shall be treated as set forth in Section 2.8(1)(b)(i) above, provided that the number of Common Shares subject to such Company RSU immediately prior to the Effective Time shall be calculated based on a level of performance, for performance-based Company RSUs of (1) 166.67% of the target level for any such performance-based Company RSU granted in 2014 and (2) 133.33% of the target level for any such performance-based Company RSU granted in 2015.

(2)	Employee Stock Purchase Plan. As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Board or a committee thereof and, if appropriate, amending the terms of the ESPP) that may be necessary or required under the ESPP and Law to ensure that (A) except for the three-month offering period under the ESPP that commenced on January 1, 2015 (the “Final Offering”), no offering period shall be authorized or commenced on or after the date of this Agreement; (B) if, with respect to the Final Offering, the Effective Time shall occur prior to March 31, 2015 (which is the Purchase Date, as defined in the ESPP), (i) each individual participating in the Final Offering shall receive notice of the Transactions no later than 10 Business Days prior to the Effective Time and shall have an opportunity to terminate his or her outstanding purchase rights under the ESPP, (ii) the Final Offering shall end immediately prior to the Effective Time, and (iii) any remaining accumulated but unused payroll deductions shall be distributed to the relevant participants without interest as promptly as practicable following such termination; (C) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase Common Shares in accordance with the ESPP as of the end of the Final Offering (subject to the provisions of the ESPP regarding the maximum number and value of shares purchasable per participant); (D) the applicable purchase price for Common Shares shall not be decreased below the levels set forth in the ESPP as of the date of this Agreement; (E) no individual shall be permitted to increase his or her rate of contribution under the ESPP following the date of this Agreement; and (F) the ESPP shall terminate in its entirety at the applicable time specified in Section 2.3 of the Plan of Arrangement and no further rights shall be granted or exercised under the ESPP thereafter.

(3)	If the Parent so elects, Parent may, in its sole discretion, assume any or all of the Equity Incentive Plans; provided, however, that if the Parent does not elect to assume such Equity Incentive Plans, the Company Options and Parent-Stock Based RSUs contemplated under Sections 2.8(a)(ii) and 2.8(b)(ii) shall be granted under the Parent Stock Plans. To the extent that Parent does not elect to assume one or more of the Equity Incentive Plans, in response to written notice from Parent delivered not less than 10 Business Days prior to the Effective Time, at or prior to the Effective Time, the Company, the Board and the compensation committee of the Board, as applicable, shall adopt any resolutions and take all steps necessary to (i) cause such Equity Incentive Plan(s) to terminate at or prior to the Effective Time and (ii) ensure that from and after the Effective Time neither the Parent, the Purchaser, the Company nor any of their successors or Affiliates will be required to deliver Common Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards pursuant thereto.

(4)	Parent shall reserve for future issuance a number of Parent Shares at least equal to the number of Parent Shares that will be subject to the options to purchase Parent Shares and the Parent Stock-Based RSUs resulting from the actions contemplated by Section 2.8(1)(a)(ii) and Section 2.8(1)(b)(ii). Not later than the Closing Date, Parent shall have on file with the SEC an effective registration statement on Form S-8 (or other applicable form) with respect to the Parent Shares subject to such options to purchase Parent Shares and Parent Stock-Based RSUs and shall distribute a prospectus relating to such Form S-8, and Parent shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options to purchase Parent Shares and Parent Stock-Based RSUs remain outstanding.

Section 2.9	Articles of Arrangement and Effective Date

(1)	The Articles of Arrangement shall implement the Plan of Arrangement. The Articles of Arrangement shall include the form of the Plan of Arrangement attached to this Agreement as Schedule A, as it may be amended from time to time in accordance with the terms hereof.

(2)	The Company shall file the Articles of Arrangement with the Registrar no later than the third Business Day after the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favor the condition is, of the conditions set out in Article 6 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favor the condition is, of those conditions as of the Effective Date) (subject to receipt of written confirmation from the Depositary that it has received the funds referred to in Section 2.10), unless another time or date is agreed to in writing by the Parties.

(3)	The closing of the Arrangement (“Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY, at 9:00 a.m., EST, or at such other time and location or by electronic exchange of documents and signatures as may be agreed upon by the Parties. The date on which Closing occurs is referred to herein as the “Closing Date”.

(4)	As promptly as practicable after the Effective Time, but in any event within two Business Days thereafter (or at such other time as the Parties may agree in writing), Parent shall cause the Depositary to mail to each registered holder of a Common Share immediately prior to the Effective Time, in each case whose Common Shares became the right to receive the Consideration at the Effective Time pursuant to the Plan of Arrangement: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to any certificate which immediately prior to the Effective Time represented outstanding Common Shares that were acquired pursuant to Section 2.3 of the Plan of Arrangement, if any, shall pass, only upon proper delivery of the certificates (or affidavits of loss in lieu thereof) to the Depositary, and shall otherwise be in such form as the Company and Parent agree, each acting reasonably; and (ii) instructions for use in effecting the surrender of such certificates or shares issued on a non-certificated basis in exchange for payment of the Consideration.

Section 2.10	Payment of Consideration

The Purchaser and the Parent shall, not later than the third Business Day following the receipt of the Final Order and the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favor the condition is, of the conditions set out in Article 6 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date) (and, for the avoidance of doubt, prior to the filing by the Company of the Articles of Arrangement with the Registrar), provide to the Depositary for the benefit of the Common Shareholders or cause to be so provided sufficient cash (to be held in escrow until the Effective Time (the terms and conditions of such escrow to be satisfactory to the Company and the Purchaser and the Parent, each acting reasonably)) to satisfy the aggregate Consideration as provided in the Plan of Arrangement.

Section 2.11	Adjustments to Consideration

Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Common Shares or securities convertible or exchangeable into or exercisable for Common Shares or the issued and outstanding Parent Shares or securities convertible or exchangeable into or exercisable for Parent Shares, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, or if a record date therefor shall be declared during such period, then the Consideration and any other dependent items (including the amounts used in determining the Equity Award Conversion Ratio) shall be equitably adjusted and as so adjusted shall, from and after the date of such event, be the Consideration or other dependent item.

Section 2.12	Taxation of Company Options

The Parties acknowledge that no deduction will be claimed by the Company in respect of any payment made to a holder of Company Options in respect of the Company Options pursuant to the Plan of Arrangement who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act) in computing the Parties’ taxable income under the Tax Act, and the Company shall: (i) where applicable, make an election pursuant to subsection 110(1.1) of the Tax Act in respect of the cash payments made in exchange for the surrender of Company Options, and (ii) provide evidence in writing of such election to holders of Company Options, it being understood that holders of Company Options shall be entitled to claim any deductions available to such Persons pursuant to paragraph 110(1)(d) of the Tax Act in respect of the calculation of any benefit arising from the surrender of Company Options.

Section 2.13	Withholding Taxes

(1)	The Parent, the Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct and withhold from any consideration otherwise payable or otherwise deliverable to any Company Securityholders under this Agreement and the Plan of Arrangement such amounts as the Parent, the Purchaser, the Company or the Depositary, as applicable, are required to deduct and withhold from such consideration under any provision of any Law in respect of Taxes. Any such amounts will be deducted, withheld and remitted from the consideration payable pursuant to this Agreement and the Plan of Arrangement and shall be treated for all purposes under this Agreement as having been paid to the Company Securityholders in respect of which such deduction, withholding and remittance was made; provided that such deducted and withheld amounts are actually remitted to the appropriate Governmental Entity. The Parties acknowledge their mutual intention that the Redemption Consideration per Share (as defined in the Plan of Arrangement) shall not exceed the “paid-up capital” for purposes of the Tax Act of each Common Share immediately before the Effective Time such that no portion of the amount paid by the Company on the redemption of the Preferred Shares (as defined in the Plan of Arrangement) shall be subject to tax under Part XIII of the Tax Act.

(2)	Not later than 10 Business Days prior to the Closing Date, the Parent or the Purchaser shall give written notice to the Company of any deduction or withholding set forth in Section 2.13(1) that the Parent and the Purchaser intend to make or that it anticipates the Depositary making (other than withholding specifically referred to in Section 2.8(1)) and afford the Company a reasonable opportunity to dispute any such deduction or withholding.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of the Company

(1)

Except as set forth in the Company Reports publicly filed or furnished with the Securities Authorities on or after January 1, 2015 (and, solely with respect to the fourth and fifth sentences of Section (5)(b) of Schedule C, the last sentence of Sections (5)(d), (9)(c), (13)(b) and (21) of Schedule C, the first sentence of Sections (9)(a), (10)(a), (11)(f), (11)(g) and (18)(c) of Schedule C, the third sentence of Section (10)(a) of Schedule C, the second sentence of Section (10)(b) of Schedule C and Sections (8)(c), (9)(b), (10)(d), (10)(e), (11)(b), (11)(c), (12), (13)(c), (14)(b) and (16) of Schedule C, the Company Reports publicly filed or furnished with the Securities Authorities on or after the Applicable Date) and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections or subsections of the disclosure letter delivered to the Parent by the Company (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to the Parent and the Purchaser as set forth in Schedule C.

(2)	The representations and warranties of the Company contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated at the Effective Time.

Section 3.2	Representations and Warranties of the Parent and the Purchaser

(1)	Except as set forth in the forms, statements, reports and documents publicly filed or furnished with the SEC on or after January 1, 2015 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), the Parent and the Purchaser each hereby represents and warrants to the Company as set forth in Schedule D.

(2)	The representations and warranties of the Parent and the Purchaser contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated at the Effective Time.

ARTICLE 4

COVENANTS

Section 4.1	Conduct of Business of the Company

(1)	The Company covenants and agrees as to itself and its Subsidiaries that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the express prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as expressly required, contemplated or permitted by this Agreement, (iii) as required by Law or (iv) as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (A) conduct its business in all material respects in the Ordinary Course and (B) to the extent consistent therewith, use commercially reasonable efforts to maintain and preserve its business organization, relationships with its current employees, goodwill and business relationships with customers, suppliers, creditors, lessors, distributors, licensors, partners, business associates, Governmental Entities and other Persons with which the Company or any of its Subsidiaries have business relations.

(2)	Without limiting the generality of Section 4.1(1), the Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the express prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as expressly required, contemplated or permitted by this Agreement, (iii) required by any Contract to which the Company or any of its Subsidiaries is a party as of the date hereof (or that is entered into after the date of this Agreement in accordance with this Section 4.1), (iv) as required by Law or by the rules or requirements of the NASDAQ or the TSX or (v) as set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)	amend any of its Organizational Documents (except, in the case of the Organizational Documents of a Subsidiary of the Company, in any material respect);

(b)

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any of the Company’s voting or equity securities or securities convertible or exchangeable into or exercisable for any of its voting or equity securities, other than (I) from holders of any Company Equity Awards in full or partial payment of any exercise price and any applicable Taxes payable by such holder upon the exercise of or the lapse of any restrictions on, as applicable, such Company Equity Awards outstanding, and in accordance with the terms of the applicable Equity Incentive Plan and award agreement as of the date hereof; (II) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such awards in accordance with the terms of the applicable Equity Incentive Plan and forms of award agreement in use as of the date hereof; or (III) the acquisition by the administrator of the ESPP of Common Shares in order to satisfy participant elections under the ESPP in accordance with its terms as of the date hereof;

(c)	issue, grant, deliver, sell, pledge or otherwise dispose or encumber, or authorize the issuance, grant, delivery, sale, pledge or other encumbrance of any voting or equity securities of the Company or any of its Subsidiaries or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities (other than (I) the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary; (II) the issuance or delivery of Common Shares reserved for issuance on the date hereof pursuant to the vesting, distribution or exercise of any Company Equity Awards outstanding, and in accordance with the terms of the applicable Equity Incentive Plan and award agreement, as of the date hereof; (III) the issuance or delivery of Common Shares in accordance with the terms of the ESPP as of the date hereof; or (IV) as set forth in Section 4.1(2)(c) of the Company Disclosure Letter);

(d)	declare, set aside, pay or make any dividends or other distributions (whether in cash, stock, property or otherwise) on or in respect of any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or to another direct or indirect wholly owned Subsidiary of the Company;

(e)	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, any division, business or equity interest of any Person, other than any such action between or among the Company and its Subsidiaries;

(f)	merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly owned Subsidiaries of the Company or in connection with a transaction permitted by clause (e) above;

(g)	enter into any Contract that would, after giving effect to the Arrangement, expressly purport to limit in any material respect the type of business in which Parent and its Subsidiaries (other than the Company and its Subsidiaries) may engage, the type of goods or services that Parent and its Subsidiaries (other than the Company and its Subsidiaries) may purchase, manufacture, produce, import, export, offer for sale, sell or distribute or the manner or location in which any of them may so engage in any business;

(h)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company or any of its Subsidiaries;

(i)	transfer, sell, lease, encumber, divest, or otherwise dispose of any assets, operations, product lines, businesses or interests in any of the foregoing of the Company or its Significant Subsidiaries, including capital stock of any of the Company’s Subsidiaries, that, in each case, are material to the Company and its Subsidiaries (taken as a whole), except in connection with products or services offered or provided in the Ordinary Course and sales of obsolete assets or as otherwise done in the Ordinary Course;

(j)

transfer, sell, lease, license, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any Intellectual Property Rights owned by the Company or any of its Subsidiaries that, in each case, are material to the Company and its Subsidiaries, except in connection with products or services offered or provided in the Ordinary Course or as otherwise done in the Ordinary Course (including decisions to so surrender, cancel, abandon or allow to lapse or expire any such Intellectual Property Rights made in the normal business judgment of Company or any of its Subsidiaries);

(k)	make or authorize any capital expenditure, other than (I) capital expenditures in 2015 not in excess of the aggregate amount set forth in the Company’s capital expenditure plan for 2015 provided to Parent prior to the date hereof or capital expenditures in 2016 in an amount not in excess of 120% of the aggregate amount set forth in the Company’s 2015 capital expenditure plan and (II) subject to prior consultation with the Parent, any additional capital expenditures not described in clause (I) so long as the aggregate amount of such capital expenditures made pursuant to this clause (II) do not exceed $20 million; provided, however, subject to prior consultation with the Parent, that the Company and its Subsidiaries shall be permitted to make emergency capital expenditures in any commercially reasonable amount that the Company determines is necessary to maintain its ability to operate its businesses in the Ordinary Course;

(l)	make any material Tax election or designation, where the making of such election or designation is inconsistent with past practice, settle or compromise any material Tax claim, assessment, reassessment or liability for an amount of more than $4 million individually or $8 million in the aggregate, file any material amendment to a Tax Return, enter into any written agreement with a Governmental Entity with respect to Taxes (other than in connection with making a permitted settlement or compromise of a Tax claim, assessment, reassessment or liability), surrender any right to claim a material Tax credit or refund, consent to the extension or waiver of the limitation period applicable to any Tax matter outside the Ordinary Course or materially amend or change any of its methods for reporting income, deductions or accounting for income Tax purposes;

(m)	make, in one transaction or in a series of related transactions, any loans, advances or capital contributions to, investments in, any other Person, other than (A) the Company or any wholly owned Subsidiary of the Company, (B) pursuant to clause (e) above, (C) advances to customers, suppliers and other business partners in the Ordinary Course, or (D) with respect to an amount not in excess of $10 million in the aggregate, in the case of capital contributions and investments, or $10 million in the aggregate, in the case of loans;

(n)	prepay any long-term indebtedness before its scheduled maturity (except as required by the terms of such indebtedness) or create, incur, assume or otherwise become liable, in one transaction or in a series of related transactions, with respect to any indebtedness for borrowed money or guarantees thereof, other than (i) indebtedness owing by one wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company or of the Company to a wholly owned Subsidiary of the Company, (ii) in the Ordinary Course under the Existing Credit Facility (as in effect on the date hereof), (iii) indebtedness entered into in connection with the Arrangement and in accordance with this Agreement, or (iv) indebtedness in respect of letters of credit and bonds delivered in the Ordinary Course;

(o)	except in connection with indebtedness permitted by clause (n) above, create, incur or assume any material Lien (other than Permitted Liens) on any asset that is material to the Company and its Subsidiaries (taken as a whole);

(p)	except in connection with indebtedness permitted by clause (n) above or as consistent with past practice and in compliance with the Company’s risk management policies in effect on the date of this Agreement, enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

(q)	make any material change in the Company’s policies or methods of accounting, except as required by changes in GAAP, the statutory accounting practices prescribed by the U.S. state insurance regulators of the jurisdiction in which the Company Insurance Subsidiary is domiciled, by Law or by the Company’s public accountants;

(r)	except as required by Law, the terms of any Company Plan in effect as of the date hereof or as set forth in Section 4.1(2)(r) of the Company Disclosure Letter or permitted pursuant to clause (c) above: (i) increase in any manner the compensation or consulting fees, bonus levels, pension, welfare or other benefits or severance, change of control or termination pay payable to any Company Employee, Company Contractor who is a natural person or any director of the Company, (ii) adopt, establish, or become a party to any new Company Plan or make any material amendment, termination or material modification of an existing Company Plan, (iii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (iv) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, (v) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan that is required by Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, or (vi) hire any Company Employee or Company Contractor who is a natural person with an annual salary or wage rate or consulting fees in excess of $200,000; provided, however, that the foregoing shall not restrict the Company or any of its Subsidiaries from entering into or making available to newly hired or retained Company Employees or Company Contractors who are natural persons in the context of new hires or promotions or elevations based on job performance or workplace requirements, in each case in the Ordinary Course, plans, agreements, benefits and compensation arrangements (including incentive grants but excluding grants of Company Equity Awards) that have a value that is consistent with the Company’s past practice of making compensation and benefits available to newly hired or promoted Company Employees or Company Contractors who are natural persons in similar positions;

(s)	except as required by applicable Law, become a party to, establish, adopt, amend, modify, commence participation in or terminate any union recognition agreement, collective bargaining agreement or other similar agreement with a labor union, works council or similar organization or body;

(t)	subject to Section 4.9, waive, release, assign, settle or compromise any Action (excluding, for purposes of this clause (t), any Tax claim, assessment, reassessment or liability settled or compromised pursuant to clause (l) above) for an amount in excess of $10 million individually or $20 million in the aggregate (net of (i) any amount reasonably expected to be collected from (A) an insurer or (B) in connection with a right to indemnification (less any fees, costs and expenses incurred by the Company or any of its Subsidiaries (or any of their respective successors) in connection with such collections) or (ii) the amount reserved therefor in the most recent balance sheet included in the Company Reports), which would reasonably be expected to materially impede, prevent or materially delay the consummation of the Transactions or which would impose any material obligations or restrictions on the business or operations of the Company and its Subsidiaries (taken as a whole) following the Effective Time;

(u)	enter into, amend, modify or terminate any Material Contract, or cancel, modify or waive any material claims held by it or waive any material rights, which if so entered into, amended, modified, terminated, canceled or waived would reasonably be expected to (A) prevent or materially delay or impair the ability of the Company and its Subsidiaries to consummate the Arrangement or (B) materially impair the ability of the Company and its Subsidiaries, taken as a whole, to conduct their business in the Ordinary Course;

(v)	other than in the Ordinary Course, enter into any Contract that would have been a Material Contract of the type contemplated by clauses (viii) or (ix) of Section (13)(a) of Schedule C had it been entered into prior to this Agreement;

(w)	except as contemplated in Section 4.8(2), terminate, cancel or take or fail to take any action that the Company knows, or, if acting reasonably, should know in the Ordinary Course of managing its insurance coverages, will result in the lapse of any material insurance (or re-insurance) policy of the Company or any Subsidiary in effect on the date of this Agreement to the extent such amendment, modification, termination, cancellation or lapse would reasonably be expected to materially reduce, in the aggregate, the insurance coverage currently maintained for the benefit of the Company and its Subsidiaries, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

(x)	take any action, or enter into any transaction other than a transaction required, contemplated or permitted by this Agreement or the Arrangement or a transaction carried out in the Ordinary Course, that, in each case, to the Company’s Knowledge would have the effect of materially reducing or eliminating the amount of the Tax cost “bump” otherwise available pursuant to paragraphs 88(1)(c) and 88(1)(d) of the Tax Act in respect of the securities of any Affiliates or Subsidiaries and other non-depreciable capital property owned by the Company or any of its Subsidiaries on the date hereof, upon an amalgamation or winding up of the Company or any of its Subsidiaries (or any of their respective successors); or

(y)	authorize, agree, resolve or otherwise commit to do any of the foregoing.

Section 4.2	Filings; Other Actions; Notifications

(1)

Subject to the terms and conditions set forth in this Agreement, the Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the Transactions as soon as reasonably practicable, including, subject to the provisions of this Section 4.2, preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity in order to consummate the Transactions, including the Required Regulatory Approvals. To the extent requested by the Parent, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and Law to obtain as promptly as reasonably practicable all third party consents under Contracts of the Company and its Subsidiaries that are necessary or advisable to be obtained in order to consummate the Transactions; provided that the Parent shall cooperate with the Company in identifying, and to the extent reasonably requested by the Company, obtaining such third party consents. Subject to Law relating to the exchange of information and its compliance with the terms of this Agreement, the Parent shall have the right to direct all matters with any Governmental Entity with respect to the Required Regulatory Approvals consistent with its obligations hereunder and, where reasonably requested by the Parent, the Company shall use its reasonable best efforts to make available its personnel and Representatives at reasonable times for meetings or telephone calls pertaining to such matters; provided that the Parent and, except for communications, submissions, filings and meetings with Governmental Entities in relation to the ICA, the Company shall: (i) have the right to review in advance and, to the extent practicable, consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to the Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transactions, and (ii) to the extent permitted by such Governmental Entity, have the right to attend any meetings or telephone calls with any Governmental Entities regarding such matters. In exercising the foregoing rights, each of the Company and the Parent shall act reasonably and as promptly as practicable. Notwithstanding anything in this Agreement to the contrary (other than Section 8.3), in no event shall the Company, the Parent or any of their respective Subsidiaries be required to (x) make any payments to any third parties if such payment is not contingent upon the occurrence of the Effective Time (other than payments to the Company’s or the Parent’s Representatives for services rendered in connection with the Transactions) or (y) concede anything of value if such concession is not contingent upon the occurrence of the Effective Time, in the case of the foregoing clauses (x) or (y), in order to obtain any consent, approval or waiver under Contracts of the Company and its Subsidiaries or of the Parent and its Subsidiaries from any Person.

(2)	Without limiting the generality of Section 4.2(1), each of the Parties shall as promptly as practicable, and in any event within 15 Business Days after the date hereof in the case of the filings under the HSR Act, the Competition Act and the ICA (provided that the Parent has received all information that it has requested from the Company and its Subsidiaries that is reasonably necessary or appropriate to prepare a filing), make all registrations and filings, and thereafter make any other required submissions with any Governmental Entity or other Persons necessary in connection with the consummation of the Transactions, including the filings required of them or their “ultimate parent entities” under Antitrust Laws. No Party shall voluntarily extend any waiting period under the Antitrust Laws or enter into any agreement with any Governmental Entity to delay or not to consummate the Transactions except with the prior written consent of the other Parties.

(3)	The Company and the Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transactions; provided, however, that neither the Parent nor the Company is obligated to furnish to the other (other than to outside counsel of such other party on an “outside counsel only” basis) under this Section 4.2 any non-public information or documentation that (x) is submitted with any such statement, filing, notice or application or (y) is unrelated to the Transactions.

(4)	Subject to Law and as required by any Governmental Entity, the Company and the Parent each shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions, as well as final copies of any submissions or filings to, or material communications with, any Governmental Entities; provided that the Parent shall not be obligated to provide the Company with communications, submissions and filings with Governmental Entities in relation to the ICA so long as the Parent keeps the Company reasonably apprised of the status thereof.

(5)	Subject to the terms and conditions set forth in this Agreement, including this Section 4.2(5), each of the Company and the Parent agrees to take or cause to be taken the following actions:

(a)	the prompt provision to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable antitrust or competition Laws of non-privileged information and documents requested by any such Governmental Entity or that are necessary, proper or advisable to permit consummation of the Transactions;

(b)	the prompt use of its reasonable best efforts to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions; and

(c)

the prompt use of its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination or decree is entered or issued, or becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind that would make consummation of the Arrangement in accordance with the terms of this

Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, any and all steps necessary to modify, reverse, suspend or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination or decree so as to permit such consummation.

(6)	Notwithstanding anything to the contrary contained in this Agreement, the Parent agrees to use its reasonable best efforts to take (and to cause its Subsidiaries to take) as promptly as practicable (i) any and all steps necessary or advisable to avoid or eliminate each and every impediment and obtain all consents under the Antitrust Laws that may be required by any Governmental Entity so as to enable the consummation of the Transactions as promptly as practicable (and in any event no later than the Outside Date), including, as promptly as practicable, proposing, negotiating, accepting, committing to and effecting, by consent decrees, hold separate orders, trusts, or otherwise (and the entry into agreements with, and submission to orders of, the relevant Governmental Entity) (A) the sale, divestiture, license or grant of a right of use, disposition of, or holding separate of assets, businesses, rights, licenses or products or product lines of the Company, the Parent and/or their respective Subsidiaries and (B) operational or other restrictions or limitations) with respect to the Company, the Parent and their respective Affiliates (such steps in the foregoing clauses (A) and (B), (the “Regulatory Efforts Steps”), in each case as may be required in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order (including any preliminary or permanent injunction), that would otherwise have the effect of preventing or materially delaying the consummation of Transactions and (ii) any and all actions necessary or advisable in order to ensure that (I) no requirement for any non-action by or consent or approval of any Governmental Entity with respect to any Antitrust Law, (II) no Order in any suit or proceeding with respect to any Antitrust Laws, and (III) no other matter relating to any Antitrust Laws would prevent or materially delay the consummation of the Transactions; provided, that, notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Parties hereby agree and acknowledge that neither this Section 4.2(6) nor any other provisions in this Agreement shall require, or be construed to require, the Parent or the Company or any of their respective Subsidiaries or other Affiliates, in order to obtain any Required Regulatory Approvals under Antitrust Laws, to agree to, accept or implement any Regulatory Efforts Steps or other actions of the type described in the foregoing clause (ii) to the extent that such Regulatory Efforts Steps or other actions would constitute a Burdensome Condition; provided further that Parent can compel the Company and its Subsidiaries to take or agree to take any Regulatory Efforts Steps or other actions to the extent such Regulatory Efforts Steps would only take effect after the Effective Time.

(7)	The obligations of the Company under this Section 4.2 shall not limit or modify its rights under Article 5. The obligations of the Company with respect to the Company Meeting and the Company Circular shall be governed by Section 2.3 and Section 2.4 and not this Section 4.2.

(8)	Notwithstanding anything to the contrary herein or in the Plan of Arrangement, each document, instrument or agreement necessary or contemplated to effectuate the steps set forth in Section 2.3(a) through Section 2.3(i), and Section 2.3(l) through Section 2.3(m) of the Plan of Arrangement (including the Funding Note, the Company Sub 2 Repayment Agreement, the Company Sub 2 Luxco Repayment Agreement and the Company Sub 3 Luxco Repayment Agreement (each as defined in the Plan of Arrangement)) shall be in form and substance satisfactory to the Parent and the Company, each acting reasonably. Without limiting the generality of the foregoing, no such document, instrument or agreement shall contain terms or conditions that would prevent or delay the consummation of the Arrangement or impose additional conditions with respect thereto.

Section 4.3	Access to Information; Confidentiality

(1)

Subject to Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford the Parent’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, Contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made by the Company herein and provided further that the foregoing shall not require the Company to permit any inspection, or to disclose any information that in the reasonable judgment of the Company would (a) result in the disclosure of any Trade Secrets of third parties, (b) violate any Law or Contract to which the Company or any of its Subsidiaries is subject, so long as the Company has used its and has caused its Subsidiaries to use their, reasonable efforts to avoid the applicability of any such Law or request a waiver with respect to any such Contract or (c) disclose any privileged information of the Company or any of its Subsidiaries.

(2)	The Purchaser acknowledges that the Confidentiality Agreement continues to apply and that any requests for information and any information provided pursuant to this Agreement shall be subject to the terms of the Confidentiality Agreement. In the event that this Agreement is terminated in accordance with its terms, the Company and the Parent (on behalf of itself and its Affiliates to the extent currently bound by the Confidentiality Agreement) agrees that the term of the Confidentiality Agreement shall be extended through the 18-month anniversary of the date of such termination.

Section 4.4	Delisting

Prior to the Effective Time, the Company shall cooperate with the Parent and use reasonable best efforts to take, or cause to be taken, all actions, and use reasonable best efforts to do or cause to be done all things, reasonably necessary, proper or advisable on its part under Law and rules and policies of the TSX and NASDAQ to enable the delisting by the Company of the Common Shares from the TSX, NASDAQ and the deregistration of the Common Shares under the U.S. Exchange Act as promptly as reasonably practicable after the Effective Time. If the Company is reasonably likely to be required to file any quarterly or annual reports pursuant to the U.S. Exchange Act during the period between the filing date of the Form 25 and the filing date of the Form 15, in each case to be filed in connection with the Transactions (such time period the “Delisting Period”), the Company will use commercially reasonable efforts to deliver to the Parent at least three Business Days prior to Closing, a draft, which is sufficiently developed such that it can be timely filed with a reasonable amount of effort within the time available, of any such reports reasonably likely to be required to be filed during the Delisting Period.

Section 4.5	Section 16 Matters

Prior to the Effective Time, the Company and the Parent shall take all such steps as may be required to cause any dispositions of Common Shares (including derivative securities with respect to Common Shares) or, to the extent applicable, acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act.

Section 4.6	Pre-Acquisition Reorganization

(1)

The Company agrees that, upon request by the Purchaser, the Company shall use all commercially reasonable efforts to: (i) effect such reorganizations of the Company’s and its Subsidiaries’ respective corporate structure, capital structure, business, operations and assets or such other transactions as the Purchaser may request, acting reasonably (including the continuance of the Company and/or any of its Subsidiaries under the Laws of another jurisdiction or amending the Organizational Documents of the Company and/or any of its Subsidiaries) (each, a “Pre-Acquisition Reorganization”); and (ii) cooperate with the Purchaser and its advisors in order to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they might most effectively be undertaken; provided that the Company shall be required to take the foregoing actions only to the extent that the Company determines in good faith that: (a) the Pre-Acquisition

Reorganizations are not prejudicial or adverse to the Company or any of its Subsidiaries (having regard to the indemnities provided herein), or any of the Company Securityholders; (b) the Pre-Acquisition Reorganizations do not impair the ability of any of the Parties to complete the Arrangement or delay the completion of the Arrangement; (c) the Pre-Acquisition Reorganizations are only effected on the Closing Date and as close as reasonably practicable to immediately prior to the Effective Time; (d) none of the Company or its Subsidiaries is required to take any action that could reasonably be expected to result in Taxes being imposed on, or any adverse Tax or other consequences to, any Company Securityholder incrementally greater than the Taxes or other consequences to such party in connection with the completion of the Arrangement in the absence of action being taken pursuant to this Section 4.6; (e) the Pre-Acquisition Reorganizations do not result in any breach by the Company or any of its Subsidiaries of any Contract or any breach by the Company or any of its Subsidiaries of their respective Organizational Documents or Law; (f) the Pre-Acquisition Reorganizations do not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, taken as a whole; (g) the Pre-Acquisition Reorganizations do not require the Company to obtain approval of the Company Securityholders (other than in respect of the Arrangement Resolution at the Company Meeting); (h) the Pre-Acquisition Reorganizations do not impact the value or type of Consideration to be received by Common Shareholders under the Arrangement; (i) the Pre-Acquisition Reorganizations shall not become effective unless (A) the Parent and the Purchaser each has irrevocably waived or irrevocably confirmed in writing the satisfaction of all conditions in its favor under Section 6.1 and Section 6.2 and shall have irrevocably confirmed in writing that each of them shall promptly and without condition (other than compliance with this Section 4.6) proceed to effect the Arrangement and (B) the Parent or the Purchaser shall have deposited cash with the Depositary in the manner contemplated in, and sufficient to satisfy their obligations pursuant to, Section 2.10. The Parent and the Purchaser waive any breach of a representation, warranty or covenant by the Company, where such breach is a direct or indirect result of an action taken by the Company or any of its Subsidiaries in good faith pursuant to a request by the Purchaser in accordance with this Section 4.6. The Purchaser shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least 15 Business Days prior to the Effective Time. Upon receipt of such notice, the Purchaser and the Company shall work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are reasonably necessary, including making amendments to this Agreement or the Plan of Arrangement, to give effect to such Pre-Acquisition Reorganization; provided that such amendments do not require the Company to obtain approval of securityholders of the Company (other than as properly put forward and approved at the Company Meeting). If the Arrangement is not completed, the Parent or the Purchaser shall, upon request by the Company (x) forthwith reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any proposed Pre-Acquisition Reorganization; and (y) indemnify the Company for any liabilities, losses, damages, claims, reasonable costs and expenses, interest awards, judgements, penalties and Taxes (other than those reimbursed in accordance with the foregoing) suffered or incurred by the Company in connection with or resulting from any Pre-Acquisition Reorganization and in connection with or resulting from reversing or unwinding any Pre-Acquisition Reorganization (where such reversal is determined by the Company to be necessary, acting reasonably).

(2)	Without limiting the generality of the foregoing, the Company acknowledges that the Purchaser may enter into transactions (the “Bump Transactions”) designed to step up the Tax basis in certain capital property of the Company for purposes of the Tax Act and agrees to use commercially reasonable efforts to provide information reasonably required by Purchaser and available to the Company in this regard on a timely basis and to assist in the obtaining of any such information in order to facilitate a successful completion of the Bump Transactions or any such other reorganizations or transactions as is reasonably requested by the Purchaser, provided that the Company shall not be required to perform any calculations, prepare summaries or otherwise create records or other work product that is not in existence on the date hereof.

(3)	Notwithstanding anything to the contrary in this Agreement, the Company shall be deemed to have complied with this Section 4.6 unless the actions contemplated by this Section 4.6 have not occurred primarily as a result of the Company’s wilful and material breach of its obligations under this Section 4.6.

Section 4.7	Public Communications

The Parties shall (a) agree on any press release or other public statement in connection with the execution of this Agreement and (b) except for communications contemplated by Article 2 or Article 5, consult with each other before issuing, and provide each other the opportunity to review and comment on, any other press release or other public statements with respect to the Arrangement and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by Law.

Section 4.8	Insurance and Indemnification

(1)	From and after the Effective Time, each of the Parent and the Company agrees that it will indemnify and hold harmless each present and former director and officer of the Company (in each case, when acting in such capacity), determined as of the Effective Time (the “Indemnified Persons”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, arising out of such Person’s service as a director or officer of the Company or any of its Subsidiaries or services performed by such Persons (in their capacity as a director or officer of the Company or any of its Subsidiaries) at the request of the Company or any of its Subsidiaries at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Yukon Law and its Organizational Documents in effect on the date of this Agreement to indemnify such Person (and the Parent or the Company shall also advance expenses as incurred to the fullest extent permitted under Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided further that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Yukon Law and the Company’s Organizational Documents shall be made by independent counsel mutually acceptable to the Company and the Indemnified Person, each acting reasonably.

(2)	For not less than six years from and after the Effective Time, the Organizational Documents of the Company and of its Subsidiaries (or any of their respective successors) shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors and officers of the Company and its Subsidiaries than such provisions set forth in such Organizational Documents in effect as of the date hereof. The Parent shall cause the Company and its Subsidiaries (or any of their respective successors) to honor and fulfill the contractual indemnification rights in existence as of the date of this Agreement with any of the directors and officers of the Company or any of its Subsidiaries in accordance with their terms following the Effective Time.

(3)

Prior to the Effective Time, the Company shall, and if the Company is unable to, the Parent shall cause the Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement, the Transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend for such policies a premium amount in excess of the amount set forth in Section 4.8 of the Company Disclosure Letter. If the Company and the Parent for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Company shall, and the Parent shall cause the Company to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Company shall, and the Parent shall cause the Company to, use reasonable best efforts to purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however, that in no event shall the Parent or the Company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(4)	If the Parent or the Company or any of their respective successors or assigns (a) shall amalgamate, consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such amalgamation, consolidation or merger or (b) shall liquidate or dissolve or transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, the Parent shall cause proper provisions to be made so that the successors and assigns of the Parent or the Company shall assume all of the obligations set forth in this Section 4.8.

(5)	The provisions of this Section 4.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons.

(6)	The rights of the Indemnified Persons under this Section 4.8 shall be in addition to any rights such Indemnified Persons may have under the Organizational Documents of the Company, or under any applicable Contracts or Laws.

Section 4.9	Transaction Litigation

The Parties shall use their respective reasonable best efforts to prevent the entry of (and, if entered, to have vacated, lifted, reversed or overturned) any Order that results from any shareholder litigation against the Parties or any of their respective directors or officers relating to this Agreement or the Transactions; provided, however, in the event that any shareholder litigation related to this Agreement or the Transactions is brought, or, to the Company’s Knowledge, threatened in writing, against the Company or any members of the Board after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”) (a) the Company shall reasonably promptly notify the Parent of any such Transaction Litigation and shall keep the Parent reasonably informed with respect to the status thereof, (b) the Company shall give the Parent the opportunity to consult with the Company regarding the defense of any Transaction Litigation and (c) the Company (i) shall give due consideration to Parent’s advice with respect to Transaction Litigation and (ii) shall not settle any Transaction Litigation without the Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing clause (c)(ii), the Company may, without Parent’s prior written consent, settle Transaction Litigation to the extent that such settlement only obligates the Company or its Subsidiaries for (A) the issuance of additional disclosure and/or (B) the payment of money if the amount of money to be paid in connection with such settlement does not exceed any insurance proceeds that the Company reasonably expects to receive with respect to such Transaction Litigation and any deductible in respect thereof.

Section 4.10	Debt Redemptions

(1)

Credit Agreement. If requested by the Parent, and subject to the Parent’s reasonable cooperation therewith, the Company shall use its reasonable best efforts (i) to deliver all notices and take all other reasonable and customary actions necessary to effect at Closing the payoff, discharge and termination of all outstanding obligations under the Existing Credit Facility and (ii) in connection with such payoff, discharge and termination of such indebtedness to obtain customary payoff letters and instruments of discharge to be delivered at, and effective at, Closing, which payoff letters and instruments of discharge will evidence the payoff, discharge and termination in full (and, to the extent of any existing letters of credit, at the Parent’s option, cash collateralization, “grandfathering” of letters of credit or issuance of a “back-to-back” letter of credit in respect thereof) on the Closing Date of all amounts payable under the Existing Credit Facility and the release of all Liens and pledges of collateral securing such Existing Credit Facility (it being understood that the Company shall have no obligation to pay or discharge any such indebtedness). The Parent shall irrevocably payoff or cause to be paid off immediately prior to the filing of the Articles of Arrangement with the Registrar pursuant to Section 2.9 (including by means of the Company immediately prior to the filing of the Articles of Arrangement with the Registrar pursuant to Section 2.9) all outstanding obligations under the Existing Credit Facility.

(2)	Senior Notes. If requested by the Parent, and subject to applicable Law and Contract, the Company shall use its reasonable best efforts to cooperate with the Parent’s and the Purchaser’s efforts to arrange for the satisfaction and discharge by the Parent of the Company’s 4.75% Senior Notes due 2021 (the “Senior Notes”) at Closing, it being understood that the Parent shall irrevocably deposit or cause to be irrevocably deposited (including by means of the Company at Closing) with the trustee at Closing the funds needed to satisfy and discharge the Senior Notes.

(3)	Cooperation. The Company shall, and the Company shall cause each of its Subsidiaries and each of its and their Representatives to, use its respective reasonable best efforts to provide all customary cooperation as may be reasonably requested by the Parent to assist the Parent in the arrangement of any bank debt financing or any capital markets debt financing for the purposes of financing the payment of all amounts contemplated by this Agreement, any repayment or refinancing of debt contemplated by this Agreement or required in connection with the Arrangement and the other transactions contemplated by this Agreement and any other amounts required to be paid in connection with the consummation of the Arrangement; provided, however, that nothing in this Section 4.10(3) shall require such cooperation to the extent it would (A) require the Company or any of its Subsidiaries to pay any fees, incur or reimburse any costs or expenses, or make any payment, prior to the occurrence of the Closing or otherwise incur any liability relating to any such debt financing, repayment or refinancing that is effective prior to the occurrence of the Closing, in each case, to the extent the Parent does not have a reimbursement or indemnity obligation to the Company or its Subsidiaries pursuant to subclause (4) below, (B) require the Company or any of its Subsidiaries or their respective Representatives to (x) enter into any instrument or Contract, or agree to any change or modification to any instrument or Contract that is effective prior to the occurrence of the Closing or that would be effective if the Closing does not occur or (y) adopt any resolution or otherwise take any corporate or similar action, (C) would unreasonably interfere with the ongoing operations of the Company or its Subsidiaries or (D) require the Company or any of its Subsidiaries or their respective Representatives to furnish any financial statements, audit reports, comfort letters or legal opinions.

(4)	Costs and Expenses. The Parent shall promptly, upon the written request by the Company, (i) reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys’ and accountants’ fees) incurred by the Company or any of its Subsidiaries in connection with providing assistance requested by the Parent, pursuant to, and otherwise in connection with taking actions in accordance with, this Section 4.10, and (ii) indemnify the Company and its Subsidiaries for any damages, losses, costs, liabilities or expenses suffered or reasonably incurred by any of them in connection with taking actions requested by the Parent, pursuant to, and otherwise in connection with taking actions in accordance with, this Section 4.10.

Section 4.11	Takeover Statutes

If any Takeover Statute or any similar provision in any Organizational Document of the Company or any of its Subsidiaries or other provision that would restrict, prohibit or otherwise impair the Parent’s or the Purchaser’s ability to consummate the Transactions, is or may become applicable to the Transactions, the Company, the Board and the Company’s Affiliates shall use their reasonable best efforts to grant such approvals and take all such actions as are necessary so that the Transactions may be consummated as promptly as reasonably practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Transactions.

Section 4.12	Section 338(g) Election

To the extent permitted by applicable Law, the Parent, in its sole discretion, may cause the election provided under Section 338(g) of the Code to be made with respect to the Company and any of its Subsidiaries in connection with the acquisition of the Common Shares pursuant to this Agreement.

ARTICLE 5

ADDITIONAL COVENANTS REGARDING NON-SOLICITATION

Section 5.1	Non-Solicitation

(1)	The Company shall (i) immediately cease and cause to be terminated any discussions or negotiations that may be ongoing with any Person with respect to an Acquisition Proposal made by or on behalf of such Person and (ii) promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries to return or destroy all non-public information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries. Except as expressly permitted by this Article 5, the Company and its Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors, employees, accountants, legal counsel, financial advisors, consultants, financing sources and other advisors and representatives (collectively, “Representatives”) not to:

(a)	solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing any non-public information) any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to, an Acquisition Proposal;

(b)	engage or participate in any discussions or negotiations regarding any Acquisition Proposal with the Person making such Acquisition Proposal (or any of such Person’s Representatives), provided that the Company and its Representatives may ascertain facts from the Person making such Acquisition Proposal (and such Person’s Subsidiaries and its and their respective Representatives) for the sole purpose of the Board informing itself about such Acquisition Proposal and the Person that made it (and such Person’s Subsidiaries and its and their respective Representatives);

(c)	(i) withhold, withdraw or modify or qualify (in a way adverse to Parent), or publicly propose to withhold, withdraw or modify or qualify (in a way adverse to Parent), the Board Recommendation or (ii) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, any Acquisition Proposal (the actions in this clause (c), an “Adverse Recommendation Change”); or

(d)	approve, endorse, recommend or enter into or publicly propose to approve, endorse, recommend or enter into, any agreement, any letter of intent, understanding, agreement or arrangement (other than a confidentiality agreement entered into in compliance with Section 5.2 and any customary engagement, joint defense, clean team or similar agreements) to effect an Acquisition Proposal (an “Alternative Transaction Agreement”) with the Person making such Acquisition Proposal (or any of its Subsidiaries).

(2)	Except as expressly permitted by this Article 5, the Company and its Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to:

(a)	in the event that any Takeover Statute is applicable to any transactions contemplated by an Acquisition Proposal, take any action to make the provisions of such Takeover Statute inapplicable to such transactions except in connection with an Adverse Recommendation Change; or

(b)	terminate, amend, release or modify or knowingly and intentionally fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the applicable party in respect of or in contemplation of an Acquisition Proposal, provided that the Company and its Subsidiaries and their respective Representatives may amend, release or fail to enforce or grant any such permission, waiver or request if the Board determines in its good faith judgment after consultation with outside legal counsel that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

Section 5.2	Responding to an Acquisition Proposal

(1)	Notwithstanding anything in this Agreement to the contrary, if at any time prior to obtaining the approval of the Arrangement Resolution at the Company Meeting, the Company or any of its Subsidiaries or any of its or their respective Representatives receives from a Person a written Acquisition Proposal that was not solicited, initiated, knowingly encouraged or otherwise knowingly facilitated in violation of Section 5.1(1)(a), the Company may, in response to such Acquisition Proposal, (i) furnish information with respect to the Company or its Subsidiaries or relating to such Acquisition Proposal in response to a request therefor by any such Person and (ii) engage in or participate in discussions or negotiations with any such Person regarding such Acquisition Proposal, if and only if:

(a)	prior to the taking of any such action, the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, and that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under Law; and

(b)	prior to providing any such non-public information, the Company enters into a confidentiality agreement with such Person that is on terms and conditions no less onerous or more beneficial in the aggregate to such Person than those set forth in the Confidentiality Agreement, provided that such agreement need not prohibit the making or amendment of any Acquisition Proposal and may not include any provision granting any Person an exclusive right to negotiate with the Company.

Section 5.3	Adverse Recommendation Change; Alternative Transaction Agreement

(1)	Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the approval of the Arrangement Resolution at the Company Meeting, the Board may, in response to a bona fide written Acquisition Proposal that was not directly or indirectly, solicited, initiated, knowingly encouraged or otherwise knowingly facilitated in violation of Section 5.1(1)(a), effect an Adverse Recommendation Change and/or enter into an Alternative Transaction Agreement, if and only if:

(a)	the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal;

(b)

the Company provides the Parent four Business Days’ written notice of its intention to take such action (a “Superior Proposal Notice”), which notice shall include a copy of such Acquisition Proposal (it being agreed that neither the delivery of a Superior Proposal Notice nor any public announcement thereof that the Company has determined in good faith after consultation with its outside legal counsel it is required to make under Law shall constitute an Adverse Recommendation Change unless and until the Company shall have failed within 24 hours after the end of the Matching Period (after giving effect to the last sentence of this Section 5.3(1)) (and, upon the occurrence of such failure, such Superior Proposal Notice and such public announcement shall constitute an Adverse Recommendation Change) to publicly announce that it (A) is recommending the Transactions and (B) has determined that such other Acquisition Proposal

(taking into account (x) any modifications or adjustments made to the Transactions agreed to by the Parent in writing and (y) any modifications or adjustments made to such other Acquisition Proposal) is not a Superior Proposal and has publicly rejected such Acquisition Proposal);

(c)	during the four Business Day period following the Purchaser’s receipt of the Superior Proposal Notice (the “Matching Period”), the Board and, if requested by the Parent, the Company’s Representatives have negotiated in good faith with the Parent (to the extent the Parent desires to negotiate) regarding any revisions to the terms of the Transactions proposed by the Parent in response to such Acquisition Proposal;

(d)	at the end of the Matching Period, the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel (and taking into account any amendment or modification to the terms of this Agreement or the Transactions that the Parent has agreed in writing to make), that such Acquisition Proposal constitutes a Superior Proposal, and that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under Law; and

(e)	prior to or concurrently with taking any such action, the Company terminates this Agreement pursuant to Section 7.2(1)(c)(ii) and pays the Termination Fee pursuant to Section 8.2.

Any material amendment or modification to any such Acquisition Proposal shall require a new Superior Proposal Notice and the Parent shall be afforded a new Matching Period (except that references to the four Business Day period shall be deemed to be references to a two Business Day period; provided that such new Matching Period shall in no event shorten the original Matching Period).

(2)	Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the approval of the Arrangement Resolution at the Company Meeting, the Board may, in response to an Intervening Event, effect an Adverse Recommendation Change (but may not, for the avoidance of doubt, terminate this Agreement by virtue of such Adverse Recommendation Change) if and only if:

(a)	the Company provides the Parent four Business Days’ written notice of its intention to take such action (an “Intervening Event Notice”), which notice shall describe in reasonable detail such Intervening Event and specify with reasonable detail the reasons of the Board for proposing to effect an Adverse Recommendation Change (it being agreed that neither the delivery of an Intervening Event Notice nor any public announcement thereof that the Company has determined in good faith it is required to make under Law shall constitute an Adverse Recommendation Change unless and until the Company shall have failed within 24 hours after the end of the Intervening Event Matching Period (and, upon the occurrence of such failure, such Intervening Event Notice and such public announcement shall constitute an Adverse Recommendation Change)) to publicly announce that it is recommending the Transactions (taking into account any modifications or adjustments made to the Transactions agreed to by the Parent in writing);

(b)	during the four Business Day period following the Purchaser’s receipt of the Intervening Event Notice (the “Intervening Event Matching Period”), the Board and, if requested by the Parent, the Company’s Representatives, have negotiated in good faith with the Parent (to the extent the Parent desires to negotiate) regarding any revisions to the terms of the Transactions proposed by the Parent in response to such Intervening Event; and

(c)	at the end of the Intervening Event Matching Period, the Board determines in good faith, after consultation with its financial advisors and its outside legal counsel (and taking into account any amendment or modification to the terms of this Agreement or the Transactions that the Parent has agreed in writing to make), that the failure to take such action could be reasonably likely to be inconsistent with its fiduciary duties under Law.

Section 5.4	Notification of Acquisition Proposals; Certain Disclosure; Subsidiaries and Representatives

(1)	In addition to the obligations of the Company under Section 5.2 and Section 5.3, if the Company or any of its Subsidiaries or any of their respective Representatives receives any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or any request for non-public information relating to the Company or any Subsidiary (other than requests for information unrelated to an Acquisition Proposal) or any request for discussions or negotiations regarding any Acquisition Proposal, the Company shall promptly (and in any event within 24 hours) notify the Purchaser orally and in writing of such Acquisition Proposal, inquiry, proposal, offer or request, and the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and shall provide to the Parent copies of any such Acquisition Proposal, inquiry, proposal, offer or request (or where no such copies are available, a reasonably detailed written description thereof). The Company shall keep the Parent reasonably informed (orally or in writing) on a reasonably current basis of the status of any such Acquisition Proposal, inquiry, proposal, offer or request (including the material terms and conditions thereof and any modification thereto), and any material developments, discussions and negotiations with respect thereto, including furnishing copies of all offer letters, term sheets, written proposals or similar documents, in each case, offering or proposing to effect an Acquisition Proposal, and any draft agreements to effect the applicable Acquisition Proposal. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify the Parent orally and in writing if it determines to begin providing information or to begin engaging in discussions or negotiations relating to an Acquisition Proposal pursuant to this Article 5. The Company shall, subject to applicable restrictions under Law, prior to or substantially concurrent with the time it is provided to any Persons, provide to the Parent any non-public information concerning the Company or any of its Subsidiaries that the Company provided to any Person in connection with any Acquisition Proposal which was not previously provided to the Parent.

(2)	Nothing contained in this Agreement shall prevent the Board from: (i) complying with Section 2.17 of Multilateral Instrument 62-104 – Takeover Bids and Issuer Bids and similar provisions under Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal; (ii) taking and disclosing to the Common Shareholders, as applicable, a position contemplated by Rule 14e-2(a) promulgated under the U.S. Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the U.S. Exchange Act; (iii) making any disclosure to any Company Securityholders, if the Board determines in good faith, after consultation with its outside counsel, that the failure to make such disclosure would be inconsistent with its duties to such Company Securityholders or would violate Securities Laws; or (iv) making accurate disclosure to Company Securityholders of (x) factual information regarding the business, financial condition or results of operations of the Company or (y) the fact that an Acquisition Proposal has been made, the identity of the Person making such Acquisition Proposal or the material terms of such Acquisition Proposal (and such disclosure shall not be deemed to be an Adverse Recommendation Change), so long as any disclosure contemplated by this Section 5.4(2) does not contain an Adverse Recommendation Change.

ARTICLE 6

CONDITIONS

Section 6.1	Mutual Conditions Precedent

The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied or waived by the Parties on or prior to the Effective Time:

(1)

Regulatory Approvals. (a) The waiting period (and any extension thereof) applicable to the consummation of the Arrangement under the HSR Act shall have expired or shall have been terminated and (b) all of the other approvals, clearances, filings or waiting periods of Governmental Entities set forth in Section 6.1(a) of the Company Disclosure Letter (the foregoing clauses (a) and (b) together, the “Required Regulatory Approvals”) applicable to the consummation of the Arrangement shall have expired or been made or obtained, as the case may be.

(2)	Arrangement Resolution. The Arrangement Resolution shall have been approved and adopted by the Common Shareholders entitled to vote thereon at the Company Meeting in accordance with the Interim Order.

(3)	Final Order. The Final Order has been obtained and has not been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise.

(4)	No Injunctions or Restraints. No court or other Governmental Entity of competent jurisdiction shall have issued or entered any judgment, order, award, injunction or decree (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits consummation of the Arrangement (collectively, an “Order”).

Section 6.2	Additional Conditions Precedent to the Obligations of the Parent and the Purchaser

The Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied or waived by the Parent on or prior to the Effective Time:

(1)	Representations and Warranties. (i) The representations and warranties of the Company set forth in clause (i) of the second sentence of Section (6) (Absence of Certain Changes) of Schedule C shall be true and correct as of the Closing Date as though made on and as of such date; (ii) the representations and warranties of the Company set forth in Section (2)(a) (Capital Structure) of Schedule C (other than the last two sentences thereof) shall be true and correct as of the Closing Date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this Section 6.2(1)(ii) expressly speaks as of an earlier date, in which case the accuracy of such representations and warranties shall be measured as of such earlier date), in each case except for any failures to be so true and correct that, individually and in the aggregate are immaterial; (iii) the representations and warranties of the Company set forth in the first sentence of Section (1) (Organization, Good Standing and Qualification) of Schedule C, the first sentence of Section (3)(a) and Section (3)(b) (Corporate Authority; Approval and Fairness) of Schedule C and Section (22) (Brokers and Finders) of Schedule C shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this Section 6.2(1)(iii) expressly speaks as of an earlier date, in which case the accuracy of such representations and warranties shall be measured as of such earlier date); and (iv) the representations and warranties of the Company set forth in Schedule C (other than those referred to in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the Closing Date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this Section 6.2(1)(iv) expressly speaks as of an earlier date, in which case such representation and warranty shall be measured as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 6.2(1)(iv) shall be satisfied unless the failure of such representations and warranties of the Company to be so true and correct has had or would reasonably be expected to have a Material Adverse Effect (without giving effect to any “Material Adverse Effect”, “materiality” or similar qualifications contained therein).

(2)	Performance of Covenants. The Company shall have fulfilled or complied in all material respects with the covenants of the Company contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time.

(3)	Officer Certificate. The Parent and the Purchaser shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company, to the effect that the conditions set forth in Section 6.2(1) and Section 6.2(2) have been satisfied.

(4)	No Burdensome Condition. All the Required Regulatory Approvals under Antitrust Laws shall have been satisfied or obtained without any such Required Regulatory Approval under Antitrust Laws having imposed a Burdensome Condition other than one to which the Parent has previously consented to in writing.

Section 6.3	Additional Conditions Precedent to the Obligations of the Company

The Company is not required to complete the Arrangement unless each of the following conditions is satisfied or waived by the Company on or prior to the Effective Time:

(1)	Representations and Warranties. (i) The representations and warranties of the Parent and the Purchaser set forth in the first sentence of Section (2) of Schedule D (Corporate Authority) shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (except to the extent that any of the representations and warranties referred to in this Section 6.3(1)(i) expressly speaks as of an earlier date, in which case the accuracy of such representations and warranties shall be measured as of such earlier date), and (ii) the representations and warranties of the Parent and the Purchaser set forth in Schedule D (other than those referred to in clause (i)), shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be measured as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 6.3(1)(ii) shall be satisfied unless the failure of such representations and warranties of the Parent to be so true and correct, individually or in the aggregate, would prevent, materially delay or materially impair the ability of the Parent and the Purchaser to consummate the Transactions (without giving effect to any “materiality” or similar qualifications contained therein).

(2)	Performance of Covenants. The Parent and the Purchaser shall have fulfilled or complied in all material respects with their respective covenants contained in this Agreement to be fulfilled or complied with by them on or prior to the Effective Time.

(3)	Officer Certificate. The Company shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Parent, on behalf of the Parent and the Purchaser, to the effect that the conditions set forth in Section 6.3(1) and in Section 6.3(2) have been satisfied.

Section 6.4	Frustration of Closing Conditions

Neither the Company nor the Parent nor the Purchaser may rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such Party’s breach in any respect of any provision of this Agreement was the primary cause of such failure.

ARTICLE 7

TERM AND TERMINATION

Section 7.1	Term

Subject to Section 7.3, this Agreement shall be effective from the date hereof until the earlier of the performance by each Party of its covenants and obligations hereunder and the termination of this Agreement in accordance with its terms.

Section 7.2	Termination

(1)	This Agreement may be terminated prior to the Effective Time by:

(a)	the mutual written agreement of the Parties; or

(b)	either the Company or the Parent, on its own behalf and on behalf of the Purchaser, if:

(i)	the Arrangement Resolution is not approved by Common Shareholders entitled to vote thereon at the Company Meeting in accordance with the Interim Order; or

(ii)	any court or other Governmental Entity of competent jurisdiction has issued or entered any final and non-appealable Order, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(ii) if such Order was primarily caused by, or is a result of, a breach by such Party of any of its obligations hereunder, or if such Party has not complied with its obligations pursuant to this Agreement, including its obligations to prevent the issuance or entry of and to remove such Order (it being understood and agreed that the Parent and the Purchaser shall be deemed to be a single Party for purposes of the foregoing proviso); or

(iii)	the Effective Time does not occur on or prior to the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(iii) if the failure of the Effective Time to so occur was primarily caused by, or is a result of, a breach by such Party of any of its obligations hereunder (it being understood and agreed that the Parent and the Purchaser shall be deemed to be a single Party for purposes of the foregoing proviso); or

(c)	the Company if:

(i)	the Parent or the Purchaser shall have breached any representation or warranty or failed to perform any covenant or other agreement in this Agreement, which breach or failure to perform (A) is incapable of being cured by the Parent or the Purchaser prior to the Outside Date or otherwise is not cured by the earlier of (x) 20 Business Days following written notice by the Company to the Parent and the Purchaser of such breach and (y) the Outside Date and (B) would cause any condition in Section 6.3(1) or Section 6.3(2) not to be satisfied; or

(ii)	prior to the approval of the Arrangement Resolution at the Company Meeting, in order to enter into an Alternative Transaction Agreement with respect to a Superior Proposal in accordance with Section 5.3(1), provided the Company has complied with its obligations under Section 5.3(1) with respect thereto and that prior to or concurrent with such termination the Company pays the Termination Fee in accordance with Section 8.2; or

(d)	the Parent, on its own behalf and on behalf of the Purchaser, if:

(i)	the Company shall have breached any representation or warranty or failed to perform any covenant or agreement in this Agreement, which breach or failure to perform (A) is incapable of being cured by the Company prior to the Outside Date or otherwise is not cured by the earlier of (x) 20 Business Days following written notice by the Parent and the Purchaser to the Company of such breach and (y) the Outside Date, and (B) would cause any condition in Section 6.2(1) or Section 6.2(2) not to be satisfied; or

(ii)	prior to the approval of the Arrangement Resolution at the Company Meeting, the Board has effected an Adverse Recommendation Change.

The Party desiring to terminate this Agreement pursuant to this Section 7.2 (other than pursuant to Section 7.2(1)(a)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

Section 7.3	Effect of Termination/Survival

If this Agreement is terminated pursuant to Section 7.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that: (a) in the event of termination under Section 7.2, Section 4.3(2), Section 4.6 (only with respect to cost reimbursement and indemnification), Section 4.10 (only with respect to cost reimbursement and indemnification), this Section 7.3 and Section 8.2 through to and including Section 8.15 shall survive; and (c) neither the termination of this Agreement nor anything contained in this Section 7.3 shall relieve any Party from any liability for any wilful breach of this Agreement.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1	Modifications or Amendments

This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be modified or amended by mutual written agreement, executed and delivered by duly authorized officers of the respective Parties, without further notice to or authorization on the part of the Common Shareholders, and any such modification amendment may, subject to the Interim Order and Final Order and Law:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(c)	modify any of the covenants contained in this Agreement and modify performance of any of the obligations of the Parties; and/or

(d)	modify any mutual conditions contained in this Agreement.

Section 8.2	Termination Fees

(1)	If a Termination Fee Event occurs, the Company shall pay the Parent (or its designee) the Termination Fee in accordance with Section 8.2(3).

(2)	For the purposes of this Agreement, “Termination Fee” means $450,000,000, and “Termination Fee Event” means the termination of this Agreement:

(a)	pursuant to Section 7.2(1)(d)(ii);

(b)	by the Company pursuant to Section 7.2(1)(b)(i) at a time when the Parent was entitled to terminate this Agreement pursuant to Section 7.2(1)(d)(ii) by virtue of an Adverse Recommendation Change pursuant to Section 5.3(2);

(c)	pursuant to Section 7.2(1)(c)(ii); or

(d)	pursuant to (A) Section 7.2(1)(b)(i) or (B) Section 7.2(1)(b)(iii) without the vote of the Common Shareholders contemplated by this Agreement at the Company Meeting having occurred, if:

(i)	an Acquisition Proposal received after the date of this Agreement has been publicly announced or, in the case of clause (d)(B), otherwise communicated to the Company or the Board, prior to, in the case of clause (d)(A), the date of the Company Meeting, and in the case of clause (d)(B), the date of termination, and, in the case of clause (d)(A), has not been publicly withdrawn at least two Business Days prior to the date of the Company Meeting, or, in the case of clause (d)(B), has not been withdrawn prior to the date of termination; and

(ii)	within one year following the date of such termination, (A) a transaction to effect any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i) above) is consummated or effected, or (B) the Company or any of its Subsidiaries enters into a definitive agreement to effect any Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i) above) and such Acquisition Proposal is later consummated or effected (whether or not within such one year period).

For purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.1, except that references to “20%” or “80%” shall be deemed to be references to “50%”.

(3)	If a Termination Fee Event set forth in Section 8.2(2)(c) occurs, the Termination Fee shall be paid prior to or concurrently with the occurrence of such Termination Fee Event. If a Termination Fee Event occurs due to a termination of this Agreement by the Purchaser pursuant to Section 8.2(2)(a) or Section 8.2(2)(b), the Termination Fee shall be paid within two Business Days following such Termination Fee Event. If a Termination Fee Event occurs in the circumstances set out in Section 8.2(2)(d), the Termination Fee shall be paid upon the consummation of such transaction referred to therein. Any Termination Fee shall be paid by the Company to the Parent by wire transfer in immediately available funds to an account designated by the Parent (or its designee).

(4)	If the Company is required by Law to deduct or withhold any Taxes from any payment of a Termination Fee, (i) the Company shall make such required deductions or withholdings, and (ii) the Company shall remit the full amount deducted or withheld to the appropriate Governmental Entity in accordance with Law.

(5)	Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to pay the Termination Fee when due, and in order to obtain such payment, the Parent or the Purchaser commences a suit that results in a judgment against the Company for the Termination Fee that has become final and non-appealable, the Company shall pay interest on the Termination Fee from the date that the payment of the Termination Fee was due to the date of actual payment at the rate equal to the prime rate published in The Wall Street Journal for the relevant period, together with the costs and expenses of the Parent or the Purchaser (including reasonable legal fees and expenses) in connection with such suit. Notwithstanding anything to the contrary in this Agreement (other than with respect to claims made by or on behalf of a Person based upon, arising out of or relating to any wilful breach of this Agreement as provided in Section 7.3), in the event that the Termination Fee is paid in accordance with this Section 8.2, payment of the Termination Fee shall be the sole and exclusive remedy, from and after the termination of this Agreement, of the Parent, the Purchaser and their respective shareholders, directors, officers, employees, Affiliates and other Representatives against the Company, its Subsidiaries and their respective shareholders, directors, officers, employees, Affiliates and other Representatives, for any loss or damage based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof or the transactions contemplated by this Agreement, and in no event after payment of the Termination Fee shall the Parent, the Purchaser or any other such Person seek to recover any other monetary damages or seek any other remedy based on a claim in law or equity, in Contract, tort or otherwise, with respect to any loss or damage based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof or the transactions contemplated by this Agreement. Solely for purposes of establishing the basis for the amount thereof, and without in any way increasing the amount of the Termination Fee, expanding the circumstances in which the Termination Fee is to be paid or restricting or modifying the other rights of any Party, in the event of the valid termination of this Agreement under circumstances in which the Termination Fee is payable pursuant to this Section 8.2, it is agreed that the Termination Fee is liquidated damages, and not a penalty, and the payment thereof in such circumstances is supported by due and sufficient consideration.

Section 8.3	Expenses

(1)	Except as provided in Section 4.6, Section 4.10, Section 8.2 and Section 8.3(2), all costs, expenses and fees (including out-of-pocket third party transaction expenses) incurred in connection with this Agreement, the Plan of Arrangement and the Transactions, including all costs, expenses and fees of the Company incurred prior to or after the Effective Time in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such costs, expenses and fees whether or not the Arrangement is consummated.

(2)	The Purchaser and the Company shall each be responsible for paying one-half of any filing fee and related Taxes to any Governmental Entity in connection with obtaining the Required Regulatory Approvals.

Section 8.4	Notices

Any notice, instruction, consent, demand, waiver, request or other communication given regarding the matters contemplated by this Agreement will be sufficient and deemed to be given and received on the date of receipt by the recipient thereof if received prior to 4:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if in writing and (i) hand delivered, (ii) sent by certified or registered mail, (iii) sent by an nationally recognized express courier or (iv) sent by facsimile or email; provided that the facsimile or email transmission is promptly confirmed by telephonic confirmation thereof, addressed as follows (or at such other address, facsimile number or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 8.4):

(a)	to the Parent and the Purchaser at:

UnitedHealth Group Incorporated UnitedHealth Group Center 9900 Bren Road East Minnetonka, MN 55343

Attention:	David S. Wichmann
Marianne D. Short
Telephone:	(952) 936-1300
Facsimile:	(952) 936-3007

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Attention:	Keith A. Pagnani
Melissa Sawyer
Telephone:	(212) 558-4000
Facsimile:	(212) 558-3588
Email:	pagnanik@sullcrom.com
sawyerm@sullcrom.com

and

Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Toronto, ON M5L 1A9

Attention:	Geoff Belsher
Michael Gans
Telephone:	(416) 863-2400
Facsimile:	(416) 863-2653
Email:	geoff.belsher@blakes.com
michael.gans@blakes.com

(b)	to the Company at:

Catamaran Corporation
1600 McConnor Parkway
Schaumburg, IL 60173

Attention:	Mark Thierer
Cliff Berman

Telephone:	(800) 282-3232
Facsimile:	(224) 231-1935

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603

Attention:	Thomas A. Cole
Gary D. Gerstman
Scott R. Williams
Michael P. Heinz
Telephone:	(312) 853-7000
Facsimile:	(312) 853-7036
Email:	tcole@sidley.com
ggerstman@sidley.com
swilliams@sidley.com
mheinz@sidley.com

and

Baker & McKenzie LLP
Brookfield Place, Bay/Wellington Tower
181 Bay Street, Suite 2100
Toronto, ON M5J 2T3

Attention:	Kevin G. Rooney
Charlie MacCready
Telephone:	(416) 863-1221
Facsimile:	(416) 863-6275
Email:	kevin.rooney@bakermckenzie.com
charlie.maccready@bakermckenzie.com

The failure to send a copy of a notice, instruction, consent, demand, waiver request or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

Section 8.5	Injunctive Relief

The Parties acknowledge and agree that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies the Parties may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement or to an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the first sentence of Section 8.11(2), in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law. If on the Outside Date, there is a pending Action that has been brought by a Party hereto before a court of competent jurisdiction seeking the remedies provided for in this Section 8.5, then, without further action, the Outside Date shall be automatically extended until the date that is five Business Days after the dismissal, settlement or entry of a final and non-appealable order with respect to such Action.

Section 8.6	Third Party Beneficiaries

(1)

Except (i) as provided in Section 4.8 and Section 8.13 which, without limiting their respective terms, are intended as a stipulation for the benefit of the third Persons mentioned in such provision (the

“Covered Persons”), (ii) for the right, after the Effective Time, of the Common Shareholders immediately prior to the Effective Time to receive the Consideration and (iii) for the right, after the Effective Time, of the holders of Company Equity Awards immediately prior to the Effective Time to receive the payments with respect thereto contemplated by Section 2.8, the Company and the Parent and the Purchaser intend and hereby agree that this Agreement will not benefit or create any right or cause of action in favor of any Person other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement set forth herein for any purpose.

(2)	Despite the foregoing, the Parties acknowledge to each of the Covered Persons their direct rights against the applicable Party under Section 4.8 and Section 8.13, which are intended for the benefit of, and shall be enforceable by, each applicable Covered Person, his or her heirs and his or her legal representatives, and for such purpose, the Company or the Parent and the Purchaser, as applicable, confirms that it is acting as trustee on their behalf, and agrees to enforce such provisions on their behalf; provided that the Parties further agree that the rights of each of the Covered Persons, his or her heirs and his or her legal representatives as contemplated by this Section 8.6 shall not arise unless and until the Effective Time occurs.

Section 8.7	Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 8.8	Entire Agreement

This Agreement, together with the Confidentiality Agreement and the Company Disclosure Letter, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, representations, warranties and discussions, whether oral or written, of the Parties.

Section 8.9	Successors and Assigns

(1)	This Agreement becomes effective only when executed by the Company, the Parent and the Purchaser. After that time, it will be binding upon and inure to the benefit of the Company, the Parent and the Purchaser and their respective successors and permitted assigns.

(2)	Neither this Agreement nor any of the rights, interests or obligations under this Agreement are assignable, delegable or transferable (as the case may be), in whole or in part, by operation of Law or otherwise without the prior written consent of the other Parties and any attempted or purported assignment, delegation or transfer (as the case may be) in violation of this Section 8.9(2) shall be null and void; provided that the Purchaser may assign, delegate or transfer (as the case may be) all or part of its rights under this Agreement to, and all or part of its obligations under this Agreement may be assumed by, any of its Affiliates if the Purchaser continues to be liable jointly and severally with such Affiliate, as the case may be, for all of its obligations hereunder, and such assignment, delegation or transfer would not be reasonably likely to prevent or delay the Closing or adversely affect any of the Company Securityholders.

Section 8.10	Severability

The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of any other provision hereof. If any provision of this Agreement, or application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.11	Governing Law; Jurisdiction

(1)	This Agreement will be governed by, construed and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws, rules or principles thereof (or any other jurisdiction to the extent such laws, rules or principles would direct a matter to another jurisdiction), except that matters relating to the fiduciary duties of the Board and matters related to the effectuation of the Arrangement shall be governed by the Yukon Law.

(2)	All Actions arising out of or relating to this Agreement and the documents referred to herein and in respect of the transactions contemplated hereby and thereby (including the Transactions) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that if such state court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, the Parties (i) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware for the purpose of any Action arising out of or relating to this Agreement, the documents referred to herein and in respect of the transactions contemplated herein and thereby (including the Transactions) brought by any party, (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement, the documents referred to herein or the transactions contemplated hereby and thereby (including the Transactions) may not be enforced in or by any of the above-named courts and (iii) irrevocably consent to and grant any such court exclusive jurisdiction over the person of such parties and over the subject matter of such Action and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 8.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

Section 8.12	Rules of Construction

The Parties have participated jointly in negotiating and drafting this Agreement and the Parties to this Agreement waive the application of any Law or rule of construction, providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document and agree this Agreement shall be construed as if drafted jointly.

Section 8.13	No Liability

This Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as the Parties. No Representative of the Purchaser or the Parent and their respective Affiliates shall have any personal liability whatsoever to the Company or any third party beneficiary under this Agreement or any other document delivered in connection with the transactions contemplated by this Agreement hereby on behalf of the Purchaser, the Parent or their Representatives or agents. No Representative of the Company or any of its Subsidiaries shall have any personal liability whatsoever to the Purchaser or the Parent under this Agreement or any other document delivered in connection with the transactions contemplated by this Agreement on behalf of the Company or any of its Subsidiaries or their Representatives.

Section 8.14	Waiver of Jury Trial

EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HEREBY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, ANY AGREEMENTS CONTEMPLATED BY THE DOCUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.14.

Section 8.15	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile or any other form of electronic communication) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

Section 8.16	Agreements Concerning Parent and the Purchaser

Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by the Purchaser of, and the compliance by the Purchaser with, all of the covenants, agreements, obligations and undertakings of the Purchaser under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by the Purchaser hereunder.

* * * * * * *

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement on the date first written above.

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ David S. Wichmann
Authorized Person

1031387 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ David S. Wichmann
Authorized Person

CATAMARAN CORPORATION

By:	/s/ Mark A. Thierer
Authorized Person

[Signature Page to Arrangement Agreement]

SCHEDULE A

PLAN OF ARRANGEMENT

Attached as Annex B.

SCHEDULE B

ARRANGEMENT RESOLUTION

Attached as Annex C.

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(1)	Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Parent prior to the date of this Agreement complete and correct copies of the Company’s Organizational Documents, each as amended to the date of this Agreement, and each as so delivered is in full force and effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in default of the performance, observance or fulfillment of any of the provisions of its Organizational Documents, except as would not reasonably be expected to have a Material Adverse Effect. Section (1) of the Company Disclosure Letter contains a correct and complete list as of the date of this Agreement of each jurisdiction where the Company and its Significant Subsidiaries are organized.

(2)	Capital Structure.

(a)	The authorized capital of the Company consists of an unlimited number of Common Shares, of which 208,012,259 Common Shares were issued and outstanding as of the close of business on March 25, 2015 (the “Capitalization Date”). Other than 4,222,988 Common Shares reserved for issuance under the Equity Incentive Plans (including 1,808,874 Common Shares subject to outstanding Company Options (which outstanding Company Options have a weighted average exercise price of $39.71), 2,414,114 Common Shares issuable upon the vesting of outstanding Company RSUs (assuming the performance targets associated with performance-based restricted stock units will be met at the maximum level) and no Common Shares reserved for issuance pursuant to the ESPP), in each case as of the close of business on the Capitalization Date, the Company has no Common Shares reserved for issuance. From the Capitalization Date through the date of this Agreement, (x) there have been no issuances by the Company of Common Shares or other voting securities of the Company, other than issuances of shares of Common Shares pursuant to the Equity Incentive Plans and (y) there have been no issuances by the Company of rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company other than as would be permitted without consent of the Parent after the date of this Agreement pursuant to Section 4.1 of this Agreement. Except as set forth above, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations which by their terms provide the holders thereof with the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All of the outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable. Upon any issuance of any Common Shares reserved for issuance pursuant to outstanding awards under the Equity Incentive Plans, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens.

(b)	Each of the outstanding shares or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by the Company or a direct or indirect Subsidiary of the Company, free and clear of any Liens (other than Permitted Liens). There are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate any of the Company’s Subsidiaries to issue or sell any shares or other securities of the Company’s Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of the Company’s Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. None of the Company’s Subsidiaries has outstanding any bonds, debentures, notes or other obligations which by their terms provide the holders thereof with the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company’s Subsidiaries on any matter.

(c)	Section (2)(c) of the Company Disclosure Letter sets forth as of the date hereof: (i) each of the Company’s Significant Subsidiaries and the ownership interest of the Company in each such Significant Subsidiary and (ii) the Company’s or its Subsidiaries’ shares, equity interest or other direct or indirect ownership interest in any other Person other than any ownership interests consisting of less than 5% of the outstanding capital stock of such Person. Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any voting interest in any Person that individually has a fair market value in excess of $10 million.

(d)	Section (2)(d) of the Company Disclosure Letter sets forth a correct and complete listing of all outstanding Company Equity Awards as of the Capitalization Date, setting forth the number of Common Shares subject to each Company Equity Award and the holder, grant date, vesting schedule (including whether the vesting is subject to any performance-related conditions, and, for any such Company Equity Awards granted on or after January 1, 2014, whether the vesting will be accelerated by the execution of this Agreement or consummation of the Transactions or by termination of employment following consummation of the Transactions) and exercise price with respect to each Company Equity Award, as applicable.

(e)	Except as would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole), each Company Option (i) was granted in compliance with all Law and all of the terms and conditions of the Equity Incentive Plans pursuant to which it was issued, (ii) has an exercise price per Common Share equal to or greater than the fair market value of a Common Share on the date of such grant, (iii) has a grant date that is not prior to the date on which the Company’s board of directors or compensation committee actually awarded such Company Option and (iv) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns and the Company Reports, respectively.

(3)	Corporate Authority; Approval and Fairness.

(a)	The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Arrangement and the other Transactions, subject only to (i) approval of the Arrangement Resolution at the Company Meeting and (ii) approval by the Court (including, for the avoidance of doubt, receipt of the Interim Order and the Final Order). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other Parties hereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)	The Board, after consultation with its legal advisors and the Financial Advisor, at a meeting duly called and held, adopted resolutions unanimously (i) determining that the Consideration to be received by the Common Shareholders pursuant to the Arrangement and this Agreement is fair, from a financial point of view, to such holders and that the Arrangement is in the best interests of the Company, (ii) recommending that the Common Shareholders vote in favor of the Arrangement Resolution, and (iii) authorizing the entering into of this Agreement, and the performance by the Company of its obligations under this Agreement, and such resolutions have not been revoked or withdrawn (except for any revocation or withdrawal occurring after the date hereof in connection with an Adverse Recommendation Change). The Board has received the Fairness Opinion and such Fairness Opinion has not been withdrawn or modified as of the date of this Agreement.

(4)	Governmental Filings; No Violations; Certain Contracts.

(a)	Other than the approvals, filings and/or notices (i) pursuant to Article 2 of this Agreement, including the Interim Order and any approvals required thereunder, the Final Order and filings with the Registrar under the YBCA, (ii) under the HSR Act, (iii) under other merger control Laws, including the Competition Act Approval (the approvals, filings and/or notices of the foregoing clause (ii) and this clause (iii), the “Competition Approvals”), (iv) the ICA Approval, (v) the applicable approvals, filings, and or notices required under Environmental Laws or by applicable Governmental Entities, including the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Department of Health and Human Services, Centers for Medicare and Medicaid Service and state Medicaid agencies, Office of Personnel Management, state boards of pharmacy and governmental controlled substances, federal and state insurance and other federal and state Governmental Entities, with jurisdiction over the dispensing or distribution of pharmaceutical products or over the provision of health care items or services, Medicare Part D prescription drug plans, pharmacy benefit management services, durable medical equipment, insurance and risk sharing arrangements and products and services and third party administrator approvals, in each case to the extent applicable to the Company or any of its Subsidiaries (the “Health Care Regulatory Approvals”) and (vi) approvals, filings and/or notices under the Securities Laws, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, except those that the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Transactions or results from or is attributable to facts or circumstances relating to the Parent or its Subsidiaries (such exception including the fact that the Parent and the Purchaser are parties to the Transactions, but not including, for the avoidance of doubt, the fact that the Company is entering into a transaction pursuant to which the Common Shares are being acquired), or Laws or Contracts binding on Parent or its Subsidiaries.

(b)

The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company or of any of its Significant Subsidiaries or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations or a material diminution of any right under or the creation of a Lien (other than any Permitted Lien and other than any Lien that results from or is attributable to the acts or omissions of the Parent or its Subsidiaries) on any of the assets of the Company or any of its Significant Subsidiaries pursuant to, any Material Contract binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section (4)(a) of this Schedule C, under any Law to which the Company or any of its Significant Subsidiaries is subject except, in the case of the foregoing clause (ii), for any such breach, violation, termination, default, diminution, creation or acceleration that would not reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the

Transactions or results from or is attributable to facts or circumstances relating to the Parent or its Subsidiaries (such exception including the fact that the Parent and the Purchaser are parties to the Transactions, but not including, for the avoidance of doubt, the fact that the Company is entering into a transaction pursuant to which the Common Shares are being acquired).

(5)	Company Reports; Financial Statements.

(a)	The Company has filed or furnished, as applicable, all Company Reports required to be filed or furnished by it with the Securities Authorities pursuant to the Securities Laws since December 31, 2012 (the “Applicable Date”) (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished, complied, or, if not yet filed or furnished, will comply, in all material respects, with the applicable requirements of the Securities Laws and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Report filed with or furnished to the Securities Authorities subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to the Parent true and complete copies of all material written comment letters from the staff of the Securities Authorities since the Applicable Date through the date of this Agreement relating to the Company Reports and all material written responses of the Company through the date of this Agreement thereto other than with respect to requests for confidential treatment or which are otherwise publicly available on EDGAR or SEDAR. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from staff of any Securities Authority with respect to any Company Report and, to the Company’s Knowledge, none of the Company Reports (other than confidential treatment requests) are the subject of ongoing Securities Authority review. There are no material internal investigations or, to the Company’s Knowledge, any material Securities Authority inquiries or investigations or other material inquiries or investigations by or before a Governmental Entity pending or threatened, in each case regarding any accounting practices of the Company. The representations and warranties in this Section (5)(a) do not apply to any information included in any Company Report to the extent supplied by Parent for inclusion or incorporation by reference therein.

(b)	The Company is a “reporting issuer” under Canadian Securities Laws in each of the provinces of Canada. The Company does not have any securities listed for trading on any securities exchange other than the TSX and NASDAQ, nor is the Company subject to any continuous or periodic or other disclosure requirements under the securities laws of any other jurisdiction. None of the Company’s Significant Subsidiaries is subject to any continuous or periodic, or other disclosure requirements under any securities laws in any jurisdiction. Since the Applicable Date, the Company has not taken any action to cease to be a reporting issuer in any province of Canada nor has the Company received prior to the date hereof written notification from any Securities Authority seeking to revoke the reporting issuer status of the Company. Since the Applicable Date, to the Company’s Knowledge, no delisting, suspension of trading or cease trade or other order or restriction with respect to any securities of the Company, as applicable, is pending, in effect or has been threatened by any applicable Governmental Entity (other than in connection with the Transactions), and the Company is not subject to any formal or informal review, enquiry, investigation or other proceeding relating to any such order or restriction. The Company has not as of the date of this Agreement filed any confidential material change report (which at the date of this Agreement remains confidential) or any other confidential filings (including redacted filings, other than the redaction of information from a material contract which is permitted by applicable Securities Laws to be so redacted) filed to or furnished with, as applicable, any Securities Authority.

(c)	The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the TSX and NASDAQ.

(d)	The Company has established and maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the U.S. Exchange Act. Such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the U.S. Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Board, (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the Applicable Date through the date hereof, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has to the Company’s Knowledge reported evidence of a material violation of Securities Laws or breach of fiduciary duty by the Company, its Subsidiaries or any of their respective officers or directors to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

(e)	Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statement of operations, balance sheets and comprehensive statement of income included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or in the case of Company Reports filed after the date of his Agreement, will fairly present in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(6)

Absence of Certain Changes. From December 31, 2014 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in the Ordinary Course, except in connection with this Agreement and the transactions contemplated by this Agreement. From December 31, 2014, (i) there has not been any change in the business, operations, results of operations or financial condition of the Company and its Subsidiaries (taken as a whole) which has had or would reasonably be expected to have a Material Adverse Effect and (ii) through the date hereof neither the Company nor any of its Subsidiaries has taken any action that is prohibited or circumscribed by clauses (a), (b), (d), (e), (f), (h), (i), (l) or (y) (to the extent clause (y) is related to the foregoing clauses) of Section 4.1(2) of this Agreement.

(7)	Litigation and Liabilities.

(a)	There are no Actions or other proceedings pending or, to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries, except for those made after the date hereof relating to this Agreement or the transactions contemplated by this Agreement or except as would not be reasonably expected to result in a Material Adverse Effect.

(b)	Except as reflected or reserved against in the Company’s most recent consolidated balance sheet (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement and for obligations or liabilities incurred in the Ordinary Course since the date of such consolidated balance sheets or in connection with the transactions contemplated by this Agreement, there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent, asserted or otherwise that are required to be reflected or reserved against in the financial statements contained in any Company Report, except for those that would not reasonably be expected to have a Material Adverse Effect.

(c)	Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity that restricts the manner in which the Company and its Subsidiaries or Affiliates conduct their respective businesses or that otherwise is material to the Company and its Subsidiaries (taken as a whole), other than any such judgment, order, writ, injunction, decree or award to which it becomes subject after the date of this Agreement and relating to this Agreement or the transactions contemplated by this Agreement or except as would not be reasonably expected to have a Material Adverse Effect.

(8)	Employee Benefits.

(a)	Section (8)(a) of the Company Disclosure Letter sets forth an accurate and complete list as of the date hereof of each material Company Plan (and separately identifies any material Company Plan maintained outside of the United States), except for any employment or consulting agreement for an employee whose annual base compensation is less than $350,000 that does not provide for any severance or other post-employment compensation or benefits, or retention, “change in control”, transaction bonus or similar payments or benefits.

(b)	With respect to each material Company Plan listed on Section (8)(a) of the Company Disclosure Letter, the Company has made available to the Parent, to the extent applicable, accurate and complete copies of (i) the Company Plan document, including any amendments thereto, and all related trust documents, insurance Contracts or other funding vehicles as in effect on the date hereof, (ii) a written description of such Company Plan as in effect on the date hereof if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report, and (iv) any material correspondence to or from any Governmental Entity received since January 1, 2013 through the date hereof with respect to any Company Plan, or for Company Plans maintained primarily for the benefit of employees outside of the United States, relating to any material compliance issues with respect to, or the funded status of, the Company Plan.

(c)	Except as would not reasonably be expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), since the Applicable Date, (i) each Company Plan (including any related trusts) has been established, operated and administered in material compliance with its terms and Law, including, without limitation, ERISA and the Code, and (ii) there are no pending or, to the Company’s Knowledge, threatened Actions (other than routine claims for benefits) or proceedings by a Governmental Entity by, on behalf of or with respect to any Company Plan.

(d)	With respect to each material ERISA Plan listed on Section (8)(a) of the Company Disclosure Letter, the Company has made available to the Parent, to the extent applicable, accurate and complete copies as of the date of this Agreement of (i) the most recent summary plan description together with any summaries of all material modifications thereto, (ii) the most recent IRS determination or opinion letter, and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

(e)	Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan and, to the Company’s Knowledge, except as would not reasonably be expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), nothing has occurred that would reasonably be expected to result in the revocation of such letter or the ability to rely on such letter. With respect to any ERISA Plan, neither the Company nor any Subsidiary of the Company has engaged in a transaction in connection with which the Company or a Subsidiary of the Company reasonably would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

(f)	In the last six years, neither the Company nor any ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) to (i) a plan that is subject to Section 412 or 302 of the Code or Title IV of ERISA, or (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA. No Company Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g)	Except as required by Law, no Company Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits (other than coverage or benefits (A) the full cost of which is borne by the employee or former employee (or any of their beneficiaries), or (B) provided for a period of not more than 18 months following termination of employment or during any period during which the former employee is receiving severance pay), other than any benefit that would not reasonably be expected to result in any material liability to the Company and its Subsidiaries (taken as a whole).

(h)	With respect to the Company Plans that are “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code), the Company is in material documentary compliance with, and has operated and administered such “nonqualified deferred compensation plans” in material compliance with Section 409A of the Code and the guidance issued by the IRS provided thereunder.

(i)	Except as specifically provided in Section 2.7 and Section 2.8 of this Agreement, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any current or former employee, director, officer or independent contractor (who is a natural person) of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Plan or (iv) otherwise create any entitlement to a payment or benefit that would give rise to any material liability under any Company Plan.

(j)	Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(k)	Neither the Company nor any Subsidiary has any obligation to provide, and no Company Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(l)	Except as would not reasonably be expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), each Company Plan that is maintained primarily for the benefit of employees outside of the United States: (i) to the extent required to be registered under the Laws of a jurisdiction outside the United States, has been registered and has been maintained in good standing with the appropriate regulatory authorities and (ii) to the extent intended to be funded and/or book-reserved, is funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions. As of the date hereof, except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or threatened litigation relating to any Company Plan that is maintained primarily for the benefit of employees outside of the United States.

(9)	Labor Matters.

(a)	Neither the Company nor any of its Subsidiaries is, or since the Applicable Date has been, a party to any collective bargaining agreement or other agreement with a labor union or like organization. As of the date hereof, to the Company’s Knowledge, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries.

(b)	Except as would not be reasonably expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), individually or in the aggregate, (i) there is no, and since the Applicable Date has not been any, strike, lockout, slowdown, work stoppage, job action, picketing, unfair labor practice or other labor dispute pending or, to the Company’s Knowledge, threatened, (ii) there is no, and since the Applicable Date has not been any, unfair labor practice charge against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any comparable labor relations authority, and (iii) there is no, and has not since the Applicable Date been any, pending or, to the Company’s Knowledge, threatened arbitration or grievance, charge, complaint, audit or investigation by or before any Governmental Entity with respect to any current or former employees of the Company or any of its Subsidiaries.

(c)	Except as would not be reasonably expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), each of the Company and its Subsidiaries is in compliance with all Law respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health. Except as would not be reasonably expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), neither the Company nor any of its Subsidiaries has since the Applicable Date incurred any liability or obligation under the United States Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar federal, national, state, province or local Law that remains unsatisfied.

(d)	Except as would not be reasonably expected to result in any material liability to the Company and its Subsidiaries (taken as a whole), there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries before any Governmental Entity by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company or any of its Subsidiaries in connection with the employment relationship.

(10)	Compliance with Laws; Licenses.

(a)	Except as would not be reasonably expected to have a Material Adverse Effect, the businesses of each of the Company and its Subsidiaries have not been since the Applicable Date, and are not being, conducted in violation of any Laws. Except as would not be reasonably expected to have a Material Adverse Effect, to the Company’s Knowledge, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, other than any such investigation or review arising after the date of this Agreement and related to this Agreement or the transactions contemplated by this Agreement. Except as would not be reasonably expected to have a Material Adverse Effect, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date of this Agreement.

(b)	Each of the Company and its Subsidiaries has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (the “Licenses”) necessary to conduct its business as presently conducted and used, except those the absence of which would not be reasonably expected to have a Material Adverse Effect. The operation of the business of the Company and its Subsidiaries as presently conducted is not, and has not been since the Applicable Date, in violation of, nor is the Company or its Subsidiaries in default or violation under, any License, and, to the Company’s Knowledge, no event has occurred since the Applicable Date which, with notice or the lapse of time or both, would constitute a default or violation of any material terms, condition or provision of any License, except where such default or violation of such License would not be reasonably expected to have a Material Adverse Effect. There are no Actions pending or, to the Company’s Knowledge, threatened, that seek the revocation, cancellation or adverse modification of any License, except where such revocation, cancellation or adverse modification would not be reasonably expected to have a Material Adverse Effect.

(c)	Section (10)(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all the material Licenses necessary for the Company and each of its Subsidiaries to conduct their respective businesses, in each case as presently conducted and used.

(d)	Except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries or any other Person acting on behalf of the Company or any of its Subsidiaries, including any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries, to the Company’s Knowledge since the Applicable Date, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action, (ii) made any direct or indirect unlawful payment to any foreign or domestic Government Official or employee from corporate funds, (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (iv) violated or is in violation of any provision of (A) Applicable Anti-Corruption Laws, or (B) any other Law that prohibits corruption or bribery, and, in each case, the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith, or (v) been or is being investigated by a Governmental Entity, or has been or is the subject of any allegations, with respect to conduct within the scope of the foregoing clauses (i) through (iv).

(e)

Except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or since the Applicable Date has been, in default under or violation of, or is being or, since the Applicable Date, has been charged by any Governmental Entity with, or to the Company’s Knowledge, investigated for, a violation of any Antitrust Law applicable to the Company or any of its Subsidiaries or any settlement agreement in respect of a violation or alleged violation of any such Antitrust Law. As of the date of this Agreement, to the Company’s Knowledge, no investigation or review by any Governmental Entity under any Antitrust Law or any settlement agreement in respect of a violation or alleged violation thereof with respect to the Company or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review. The representations and warranties in this Section 10(e) do not apply to matters relating to this Agreement or the transactions contemplated by this Agreement.

(11)	Regulatory Compliance.

(a)	Each of the Company and its Subsidiaries is in compliance with, to the extent applicable, (i) all rules and regulations of the U.S. Medicare and Medicaid programs, the U.S. Federal Employee Health Benefit Program, and any other U.S. federal health care programs; (ii) all U.S. federal Laws and applicable regulations relating to health care fraud and abuse, including: (A) the Anti-Kickback Law, 42 U.S.C. § 1320a-7b, 42 C.F.R. § 1001.952, (B) the U.S. Civil Monetary Penalty Act, 42 U.S.C. § 1320a-7a, (C) the U.S. federal physician self-referral prohibition, 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq., and (D) the Civil False Claims Act, 31 U.S.C. § 3729 et seq.; (iii) any and all U.S. state kickback, self-referral and false claims Laws relating to health care fraud and abuse; (iv) U.S. state laws relating to Medicaid or any other state health care or health insurance programs; (v) U.S. federal or state Laws related to billing or claims for reimbursement submitted to any third party payor; (vi) any and all U.S. federal and state Laws relating to insurance, third party administrator, utilization review and risk sharing products, services and arrangements; and (vii) any equivalent Canadian Laws (collectively, the foregoing clauses (i) through (vii), the “Health Care Laws”), except where any failure to be in compliance with any of the Health Care Laws would not reasonably be expected to have a Material Adverse Effect.

(b)	Since the Applicable Date, (i) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received or been subject to any written notice, charge, claim or assertion alleging any violation of the Health Care Laws, and to the Company’s Knowledge no Action alleging any violation of any Health Care Law by the Company or any of its Subsidiaries is threatened against the Company or any of its Subsidiaries, except where such notice, charge, claim, assertion or action would not reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has settled, or agreed to settle, any Actions brought by any Governmental Entity for a violation of the Health Care Laws, except where such settlement or Action would not reasonably be expected to have a Material Adverse Effect.

(c)	Since the Applicable Date, neither the Company nor any of its Subsidiaries, nor any director or executive officer of the Company or any of its Subsidiaries, with respect to actions taken on behalf of the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect, (i) has been assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder that remains unpaid, (ii) has been excluded from participation in any U.S. federal health care program or state health care program (as such terms are defined by the Social Security Act), (iii) has been convicted of any criminal offense relating to the delivery of any item or service under a U.S. federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance, (iv) has been disbarred or disqualified from participation in regulated activities for any violation of any Health Care Laws, (v) has been listed on the General Services Administration List of Parties Excluded from Federal Programs or (vi) to the Company’s Knowledge, is a party to or subject to any proceeding concerning any of the matters described in the foregoing clauses (i) through (v).

(d)	Each of the Company and its Subsidiaries is in compliance with all Law with respect to matters relating to patient or individual health care or personal information, including, the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104 191 and any rules or regulations promulgated thereunder, except for failures to comply with any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(e)

Each of the Company and its Subsidiaries (i) is in compliance with all Laws relating to the operation of mail order and specialty pharmacies, the repackaging of drug products, and the dispensing of prescription drugs or controlled substances, (ii) is in compliance with all Laws relating to the labeling, packaging, advertising, or adulteration of prescription drugs or controlled substances, and (iii) to the

Company’s Knowledge, is not subject to any revocation or suspension by any Governmental Entity for the matters described in the foregoing clauses (i) and (ii), except for such failures to comply or such sanctions described in the foregoing clauses (i) through (iii) that would not reasonably be expected to have a Material Adverse Effect.

(f)	Since the Applicable Date, Catamaran Insurance of Ohio, Inc. (the “Company Insurance Subsidiary”) has filed with the appropriate Governmental Entities, including U.S. state health and insurance regulatory authorities and any applicable U.S. federal regulatory authorities, all reports, statements, documents, registrations, filings or submissions required to be filed by it under applicable Law, except to the extent that the failure to file would not reasonably be expected to have a Material Adverse Effect. As of its respective filing date, and, if amended, as of the date of the last amendment prior to the date of this Agreement, to the Company’s Knowledge, each such registration, filing and submission complied in all material respects with Law, and all material deficiencies asserted in writing by any Governmental Entity with respect to such registrations, filings or submissions that have been resolved to the reasonable satisfaction of the Governmental Entity that noted such deficiencies or violations, except as would not reasonably be expected to have a Material Adverse Effect.

(g)	Since the Applicable Date, all policy forms and certificates for insurance policies or contracts issued by the Company Insurance Subsidiary (“Company Subsidiary Insurance Policies”) and all amendments, applications, endorsements and riders thereto, to the extent required by Law, have been approved by all applicable Governmental Entities or filed with and not objected to by such Governmental Entities within the period provided by Law for objection, subject, in each case, to such exceptions that would not reasonably be expected to have a Material Adverse Effect. The Company and the Company Insurance Subsidiary have, individually and in the aggregate, performed their obligations under the Company Subsidiary Insurance Policies, except as would not reasonably be expected to have a Material Adverse Effect.

(12)	Insurance Laws. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company Insurance Subsidiary (including the business, marketing, operations, sales and issuances of Company Subsidiary Insurance Policies) is, and since the Applicable Date has been, in compliance with Law and (ii) the Company Insurance Subsidiary has not received any written communication since the Applicable Date through the date hereof from a Governmental Entity that alleges that the Company Insurance Subsidiary is not in compliance with any insurance Law. There is no pending or, to the Company’s Knowledge, threatened charge by any U.S. state insurance regulatory authority that the Company Insurance Subsidiary has allegedly violated, nor to the Company’s Knowledge is there any pending or threatened investigation or enforcement proceeding by any U.S. state insurance regulatory authority with respect to alleged violations by the Company Insurance Subsidiary of, any applicable insurance Laws, except where such charge, investigation or enforcement proceeding would not reasonably be expected to have a Material Adverse Effect. The Company Insurance Subsidiary has since the Applicable Date been duly authorized by the relevant U.S. state insurance regulatory authorities to issue the policies and/or contracts of insurance that it is currently writing and in the states in which it conducts its business, except where the failure to be so duly authorized would not reasonably be expected to have a Material Adverse Effect. None of the Company Insurance Subsidiaries is subject to any Order or decree of any insurance regulatory authority which would reasonably be expected to have a Material Adverse Effect.

(13)	Material Contracts and Government Contracts.

(a)	Except for this Agreement and except for the Contracts filed as exhibits to the Company Reports, as of the date of this Agreement, Section (13)(a) of the Company Disclosure Letter sets forth a true and complete list of the following Contracts to which the Company or its Subsidiaries is a party to or bound by as of the date of this Agreement:

(i)	any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the U.S. Securities Act or required to be disclosed pursuant to Item 404 of Regulation S-K under the U.S. Securities Act;

(ii)	any Contract that is reasonably likely to require annual payments from the Company and its Subsidiaries of more than $15 million (excluding any Contracts for the purchase of pharmaceutical drugs or other pharmaceutical products);

(iii)	any partnership, joint venture, long-term alliance or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company and its Subsidiaries (taken as a whole) or in which the Company or any of its Subsidiaries owns any equity interest valued at more than $10 million without regard to percentage voting or economic interest;

(iv)	any Contract (other than solely among direct or indirect wholly owned Subsidiaries of the Company) with respect to indebtedness for borrowed money or seller financing for real property or Intellectual Property Rights (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $25 million individually;

(v)	any Contract providing for “earn out” or other similar contingent payment obligations in excess of $10 million by the Company or any of its Subsidiaries to any Person in connection with the acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any Person;

(vi)	any non-competition Contract or other Contract that (x) is material to the Company and its Subsidiaries (taken as a whole) or, to the extent such Contract is not so material, to the Company’s Knowledge, that purports to limit in any material respect either the type of business in which the Company or any of its Subsidiaries (or, after the Effective Time, the Parent or any of its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, in each case, to the extent related to pharmacy benefits management, in a manner materially adverse to the operations of the Company and its Subsidiaries (taken as a whole) (y) is material to the Company and its Subsidiaries (taken as a whole) and could reasonably be expected to require the disposition of any material assets or material line of business of the Company and its Subsidiaries (taken as a whole) or, after the Effective Time, of the Parent and its Subsidiaries or (z) is material to the Company and its Subsidiaries (taken as a whole) and grants “most favored nation” status that, following the Effective Time, would purport to apply to the Parent and its Subsidiaries, including the Company and its Subsidiaries, in each case, in a manner materially adverse to the operations of the Company and its Subsidiaries (taken as a whole);

(vii)	any Contract that is an Intellectual Property Contract;

(viii)	any Contract that grants any material right of first refusal or right of first offer or similar right or that limits or purports to limit in any material respect the ability of the Company or any of its Significant Subsidiaries to sell, transfer, pledge or otherwise dispose of any material assets or businesses of the Company and its Subsidiaries (taken as a whole);

(ix)	any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $10 million individually;

(x)	(A) excluding those set forth on Section (13)(a)(x)(A) of the Company Disclosure Letter, (B) the top 10 customer Contracts of the Company and its Subsidiaries (taken as a whole) (measured by the amount of aggregate gross profit by customer during the 12-month period ending on December 31, 2014) (such customers referred to in this subclause (B) being referred to as “Significant Customers”);

(xi)	the top five Contracts with network pharmacy providers and pharmacy services administrative organizations (“PSAO”) (measured by dollar volume of amounts paid by the Company and its Subsidiaries (taken as a whole) to providers or PSAO or PSAO-affiliated providers during the 12-month period ending on December 31, 2014);

(xii)	the most significant Contract with the Company’s and its Subsidiaries’ (taken as a whole) pharmaceutical manufacturers (or aggregators) concerning rebate and administrative fee arrangements and purchase discounts (measured by rebate/administrative fee and purchase discount revenue received by the Company and its Subsidiaries (taken as a whole) during the 12-month period ending on December 31, 2014); and

(xiii)	any Contract with any of the Company’s and its Subsidiaries’ (taken as a whole) top five pharmaceutical manufacturers relating to specialty pharmaceutical products (measured by dollar volume of purchases of the Company and/or its Subsidiaries, combined with any applicable service fees paid to the Company and/or its Subsidiaries thereunder during the 12-month period ending on December 31, 2014).

(each such Contract described in the foregoing clauses (i) through (xiii), together with all side letter exhibits, schedules or annexes to such Contract, is referred to herein as a “Material Contract”).

(b)	Each of the Material Contracts (and each of those Contracts which would be a Material Contract but for the exception of being filed as exhibits to the Company Reports) is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the Company’s Knowledge and as of the date hereof, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not have or reasonably be expected to have a Material Adverse Effect or such Contracts that terminate or are terminated after the execution of this Agreement in accordance with their terms (other than as a result of a breach thereof by the Company or any of its Subsidiaries). There is no default under any such Contracts by the Company or any of its Subsidiaries, and to the Company’s Knowledge and as of the date hereof, any other party thereto, and no event has occurred since the Applicable Date that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, and to the Company’s Knowledge and as of the date hereof, any other party thereto, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(c)	(i)	With respect to each Government Contract, except as would not reasonably be expected to have a Material Adverse Effect: (x) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract of the Company or any of its Subsidiaries since the Applicable Date were complete and correct in all material respects as of their effective date, and the Company and each of its Subsidiaries have complied since the Applicable Date in all material respects with all such representations and certifications; and (y) to the Company’s Knowledge, neither any Governmental Entity nor any prime contractor, subcontractor or other Person has since the Applicable Date notified the Company or any of its Subsidiaries that the Company or any such Subsidiary has breached or violated any material certification, representation, clause, provision or requirement pertaining to such Government Contract.

(ii)	Except as would not have or reasonably be expected to have a Material Adverse Effect: (x) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries nor any of their respective personnel is or has since the Applicable Date been under administrative, civil, or criminal investigation, or indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; (y) neither the Company nor any of its Subsidiaries has conducted or initiated since the Applicable Date any internal investigation or made a voluntary disclosure to any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract; and (z) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective officers or directors has since the Applicable Date been suspended or debarred from doing business with any Governmental Entity or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for any Governmental Entity contracting.

(14)	Real Property.

(a)	Except as would not reasonably be expected to have a Material Adverse Effect, with respect to the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), (i) the Company or one of its Subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Encumbrance and (ii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion of the Owned Real Property or interest therein.

(b)	With respect to the real property leased or subleased to the Company and its Subsidiaries, the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, and none of the Company or any of its Subsidiaries, and, to the Company’s Knowledge and as of the date hereof, any other party thereto, is in breach of or default under such lease or sublease, and no event has occurred since the Applicable Date which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries, and, to the Company’s Knowledge and as of the date hereof, any other party thereto, or permit termination, modification or acceleration by any third party thereunder, except, in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations or repudiations that would not reasonably be expected to have a Material Adverse Effect. The representations and warranties in this Section (14)(b) do not apply to matters relating to this Agreement or the transactions contemplated by this Agreement.

(c)	Section (14)(c) the Company Disclosure Letter contains a true and complete list as of the date hereof of all material Owned Real Property and sets forth a correct street address or such other information as is reasonably necessary to identify each parcel of Owned Real Property.

(d)	For purposes of this Section (14) only, “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset but specifically excludes: (i) specified encumbrances described in Section (14)(d) of the Company Disclosure Letter, (ii) encumbrances for current Taxes or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings, (iii) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the Ordinary Course consistent with past practice relating to obligations as to which there is no default on the part of the Company, or the validity or amount of which is being contested in good faith by appropriate proceedings, (iv) other encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation, value or marketability of the specific parcel of Owned Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted, (v) easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report, (vi) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection and (vii) zoning restrictions and other limitations imposed by any Governmental Entity having jurisdiction over real property.

(15)	Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 10 of Schedule D, no “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s or any of its Subsidiaries’ Organizational Documents is applicable to the Company, the Common Shares or the Transactions.

(16)

Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries have at all times since the Applicable Date complied in all material respects with all applicable Environmental Laws; (ii) no property (including soils, groundwater, surface water, buildings or other structures) currently or formerly owned, operated by the Company or any of its Subsidiaries has been contaminated since the Applicable Date with any Hazardous Substance in a manner that would reasonably be expected to result in material liability other than at sites for which existing reserves and/or indemnification will fully address all future costs; (iii) neither the Company nor any of its

Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property other than at sites for which existing reserves and/or indemnification recoveries will cover all future costs; (iv) since the Applicable Date, neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of or subject to liability under any Environmental Law; and (v) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity obligation or other agreement with any third party relating to liability or obligations relating to any Environmental Law.

(17)	Taxes.

(a)	The Company and each of its Subsidiaries: (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and, except as would not reasonably be expected to have a Material Adverse Effect, all such filed Tax Returns are complete and accurate; (ii) have paid all Taxes that are required to be paid (whether or not shown as due on such filed Tax Returns) or that the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except in each case, where a failure to do so would not reasonably be expected to have a Material Adverse Effect; and (iii) have withheld from each payment made to any Person all material amounts of Taxes required to be withheld under applicable Law. Neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations with respect to Taxes or agreed in writing to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently in effect.

(b)	There are not pending, or threatened in writing, any audits, examinations, investigations, assessments, reassessments, appeals, or court proceedings with respect to a material amount of Taxes owing or claimed to be owed by the Company or any Subsidiary.

(c)	No closing agreements, private letter rulings, technical advance memoranda, advance Tax rulings, advance pricing agreements, or similar written agreements or rulings have been entered into or issued by any Governmental Entity with respect to Taxes of the Company or any Subsidiary in each case that could reasonably be expected to have a material effect on the Tax liability of the Company or any Subsidiary after the Effective Time.

(d)	The Company has made a valid election pursuant to subsection 261(3) of the Tax Act, which election has not been revoked, such that the Company reports its “Canadian tax results” in United States dollars for the purposes of the Tax Act.

(e)	There are no material Liens (other than Permitted Liens) on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

(f)	Other than income for which adequate Tax reserves are provided in accordance with GAAP on the Company Reports, neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Closing Date taxable income under Section 481 of the Code attributable to a change in method of accounting occurring prior to the Effective Time.

(g)	Except as would not reasonably be expected to have a Material Adverse Effect, each transaction that requires payments between or among the Company and any of its Subsidiaries is compliant with the transfer pricing rules, regulations and administrative guidance set forth by the taxing authorities of the jurisdictions in which the Company and any of its Subsidiaries that are parties to such transaction are resident for Tax purposes.

(h)	Neither the Company nor any of its Subsidiaries has participated in any “listed transactions” within the meaning of Code Section 6707A(c)(2) and Treasury Regulations Section 1.6011-4(b) or “reportable transactions” within the meaning of Section 237.3 of the Tax Act, in each case that has (i) taken place after January 1, 2011, or (ii) taken place before January 1, 2011, with respect to which the Company or its Subsidiaries has an unsatisfied reporting obligation under Code Section 6011 or Section 237.3 of the Tax Act.

(i)	Neither the Company nor any of its Subsidiaries: (i) has any material liability for the Taxes of any Person (other than the Company or its Subsidiaries) under subsection 160(1) of the Tax Act, Treasury Regulations Section 1.1502-6 or any similar provision of state, provincial, local or foreign Law, (ii) is a party to or bound by any written Tax sharing agreement or Tax allocation agreement (in each case allocating Tax liability among entities filing Tax Returns on a consolidated or other combined basis) or material Tax indemnity agreement (other than agreements with employees, agreements solely between the Company and/or its Subsidiaries, and agreements the principal subject matter of which is not Taxes), or (iii) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the past two years.

(j)	No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, except where such claim would not reasonably be expected to have a Material Adverse Effect.

(k)	Each of the Subsidiaries of the Company is treated as a corporation for U.S. federal income tax purposes.

(18)	Intellectual Property.

(a)	Section (18)(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all material Registered IP and material unregistered Trademarks owned by the Company or any of its Subsidiaries, indicating for each registered item, as applicable, the registration or application number, the record owner, the date filed or issued and the applicable filing jurisdiction. Except as would not reasonably be expected to have a Material Adverse Effect all of the Registered IP is subsisting in all material respects, and is, to the Company’s Knowledge, valid and enforceable.

(b)	Except as would not reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries owns, or has sufficient rights to use, all Intellectual Property Rights and Information Technology used in its business as operated by it on the date of this Agreement (the “Company IP”), and (ii) all such owned Intellectual Property Rights and owned Information Technology are solely and exclusively owned by the Company or its Subsidiaries free and clear of any Liens (other than Permitted Liens).

(c)	The Company and its Subsidiaries have not since the Applicable Date, and do not, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party (except as would not reasonably be expected to have a Material Adverse Effect). Except as would not reasonably be expected to have a Material Adverse Effect, to the Company’s Knowledge and as of the date hereof, no third party is infringing, misappropriating or otherwise violating any Company IP owned by the Company or its Subsidiaries. There are no pending or, to the Company’s Knowledge, threatened in writing proceedings, Actions alleging that the operation of the business of the Company or its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person, that would reasonably be expected to have a Material Adverse Effect.

(d)	Except as would not be reasonably expected to have a Material Adverse Effect, the Company and its Subsidiaries take commercially reasonable measures to protect (i) their respective interests in the Registered IP material to the business of the Company and its Subsidiaries and (ii) the confidentiality of all Trade Secrets owned by the Company and its Subsidiaries.

(e)	Except as would not be reasonably expected to have a Material Adverse Effect, (i) the Information Technology used in the Company’s and its Subsidiaries’ respective businesses operates and performs in all respects as required to permit the Company and its Subsidiaries to conduct their respective businesses as currently conducted, and (ii) such Information Technology has not experienced a material unplanned outage within the past 18 months.

(f)	Except as would not be reasonably expected to have a Material Adverse Effect, none of the Software owned by the Company or any of its Subsidiaries is distributed with any open source code or other

Software in a manner that would, pursuant to the terms of the license governing such open source code or other Software, require either of the Company or any of its Subsidiaries to do any of the following: (i) disclose or distribute the Software owned by the Company or its Subsidiaries in source code form; (ii) authorize a licensee of the Software owned by either the Company or any of its Subsidiaries to make derivative works of such Software owned by the same; or (iii) distribute the Software owned by either the Company or any of its Subsidiaries at no cost to the recipient.

(g)	Except as would not be reasonably expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology and procedures; (ii) the Company and its Subsidiaries are not in default under their respective Contractual obligations regarding the privacy and security of the personally identifiable information in their respective possession or control; and (iii) to the Company’s Knowledge, during the past 18 months there has been no unauthorized access to (A) any customer, employee and other personally identifiable information held by the Company or any of its Subsidiaries or (B) any Information Technology used in the Company’s and its Subsidiaries’ respective businesses.

(19)	Insurance. All material fire and casualty, general liability, business interruption, product liability, sprinkler and water damage and similar insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets sufficient to comply with applicable Law, except for any such failures to maintain insurance policies that would not reasonably be expected to have a Material Adverse Effect. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not reasonably be expected to have a Material Adverse Effect.

(20)	No “Collateral Benefit”. To the Company’s Knowledge, as of the date hereof, no “related party” of the Company (within the meaning of Multilateral Instrument 61-101 – Protection of Minority Holders in Special Transactions (“MI 61-101”)) will receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the Transactions or will be a party to any “connected transaction” (within the meaning of MI 61-101) to any of the Transactions.

(21)	Customers. Since March 31, 2014 through the date of this Agreement, no Significant Customer has provided any written communication (including, for the avoidance of doubt, electronic transmittals) to the Company or any of its Subsidiaries stating that such Significant Customer will or intends to terminate its relationship with, or otherwise stop or materially reduce its purchases of products from, the Company and its Subsidiaries (taken as a whole).

(22)	Brokers and Finders. None of the Company, any of its Subsidiaries or any of their respective officers, directors or employees has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders’ fees in connection with the Transactions, other than Blackstone Advisory Partners L.P., whose fees shall be paid by the Company or a Subsidiary thereof.

(23)	Acknowledgement of No Other Representations or Warranties. Except for the representations and warranties contained in Schedule D, the Company acknowledges and agrees that none of the Parent, the Purchaser or any of their respective Subsidiaries or Affiliates, or their respective Representatives makes or has made any representation or warranty, either express or implied, concerning the Parent, the Purchaser or any of their respective Subsidiaries or any of their respective assets or properties or the transactions contemplated by this Agreement. The Company and its Representatives have received from the Parent, the Purchaser or their Representatives certain estimates, projections and other forecasts for the Parent and its Subsidiaries and certain estimates, plans and budget information. The Company acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that the Parent makes no representations or warranties with respect thereto; that the Company is familiar with such uncertainties; and that the Company is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its Representatives.

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER

(1)	Organization, Good Standing and Qualification. Each of the Parent and the Purchaser is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent or the Purchaser to consummate the Transactions. The Parent has made available to the Company prior to the date of this Agreement complete and correct copies of its and the Purchaser’s Organizational Documents as amended as of the date of this Agreement, and each as so delivered is in full force and effect as of the date of this Agreement. Neither the Parent nor any of its Subsidiaries is in default of the performance, observance or fulfillment of any of the provisions of its Organizational Documents, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent or the Purchaser to consummate the Transactions.

(2)	Corporate Authority. Each of the Parent and the Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to (i) approval of the Arrangement Resolution at the Company Meeting and (ii) approval by the Court (including, for the avoidance of doubt, receipt of the Interim Order and the Final Order). This Agreement has been duly executed and delivered by each of the Parent and the Purchaser and, assuming the due authorization, execution and delivery by each of the other Parties hereto, constitutes a valid and binding agreement of the Parent and the Purchaser, enforceable against each of the Parent and the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(3)	Governmental Filings; No Violations; Etc.

(a)	Other than the approvals, filings and/or notices (i) pursuant to Article 2 of the Agreement, including the Interim Order and any approvals required thereunder, the Final Order and filings with the Registrar under the YBCA, (ii) the Competition Approvals, (iii) the ICA Approval, (iv) approvals, filings and/or notices under the Securities Laws and (v) under the Health Care Regulatory Approvals, no notices, reports or other filings are required to be made by the Parent and/or the Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Parent and/or the Purchaser from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Parent and the Purchaser and the consummation of the Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions or results from or is attributable to facts or circumstances relating to the Company or its Subsidiaries (such exception not including, for the avoidance of doubt, the fact that the Parent and the Purchaser are entering into a transaction pursuant to which the Common Shares are being acquired) or Laws or Contracts binding on the Company or its Subsidiaries.

(b)

The execution, delivery and performance of this Agreement by the Parent and the Purchaser does not, and the consummation by the Parent and the Purchaser of the Transactions will not, constitute or result in: (i) a breach or violation of, or a default under, the Organizational Documents of the Parent or the Organizational Documents of any of its Significant Subsidiaries (and the Purchaser) or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien (other than any Permitted Lien and other than any Lien resulting from or attributable to the actions or omissions taken by the Company or any of its Subsidiaries) on any of the assets of the Parent or any of its Subsidiaries (including the Purchaser) pursuant to any material Contracts binding upon the Parent or any of its Subsidiaries (including the Purchaser) or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section (3)(a) of this Schedule D, under any Law to which the Parent or any of its Subsidiaries (including the Purchaser) is subject, or (iii) any change in the rights or obligations of any party under any Contract binding upon the Parent or any of its Significant Subsidiaries, except, in the case of the foregoing clause (ii) or clause (iii), for any such breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions or results from or is attributable to facts or circumstances relating to the Company or its Subsidiaries (such exception not including, for the avoidance of doubt, the fact that the Parent and the Purchaser are entering into a transaction pursuant to which the Common Shares are being acquired).

(4)	Litigation and Liabilities. As of the date of this Agreement, there are no Actions or other proceedings pending, or, to the Parent’s knowledge, threatened against the Parent or the Purchaser, except for those made after the date hereof relating to this Agreement or the transactions contemplated by this Agreement or except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Parent and the Purchaser to consummate the Transactions.

(5)	Sufficient Funds. Collectively, the Parent and the Purchaser, as of the Effective Time, will have available to them, funds necessary for the payment to the Depositary of the aggregate Consideration payable pursuant to Section 2.10 of the Agreement.

(6)	Purchaser. As of the date hereof, the authorized capital of the Purchaser consists solely of an unlimited number of common shares, 100 of which are validly issued and outstanding. All of the issued and outstanding Common Shares of the Purchaser are, and immediately prior to the Effective Time will be, owned by the Parent or a direct or indirect wholly owned Subsidiary of the Parent. Purchaser was organized solely for the purpose of entering into this agreement and consummating the transactions contemplated by this Agreement and has not engaged in any activities or business, other than in connection with the transactions contemplated by this Agreement.

(7)	Ownership of Common Shares. None of the Parent, the Purchaser nor any of their respective Subsidiaries, Affiliates or other Person acting jointly or in concert with any of them beneficially owns (within the meaning of Section 13 of the U.S. Exchange Act and the rules and regulations promulgated thereunder or Subsections 1(5) and 1(6) and Sections 90 and 91 of the Securities Act (Ontario), as applicable), or will prior to the Closing Date beneficially own, any Common Shares or any securities that are convertible into or exchangeable or exercisable for Common Shares, or is a party, or will prior to the Closing Date become a party, to any Contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Common Shares or any securities that are convertible into or exchangeable or exercisable for Common Shares, in each case, other than in connection with passive investments made in the Ordinary Course in their respective investment portfolios that, in the aggregate, do not exceed five percent of the capital stock of the Company.

(8)	No Collateral Benefit. As of the date hereof, to the knowledge of Parent and Purchaser, no “related party” of the Company (within the meaning of MI 61-101) will receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the Transactions, or is, or will be, a party to any “connected transaction” (within the meaning of MI 61-101) to any of the Transactions.

(9)	Brokers and Finders. None of the Parent, the Purchaser or any of their respective Subsidiaries, officers, directors or employees has employed any financial advisor, broker or finder (other than J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC whose fees shall be paid by the Parent or a Subsidiary thereof) or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders’ fees in connection with the Transactions.

(10)	Acknowledgement of No Other Representations or Warranties. Except for the representations and warranties contained in Schedule C, each of the Parent and the Purchaser acknowledges and agrees that none of the Company, its Subsidiaries or any of their respective Affiliates or their respective Representatives makes or has made any representation or warranty, either express or implied, concerning the Company or its Subsidiaries or any of their respective assets or properties or the transactions contemplated by this Agreement. The Parent and the Purchaser and their respective Representatives have received from the Company or its Representatives certain estimates, projections and other forecasts for the Company and its Subsidiaries and certain estimates, plans and budget information. Each of the Parent and the Purchaser acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that the Company, its Subsidiaries or any of their respective Affiliates or their respective Representatives makes no representations or warranties with respect thereto; that Parent and the Purchaser are familiar with such uncertainties; and that Parent and Purchaser are each taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their Representatives.

Annex B

FORM OF PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 195

OF THE BUSINESS CORPORATIONS ACT (YUKON)

ARTICLE 1

INTERPRETATION

1.1	Definitions

Unless indicated otherwise, any capitalized term used herein but not defined shall have the meaning ascribed thereto in the Arrangement Agreement and the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

“Affiliate” with respect to any Person, means any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person (for purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise).

“Aggregate Redemption Amount” means the product of the Redemption Consideration per Share and the number of Exchanged Common Shares.

“Arrangement” means an arrangement under Section 195 of the YBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or Section 5.1 or made at the direction of the Court in the Interim Order or Final Order with the consent of the Company and the Purchaser, each acting reasonably.

“Arrangement Agreement” means the arrangement agreement made as of March 29, 2015 among the Parent, the Purchaser and the Company (including the Schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Company Meeting by the Common Shareholders.

“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the YBCA to be sent to the Registrar after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in a form and content satisfactory to the Company and the Purchaser, each acting reasonably.

“Assumed Plan” means the Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan, as amended.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close for business in New York, New York, Whitehorse, Yukon, or Toronto, Ontario.

“Certificate of Arrangement” means the certificate of amendment (by arrangement) giving effect to the Arrangement, issued by the Registrar pursuant to Subsection 195(11) of the YBCA after the Articles of Arrangement have been filed.

“Class X Common Shares” means the Class X common shares in the capital of the Company which shall be created under this Plan of Arrangement, the terms and conditions of which are specified in Exhibit B.

“Class X Purchase Price” means an amount per Class X Common Share equal to the product of (i) the Consideration minus the Redemption Consideration per Share multiplied by (ii) two.

“Closing Date” means the date on which the Articles of Arrangement are filed with the Registrar.

“Closing Date VWAP” means the average of the volume weighted averages of the trading prices of Parent Shares on the NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties, acting reasonably), on each of the five consecutive Trading Days ending on (and including) the Trading Day that is three Trading Days prior to the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986.

“Common Shareholders” means the registered and/or beneficial holders of the Common Shares, as the context requires.

“Common Shares” means the common shares in the capital of the Company, which, after completion of the reorganization in Section 2.3(l), shall have the rights and restrictions specified in Exhibit A.

“Company” means Catamaran Corporation, a corporation continued under the laws of Yukon, Canada.

“Company Funding Amount” means such amount as shall be specified by the Parent in a written notice delivered to the Company no later than three Business Days prior to the Closing Date as the amount to be loaned to Company Sub 2 as contemplated under this Plan of Arrangement, which amount shall be sufficient to fund all payments contemplated hereby to be made by the Company and its Subsidiaries.

“Company Meeting” means the special meeting of Common Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.

“Company Options” means the outstanding options to purchase Common Shares issued pursuant to the Equity Incentive Plans.

“Company RSUs” means the outstanding restricted stock units (including, but not limited to, performance-based restricted stock units) granted under the Equity Incentive Plans.

“Company Securityholders” means, collectively, the Common Shareholders, the holders of Company Options and the holders of Company RSUs.

“Company Sub 1” means Catamaran Holdings I, LLC, a limited liability company formed under the laws of the State of Delaware and a wholly owned Subsidiary of the Company.

“Company Sub 2” means Catamaran LLC, a limited liability company formed under the laws of the State of Texas and an indirect wholly owned Subsidiary of the Company.

“Company Sub 2 Company Repayment Agreement” means an agreement between the Company and Company Sub 2 pursuant to which Company Sub 2 will repay the Company Sub 2 Company Repayment Amount to the Company owing under the Company Sub 2 Note.

“Company Sub 2 Company Repayment Amount” means such amount (equal to or less than the total amount owing by Company Sub 2 to the Company under the Company Sub 2 Note) as shall be specified by the Parent in a written notice delivered to the Company no later than three Business Days prior to the Closing Date as the amount to be repaid as contemplated under this Plan of Arrangement by Company Sub 2 to the Company.

“Company Sub 2 Luxco Repayment Agreement” means an agreement between Luxco and Company Sub 2 pursuant to which Company Sub 2 will repay the Company Sub 2 Luxco Repayment Amount to Luxco owing under the Luxco Financing Documents.

“Company Sub 2 Luxco Repayment Amount” means such amount (equal to or less than the total amount owing by Company Sub 2 to Luxco under the Luxco Financing Documents as of the Effective Date) as shall be specified by the Parent in a written notice delivered to the Company no later than three Business Days prior to the Closing Date as the amount to be repaid as contemplated under this Plan of Arrangement by Company Sub 2 to Luxco.

“Company Sub 2 Note” means that certain note agreement between Company Sub 2 and the Company dated on or about January 2, 2015 in the principal amount of $275,000,000, as amended.

“Company Sub 3” means Catamaran PBM of Illinois, Inc., a corporation incorporated under the laws of the State of Delaware and an indirect wholly owned Subsidiary of the Company.

“Company Sub 3 Luxco Repayment Agreement” means an agreement between Luxco and Company Sub 3 pursuant to which Company Sub 3 will repay the Company Sub 3 Luxco Repayment Amount to Luxco owing under the Luxco Financing Documents.

“Company Sub 3 Luxco Repayment Amount” means such amount (equal to or less than the total amount owing by Company Sub 3 to Luxco under the Luxco Financing Documents as of the Effective Date) as shall be specified by the Parent in a written notice delivered to the Company no later than three Business Days prior to the Closing Date as the amount to be repaid as contemplated under this Plan of Arrangement by Company Sub 3 to Luxco.

“Company Sub Distribution Amount” means such amount (equal to or less than the Company Funding Amount) as shall be specified by the Parent in a written notice delivered to the Company no later than three Business Days prior to the Closing Date as the amount to be loaned, repaid and/or distributed as contemplated under this Plan of Arrangement by Company Sub 2 to Company Sub 1.

“Consideration” means, in respect of each Common Share, an amount in cash equal to $61.50, subject to adjustment in accordance with Section 2.11 of the Arrangement Agreement.

“Court” means the Supreme Court of Yukon, or other court as applicable.

“Depositary” means such Person as the Purchaser may appoint to act as depositary for the Common Shares in relation to the Arrangement, with the approval of the Company, acting reasonably.

“Dissent Rights” has the meaning specified in Section 3.1.

“Dissenting Holder” means a registered Common Shareholder who has validly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Common Shares in respect of which Dissent Rights are validly exercised by such registered Common Shareholder.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Whitehorse, Yukon time) on the Effective Date (or such other time as the Parties agree to in writing before the Effective Date).

“Equity Award Conversion Ratio” means the quotient of (i) the Consideration divided by (ii) the Closing Date VWAP.

“Equity Incentive Plans” means the LTIP and the Assumed Plan.

“ESPP” means the Catamaran Corporation 2007 Employee Stock Purchase Plan, effective June 1, 2007, as amended.

“Exchanged Common Shares” means the Common Shares exchanged for Preferred Shares and Class X Common Shares pursuant to this Plan of Arrangement.

“Final Order” means the final order of the Court in a form acceptable to the Company and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.

“Funding Note” has the meaning set forth in Section 2.3(b).

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public body, authority or department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, ministry, governor-in-counsel, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi-governmental, administrative or private body, including any tribunal, commission, committee, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange.

“Interim Order” means the interim order of the Court pursuant to Section 195(4) of the YBCA in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended by the Court with the consent of the Company and the Purchaser, each acting reasonably.

“Law” means, with respect to any Person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, by-law, code, rule, regulation, order, injunction, judgment, award, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities.

“Letter of Transmittal” means the letter of transmittal sent to holders of Common Shares for use in connection with the Arrangement.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, assignment, lien (statutory or otherwise), or other similar encumbrance of any kind, in each case, whether contingent or absolute.

“LTIP” means the Catamaran Corporation Third Amended and Restated Long-Term Incentive Plan, effective March 5, 2014, as amended.

“Luxco” means Catamaran S. à r. L., a société à responsabilité limitée formed under the laws of the Grand Duchy of Luxembourg and a wholly owned Subsidiary of the Company.

“Luxco Distribution Amount” means such amount as shall be specified by the Parent (equal or less than the aggregate of the Company Sub 2 Luxco Repayment Amount and the Company Sub 3 Luxco Repayment Amount) in a written notice delivered to the Company no later than three Business Days prior to the Closing Date as the amount to be repaid and/or distributed as contemplated under this Plan of Arrangement by Luxco to the Company.

“Luxco Financing Documents” means (a) that certain note agreement between the Company and Company Sub 2 dated July 2, 2012 with an original aggregate principal amount of $2,000,000,000, as amended, and (b) that certain note agreement between the Company and Company Sub 3 dated October 1, 2013 with an original aggregate principal amount of $350,000,000, as amended, each as assigned or otherwise transferred by the Company to Luxco prior to the date hereof.

“NYSE” means the New York Stock Exchange.

“Parent” means UnitedHealth Group Incorporated, a corporation incorporated under the laws of the State of Minnesota, USA.

“Parent Shares” means the shares of the Parent common stock, par value $0.01 per share.

“Parent Stock-Based RSU” means a restricted stock unit denominated in Parent Shares.

“Parent Sub” means such subsidiary of Parent as shall be designated by the Parent by notice in writing to the Company delivered at least three Business Days prior to the Closing Date.

“Parties” means, collectively, the Company, the Parent and the Purchaser and “Party” means any one of them (and where applicable in the context, “Party” shall be construed to include both the Parent and the Purchaser).

“Person” includes any individual, partnership, limited partnership, association, body corporate, organization, joint venture, trust, estate, trustee, executor, administrator, legal representative, government (including a Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement proposed under Section 195 of the YBCA, and any amendments or variations made in accordance with the Arrangement Agreement or Section 5.1 or made at the direction of the Court in the Final Order with the consent of the Company and the Purchaser, each acting reasonably.

“Preferred Redemption Price” has the meaning specified in Exhibit C.

“Preferred Shares” means the redeemable retractable preferred shares in the capital of the Company which shall be created under this Plan of Arrangement, the rights and restrictions of which are specified in Exhibit C; provided that, for the avoidance of doubt, under no circumstances shall the amount payable upon redemption of a Preferred Share exceed the “paid-up capital” of such Preferred Share for purposes of the Tax Act at the time of such redemption.

“Purchaser” means 1031387 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada and a wholly owned Subsidiary of the Parent.

“Redemption Consideration per Share” means such amount in cash equal to the lesser of (i) the amount specified by the Parent to the Company as the redemption amount per Preferred Share no later than three Business Days prior to the Closing Date and (ii) the “paid-up capital” (for purposes of the Tax Act) of each Common Share immediately before the exchange of Exchanged Common Shares for Preferred Shares under this Plan of Arrangement.

“Registrar” means the Registrar of Corporations or a Deputy Registrar of Corporations appointed under Section 263 of the YBCA.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (if applicable) (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax” (including, with correlative meaning, the term “Taxes”) means all supranational, national, federal, state, provincial, local and foreign taxes, including income, profits, branch profits, franchise, gross receipts, environmental, customs duty, capital, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, goods and services, harmonized sales, occupancy and other taxes, Canadian employment insurance premiums, Canada Pension Plan contributions, and all other taxes, duties or assessments of any nature whatsoever, including any installments in respect thereof, imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Act” means the Income Tax Act (Canada).

“Trading Day” means a day on which Parent Shares are traded on the NYSE.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Withholding Amount” means the amount of U.S. withholding tax applicable to repayment and/or distribution by Company Sub 1 to the Company of the Company Sub Distribution Amount as specified in accordance with this Plan of Arrangement.

“YBCA” means the Business Corporations Act (Yukon).

1.2	Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(1)	Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. All references to “dollars” or to “$” are references to United States dollars.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)	Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (ii) “or” is not exclusive, (iii) “day” means “calendar day”, (iv) “hereof”, “herein”, “hereunder” and words of similar import, shall refer to this Plan of Arrangement as a whole and not to any particular provision of this Plan of Arrangement, (v) “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”, (vi) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”, and (vii) unless stated otherwise, “Article”, “Section” and “Exhibit” followed by a number or letter mean and refer to the specified Article or Section of or Exhibit to this Plan of Arrangement.

(5)	Statutes. Any reference to a statute refers to such statute and all rules, resolutions and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to the Arrangement Agreement.

2.2	Binding Effect

This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective, and be binding on the Parent, the Purchaser, Parent Sub, the Company, Luxco, Company Sub 1, Company Sub 2, Company Sub 3, all holders and beneficial owners of Common Shares (including Dissenting Holders) and Company Options and Company RSUs, the registrar and transfer agent of the Company, the Depositary and all other Persons at and after the Effective Time, without any further act or formality required on the part of any Person.

2.3	Arrangement

Commencing at the Effective Time, each of the following events shall occur sequentially as set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at one minute intervals starting at the Effective Time:

(a)	at the Effective Time, the Purchaser shall subscribe for one Common Share from the Company for a subscription price in cash equal to $61.50, and the Purchaser shall be entered on the register of Common Shares maintained by or on behalf of the Company;

(b)	at one minute after the Effective Time, Parent Sub shall loan the Company Funding Amount to Company Sub 2 on such terms as shall be specified in a promissory note issued by Company Sub 2 (the “Funding Note”), and such portion of the cash deposited with the Depositary as is equal to the Company Funding Amount shall thereupon cease to be beneficially owned by Parent Sub and shall be beneficially owned by Company Sub 2;

(c)	at two minutes after the Effective Time, pursuant to the Company Sub 2 Company Repayment Agreement, Company Sub 2 shall repay the Company Sub 2 Company Repayment Amount to the Company, and such portion of the cash deposited with the Depositary as is equal to the Company Sub 2 Company Repayment Amount shall thereupon cease to be beneficially owned by Company Sub 2 and shall be beneficially owned by the Company;

(d)	at three minutes after the Effective Time, Company Sub 2 shall loan, repay and/or distribute as a dividend, return of capital and/or otherwise (as specified by the Parent to the Company in a written notice delivered no later than three Business Days before the Closing Date) an amount equal to the Company Sub Distribution Amount to Company Sub 1, and such portion of the cash deposited with the Depositary as is equal to the Company Sub Distribution Amount shall thereupon cease to be beneficially owned by Company Sub 2 and shall be beneficially owned by Company Sub 1;

(e)	at four minutes after the Effective Time, pursuant to the Company Sub 2 Luxco Repayment Agreement, Company Sub 2 shall repay the Company Sub 2 Luxco Repayment Amount to Luxco, and such portion of the cash deposited with the Depositary as is equal to the Company Sub 2 Luxco Repayment Amount shall thereupon cease to be beneficially owned by Company Sub 2 and shall be beneficially owned by Luxco;

(f)	at five minutes after the Effective Time, pursuant to a contribution agreement between Company Sub 2 and Company Sub 3, Company Sub 2 shall contribute an amount equal to the Company Sub 3 Luxco Repayment Amount to Company Sub 3 as a contribution of capital, and such portion of the cash deposited with the Depositary as is equal to the Company Sub 3 Luxco Repayment Amount shall thereupon cease to be beneficially owned by Company Sub 2 and shall be beneficially owned by Company Sub 3;

(g)	at six minutes after the Effective Time, pursuant to the Company Sub 3 Luxco Repayment Agreement, Company Sub 3 shall repay the Company Sub 3 Luxco Repayment Amount to Luxco, and such portion of the cash deposited with the Depositary as is equal to the Company Sub 3 Luxco Repayment Amount shall thereupon cease to be beneficially owned by Company Sub 3 and shall be beneficially owned by Luxco;

(h)	at seven minutes after the Effective Time, Luxco shall repay and/or distribute as a dividend, return of capital, repayment of share premium and/or otherwise (as specified by the Parent to the Company in a written notice delivered no later than three Business Days before the Closing Date) an amount equal to the Luxco Distribution Amount to the Company, and such portion of the cash deposited with the Depositary as is equal to the Luxco Distribution Amount (less any Taxes required by Law to be withheld therefrom) shall thereupon cease to be beneficially owned by Luxco and shall be beneficially owned by the Company;

(i)	at eight minutes after the Effective Time, Company Sub 1 shall repay and/or distribute as a dividend, return of capital and/or otherwise (as specified by the Parent to the Company in a written notice delivered no later than three Business Days before the Closing Date) an amount equal to the Company Sub Distribution Amount to the Company, and such portion of the cash deposited with the Depositary as is equal to the amount by which (x) the Company Sub Distribution Amount exceeds (y) the Withholding Amount shall thereupon cease to be beneficially owned by Company Sub 1 and shall be beneficially owned by the Company;

(j)	at nine minutes after the Effective Time, in accordance with and pursuant to the terms of the applicable Equity Incentive Plans and award agreements (and included herein for administrative convenience only),

(i)	each Company Option that is outstanding immediately prior to such time and granted prior to January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, be fully vested, and shall be cancelled and shall only entitle the holder of such Company Option to receive (without interest), as soon as reasonably practicable after such time, an amount in cash equal to the product of (x) the number of Common Shares subject to such Company Option immediately prior to such time multiplied by (y) the excess, if any, of (A) the Consideration over (B) the exercise price per Common Share of such Company Option, less applicable Taxes required to be withheld with respect to such payment (for the avoidance of doubt, any Company Option which has an exercise price per Common Share that is greater than or equal to the Consideration shall be cancelled at such time for no consideration or payment); and

(ii)	(A) any vesting conditions applicable to each Company RSU that was granted prior to January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, accelerate in full (with performance-based Company RSUs vesting at 200% of the target level applicable to such performance-based Company RSU), and (B) each such Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after such time, an amount in cash equal to the Consideration, less applicable Taxes required to be withheld with respect to such payment; provided that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at such time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Equity Incentive Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code;

(k)	at 10 minutes after the Effective Time, each of the Common Shares held by Dissenting Holders in respect of which Dissent Rights have been validly exercised shall be and shall be deemed, without any further act or formality, to be transferred to the Purchaser (free and clear of all Liens) in consideration for a debt claim against the Purchaser for an amount in cash determined under Article 3, and:

(i)	such Dissenting Holders shall cease to be the holders of such Common Shares and to have any rights as holders of such Common Shares other than the right to be paid a cash amount equal to the fair value of such Common Shares as set out in Section 3.1;

(ii)	such Dissenting Holders’ names shall be removed as the holders of such Common Shares from the register of Common Shares maintained by or on behalf of the Company; and

(iii)	the Purchaser shall be deemed to be the transferee of such Common Shares free and clear of all Liens, and shall be entered in the register of Common Shares maintained by or on behalf of the Company;

(l)	at 11 minutes after the Effective Time, the Company shall undertake a reorganization of capital within the meaning of Section 86 of the Tax Act, and upon such reorganization of capital:

(i)	the articles of continuance of the Company shall be deemed to be amended such that (x) the authorized share capital of the Company is amended to create two new classes of shares consisting of an unlimited number of Class X Common Shares without nominal or par value, with terms and conditions as specified in Exhibit B, and an unlimited number of Preferred Shares without nominal or par value, with terms and conditions as specified in Exhibit C, and (y) the terms and conditions of the Common Shares are as specified in Exhibit A; and

(ii)	each Common Share then outstanding (other than any Common Shares in respect of which the Purchaser is the registered holder) shall be exchanged for (x) one-half of one Class X Common Share and (y) one Preferred Share, which Class X Common Shares (including any fractional Class X Common Shares) and Preferred Shares shall thereupon be issued by the Company, and the Exchanged Common Shares shall thereupon be cancelled, and

(A)	the holders of the Common Shares so exchanged shall cease to be the holders thereof and to have any rights or privileges as holders of such Common Shares;

(B)	such holders’ names shall be removed from the register of the Common Shares maintained by or on behalf of the Company;

(C)	each holder of Common Shares so exchanged shall be and shall be deemed to be the holder of the Class X Common Shares and Preferred Shares (in each case free and clear of any Liens) so issued in exchange for such Common Shares and shall be entered in the register of the Company as the registered holder thereof;

(D)	the total amount to be added to the stated capital account maintained by the Company for the Preferred Shares shall be the Aggregate Redemption Amount; and

(E)	the total amount to be added to the stated capital account maintained by the Company for the Class X Common Shares shall be the amount by which (x) the “paid-up capital” (for purposes of the Tax Act) of the Exchanged Common Shares exceeds (y) the stated capital of the Preferred Shares;

(m)	at 12 minutes after the Effective Time, each issued and outstanding Preferred Share shall, without any further action by or on behalf of the Purchaser, the Company or any holder of Preferred Shares, be redeemed by the Company for a redemption price per share equal to the Redemption Consideration per Share, and such Preferred Shares shall thereupon be cancelled, and the holders of such Preferred Shares shall cease to be the holders thereof and to have any rights as holders of such Preferred Shares, other than the right to be paid the Redemption Consideration per Share, and such portion of the cash deposited with the Depositary as is equal to the Aggregate Redemption Amount shall thereupon cease to be beneficially owned by the Company and shall be beneficially owned by such former holders of Preferred Shares;

(n)	at 13 minutes after the Effective Time, each issued and outstanding Class X Common Share (including any fractional Class X Common Shares) shall, without any further action by or on behalf of the Purchaser, the Company or any holder of Class X Common Shares, be transferred (free and clear of all Liens) by the holder thereof to the Purchaser for a purchase price equal to the Class X Purchase Price (or, for any fractional Class X Common Shares, a pro rata portion of the Class X Purchase Price) and such portion of the cash deposited with the Depositary as is equal to the cash portion of the aggregate Class X Purchase Price shall thereupon cease to be beneficially owned by the Purchaser and shall be beneficially owned by such former holders of Class X Common Shares, less any amounts withheld pursuant to Section 4.3, and

(i)	such former holders of Class X Common Shares shall cease to be the holders of such Class X Common Shares and to have any rights as holders of such Class X Common Shares other than the right to be paid the Class X Purchase Price;

(ii)	such former holders’ names shall be removed as the holders of such Class X Common Shares from the register of Class X Common Shares maintained by or on behalf of the Company; and

(iii)	the Purchaser shall be deemed to be the transferee of all such Class X Common Shares free and clear of all Liens, and shall be entered in the register of Class X Common Shares maintained by or on behalf of the Company as the sole owner of Class X Common Shares;

(o)	at 14 minutes after the Effective Time, in accordance with and pursuant to the terms of the applicable Equity Incentive Plans and award agreements (and included herein for administrative convenience only),

(i)	each Company Option that is outstanding immediately prior to such time and granted on or after January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, cease to represent an option to purchase Common Shares and shall be converted into an option to purchase a number of Parent Shares equal to the product (rounded down to the nearest whole number) of (x) the number of Common Shares subject to such Company Option immediately prior to such time and (y) the Equity Award Conversion Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per Common Share of such Company Option immediately prior to such time divided by (B) the Equity Award Conversion Ratio; provided, however, that the exercise price and the number of Parent Shares purchasable pursuant to the Company Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of Parent Shares purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code; provided further that, except as specifically provided above, following such time, each Company Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to such Company Option immediately prior to such time; provided, further, notwithstanding anything in this Plan of Arrangement to the contrary, if a Company Option is subject to an employment agreement with an individual holder in effect as of the date of the Arrangement Agreement that provides that such Company Option shall vest solely upon a change of control involving the Company (without the required occurrence of termination or any other event), such Company Option shall be treated as set forth in Section 2.3(j)(i) above; and

(ii)

each Company RSU, whether vested or unvested, that was granted on or after January 1, 2014 shall, automatically and without any required action on the part of the holder thereof, cease to represent a restricted stock unit denominated in Common Shares and shall be converted into a Parent Stock-Based RSU with the number of Parent Shares subject to each such Parent Stock-Based RSU being equal to the product (rounded down to the nearest whole number) of (x) the number of Common Shares subject to such Company RSU immediately prior to such time (based on a level of performance, for performance-based Company RSUs of (1) 166.67% of the target level for any such performance-based Company RSU granted in 2014 and (2) 133.33% of the target level for any such performance-based Company RSU granted in 2015) multiplied by (y) the Equity Award Conversion Ratio; provided that, except as specifically provided above, following such time, each such Parent Stock-Based RSU shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company RSU immediately prior to such time; provided further that the level of performance for performance-based Company RSUs will be permanently fixed at the levels set forth above; provided, further, notwithstanding anything in this Plan of Arrangement to the contrary, if a Company RSU is subject to an employment agreement with an individual holder in effect as of the date of the Arrangement Agreement that provides that such Company RSU shall vest solely upon a change of control involving the Company (without the required occurrence of termination or any other event), such Company RSU shall be treated as set forth in Section 2.3(j)(ii) above, provided that the number of Common Shares subject to such Company RSU immediately prior to the Effective Time shall be calculated based on a level of performance, for performance-based Company RSUs of (1) 166.67% of the target level for any such performance-based Company RSU granted in 2014 and (2) 133.33% of the target level for any such performance-based Company RSU granted in 2015;

(p)	concurrent with the timing in Section 2.3(o), (i) to the extent that Parent so elects by notice delivered not less than 10 Business Days prior to the Effective Time, each Equity Incentive Plan so elected by Parent for assumption by Parent shall be assumed by Parent, and (ii) all Equity Incentive Plans other than any Equity Incentive Plan which Parent elects to assume in the manner contemplated by clause (i) of this Section 2.3(p) shall be terminated (and all rights issued thereunder shall expire, and all the Company Options and Parent-Stock Based RSUs contemplated under Section 2.3(o) shall be granted under the Parent Stock Plans) and shall be of no further force or effect; and

(q)	at 16 minutes after the Effective Time, the ESPP and all agreements related thereto shall be terminated, and none of the Company or any of its Affiliates shall have any liabilities or obligations with respect to such plan, provided that (i) none of the foregoing will occur or will be deemed to occur unless all of the foregoing occur; and (ii) notwithstanding anything to the contrary herein, by virtue of this Section 2.3, each holder of Common Shares immediately prior to the Effective Time (other than any Dissenting Shares, which shall be entitled to receive an amount in cash determined under Article 3) shall be entitled to receive from the Purchaser (whom Parent shall cause to comply) and the Company in respect of each such Common Share (and the Redemption Consideration Per Share and the Class X Purchase Price shall together constitute) an aggregate amount of cash equal to the Consideration, less any amounts withheld pursuant to Section 4.3.

ARTICLE 3

RIGHTS OF DISSENT

3.1	Rights of Dissent

Each registered Common Shareholder may exercise dissent rights with respect to the Common Shares held by such holder (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 193 of the YBCA, as modified by the Interim Order, the Final Order and this Section 3.1; provided that, notwithstanding Section 193 of the YBCA, the written objection to the Arrangement Resolution must be received by the Company not later than 5:00 p.m. (Chicago, Illinois, U.S.A. time) two Business Days immediately preceding the date of the Company Meeting. Dissenting Holders who duly exercise their Dissent Rights shall be deemed to have transferred the Common Shares held by them and in respect of which Dissent Rights have been validly exercised to the Purchaser free and clear of all Liens, as provided in Section 2.3(k) and if they:

(a)

ultimately are entitled to be paid fair value for such Common Shares: (i) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(k)); (ii) will be entitled to be paid the fair value of such Common Shares, which fair value, notwithstanding anything to the contrary contained in Part 14 of the YBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted at the Company Meeting; and (iii) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Common Shares; or

(b)	ultimately are not entitled, for any reason, to be paid fair value for such Common Shares, shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares (and shall be entitled to receive the Consideration in the same manner as such non-Dissenting Holders).

3.2	Recognition of Dissenting Holders

(a)	In no circumstances shall the Parent, the Purchaser, the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Common Shares in respect of which such rights are sought to be exercised.

(b)	For greater certainty, in no case shall the Parent, the Purchaser, the Company or any other Person be required to recognize Dissenting Holders as holders of Common Shares in respect of which Dissent Rights have been validly exercised after the completion of the transfer under Section 2.3(k), and the names of such Dissenting Holders shall be removed from the registers of holders of the Common Shares in respect of which Dissent Rights have been validly exercised at the same time as the event described in Section 2.3(k) occurs.

(c)	In addition to any other restrictions under Section 193 of the YBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Company Options or holders of Company RSUs; and (ii) Common Shareholders who vote or have instructed a proxyholder to vote Common Shares in favor of the Arrangement Resolution (but only in respect of such Common Shares).

ARTICLE 4

CERTIFICATES AND PAYMENTS

4.1	Payment of Consideration

(a)

The Purchaser and the Parent shall, not later than the third Business Day following the receipt of the Final Order and the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties to the Arrangement Agreement in whose favor the condition is, of the conditions set out in Article 6 of the Arrangement Agreement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date) (and, for the avoidance of doubt, prior to the filing by the Company of the Articles of Arrangement with the Registrar), provide to the Depositary or cause to be so provided sufficient cash to satisfy the aggregate Consideration that the Common Shareholders are entitled to receive under this Plan of Arrangement, including in respect of the Aggregate Redemption Amount and the aggregate Class X Purchase Price (together with such further amounts as may be required to fund the Company Funding Amount), with the consideration per Common Share in respect of which Dissent Rights have been exercised being deemed to be the Consideration for this purpose, net of applicable withholdings in respect of such payments to Common Shareholders in accordance with Section 4.3. Such deposited cash shall be held in escrow by the Depositary for the benefit of the Purchaser or Parent Sub, as the case may be, until the Effective Time and thereafter for the holders of Common Shares immediately prior to the Effective Time as contemplated in Section 2.3. In the event the amount of cash shall be insufficient to make the payments contemplated by Section 2.3 to the holders of Common Shares immediately prior to the Effective Time, the Parent shall promptly deposit additional funds with the Depositary in an amount sufficient to make such payments. The cash deposited with the Depositary by or on behalf of the Purchaser and Parent Sub shall be held in an interest-bearing account, and any interest earned on such funds shall be for the account of the Purchaser or Parent Sub, as the case may

be. Nothing contained herein and no investment or other losses resulting from investment or holding by the Depositary of amounts deposited with the Depositary shall diminish the rights of any holder of Common Shares to receive the Consideration as provided herein.

(b)	Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to Section 2.3(l) (or, if such Exchanged Common Shares were issued on a non-certificated basis, such other evidence of ownership of such Exchanged Common Shares as is satisfactory to the Depositary, acting reasonably), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Common Shareholders providing such documentation shall be entitled to receive, and the Depositary shall deliver to such holder, the Consideration which such holder has the right to receive under the Arrangement in respect of such Common Shares, less any amounts withheld in accordance with Section 4.3, and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Exchanged Common Shares that is not registered in the share register of the Company, payment may be made and shares may be issued to a Person other than the Person in whose name the Exchanged Common Shares so surrendered are registered, if such Exchanged Common Shares shall be properly endorsed or otherwise be in proper form for transfer, in each case satisfactory to the Parent and the Depositary (each acting reasonably), and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Exchanged Common Shares or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

(c)	As soon as practicable after the Effective Date (and not later than the first regularly scheduled payroll date not less than five Business Days thereafter subject to any restrictions imposed by Section 409A of the Code with respect to any Company RSUs as provided for in Section 2.3(j)(ii) of this Plan of Arrangement), the Parent shall cause the Company to pay the amounts, net of applicable withholdings, to be paid to holders of Company Options and Company RSUs, either (i) pursuant to the normal payroll practices and procedures of the Company, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Company is not practicable for any such holder, by cheque (delivered to such holder of Company Options or Company RSUs, as applicable, as reflected on the register maintained by or on behalf of the Company in respect of the Company Options and Company RSUs, as applicable). With respect to Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made by the Parent at the earliest time permitted under the applicable Equity Incentive Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code. To the extent necessary, the Parent shall if necessary make a cash contribution to the Company in such amount as may be reasonably necessary in order to effectuate the payments to holders of Company Equity Awards.

(d)	Until surrendered as contemplated by this Section 4.1, each certificate (or other evidence of ownership, if applicable) that immediately prior to the Effective Time represented Common Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender the aggregate Consideration in lieu of the Common Shares represented thereby as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.3. Any such certificate (or other evidence of ownership, if applicable) formerly representing Common Shares not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Common Shares of any kind or nature against or in the Company, the Parent or the Purchaser. On such date, all Consideration to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser or the Company, as applicable, and shall be paid over by the Depositary to the Purchaser or as directed by the Purchaser.

(e)

Any payment made by way of cheque by the Depositary (or the Company, if applicable) pursuant to this Plan of Arrangement that has not been deposited as of, or has been returned to the Depositary (or the Company) on or prior to, or that otherwise remains unclaimed as of, in each case, the sixth anniversary of the Effective Time and any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration for the Common Shares, the Company Options and the Company RSUs pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Company, as applicable, for no consideration.

(f)	No holder of Common Shares, Company Options or Company RSUs shall be entitled to receive any consideration with respect to such Common Shares, Company Options or Company RSUs other than any consideration such holder is entitled to receive in accordance with Section 2.3 and this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

4.2	Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were exchanged pursuant to Section 2.3 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate the aggregate Consideration in respect thereof which such holder is entitled to receive pursuant to the Arrangement, deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such cash, give an affidavit (in form and substance reasonably acceptable to the Parent) of the claimed loss, theft or destruction of such certificate and a bond or surety satisfactory to the Parent and the Depositary (each acting reasonably) in such reasonable and customary sum as the Purchaser may direct, or otherwise indemnify the Parent, the Purchaser, the Company and the Depositary in a manner satisfactory to the Parent and the Depositary, each acting reasonably, against any claim that may be made against the Parent, the Purchaser, the Company and/or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

4.3	Withholding Rights

The provisions of Section 2.13 of the Arrangement Agreement shall apply to payments under this Plan of Arrangement.

4.4	U.S. Tax Treatment

Solely for U.S. tax purposes, the Parties will treat the reorganization of the capital of the Company pursuant to Section 2.3(l), the redemption of the Preferred Shares pursuant to Section 2.3(m), and the purchase of the Class X Common Shares pursuant to Section 2.3(n) as a sale or exchange of all of the Common Shares of the Company held by the Common Shareholders (other than any Common Shares held by the Purchaser) for the Consideration.

4.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

4.6	Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Common Shares, Company Options and Company RSUs issued or outstanding prior to the Effective

Time, (b) the rights and obligations of the Company Securityholders (other than with respect to any Company Options and Company RSUs converted into options to purchase Parent Shares and Parent Stock-Based RSUs, which shall also be subject to the terms of such securities), the Company and its Subsidiaries, the Parent and its Subsidiaries, the Depositary and any transfer agent or other depositary therefor in relation to this Plan of Arrangement, shall be solely as provided for in this Plan of Arrangement, Section 8.6(1)(i) and Section 8.6(1)(ii) of the Arrangement Agreement and (except with respect to the Common Shareholders and holders of Company Options and Company RSUs) the other agreements contemplated herein and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Common Shares, Company Options or Company RSUs (other than with respect to any Company Options and Company RSUs converted into options to purchase Parent Shares and Parent Stock-Based RSUs, which shall also be subject to the terms of such securities) shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement and Section 8.6(1)(i) and Section 8.6(1)(ii) of the Arrangement Agreement.

ARTICLE 5

AMENDMENTS

5.1	Amendments to Plan of Arrangement

(a)	The Parties may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (i) be set out in writing, (ii) be approved by the Parties, each acting reasonably, (iii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iv) communicated to the Company Securityholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by any of the Parties at any time prior to the Company Meeting (provided that the other Parties have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if (i) it is consented to in writing by each of the Parties (in each case, acting reasonably), and (ii) if required by the Court, it is consented to by some or all of the Common Shareholders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by the Purchaser, provided that it concerns a matter which, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the interest of any former Company Securityholder (including any former holder of Company Options and Company RSUs that become options to purchase Parent Shares or Parent Stock-Based RSUs).

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 6

FURTHER ASSURANCES

6.1	Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, following the Closing, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required or advisable by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

EXHIBIT A

TERMS OF COMMON SHARES

1.	Voting Rights. The holders of the Common Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Company and shall have one (1) vote for each Common Share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2.	Dividends. The holders of the Common Shares shall be entitled to receive dividends and the Company shall pay dividends, if, as and when declared by the Board of Directors of the Company in their absolute discretion, in such amount and in such form as the Board of Directors of the Company may from time to time determine, and all dividends which the Board of Directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding. For greater certainty, the Board of Directors of the Company may in their discretion declare dividends on any one or more classes of shares in the Company to the exclusion of all other classes of shares of the Company.

3.	Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the prior rights of the holders of the Preferred Shares and the pari passu rights of the holders of Class X Common Shares, be entitled to receive the amount paid up thereon for each Common Share held, and the holders of the Common Shares shall thereafter participate in the remaining assets of the Company in proportion to their Common Share holdings on a pari passu basis with the Class X Common Shares.

EXHIBIT B

TERMS OF CLASS X COMMON SHARES

1.	Voting Rights. The holders of the Class X Common Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Company and shall have four (4) votes for each Class X Common Share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2.	Dividends. The holders of the Class X Common Shares shall be entitled to receive dividends and the Company shall pay dividends, if, as and when declared by the Board of Directors of the Company in their absolute discretion, in such amount and in such form as the Board of Directors of the Company may from time to time determine, and all dividends which the Board of Directors of the Company may declare on the Class X Common Shares shall be declared and paid in equal amounts per share on all Class X Common Shares at the time outstanding. For greater certainty, the Board of Directors of the Company may in their discretion declare dividends on any one or more classes of shares in the Company to the exclusion of all other classes of shares of the Company.

3.	Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Class X Common Shares shall, subject to the prior rights of the holders of the Preferred Shares and the pari passu rights of the holders of Common Shares, be entitled to receive the amount paid up thereon for each Class X Common Share held, and the holders of the Class X Common Shares shall thereafter participate in the remaining assets of the Company in proportion to their Class X Common Share holdings on a pari passu basis with the Common Shares.

EXHIBIT C

TERMS OF PREFERRED SHARES

1.	Non-Voting. The holders of the Preferred Shares shall not be entitled to receive notice of or to attend any meetings of the shareholders of the Company and shall not be entitled to vote at any such meetings (except where the holders of a specified class of shares are entitled to vote separately as a class as provided by the Business Corporations Act (Yukon) (the “YBCA”)).

2.	Dividends. The holders of Preferred Shares shall be entitled to receive, in preference to the holders of Common Shares and Class X Common Shares, non-cumulative annual dividends calculated at the rate per Preferred Share of 5% per annum of the Preferred Redemption Price.

3.	Retraction. Subject to the YBCA, a holder of Preferred Shares shall be entitled to require the Company to redeem at any time on or after the date of issue thereof all or any portion of the Preferred Shares registered in the name of such holder. The Company shall redeem all Preferred Shares duly retracted pursuant to this retraction privilege (as determined by the directors of the Company) at a price per share equal to the Preferred Redemption Price. The “Preferred Redemption Price” of a Preferred Share at any time shall mean $[●][1], plus all dividends declared on the Preferred Shares prior to such time which remain unpaid.

4.	Redemption. Subject to the YBCA, the Company may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Preferred Shares on payment for each Preferred Share to be redeemed of an amount equal to the Preferred Redemption Price. The Preferred Shares so redeemed shall be cancelled.

5.	Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the rights of the holders of any class of shares ranking senior or pari passu with the Preferred Shares, the holder of each Preferred Share shall be entitled to receive the Preferred Redemption Price and no more for such Preferred Share prior to any distribution on the Common Shares.

[1]	An amount equal to the “Redemption Consideration per Share” pursuant to the Plan of Arrangement.

Annex C

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under Section 195 of the Business Corporations Act (Yukon) (the “YBCA”) involving Catamaran Corporation (the “Company”), pursuant to the arrangement agreement among the Company, UnitedHealth Group Incorporated and 1031387 B.C. Unlimited Liability Company, dated as of March 29, 2015, as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), all as more particularly described and set forth in the management information circular of the Company dated June 8, 2015 (the “Company Circular”) accompanying the notice of this meeting, is hereby authorized, approved and adopted.

2.	The plan of arrangement, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms, involving the Company (the “Plan of Arrangement”), the full text of which is set out as Annex B to the Company Circular, is hereby authorized, approved and adopted.

3.	The Arrangement Agreement and all the transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the Common Shareholders (as defined in the Arrangement Agreement) or that the Arrangement has been approved by the Supreme Court of Yukon (the “Court”), the directors of the Company are hereby authorized and empowered, at their discretion, without further notice to or approval of the Common Shareholders: (i) to amend or modify the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

5.	Any officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to make an application to the Court for an order approving the Arrangement and to execute, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, for filing with the Registrar under the YBCA, articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

C-1

Annex D

Blackstone Advisory Partners L.P.

March 29, 2015

Board of Directors

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, IL 60173

Members of the Board:

We understand that Catamaran Corporation (the “Company”), UnitedHealth Group Incorporated (the “Parent”) and 1031387 B.C. Unlimited Liability Company, a wholly owned subsidiary of the Parent (the “Purchaser”), plan to enter into an Arrangement Agreement (the “Arrangement Agreement”). The Arrangement Agreement provides for, among other things, the acquisition (the “Transaction”) by the Purchaser of all of the outstanding common shares of the Company (the “Company Shares”). As a result of the Transaction, the Company will become an indirect wholly owned subsidiary of the Parent. We also understand that, pursuant to the Transaction, each holder of a Company Share will receive in respect of each Company Share, other than with respect to any Company Shares for which dissenter’s rights are validly elected under the Arrangement Agreement and any Company Shares held by the Parent or its subsidiaries, an amount in cash per Company Share equal to $61.50 (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Arrangement Agreement.

You have asked us whether, in our opinion, the Consideration to be received by the holders of Company Shares in the Transaction is fair to such holders from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition, and operations of the Company that we believe to be relevant to our inquiry;

•	Reviewed certain internal information concerning the business, financial condition, and operations of the Company prepared and furnished to us by the management of the Company that we believe to be relevant to our inquiry;

•	Reviewed certain internal financial analyses, estimates and forecasts relating to the Company, including the Company’s financial forecasts for fiscal years 2015 through 2019, prepared and furnished to us by the management of the Company;

•	Reviewed the publicly available audited financial statements of the Company for fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014;

•	Held discussions with members of senior management of the Company concerning their evaluations of the Transaction and their businesses, operating and regulatory environment, financial condition, prospects, and strategic objectives, as well as such other matters as we deemed necessary or appropriate for purposes of rendering this opinion;

•	Reviewed the historical market prices and trading activity for the Company Shares;

•	Compared certain publicly available financial and stock market data for the Company with similar information for certain other publicly traded companies that we deemed to be relevant;

Blackstone Advisory Partners L.P.

345 Park Avenue

New York, NY 10154

212 583 5000

•	Reviewed the publicly available financial terms of certain other business combinations in industries similar to those in which the Company participates and the consideration received for such companies that we deemed to be relevant;

•	Performed a discounted cash flow analysis for the Company utilizing financial information prepared by and furnished to us by the management of the Company;

•	Reviewed the draft Arrangement Agreement, dated March 29, 2015; and

•	Performed such other financial studies, analyses and investigations, and considered such other matters as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, at your direction, we have relied without assuming responsibility or liability for independent verification upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to us by the Company, or otherwise discussed with or reviewed by or for us. We have assumed with your consent that the financial projections and other financial information prepared by the Company’s management and the assumptions underlying those projections and other financial information, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent the management of the Company’s best estimates and judgments as of the date of their preparation. We have assumed at your direction no responsibility for and express no opinion as to such analyses or forecasts, or the assumptions on which they are based. We have further relied with your consent upon the assurances of the management of the Company that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of the Company. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company, the Parent or the Purchaser under any state, federal or provincial laws.

We also have assumed with your consent that the final executed form of the Arrangement Agreement will not differ in any material respects from the latest draft provided to us and the consummation of the Transaction will be effected in accordance with the terms and conditions of the Arrangement Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Parent or the contemplated benefits of the Transaction. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

Our opinion does not take into account the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage. Our opinion is limited to the fairness, from a financial point of view, to the holders of Company Shares of the Consideration to be received by such holders in the Transaction, and we express no opinion as to the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Our opinion does not address any other aspect or implication of the Transaction, the Arrangement Agreement, or any other agreement or understanding entered into in connection with the Transaction or otherwise. We also express no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration or otherwise. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the prices or trading ranges at which the Company Shares will trade at any time. Furthermore, we express no opinion as to the impact of the Transaction on the solvency or viability of the Parent or the ability of the Parent to pay its obligations when they become due.

This opinion does not constitute a recommendation to any holder of Company Shares as to how such holder should vote with respect to the Transaction or any other matter. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This opinion has been approved by a fairness committee in accordance with established procedures.

This opinion is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction only and is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. This opinion is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or the Company, without our prior consent. However, a copy of this opinion may be included, in its entirety, as an exhibit to any disclosure documents that the Company is required to file with the United States Securities and Exchange Commission or any Canadian securities regulatory authorities in connection with the Transaction or to any submission to any Canadian court the approval of which is required in connection with the Transaction.

We have acted as financial advisor to the Company with respect to the Transaction and will receive fees from the Company for our services, a significant portion of which is contingent upon the consummation of the Transaction. A portion of our fees will also be payable upon delivery of this opinion. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion). In the two years prior to the date of this opinion, we have not received any fees from the Company or the Parent. In the ordinary course of our and our affiliates’ businesses, we and our affiliates may actively trade or hold the securities of the Company or the Parent or any of their respective affiliates for our or their own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Based on the foregoing and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be received by the holders of Company Shares in the Transaction is fair to such holders from a financial point of view.

Very truly yours,

/s/ Blackstone Advisory Partners L.P.

Blackstone Advisory Partners L.P.

Annex E

Yukon Business Corporations Act

RSY 2002, c.20

Shareholder’s Right to Dissent

1)	Subject to sections 194 and 243, a holder of shares of any class of a corporation may dissent if the corporation resolves to

a)	amend its articles under section 175 or 176 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class;

b)	amend its articles under section 175 to add, change or remove any restrictions on the business or businesses that the corporation may carry on;

c)	amalgamate with another body corporate, otherwise than under section 186;

d)	be continued under the laws of another jurisdiction under section 191; or

e)	sell, lease or exchange all or substantially all its property under paragraph 192(1)(c).

2)	A holder of shares of any class or series of shares entitled to vote under section 178 may dissent if the corporation resolves to amend its articles in a manner described in that section.

3)	In addition to any other right, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

4)	A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

5)	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

a)	at or before any meeting of shareholders at which the resolution is to be voted on; or

b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after learning that the resolution was adopted and of the right to dissent.

5.1)	The execution or exercise of a proxy does not constitute a written objection for the purposes of subsection (5).

6)	An application may be made to the Supreme Court after the adoption of a resolution referred to in subsection (1) or (2),

a)	by the corporation; or

b)	subject to subsection (6.1), by a shareholder if an objection under subsection (5) has been sent by the shareholder to the corporation,

to set the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

6.1)	A shareholder who has sent an objection under subsection (5) ceases to be a dissenting shareholder and is not entitled to make an application under subsection (6) or to claim under this section if

a)	the shareholder votes, in person or by proxy, in favour of the resolution referred to in subsection (1) or (2); or

b)	the shareholder withdraws the objection by written notice to the corporation.

7)	If an application is made under subsection (6), the corporation shall, unless the Supreme Court otherwise orders, send to each dissenting shareholder a written offer to pay an amount considered by the directors to be the fair value of the shares to that shareholder.

8)	Unless the Supreme Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant; or

b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

9)	Every offer made under subsection (7) shall

a)	be made on the same terms; and

b)	contain or be accompanied by a statement showing how the fair value was determined.

10)	A dissenting shareholder may make an agreement with the corporation for the purchase of that shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Supreme Court pronounces an order setting the fair value of the shares.

11) A dissenting shareholder

a)	is not required to give security for costs in respect of an application under subsection (6); and

b)	except in special circumstances shall not be required to pay the costs of the application or appraisal.

12)	In connection with an application under subsection (6), the Supreme Court may give directions for

a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Supreme Court, are in need of representation;

b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery;

c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares;

d)	the deposit of the share certificates with the Supreme Court or with the corporation or its transfer agent;

e)	the appointment and payment of independent appraisers, and the procedures to be followed by them;

f)	the service of documents; and

g)	the burden of proof on the parties.

13)	On an application under subsection (6), the Supreme Court shall make an order

a)	setting the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application;

b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders; and

c)	setting the time within which the corporation must pay that amount to a shareholder.

14)	On

a)	the action approved by the resolution from which the shareholder dissents becoming effective;

b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for that shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise; or

c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

15)	Paragraph (14)(a) does not apply to a shareholder referred to in paragraph (5)(b).

16)	Until one of the events mentioned in subsection (14) occurs,

a)	the shareholder may withdraw the dissent; or

b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

17)	The Supreme Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder because of subsection (14) until the date of payment.

18)	If subsection (20) applies, the corporation shall, within 10 days after

a)	the pronouncement of an order under subsection (13); or

b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

19)	Even though a judgment has been given in favour of a dissenting shareholder under paragraph (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to having full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

20)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

21)	Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the Supreme Court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (3), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance with such terms and conditions as the Supreme Court thinks fit.

Annex F

Clerk’s Stamp

S. C. No. 15-A0027

Form 44 (Rule 43(3))

SUPREME COURT OF YUKON

IN THE MATTER OF AN APPLICATION FOR APPROVAL

OF AN ARRANGEMENT UNDER SECTION 195 OF THE

BUSINESS CORPORATIONS ACT

R.S.Y. 2002, C.20 AND AMENDMENTS THERETO

AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT

INVOLVING CATAMARAN CORPORATION AND ITS SHAREHOLDERS

Petitioner

INTERIM ORDER

BEFORE THE HONOURABLE )	FRIDAY, THE 29TH
MR. JUSTICE R. S. VEALE )	DAY OF MAY, 2015

UPON the application of the petitioner, Catamaran Corporation (“Catamaran”), coming on for hearing pursuant to section 195 of the Business Corporations Act (Yukon), R.S.Y. 2002, c. 20, as amended (“YBCA”);

AND UPON reading the said Petition and the Affidavit of Michael Shapiro #1, sworn on May 24, 2015 (the “Affidavit”), including the arrangement agreement (as it may be amended, modified or supplemented in accordance with its terms, the “Arrangement Agreement”) among Catamaran, UnitedHealth Group Incorporated (the “Parent”) and 1031387 B.C. Unlimited Liability Company (the “Purchaser”), dated March 29, 2015, and the Plan of Arrangement (the “Plan of Arrangement”) attached as Schedule A to the Arrangement Agreement of which is attached as Exhibit “E” to the Affidavit;

AND UPON hearing the submissions of counsel for Catamaran;

The Meeting

1. THIS COURT ORDERS that Catamaran is permitted to call, hold and conduct a special meeting (the “Meeting”) of the holders of common shares (the “Common Shares”) in the capital of Catamaran (the “Common Shareholders”) to be held at the offices of Sidley Austin LLP, One Dearborn Street, Chicago, Illinois 60603, U.S.A. on July 14, 2015, 2015, at 9:00 a.m. (Chicago, Illinois, U.S.A. time) in order for the Common Shareholders to, among other things, consider, and, if determined advisable, pass a special resolution (the “Arrangement Resolution”) authorizing, adopting or approving, with or without variation, an arrangement among Catamaran, its shareholders, the Parent and the Purchaser pursuant to section 195 of the YBCA (the “Arrangement”) and to transact such further or other business, including amendments to the foregoing, as is contemplated in the Proxy Circular and Proxy Statement of Catamaran (the “Proxy Circular”) a draft of which is attached as Exhibit “F” to the Affidavit or as may properly be brought before the Meeting or any adjournment or postponement thereof.

2. THIS COURT ORDERS that the Meeting shall be called, held and conducted in accordance with the YBCA, the notice of meeting of the Common Shareholders, which accompanies the Proxy Circular (the “Notice of Meeting”), the articles and bylaws of Catamaran and the rulings and directions of the Chair of the Meeting, subject to what may be provided hereafter and subject to further order of this Honourable Court.

3. THIS COURT ORDERS that the record date for determination of the Common Shareholders entitled to notice of, to attend, and to vote at, the Meeting shall be June 4, 2015 (the “Record Date”). The Record Date will not change in respect of any adjournments or postponements of the Meeting.

4.	THIS COURT ORDERS that the only persons entitled to attend or speak at the Meeting shall be:

(a)	the Common Shareholders as of the Record Date or their respective proxyholders;

(b)	the officers, directors, auditors, and advisors of Catamaran;

(c)	representatives of the Parent and Purchaser; and

(d)	other persons who may receive the permission of the Chairman of the Meeting.

5. THIS COURT ORDERS THAT the Chair of the Meeting shall be determined in accordance with the procedures set out in the bylaws of Catamaran.

6. THIS COURT ORDERS that Mediant Communications, LLC is authorized to act as scrutineer for the Meeting.

Quorum

7. THIS COURT ORDERS that the quorum at the meeting shall be holders of not less than one-third (33 1⁄3%) of the outstanding Common Shares, present in person or represented by proxy at the opening of the Meeting, provided that there must be at least two Common Shareholders present in person.

Amendments to the Arrangement and Plan of Arrangement

8. THIS COURT ORDERS that Catamaran is authorized to make, subject to the terms of the Arrangement Agreement, and paragraph 9 below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Common Shareholders, or others entitled to receive notice under paragraph 12 or 13 hereof and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Common Shareholders at the Meeting and shall be the subject of the Arrangement Resolution. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Honourable Court at the hearing for the final approval of the Arrangement.

9. THIS COURT ORDERS that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement, as referred to in paragraph 8 above, would, if disclosed, reasonably be expected to affect a Common Shareholder’s decision to vote for or against the Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Honourable Court, by press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances as Catamaran may determine.

Amendments to the Proxy Circular

10. THIS COURT ORDERS that Catamaran is authorized to make such amendments, modifications and/or supplements to the draft Proxy Circular as it may determine and the Proxy Circular, as so amended, modified and/or supplemented, shall be the Proxy Circular to be distributed in accordance with paragraphs 12 and 13.

Adjournment and Postponements

11. THIS COURT ORDERS that Catamaran, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Common Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Catamaran may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chair of the Meeting in respect of adjournments and postponements, and the Chair of the Meeting, without a vote of Common Shareholders, will be entitled to adjourn the Meeting if a quorum is not present at the opening of the Meeting.

Notice of Meeting

12. THIS COURT ORDERS that, in order to effect notice of the Meeting, Catamaran shall send the Proxy Circular, including this Interim Order, the Notice of Application (the “Notice of Application”) for a final order approving the Arrangement (the “Final Order”) (substantially in the form attached hereto as Exhibit “A”) and the Notice of Meeting, and the form of proxy, along with such amendments or additional documents as Catamaran may determine are necessary or desirable (collectively, the “Meeting Materials”), to the following:

(a)	the registered Common Shareholders at the close of business on the Record Date, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing, delivery or transmittal and the date of the Meeting, by one or more of the following methods:

i.	by pre-paid ordinary or first class mail at the addresses of the Common Shareholders as they appear on the books and records of Catamaran, or its registrar and transfer agent, at the close of business on the Record Date and if no address is shown therein, then the last address of the person known to Catamaran;

ii.	by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or

iii.	by facsimile or electronic transmission to any registered Shareholder, who is identified to the satisfaction of Catamaran, who requests such transmission in writing and, if required by Catamaran, who is prepared to pay the charges for such transmission;

(b)	non-registered Common Shareholders by providing sufficient copies of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and

(c)	the directors and auditors of Catamaran, by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting;

and that substantial compliance with this paragraph shall constitute sufficient notice of the Meeting.

13. THIS COURT ORDERS that Catamaran distribute the Meeting Materials to the holders of the outstanding options to purchase Common Shares issued pursuant to the Catamaran Corporation Third Amended and Restated Long-Term Incentive Plan, effective March 5 2014, and the Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan (such plans, the “Equity Incentive Plans” and such options, the “Company Options”) or outstanding restricted stock units (including, but not limited to, performance-based restricted stock units) issued pursuant to the Equity Incentive Plans (the “Company RSUs”), and Catamaran is hereby authorized to distribute or cause to be distributed the Proxy Circular (including this Interim Order) and any other communications or documents determined by Catamaran to be necessary or desirable (collectively, the “Court Materials”) in any manner permitted under the applicable terms of the Company Options and Company RSUs.

14. THIS COURT ORDERS that accidental failure or omission by Catamaran to give notice of the Meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Catamaran, or the non-receipt of such notice shall, subject to further order of this Honourable Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Catamaran, it shall use its reasonable best efforts to rectify it by the method and in the time more reasonably practicable in the circumstances.

15. THIS COURT ORDERS that Catamaran is hereby authorized to make such amendments, modifications and/or supplements to the Meeting Materials and Court Materials, as Catamaran may determine in accordance with the terms of the Arrangement Agreement (“Additional Information”), and that notice of such Additional Information may, subject to paragraph 9 above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Catamaran may determine.

Solicitation and Revocation of Proxies

16. THIS COURT ORDERS that Catamaran is authorized to use proxies substantially in the form of the draft accompanying the Proxy Circular, with such amendments and additional information as Catamaran may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Catamaran and the Purchaser are authorized, at their expense, to solicit proxies, directly or through their officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as they may determine.

17. THIS COURT ORDERS that proxies must be received by Catamaran by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any adjournment or postponement thereof. Catamaran may waive generally, in its discretion, the time limits set out in the Proxy Circular for the deposit or revocation of proxies by Common Shareholders, if Catamaran deems it advisable to do so.

18. THIS COURT ORDERS that Common Shareholders shall be entitled to revoke their proxies in accordance with section 150 of the YBCA (except as the procedures of that section are varied by this paragraph) at any time before it is voted by: (a) submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card; (b) delivering a signed written notice of revocation bearing a date later than the date of the proxy to Catamaran’s Corporate Secretary at 1600 McConnor Parkway Schaumburg, Illinois, U.S.A., stating that the proxy is revoked; (c) submitting a later-dated proxy card relating to the same Common Shares; (d) attending the Meeting and voting in person; or (e) in any other manner permitted by law. Beneficial holders of Common Shares are required to contact their bank, broker trust or other nominee to obtain instructions as to how to revoke or change their proxies.

Voting

19. THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the Arrangement Resolution, or such other business as may be properly brought before the Meeting, shall be those registered Common Shareholders who hold Common Shares of Catamaran as of the close of business on the Record Date. Company Options and Company RSUs are not entitled to be voted in respect of the Arrangement Resolution or at the Meeting. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

20. THIS COURT ORDERS that votes shall be taken at the Meeting on the basis of one vote per Common Share and that in order for the Plan of Arrangement to be implemented, subject to further Order of this

Honourable Court, the Arrangement Resolution must be passed, with or without variation, at the Meeting by an affirmative vote of at least two-thirds (66 2⁄3%) of the votes cast in respect of the Arrangement Resolution at the Meeting by the Common Shareholders in person or by proxy.

21. THIS COURT ORDERS that the vote of the Common Shareholders to approve the Arrangement Resolution shall be sufficient to authorize Catamaran to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Proxy Circular without the necessity of any further approval by the Common Shareholders, subject only to final approval of the Arrangement by this Honourable Court.

22. THIS COURT ORDERS that the vote of the Common Shareholders on the Arrangement Resolution shall be conducted by ballot.

23. THIS COURT ORDERS that in respect of matters properly brought before the Meeting pertaining to items of business affecting Catamaran (other than in respect of the Arrangement Resolution), each Common Shareholder is entitled to one vote for each Common Share held.

Dissent Rights

24. THIS COURT ORDERS that each registered Common Shareholder shall be entitled to exercise Dissent Rights in connection with the Arrangement Resolution in accordance with section 193 of the YBCA (except as the procedures of that section are varied by this Interim Order, the Plan of Arrangement and the Final Order) provided that, notwithstanding subsection 193(5) of the YBCA, any registered Common Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to Catamaran in the form required by section 193 of the YBCA, the Arrangement Agreement and the Plan of Arrangement, which written objection must be received by Catamaran (either at its principal executive offices, 1600 McConnor Parkway, Schaumburg, Illinois 60173, Attention: Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary, or at its registered office in Yukon, Canada, c/o Lackowicz & Hoffman, 204 Black Street, Suite 300, Whitehorse, Yukon, Canada Y1A 2M9, Attention: Clifford Berman, Senior Vice President, General Counsel and Corporate Secretary) not later than 5:00 p.m. (Chicago, Illinois, U.S.A. time) two (2) business days immediately preceding the Meeting (or any adjournment or postponement thereof), and must otherwise strictly comply with the requirements of the YBCA, as modified by this Interim Order and the Plan of Arrangement. A vote against the Arrangement Resolution or an abstention will not constitute written notice of dissent.

25. THIS COURT ORDERS that registered Common Shareholders will be the only Common Shareholders entitled to exercise rights of dissent. A beneficial holder of Common Shares registered in the name of a broker, custodian, trustee, nominee or intermediary who wishes to dissent must make arrangements for the registered Common Shareholder to dissent on behalf of the beneficial holder of Common Shares or, alternatively, make arrangements to become a registered Common Shareholder.

26. THIS COURT ORDERS that a dissenting Common Shareholder must not have voted his, her or its Common Shares at the Meeting, either by proxy or in person, in favour of the Arrangement Resolution.

27. THIS COURT ORDERS that notice to the Common Shareholders of their dissent right with respect to the Arrangement Resolution will be given by including information with respect to the dissent right in the Proxy Circular.

28. THIS COURT ORDERS that subject to further order of this Court, the rights available to Common Shareholders under the YBCA and the Plan of Arrangement to dissent from the Arrangement will constitute full and sufficient dissent rights for the Common Shareholders with respect to the Arrangement.

29. THIS COURT ORDERS that, notwithstanding subsection 193(3) of the YBCA, the Purchaser, not Catamaran, shall be required to offer to pay fair value for Common Shares held by registered Common Shareholders who duly exercise Dissent Rights, and to pay the amount to which such Common Shareholders may be entitled pursuant to the terms of the Plan of Arrangement. In accordance with the Plan of Arrangement and the Proxy Circular, all references to “corporation” in subsections 193(3), (6), (7), (8), (10), (12), (13), (14), (18) and (19) of the YBCA shall be deemed to refer to Purchaser in place of the “corporation” and the Purchaser shall have all of the rights, duties and obligations of the “corporation” under said sections.

30. THIS COURT ORDERS that each registered Common Shareholder who duly exercises such Dissent Rights set out in paragraph 24 above shall, at the time set out in the Plan of Arrangement, be deemed to have transferred the Common Shares held by them, and in respect of which Dissent Rights have been validly exercised, to the Purchaser free and clear of all mortgages, charges, pledges, hypothecs, security interests, prior claims, assignments, liens (statutory or otherwise), or other similar encumbrances of any kind, in each case, whether contingent or absolute, and if they:

(a)	are ultimately determined by this Honourable Court to be entitled to be paid fair value for such Common Shares, shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(k)) of the Plan of Arrangement and shall be entitled to consideration being a debt obligation of cash from the Purchaser equal to such fair value, which fair value is to be determined as of the close of business on the day before the Arrangement Resolution is adopted at the Meeting; or

(b)	are for any reason ultimately determined by this Honourable Court not to be entitled to be paid fair value for their Common Shares pursuant to the exercise of the Dissent Right, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Common Shareholder and shall be entitled to receive an aggregate amount in cash per Common Share equal to US$61.50 (without interest and less applicable withholding taxes) in the same manner as such non-dissenting Common Shareholders;

but in no circumstances shall the Parent, the Purchaser or Catamaran or any other person be required to recognize such registered Common Shareholders as holders of Common Shares at or after the completion of the transfer under section 2.3(k) of the Plan of Arrangement and the names of such registered Common Shareholders shall be removed from Catamaran’s register of holders of Common Shares at that time.

Hearing of Application for Approval of the Arrangement

31. THIS COURT ORDERS that upon approval by the Common Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, Catamaran may apply to this Honourable Court for final approval of the Arrangement.

32. THIS COURT ORDERS that distribution of the Interim Order and Notice of Application along with the Proxy Circular, when sent in accordance with paragraph 12 and 13, shall constitute good and sufficient service of this Interim Order and no other form of service need be effected and no other material need be served unless an Appearance and a Response is served in accordance with paragraph 33.

33. THIS COURT ORDERS that any Appearance and Response served in response to the Petition shall be served on the solicitors for Catamaran, as soon as reasonably practicable and, in any event, no less than three (3) business days before the hearing of the application for the Final Order, at the following address:

Lackowicz & Hoffman

Barristers & Solicitors

Suite 300, 204 Black Street

Whitehorse, Yukon Y1A 2M9

Attention: Paul W. Lackowicz

or service of the Response may be effected by fax or email if sent to both of the following fax numbers or both of the following email addresses:

Fax: 867-668-5251 (Lackowicz & Hoffman, Attention: Paul W. Lackowicz)

Email: plackowicz@yukonlaw.com

- and -

Fax: 416-863-6275 (Baker and Mckenzie, Attention: Matthew J. Latella)

Email: matthew.latella@bakermckenzie.com

34. THIS COURT ORDERS that, subject to further order of this Honourable Court, the only persons entitled to appear to be heard at the hearing of the application for the Final Order shall be:

(a)	Catamaran;

(b)	the Parent;

(c)	the Purchaser; and

(d)	any person who has filed and delivered an Appearance and a Response in accordance with the Petition, this Interim Order and the Yukon Rules of Court.

35. THIS COURT ORDERS that any materials to be filed by Catamaran in support of the application for the Final Order may be filed up to one day prior to the hearing of the Petition without further order of this Honourable Court.

36. THIS COURT ORDERS that in the event the application for the Final Order does not proceed on the date set forth in the Notice of Application and is adjourned, only those persons who have filed and delivered an Appearance and a Response in accordance with paragraph 34 shall be entitled to be given notice of the adjourned date and served with any additional material.

Precedence

37. THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Common Shares, Company Options, Company RSUs or other rights to acquire voting Common Shares, or the articles or by-laws of Catamaran, this Interim Order shall govern.

Extra-Territorial Assistance

38. THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States or other country to act in aid of and to assist this Honourable Court in carrying out the terms of this Interim Order.

Variance

39. THIS COURT ORDERS that Catamaran shall be entitled to seek leave to vary this Interim Order upon such terms and upon the giving of such notice as this Honourable Court may direct.

BY THE COURT

(signed) “Jackie Davis”
Clerk of the Court

APPROVED AS TO THE ORDER MADE:

(signed) “Paul W. Lackowicz”
Paul W. Lackowicz, Lawyer for the Petitioner

EXHIBIT “A”

S. C. No. 15-A00

IN THE SUPREME COURT OF YUKON

IN THE MATTER OF AN APPLICATION FOR APPROVAL OF AN ARRANGEMENT UNDER SECTION 195 OF THE BUSINESS CORPORATIONS ACT R.S.Y. 2002, C.20 AND

AMENDMENTS THERETO

AND IN THE MATTER OF A PROPOSED PLAN OF

ARRANGEMENT INVOLVING CATAMARAN CORPORATION

AND ITS SHAREHOLDERS

NOTICE OF APPLICATION FOR FINAL ORDER

NOTICE IS HEREBY GIVEN that a Petition has been filed with the Supreme Court of Yukon (the “Court”) by Catamaran Corporation (“Catamaran” or the “Petitioner”) for approval of a proposed plan of arrangement (the “Plan of Arrangement”) pursuant to Section 195 of the Business Corporations Act, R.S.Y. 2002, c. 20, as amended (the “YBCA”) involving Catamaran, UnitedHealth Group Incorporated (the “Parent”) and 1031387 B.C. Unlimited Liability Company (the “Purchaser”) and the holders (the “Catamaran Shareholders”) of common shares (“Catamaran Shares”) of Catamaran, which Plan of Arrangement is described in greater detail in the proxy circular and proxy statement of Catamaran dated June **, 2015 accompanying this Notice of Application for Final Order.

AND NOTICE IS FURTHER GIVEN that the Court, by an Order dated May 29, 2015, (the “Interim Order”) has given directions as to the calling, holding and conduct of a meeting of the Catamaran Shareholders for the purpose of, among other things, considering and voting upon the Plan of Arrangement and matters relating thereto.

AND NOTICE IS FURTHER GIVEN that pursuant to the Interim Order, if the Plan of Arrangement is approved by the requisite vote of the Catamaran Shareholders, Catamaran intends to seek an Order approving the Plan of Arrangement (the “Final Order”) at a final hearing of the Petition (the “Final Application”) to be held before a Justice of the Supreme Court of Yukon at The Law Courts, 2134 Second Avenue, in the City of Whitehorse, Yukon, on July 16, 2015 at 10:00 a.m. (Whitehorse time), or so soon thereafter as counsel may be heard. At the Final Application, Catamaran intends to seek:

1.	A Final Order:

(a)	declaring that the terms and conditions of the Plan of Arrangement, and the procedures relating thereto, are fair to the persons affected;

(b)	approving the Plan of Arrangement proposed by Catamaran pursuant to section 195 of the YBCA and pursuant to the terms and conditions of the Arrangement Agreement, as described in the Affidavit of Michael Shapiro #1, May 24, 2015; and

(c)	declaring that the Plan of Arrangement will, upon the filing of articles of arrangement and a copy of the Final Order pursuant to the provisions of section 195 of the YBCA, become effective in accordance with its terms; and

2.	Such other and further orders, declarations and directions as the Honourable Court may deem just.

AND NOTICE IS FURTHER GIVEN that any Catamaran Shareholder or any other interested party desiring to support or oppose the making of a Final Order at the Final Application may be heard at the hearing thereof by filing and delivering an Appearance and a Response as set forth below and any affidavit material upon which the Catamaran Shareholder or other interested party may wish to rely.

IF YOU WISH TO BE HEARD AT THE FINAL APPLICATION OR WISH TO BE NOTIFIED OF ANY FURTHER PROCEEDINGS, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing a form entitled

“Appearance” (form 9 of the Rules of Court, “Appearance”) and a form entitled “Response” (form 11 of the Rules of Court, “Response”) at the Registry of the Supreme Court of Yukon (the “Registry”) not less than three business days prior to the date of the Final Application and YOU MUST ALSO DELIVER a copy of the Appearance and the Response to the Petitioner’s address for delivery, which is set out below, not less than three business days prior to the date of the Final Application.

YOU OR YOUR SOLICITOR may file the Appearance and the Response. You may obtain a form of Appearance and form of Response from the Registry. If you wish to file an Affidavit it must be sworn to before an officer commissioned to take oaths and must be filed with the Court not less than three days prior to the date of the Final Application. A properly completed form of Appearance and Response must accompany or precede any such Affidavit.

The address of the Registry is: Supreme Court of Yukon, The Law Courts, 2134 Second Avenue, Whitehorse, Yukon Y1A 5H6, Phone: (867) 667-5441, Fax: (867) 393-6212.

If you do not file and deliver an Appearance and a Response as aforesaid and attend either in person or by counsel at the time of Final Application, the Court may approve the Plan of Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit. IF YOU DO NOT FILE AN APPEARANCE AND A RESPONSE, you will not be permitted to present written or oral testimony at the Final Application, and any action in the proceedings may be taken without further notice to you. If the Plan of Arrangement is approved and completed, it will significantly affect the legal rights of all Catamaran Shareholders.

A copy of the Petition and other documents in the proceedings will be furnished, free of charge, to any Catamaran Shareholder upon request in writing addressed to the solicitors for the Petitioner at its address for delivery.

The Petitioner’s address for delivery is as follows:

Delivery of physical documents may be made at the following address:

Lackowicz & Hoffman

Barristers & Solicitors

Suite 300, 204 Black Street

Whitehorse, Yukon Y1A 2M9

Attention: Paul W. Lackowicz

or, delivery of documents may be effected by fax or email if sent to both of the following fax numbers or both of the following email addresses:

Fax: 867-668-5251 (Lackowicz & Hoffman, Attention: Paul W. Lackowicz)

Email: plackowicz@yukonlaw.com

- and -

Fax: 416-863-6275 (Baker & McKenzie, Attention: Matthew J. Latella)

Email: matthew.latella@bakermckenzie.com

DATED this *** day of ***, 2015.

(signed) “Paul W. Lackowicz”

Paul W. Lackowicz Lawyer for the Petitioner

AUTHORIZED BY THE BOARD OF DIRECTORS OF CATAMARAN CORPORATION

(signed) “Mark A. Thierer”

Mark A. Thierer Chairman and Chief Executive Officer Catamaran Corporation

S.C. No. 15-A0027

SUPREME COURT OF YUKON

IN THE MATTER OF AN APPLICATION FOR APPROVAL

OF AN ARRANGEMENT UNDER SECTION 195 OF THE

BUSINESS CORPORATIONS ACT

R.S.Y. 2002, C.20 AND AMENDMENTS THERETO

AND IN THE MATTER OF A PROPOSED PLAN OF ARRANGEMENT INVOLVING

CATAMARAN CORPORATION AND ITS SHAREHOLDERS

Petitioner

INTERIM ORDER

Lackowicz & Hoffman

Barristers & Solicitors

Suite 300, 204 Black Street

Whitehorse, Yukon Y1A 2M9

Attention: Paul W. Lackowicz

Fax: (867) 668-5251

Telephone: (867) 668-5252

Email: plackowicz@yukonlaw.com

File No. 38857

Annex G

S. C. No. 15-A0027

IN THE SUPREME COURT OF YUKON

IN THE MATTER OF AN APPLICATION FOR APPROVAL

OF AN ARRANGEMENT UNDER SECTION 195 OF THE

BUSINESS CORPORATIONS ACT R.S.Y. 2002, C.20 AND

AMENDMENTS THERETO

AND IN THE MATTER OF A PROPOSED PLAN OF

ARRANGEMENT INVOLVING CATAMARAN CORPORATION

AND ITS SHAREHOLDERS

NOTICE OF APPLICATION FOR FINAL ORDER

NOTICE IS HEREBY GIVEN that a Petition has been filed with the Supreme Court of Yukon (the “Court”) by Catamaran Corporation (“Catamaran” or the “Petitioner”) for approval of a proposed plan of arrangement (the “Plan of Arrangement”) pursuant to Section 195 of the Business Corporations Act, R.S.Y. 2002, c. 20, as amended (the “YBCA”) involving Catamaran, UnitedHealth Group Incorporated (the “Parent”) and 1031387 B.C. Unlimited Liability Company (the “Purchaser”) and the holders (the “Catamaran Shareholders”) of common shares (“Catamaran Shares”) of Catamaran, which Plan of Arrangement is described in greater detail in the proxy circular and proxy statement of Catamaran dated June 8, 2015 accompanying this Notice of Application for Final Order.

AND NOTICE IS FURTHER GIVEN that the Court, by an Order dated May 29, 2015, (the “Interim Order”) has given directions as to the calling, holding and conduct of a meeting of the Catamaran Shareholders for the purpose of, among other things, considering and voting upon the Plan of Arrangement and matters relating thereto.

AND NOTICE IS FURTHER GIVEN that pursuant to the Interim Order, if the Plan of Arrangement is approved by the requisite vote of the Catamaran Shareholders, Catamaran intends to seek an Order approving the Plan of Arrangement (the “Final Order”) at a final hearing of the Petition (the “Final Application”) to be held before a Justice of the Supreme Court of Yukon at The Law Courts, 2134 Second Avenue, in the City of Whitehorse, Yukon, on July 16, 2015 at 10:00 a.m. (Whitehorse time), or so soon thereafter as counsel may be heard. At the Final Application, Catamaran intends to seek:

1.	A Final Order:

(a)	declaring that the terms and conditions of the Plan of Arrangement, and the procedures relating thereto, are fair to the persons affected;

(b)	approving the Plan of Arrangement proposed by Catamaran pursuant to section 195 of the YBCA and pursuant to the terms and conditions of the Arrangement Agreement, as described in the Affidavit of Michael Shapiro #1, May 24, 2015; and

(c)	declaring that the Plan of Arrangement will, upon the filing of articles of arrangement and a copy of the Final Order pursuant to the provisions of section 195 of the YBCA, become effective in accordance with its terms; and

2.	Such other and further orders, declarations and directions as the Honourable Court may deem just.

AND NOTICE IS FURTHER GIVEN that any Catamaran Shareholder or any other interested party desiring to support or oppose the making of a Final Order at the Final Application may be heard at the hearing thereof by filing and delivering an Appearance and a Response as set forth below and any affidavit material upon which the Catamaran Shareholder or other interested party may wish to rely.

IF YOU WISH TO BE HEARD AT THE FINAL APPLICATION OR WISH TO BE NOTIFIED OF ANY FURTHER PROCEEDINGS, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing a form entitled “Appearance” (form 9 of the Rules of Court, “Appearance”) and a form entitled “Response” (form 11 of the Rules of Court, “Response”) at the Registry of the Supreme Court of Yukon (the “Registry”) not less than three business days prior to the date of the Final Application and YOU MUST ALSO DELIVER a copy of the Appearance and the Response to the Petitioner’s address for delivery, which is set out below, not less than three business days prior to the date of the Final Application.

YOU OR YOUR SOLICITOR may file the Appearance and the Response. You may obtain a form of Appearance and form of Response from the Registry. If you wish to file an Affidavit it must be sworn to before an officer commissioned to take oaths and must be filed with the Court not less than three days prior to the date of the Final Application. A properly completed form of Appearance and Response must accompany or precede any such Affidavit.

The address of the Registry is: Supreme Court of Yukon, The Law Courts, 2134 Second Avenue, Whitehorse, Yukon Y1A 5H6, Phone: (867) 667-5441, Fax: (867) 393-6212.

If you do not file and deliver an Appearance and a Response as aforesaid and attend either in person or by counsel at the time of Final Application, the Court may approve the Plan of Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit. IF YOU DO NOT FILE AN APPEARANCE AND A RESPONSE, you will not be permitted to present written or oral testimony at the Final Application, and any action in the proceedings may be taken without further notice to you. If the Plan of Arrangement is approved and completed, it will significantly affect the legal rights of all Catamaran Shareholders.

A copy of the Petition and other documents in the proceedings will be furnished, free of charge, to any Catamaran Shareholder upon request in writing addressed to the solicitors for the Petitioner at its address for delivery.

The Petitioner’s address for delivery is as follows:

Delivery of physical documents may be made at the following address:

Lackowicz & Hoffman

Barristers & Solicitors

Suite 300, 204 Black Street

Whitehorse, Yukon Y1A 2M9

Attention: Paul W. Lackowicz

or, delivery of documents may be effected by fax or email if sent to both of the following fax numbers or both of the following email addresses:

Fax: 867-668-5251 (Lackowicz & Hoffman, Attention: Paul W. Lackowicz)

Email: plackowicz@yukonlaw.com

- and -

Fax: 416-863-6275 (Baker & McKenzie, Attention: Matthew J. Latella)

Email: matthew.latella@bakermckenzie.com

DATED this 8th day of June, 2015.

(signed) “Paul W. Lackowicz”

Paul W. Lackowicz Lawyer for the Petitioner

AUTHORIZED BY THE BOARD OF DIRECTORS OF CATAMARAN CORPORATION

(signed) “Mark A. Thierer”

Mark A. Thierer Chairman and Chief Executive Officer Catamaran Corporation

SPECIAL MEETING OF CATAMARAN CORPORATION

Date:	July 14, 2015
Time:	9:00 a.m. (Chicago, Illinois, USA time)
Place:	Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603

Please make your marks like this:  ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR proposals 1, 2, and 3.

1:	To consider and vote upon a proposal to approve the	For	Against		Board Recommendation i
	special resolution set forth in the proxy circular and proxy statement (the “arrangement resolution”) approving an arrangement under Section 195 of the Business Corporations Act (Yukon) (the “arrangement”), contemplated by the arrangement agreement, dated as of March 29, 2015, by and among Catamaran, UnitedHealth Group Incorporated, a corporation incorporated under the laws of the State of Minnesota, USA (“UnitedHealth Group”), and 1031387 B.C. Unlimited Liability Company, an unlimited liability company incorporated under the laws of the Province of British Columbia, Canada and a wholly owned subsidiary of UnitedHealth Group, as it may be amended or otherwise modified from time to time in accordance with its terms (the “arrangement agreement”) and the related plan of arrangement, as it may be amended or otherwise modified from time to time in accordance with its terms and the terms of the arrangement agreement;	☐	☐		For
2:	To consider and vote on a	For	Against	Abstain	Board Recommendation i
	proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Catamaran’s named executive officers that is based on or otherwise relates to the arrangement; and	☐	☐	☐	For
3:

To consider and vote on a proposal to adjourn the special meeting to another place, date or time if necessary or appropriate, to the extent permitted by the arrangement agreement, including to solicit additional proxies in favor of the proposal to approve the arrangement resolution if there are insufficient votes at the time of the special meeting to approve the arrangement resolution.

		For ☐	Against ☐		Board Recommendation i For

APPOINTMENT OF PROXYHOLDER:

Authorized Signatures - This section must be completed for your Instructions to be executed.	☐

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Special Meeting of Catamaran Corporation (the “Meeting”)

to be held on July 14, 2015

for Holders of Record as of June 4, 2015

This form of proxy is being solicited by or on behalf of the Board of Directors of Catamaran Corporation

VOTE BY:
INTERNET		TELEPHONE

Go To	855-815-8221
www.proxypush.com/catamaran

—Cast your vote online.	OR	—Use any touch-tone telephone.
—View Meeting Documents.		—Have your Proxy Card ready.
—Follow the simple recorded instructions.

 MAIL

OR	—Mark, sign and date your Proxy Card.
—Detach your Proxy Card.
—Return your Proxy Card in the postage-paid
envelope provided.

The undersigned shareholder of Catamaran Corporation (“Catamaran” or the “Company”) hereby appoints Mark A. Thierer, or failing him, Mike Shapiro, or instead the undersigned wishes to appoint the person named in the APPOINTMENT OF PROXYHOLDER box on the lower left portion of this card, as the proxyholder of the undersigned, with full power of substitution to attend, and to act and vote on behalf of the undersigned with respect to all matters that may come before, the Meeting to be held on July 14, 2015 at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 at 9:00 a.m. (Chicago, Illinois, USA time), as well as any and all adjourned or postponed meetings relating thereto but with specific instructions as indicated on the voting portion on the left side of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, and 3.

All votes must be received by 9:00 a.m. (Chicago, Illinois, USA time) on July 10, 2015 or, if the Meeting is adjourned or postponed, at least 48 hours (excluding Saturdays, Sundays and U.S. and Canadian holidays) before any such adjourned or postponed meeting

PROXY TABULATOR FOR

CATAMARAN CORPORATION
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Catamaran Corporation

Special Meeting of Shareholders

This Proxy is Solicited by or on Behalf of the Board of Directors

Notes to Proxy

1.	Every shareholder has the right to appoint a person of choice, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the representatives of the Company whose names are printed herein (who are directors or officers of the Company), please insert the name of your chosen proxy holder in the space provided (see reverse).

2.	If the shares of the Company are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. If you are voting on behalf of a corporation, the Proxy must be signed by an authorized officer or attorney of the corporation, whose title should be indicated. A Proxy executed by a person acting as an attorney or in some other representative capacity should state such person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act.

3.	This Proxy should be signed in the exact manner as the shareholder’s name appears on the Proxy.

4.	If this Proxy is not dated, it will be deemed to bear the date on which it was mailed by the Company to the shareholder.

5.	This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted “FOR” all proposals.

6.	This Proxy, when properly executed and delivered, confers discretionary authority on the persons named herein to vote on any amendment(s) or variation(s) to the matters identified in the Notice of Special Meeting and on any other matter(s) properly coming before the Meeting. If any amendment(s), variation(s) or other matter(s) properly comes before the Meeting, the Proxy will be voted in the discretion of the persons named herein.

7.	Please refer to the accompanying Notice of Special Meeting with respect to the Meeting for further information regarding completion of this Proxy, revocation of the Proxy and other information pertaining to the Meeting.